Exhibit 10.1

Execution Version

SENIOR LIEN TERM LOAN CREDIT AGREEMENT

dated as of

March 13, 2015,

among

LSF9 CONCRETE LTD,

LSF9 CONCRETE HOLDINGS LTD,

STARDUST FINANCE HOLDINGS, INC.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent,

BARCLAYS BANK PLC,

as Syndication Agent,

and

CITIBANK, N.A.,

as Documentation Agent

CREDIT SUISSE SECURITIES (USA) LLC,

BARCLAYS BANK PLC

and

CITIGROUP GLOBAL MARKETS, INC.,

as Joint Lead Arrangers and Joint Bookrunners

THE TERM LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN TEN DAYS AFTER THE DATE OF THIS AGREEMENT, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.1.

Reference is made to the Intercreditor Agreement dated as of March 13, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Credit Suisse AG, as ABL Administrative Agent (as defined therein), Bank of America, N.A., as ABL Collateral Agent (as defined therein), Credit Suisse AG, as Senior Lien Term Loan Agent (as defined therein), Credit Suisse AG, as Junior Lien Term Loan Agent (as defined therein), Stardust Finance Holdings, Inc., LSF9 Concrete Ltd, LSF9 Concrete Holdings Ltd and each other party from time to time party thereto. Each Lender hereunder (a) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the ABL Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under this Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.

i

(continued)

(continued)

(continued)

SCHEDULES:

1.1A	Consolidated EBITDA Adjustments
1.1B	Mortgaged Property
1.1C	Surviving Debt
2.1	Lenders
3.4	Consents, Authorizations, Filings and Notices
3.13(a)	Restricted Subsidiaries
3.13(b)	Agreements Related to Capital Stock
4.1(h)	Legal Opinions
5.14	Post-Closing Matters
6.2(d)	Existing Indebtedness
6.3(f)	Existing Liens
6.7(c)	Existing Investments
6.9(b)	Existing Affiliate Transactions
6.11	Existing Negative Pledges

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Perfection Certificate
E-1	Form of Assignment and Assumption
E-2	Form of Affiliated Lender Assignment and Assumption
F-1	Form of ABL Intercreditor Agreement
F-2	Form of Senior/Junior Intercreditor Agreement
F-3	Form of Senior Pari Passu Intercreditor Agreement
G	Form of Term Note
H-1 – H-4	Forms of US Tax Compliance Certificates
I	Form of Borrowing Request
J	Form of Solvency Certificate
K	Form of Notice of Additional Guarantor

SENIOR LIEN TERM LOAN CREDIT AGREEMENT, dated as of March 13, 2015, among LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey with registered number 117753 (“Holdings”), LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of the Bailiwick of Jersey with registered number 117752 (“Mid-Holdings”), STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and CREDIT SUISSE AG, as administrative agent and collateral agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

Pursuant to the Purchase Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.1 below), Mid-Holdings will, indirectly through LSF9 Concrete Mid-Holdings Ltd, a Wholly Owned Subsidiary of Mid-Holdings incorporated under the laws of the Bailiwick of Jersey with registered number 117755 (“Acquisition Sub”), together with one or more additional Wholly Owned Subsidiaries of Mid-Holdings, acquire (the “Acquisition”) (x) all of the issued and outstanding Capital Stock of (i) Hanson Brick America, Inc., a Michigan corporation, (ii) Hanson Pipe & Precast LLC, a Delaware limited liability company (“HP&P”), (iii) Hanson Building Products Limited, a company incorporated under the laws of England with registered number 8960430 (“HBPL”), (iv) Hanson Pipe & Precast, Ltd., an Ontario corporation (“HP&P Canada”), and (v) Hanson Brick Ltd., an Ontario corporation (“HBL”) (the entities described in the foregoing clauses (i) through (v), together with their direct and indirect subsidiaries, the “Business”), in each case, from certain subsidiaries (collectively, the “Seller”) of HeidelbergCement AG, an Aktiengesellschaft organized under the laws of Germany and (y) the UK Loan Notes, each as described in the Purchase Agreement.

The Borrower has requested that, substantially simultaneously with the consummation of the Acquisition, (i) the Term Loan Lenders extend credit to the Borrower in the form of Senior Lien Term Loans on the Closing Date in an initial aggregate principal amount of up to $635.0 million pursuant to this Agreement, (ii) certain other lenders extend credit to the Borrower in the form of Junior Lien Term Loans on the Closing Date in an initial aggregate principal amount of up to $260.0 million pursuant to the Junior Lien Credit Agreement and (iii) certain other lenders extend credit to the Borrower in accordance with the ABL Revolving Credit Commitments from time to time on or after the Closing Date in an initial aggregate principal amount of up to $150.0 million pursuant to the ABL Credit Agreement.

On the Closing Date, the proceeds of the Loans, together with (i) the proceeds of the Junior Lien Term Loans, (ii) the proceeds of the ABL Revolving Loans made on the Closing Date (if any) and (iii) the proceeds of the Equity Contribution, will be used to finance the Acquisition, to repay Existing Debt and to pay Transaction Costs.

The Lenders have indicated their willingness to extend credit on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABL Administrative Agent”: Credit Suisse, in its capacity as administrative agent under the ABL Credit Agreement, and any successors thereto in such capacity.

“ABL Collateral Agent”: Bank of America, N.A., in its capacity as collateral agent under the ABL Credit Agreement, and any successors thereto in such capacity.

“ABL Credit Agreement”: the ABL Credit Agreement, dated as of the Closing Date, among Holdings, Mid-Holdings, the Borrower, the other borrowers party thereto from time to time, the lenders party thereto from time to time, the ABL Administrative Agent, the ABL Collateral Agent and the other agents party thereto.

“ABL Intercreditor Agreement”: the Intercreditor Agreement, dated as of the Closing Date, and substantially in the form of Exhibit F-1 hereto, among the Administrative Agent, the Junior Lien Administrative Agent, the ABL Administrative Agent, the ABL Collateral Agent and any other Senior Representatives or other Persons from time to time party thereto, and acknowledged by Holdings, Mid-Holdings, the Borrower and the other Guarantors party thereto from time to time.

“ABL Loan Documents”: the Loan Documents, as defined in the ABL Credit Agreement.

“ABL Obligations”: the Obligations, as defined in the ABL Credit Agreement.

“ABL Priority Collateral”: as defined in the ABL Intercreditor Agreement.

“ABL Revolving Credit Commitments”: the Commitments, as defined in the ABL Credit Agreement.

“ABL Revolving Loans”: the Loans, as defined in the ABL Credit Agreement.

“ABR”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accounting Change”: as defined in Section 1.4.

“Acquisition”: as defined in the preliminary statements hereto.

“Acquisition Earn-Out Payment”: any earn-out payments made in connection with the Acquisition in amounts not in excess of the amounts that would be required pursuant to the Purchase Agreement as in effect on the date hereof.

“Acquisition-Related Incremental Financing”: as defined in Section 2.23(e).

“Acquisition Sub”: as defined in the preliminary statements hereto.

“Additional Lenders”: any Eligible Assignee that makes an Incremental Term Loan or Replacement Term Loan pursuant to Section 2.23 or 2.24.

“Adjusted LIBO Rate”: with respect to any Eurodollar Borrowing, for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided, that the Adjusted LIBO Rate shall in no event be less than 1.00%.

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Agent Fee Letter”: as defined in Section 2.13(a).

“Administrative Questionnaire”: an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Lender”: the Sponsor and its Affiliates, other than (a) Holdings, Mid-Holdings or any Subsidiary of Mid-Holdings (including the Borrower) or (b) any natural Person.

“Affiliated Lender Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit E-2 or any other form approved by the Administrative Agent and Mid-Holdings.

“Agent Indemnitee”: as defined in Section 8.7.

“Agents”: the collective reference to the Administrative Agent, the Syndication Agent and the Documentation Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the aggregate then unpaid principal amount of such Lender’s Term Loans.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: this Senior Lien Term Loan Credit Agreement.

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1.00% and (c) the Adjusted LIBO Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.00%; provided, that the Alternate Base Rate shall, in no event, be less than 2.00%; provided, further, that for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration Limited (or such other Person that takes over the administration of such rate) LIBO Rate for deposits in US Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or such other Person that takes over the administration of such rate) as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the immediately preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted LIBO Rate, respectively.

“Applicable Discount”: as defined in Section 2.12(f)(iii).

“Applicable Margin”: a rate per annum equal to (a) for ABR Loans, 4.50%, and (b) for Eurodollar Loans, 5.50%.

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit as its primary activity and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers”: the collective reference to Credit Suisse Securities (USA) LLC, Barclays and Citigroup Global Markets, Inc., as joint lead arrangers and joint bookrunners for the Term Loan Facility.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property pursuant to clause (d)(ii), (j), (k), (o) or (q) of Section 6.5 by any Group Member to any Person (other than a Group Member).

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit E-1 or any other form approved by the Administrative Agent and Mid-Holdings.

“Attributable Indebtedness”: when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Auction”: as defined in Section 2.12(f)(i).

“Auction Amount”: as defined in Section 2.12(f)(i).

“Auction Notice”: as defined in Section 2.12(f)(i).

“Available Builder Basket”: as of any date of determination, an amount equal to (without duplication): (a) the sum of (i) the Available Excess Cash Flow Amount on such date, plus (ii) returns, repayments, interest, profits, distributions, income and similar amounts received in cash or Cash Equivalents by the Group Members in respect of Investments (including Investments made in non-Loan Parties) made using the Available Builder Basket (such amounts not exceeding the fair market value (as determined in good faith by Mid-Holdings) of such original Investment), plus (iii) the Investments of the Group Members made using the Available Builder Basket in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into Mid-Holdings or any of the Restricted Subsidiaries (up to the lesser of (A) the fair market value (as determined in good faith by Mid-Holdings) of the Investments of Mid-Holdings and the Restricted Subsidiaries made using the Available Builder Basket in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (B) the fair market value (as determined in good faith by Mid-Holdings) of the original Investments by Mid-Holdings and the Restricted Subsidiaries made using the Available Builder Basket in such Unrestricted Subsidiary) plus (iv) any Declined Proceeds, minus (b) the sum of (v)

Investments made pursuant to Section 6.7(f)(iii), (w) cash dividends paid by Mid-Holdings pursuant to Section 6.6(d), (x) Investments made pursuant to Section 6.7(s), (y) Specified Prepayments made pursuant to Section 6.8(ii) and (z) the principal amount of any Indebtedness incurred under Section 6.2(w), in each case to the extent utilizing the Available Builder Basket.

“Available Equity Basket”: as of any date of determination, an amount equal to (a)(i) $20.0 million plus (ii) the net cash proceeds from the issuance of Capital Stock of, or capital contributions to, any parent entity of Mid-Holdings after the Closing Date (other than proceeds from the issuance of Disqualified Capital Stock, proceeds from the issuance of Capital Stock constituting a Cure Amount, proceeds used as described in clause (b)(ix) of the definition of “Consolidated EBITDA” and proceeds from capital contributions described in Section 6.2(y)) to the extent that the proceeds thereof are contributed to Mid-Holdings as common Capital Stock, plus (iii) the net cash proceeds received by Mid-Holdings after the Closing Date (or received by a parent of Mid-Holdings after the Closing Date and contributed to Mid-Holdings as common Capital Stock) from the issuance or sale of convertible or exchangeable Disqualified Capital Stock or debt securities of any Group Member that has thereafter been converted into or exchanged for Qualified Capital Stock minus (b) the sum of (v) Investments made pursuant to Section 6.7(f)(iii), (w) the amount of cash dividends paid by Mid-Holdings pursuant to Section 6.6(d), (x) Investments made pursuant to Section 6.7(s), (y) Specified Prepayments made pursuant to Section 6.8(ii) and (z) the principal amount of any Indebtedness incurred under Section 6.2(w), in each case to the extent utilizing the Available Equity Basket.

“Available Excess Cash Flow Amount”: at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow in excess of zero for all Excess Cash Flow Periods ending on or prior to the date of determination, minus (b) the sum at the time of determination of the aggregate amount of prepayments of Term Loans made (or required to be made) pursuant to Section 2.14(c) through the date of determination.

“Bankruptcy Code”: Title 11 of the United States Code (11 U.S.C. § 101, et seq.).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or a corporate statutory arrangement proceeding having similar effect, is subject to, or any Person that directly or indirectly controls such Person is subject to, a forced liquidation, or has had a receiver, conservator, trustee, administrator, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or any substantial part of its assets, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or its property vests in the Viscount of the Royal Court of Jersey; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Barclays”: Barclays Bank PLC.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Board of Directors”: with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such person or, if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person, (iv) in any other case, the functional equivalent of the foregoing, and (v) in the case of any Person organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, the foreign equivalent of any of the foregoing.

“Borrower”: as defined in the preamble.

“Borrower Materials”: as defined in Section 9.1.

“Borrowing”: Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request”: a request by the Borrower for a Borrowing substantially in the form of Exhibit I.

“Business”: as defined in the preliminary statements hereto.

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market.

“Canadian Dollar”: the lawful currency of Canada.

“Canadian General Security Agreement”: the Ontario law Senior Lien Collateral Agreement (Canada), dated as of the Closing Date, in favor of the Administrative Agent, for the benefit of the Secured Parties, from Acquisition Sub, HP&P Canada, HBL and any other Guarantor from time to time party thereto.

“Canadian Loan Party”: each Loan Party organized under the laws of Canada or a Province or Territory thereof.

“Canadian Pension Plan”: each pension, superannuation benefit or retirement savings plan, arrangement or scheme that is a “registered pension plan” (as defined in the ITA) or is subject to the funding requirements of the Pension Benefits Act (Ontario) or any similar pension benefits standards legislation in any Canadian jurisdiction that is maintained or contributed to by any Group Member for its employees or former employees in Canada, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec.

“Canadian Security Documents”: the collective reference to (a) the Canadian General Security Agreement, (b) the Deed of Hypothec and (c) all other security documents governed by the laws of Canada or any Province, Territory or other political sub-division thereof hereafter delivered to the Administrative Agent granting a Lien on any Property of any Loan Party to secure any Obligations.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person, it being understood that Capital Expenditures do not include amounts expended to purchase assets constituting an on-going business, including investments that constitute Permitted Acquisitions.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet (excluding the footnotes thereto) of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including convertible securities but excluding debt securities convertible or exchangeable into any of the foregoing.

“Cash Equivalents”: (a) US Dollars, Canadian Dollars, Euros and Sterling; (b) securities and other obligations issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (provided, that the full faith and credit of such country is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (c) certificates of deposit, time deposits and eurocurrency time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic or foreign bank having, or which is a banking subsidiary of a domestic or foreign bank holding company or any branch of a foreign bank in the US or Canada having, capital and surplus of not less than $500.0 million (or its foreign currency equivalent); (d) fully collateralized repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clause (f) below entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, maturing within one year after the date of acquisition; (f) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of one year or less from the date of acquisition; (h) Investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and (i) investment funds investing substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary, Cash Equivalents shall also include (i) Investments of the type and maturity described in clauses (a) through (i) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable Canadian rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (i) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include, in the case of any Foreign Subsidiary, amounts denominated in the local currency of the jurisdiction of incorporation or formation of such Foreign Subsidiary in addition to those set forth in clause (a) above; provided, that such amounts are held by such Foreign Subsidiary from time to time in the ordinary course of business and not for speculation.

“Cash Management Services”: any treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, e-payable, cash management and similar services and any automated clearing house transfer of funds.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law”: (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder or (c) compliance by any Lender (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control”: the occurrence of any of the following events: (a) prior to an IPO, the Permitted Investors, taken together, shall cease to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, securities having a majority of the ordinary voting power for the election of directors of Holdings measured by voting power rather than number of shares; (b) at any time after an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Holdings or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (excluding from any determination of the amount of Capital Stock beneficially owned by such “person” or “group”, where such person or group includes both Permitted Investors and one or more Persons that are not Permitted Investors, any Capital Stock beneficially owned by Permitted Investors), other than any such “person” or “group” comprised solely of Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than the greater of (i) 35.0% of the ordinary voting power for the election of directors of the Permitted Holding Company that shall have issued or sold Capital Stock in the IPO, measured by voting power rather than number of shares, and (ii) the percentage of such ordinary voting power of such Permitted Holding Company held, directly or indirectly, by the Permitted Investors, taken together (unless the Permitted Investors retain the right, by contract or otherwise, to elect or designate a majority of the directors of the Permitted Holding Company); (c) Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of Mid-Holdings free and clear of all Liens (except Permitted Liens); (d) Mid-Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Borrower, free and clear of all Liens (except Permitted Liens); or (e) a Specified Change of Control.

“Citi”: Citigroup Global Markets, Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., and/or any of their affiliates as Citi shall reasonably determine to be appropriate to provide the services contemplated herein.

“Class”: (a) when used with respect to Lenders, refers to whether such Lenders are Senior Lien Term Loan Lenders, Extending Term Lenders (of the same tranche) or other Term Loan Lenders (of the same tranche, including for Replacement Term Loans or Incremental Term Loans), (b) when used with respect to Commitments, refers to whether such Commitments are Senior Lien Term Loan Commitments or any other Term Loan Commitments (of the same tranche, including for Replacement Term Loans or Incremental Term Loans) and (c) when used with respect to Loans or Borrowings, refers to whether such Loan or the Loans comprising such Borrowing, are Senior Lien Term Loans, Incremental Term Loans (of the same tranche, including Other Term Loans), Replacement Term Loans (of the same tranche), Extended Term Loans (of the same tranche) or loans in respect of the same Class of Commitments.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied or waived in accordance with Section 9.2.

“Code”: the Internal Revenue Code of 1986, as amended.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created or purported to be created by any Security Document.

“Collateral Foreign Subsidiary”: (a) any Specified Foreign Subsidiary, (b) any Subsidiary of Mid-Holdings, substantially all the assets of which constitute equity interests in or debt of one or more Specified Foreign Subsidiaries, (c) any Subsidiary of Mid-Holdings that is treated as a disregarded entity for US Federal income tax purposes and that owns 65.0% or more of the voting stock of a Subsidiary of Mid-Holdings described in clause (a) or (b) above, or (d) any other Subsidiary of Mid-Holdings, the pledge of whose voting equity interests could constitute an investment in “United States property” by a CFC with respect to which the Borrower is a “United States shareholder” within the meaning of section 956 of the Code (or any similar law or regulation in any applicable jurisdiction) or otherwise result in a material adverse tax consequence to Mid-Holdings or one of its Subsidiaries, as reasonably determined by Mid-Holdings (in consultation with the Administrative Agent).

“Commitment”: with respect to any Lender, the Term Loan Commitment of such Lender.

“Commitment Letter”: the Commitment Letter, dated as of February 9, 2015, by and among Holdings (as successor in interest to the Initial Parent) and the Arrangers.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under subsection (b), (c), (m) or (o) of Section 414 of the Code.

“Communications”: as defined in Section 9.1.

“Company Intellectual Property”: as defined in Section 3.8(i).

“Company Material Adverse Effect”: any event, circumstance, change or effect that (i) is or is reasonably likely to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Business, the Companies and the Company Subsidiaries (each as defined in the Purchase Agreement) taken as a whole or (ii) materially and adversely affects or materially delays the ability of the Sellers (as defined in the Purchase Agreement) to consummate the transactions contemplated by the Purchase Agreement or to perform their respective obligations under the Ancillary Agreements (as defined in the Purchase Agreement); provided, however, that, in the case of clause (i) only, none of the following, either alone or in combination, shall be taken into account in determining whether there has been a “Company Material Adverse Effect”: (a) events, circumstances, changes or effects that generally affect the industries or segments thereof in which the Business operates (including legal and regulatory changes); (b) general business, economic or political conditions (or changes therein); (c) events, circumstances, changes or effects affecting the financial, credit or securities markets in the United States, the United Kingdom or Canada, including changes in interest rates or foreign exchange rates; (d) events, circumstances, changes or effects attributable to the execution or announcement of the execution of the Purchase Agreement, or the pendency of the transactions contemplated thereby; (e) any event, circumstance, change or effect caused by acts of armed hostility, sabotage, terrorism or war (whether or not declared), including any escalation or worsening thereof; (f) earthquakes, hurricanes, tornadoes, floods or other natural disasters, weather conditions, explosions or fires or other natural disasters; (g) changes or modifications in GAAP or applicable Law (each as defined in the Purchase Agreement) or the interpretation or enforcement thereof; and (h) the failure by the Business to meet any internal or industry business plans, estimates, expectations, forecasts, projections or budgets for any period (provided, that the events, circumstances, changes and effects that caused or contributed to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect); provided, further, that in the case of clauses (a) through (h) the impact of such event, circumstance, change or effect is not materially disproportionately adverse to the Business, taken as a whole, relative to other Persons (as defined in the Purchase Agreement) in the industries in which the Business operates (and the extent of such materially disproportionate impact shall not be disregarded).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated February 2015 and furnished to the initial Lenders in connection with the syndication of the Term Loan Facility.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets”: of Mid-Holdings at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Group Members at such date, excluding deferred tax assets, assets held for sale, loans permitted to third parties, pension assets, deferred bank fees and derivative financial instruments, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities”: of Mid-Holdings at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Group Members at such date, excluding, to the extent otherwise included therein, (a) the current portion of any Funded Debt or other long-term liabilities (including Capital Lease Obligations) or interest, (b) revolving loans and letter of credit obligations under the ABL

Credit Agreement or any other revolving credit facilities or revolving lines of credit, (c) deferred tax liabilities, and (d) non-cash compensation liabilities and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated EBITDA”: of Mid-Holdings for any period, (a) Consolidated Net Income of Mid-Holdings and its Restricted Subsidiaries for such period plus (b) without duplication of each other and with amounts that are adjusted pursuant to the definition of Consolidated Net Income, and to the extent deducted in determining such Consolidated Net Income for such period (except with respect to clauses (viii), (x) and (xx) below), the sum of:

(i) provision for Taxes based on income, profits or capital of Mid-Holdings and the Restricted Subsidiaries, including Federal, state, franchise and similar taxes and withholding taxes for such period, taxes in lieu of income taxes and payroll tax credits, income tax credits and similar tax credits;

(ii) total interest expense (net of interest income to the extent not already included in total interest expense for such period) and, to the extent not reflected in such total interest expense, payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (minus any payments received in respect of such hedging obligations or other derivative instruments), amortization or write off of debt discount and debt issuance costs and commissions and discounts and other fees and charges (including bank fees, agency fees, fees and charges relating to surety bonds in connection with any financing activities and commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities) associated with Indebtedness (including the Loans);

(iii) depreciation and amortization expense (which, for the avoidance of doubt, will include amortization of debt expense);

(iv) amortization of intangibles (including goodwill) and organization costs;

(v) (A) costs and expenses in connection with the Transactions, (B) any transaction fees, costs and expenses (including up-front fees, commissions, premiums or charges) incurred in connection with, to the extent permitted under the Loan Documents and whether or not consummated, equity issuances (including an IPO), Investments, Dispositions, recapitalizations, refinancings, mergers, amalgamations, option buyouts or the incurrence or repayment of Indebtedness or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions and (C) costs in connection with strategic initiatives, transition costs and other business optimization and information systems-related costs (including non-recurring employee bonuses in connection therewith and non-recurring product and Intellectual Property development costs);

(vi) non-cash compensation expense, including deferred compensation, and any other non-cash losses, charges and expenses (including write-offs or write-downs but not including any write-off or write-down of inventory or accounts receivable);

(vii) any Permitted Management Fees paid or accrued during such period and any other management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid to or on behalf of any direct or indirect parent company of Mid-Holdings or any of the Permitted Investors, to the extent permitted to be paid under Section 6.9 (and any accruals in respect thereof) (provided, that any amounts that are added back to Consolidated EBITDA pursuant to this clause (vii) in respect of items accrued during such period shall not be added back to Consolidated EBITDA pursuant to this clause in any subsequent period);

(viii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such cash receipts or netting arrangement were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back;

(ix) (A) any costs or expenses incurred pursuant to any management equity plan or stock option plan, share-based incentive compensation plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or stockholders agreement or any distributor equity plan or agreement, (B) any executive compensation charges or expenses and (C) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management, in each case to the extent that such charges, costs, expenses, accruals or reserves are funded with net cash proceeds contributed to Mid-Holdings as a capital contribution or net cash proceeds of issuances of Capital Stock of the Borrower (other than Disqualified Capital Stock or any Cure Amount);

(x) expected “run-rate” cost savings, operating expense reductions, other operating improvements and synergies relating to any Pro Forma Transactions (including the Transactions) (as determined by Mid-Holdings in good faith subject to the provisions of Section 1.5(c));

(xi) restructuring and similar charges (including severance, relocation costs, costs related to entry into new markets, costs related to closure/consolidation of facilities, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities));

(xii) any loss realized upon any sale, abandonment or other disposition of any asset of any Group Member (including pursuant to any Sale and Leaseback Transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by Mid-Holdings) (including, for the avoidance of doubt, the Permitted English Business Sale);

(xiii) earn-out obligations (including any Acquisition Earn-Out Payments) incurred in connection with any Permitted Acquisition or other Investment and paid or accrued during the applicable period;

(xiv) unrealized net losses resulting from changes in the fair market value of any non-speculative Hedge Agreements and the net costs of implementation of any non-speculative Hedge Agreements, and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Hedge Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid) and any currency translation losses;

(xv) any non-controlling or minority interest expense consisting of income attributable to third parties in respect of their Capital Stock in non-Wholly Owned Subsidiaries;

(xvi) losses, charges and expenses related to payments made to option holders of Mid-Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to equity-holders of such Person or any of its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were equity-holders at the time of, and entitled to share in, such distribution;

(xvii) losses or discounts on sales of Permitted Receivables Financing Assets in connection with any Permitted Receivables Financing;

(xviii) the adjustments set forth on Schedule 1.1A;

(xix) any extraordinary, non-recurring or unusual losses or expenses; and

(xx) to the extent not included in determining Consolidated Net Income for such period, business interruption insurance proceeds in an amount representing the earnings for such period that such proceeds are intended to replace (whether or not yet received so long as Mid-Holdings in good faith expects to receive the same within the four fiscal quarters immediately following such business interruption (it being understood that to the extent not actually received within such four fiscal quarters, such amount shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)); minus

(c) to the extent included in determining Consolidated Net Income for such period, the sum of:

(i) interest income on cash and Cash Equivalents and other similar securities (except to the extent deducted in determining total interest expense),

(ii) any other non-cash income (other than amounts accrued in the ordinary course of business consistent under accrual-based revenue recognition procedures in accordance with GAAP), excluding any such income that represents the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have not increased Consolidated EBITDA),

(iii) any gain realized upon any sale, abandonment or other disposition of any asset of any Group Member (including pursuant to any Sale and Leaseback Transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by Mid-Holdings) (including, for the avoidance of doubt, the Permitted English Business Sale),

(iv) any extraordinary, non-recurring or unusual gain,

(v) unrealized net gains resulting from changes in the fair market value of any non-speculative Hedge Agreements, gains attributable to the early extinguishment or conversion of Indebtedness or Hedge Agreements, and currency translation gains, and

(vi) any non-controlling or minority interest income consisting of loss attributable to third parties in respect of their Capital Stock in non-Wholly Owned Subsidiaries.

Notwithstanding the foregoing, the Consolidated EBITDA of Mid-Holdings and its Restricted Subsidiaries for (A) the fiscal quarter ending December 31, 2014, shall be deemed to be equal to $38,200,000, (B) the fiscal quarter ending September 30, 2014, shall be deemed to be equal to $60,300,000, (C) the fiscal quarter ending June 30, 2014, shall be deemed to be equal to $57,000,000 and (D) the fiscal quarter ending March 31, 2014, shall be deemed to be equal to $4,400,000.

“Consolidated First Lien Debt”: at any date, the sum of (x) the aggregate principal amount of all Consolidated Total Debt under the Facilities and under the ABL Credit Agreement, in each case to the extent such debt is secured on a first lien basis with respect to any Collateral and (y) other Consolidated Total Debt that is secured by a Lien on any of the Collateral on an equal or senior priority basis with such debt described in clause (x) (but without regard to the control of remedies).

“Consolidated Interest Expense”: with respect to any Person for any period, total cash interest expense for such period (net of any cash interest income for such period) with respect to all outstanding Indebtedness, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income, plus consolidated capitalized interest for such period, whether paid or accrued, plus net payments (positive or negative) under interest rate swap agreements (other than in connection with the early termination thereof).

“Consolidated Net Income”: of Mid-Holdings for any period, the consolidated net income (or loss) of Mid-Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense to the extent not otherwise reflected in the consolidated net income (or loss) of Mid-Holdings and incurred or accrued by Holdings or any direct or indirect parent of Holdings during such period attributable to the operations of Group Members as though such charge, tax or expense had been incurred by Mid-Holdings, to the extent that Mid-Holdings has made any Restricted Payment or other payment to or for the account of Holdings in respect thereof); provided, that, for the avoidance of doubt, in calculating Consolidated Net Income of Mid-Holdings and its consolidated Restricted Subsidiaries for any period, there shall be included the aggregate amount actually paid to Group Members in cash during such period on account of business interruption insurance representing the earnings for such period that such proceeds are intended to replace; provided, further, that in calculating Consolidated Net Income of Mid-Holdings and its consolidated Restricted Subsidiaries for any period, there shall be excluded, without duplication,

(a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Mid-Holdings or is merged or amalgamated into or consolidated with any Group Member;

(b) solely for the purposes of determining (i) Excess Cash Flow and (ii) the Total Leverage Ratio solely as used in Section 6.6(n), the income (or deficit) of any Person (other than a Restricted Subsidiary of Mid-Holdings) in which Mid-Holdings or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Mid-Holdings or a Restricted Subsidiary in the form of dividends or distributions paid in cash;

(c) solely for the purpose of determining Excess Cash Flow, the undistributed earnings of any Restricted Subsidiary of Mid-Holdings (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary unless such restriction or prohibition with respect to the declaration or payment of dividends or similar distributions has been legally waived (provided, that Consolidated Net Income will be increased by the amount of dividends or other distributions paid in cash to any Group Member not subject to such restriction or prohibition in respect of such period, to the extent not already included therein);

(d) any net unrealized gains and losses resulting from obligations under Hedge Agreements or other derivative instruments and the application of Statement of Financial Accounting Standards Board Accounting Standards Codification 815 (Derivatives and Hedging);

(e) effects of adjustments (including the effects of such adjustments pushed down to the Group Members) in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off of any amounts thereof;

(f) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of any Group Member, and any income (loss) from disposed, abandoned or discontinued operations (but if such operations are classified as discontinued because they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), including in each case any closure of any branch;

(g) any impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities (but excluding any write-off or write-down related to inventory or accounts receivable) or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(h) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedging agreements for currency exchange risk) and any other foreign currency translation gains or losses;

(i) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually indemnified or reimbursed, or, so long as Mid-Holdings has made a good-faith determination that a reasonable basis exists for such indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within four fiscal quarters of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such four fiscal quarters);

(j) any cash charges associated with the rollover, acceleration or payout of Capital Stock by, or to, management or other holders of Capital Stock of Mid-Holdings or any of its parent companies or Restricted Subsidiaries in connection with the Transactions; and

(k) the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP.

“Consolidated Total Assets”: the consolidated total assets of the Group Members, determined in accordance with GAAP, shown on the consolidated balance sheet of Mid-Holdings as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements have been delivered; provided, that, for purposes of calculating “Consolidated Total Assets” under this Agreement, the consolidated assets of the Group Members shall be adjusted to reflect any acquisitions and dispositions of assets outside the ordinary course of business that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination but without giving effect to the transaction being tested under this Agreement.

“Consolidated Total Debt”: at any date, an amount equal to the aggregate outstanding principal amount of all third party Indebtedness of the Group Members at such date that would be classified as a liability on the consolidated balance sheet of Mid-Holdings, in accordance with GAAP, consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, Capital Lease Obligations and third party debt obligations evidenced by bonds, notes, debentures or similar instruments; provided, that Consolidated Total Debt shall not include Indebtedness in respect of (i) any amounts under any Permitted Receivables Financing, (ii) any letter of credit, except to the extent of obligations in respect of drawn letters of credit unreimbursed for at least three Business Days and (iii) obligations under Hedge Agreements unless such obligations have not been paid when due.

“Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.

“Contractual Obligation”: with respect to any Person, (i) the Organizational Documents of such Person and (ii) any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”: with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“CP&P Joint Venture”: Concrete Pipe & Precast, LLC, a Delaware limited liability company and a joint venture by and between Americast, Inc., a Virginia corporation, and HP&P.

“Credit Party”: the Administrative Agent or any other Lender.

“Credit Suisse”: Credit Suisse AG.

“Cure Amount”: the meaning ascribed to such term in the ABL Credit Agreement (as in effect as of the date hereof).

“Debtor Relief Laws”: the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, compromise, arrangement or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, and including the statutory arrangement provisions of any corporations statute having similar effect.

“Declined Proceeds”: as defined in Section 2.14(f).

“Deed of Hypothec”: the Quebec law movable and immovable Deed of Hypothec, dated as of the Closing Date, in favor of the Administrative Agent, for the benefit of the Secured Parties, from Hanson Pressure Pipe Inc., a company organized under the laws of the Province of Quebec, Canada, and any other Guarantor from time to time party thereto, together with a corresponding bond, bond pledge and bond pledge agreement.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Mid-Holdings, the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans (unless such Lender indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) under this Agreement (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent), or (d) admits that it is insolvent or has become the subject of a Bankruptcy Event. This definition is subject to the provisions of the second paragraph of Section 2.22.

“Designated Non-Cash Consideration”: the fair market value (as determined in good faith by Mid-Holdings) of non-cash consideration received by a Group Member in connection with a Disposition pursuant to Section 6.5(j) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Discount Range”: as defined in Section 2.12(f)(i).

“Discretionary Guarantor”: as defined in Section 9.20.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (i) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the then Latest Maturity Date at the time of issuance, except, in the case of clauses (i) and (ii), if as a result of a change of control event or asset sale or other Disposition or casualty event, so long as any rights of the holders thereof to require the redemption thereof upon the occurrence of such a change of control event or asset sale or other Disposition or casualty event are subject to the prior payment in full of the Obligations; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Holdings or any Group Member or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or any Group Member in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender”: (i) any bank, financial institution or other institutional lender that has been identified in writing to the Arrangers as a Disqualified Lender prior to the date of the Commitment Letter, (ii) any other Persons who are competitors of Holdings or any Group Member that are separately identified in writing by Mid-Holdings or the Sponsor to the Arrangers (or, after the Closing Date, to the Administrative Agent) from time to time and (iii) in each case of the foregoing clauses (i) and (ii), any of such Person’s Affiliates (other than any bona-fide debt funds) that are either (x) identified in writing by Mid-Holdings or the Sponsor to the Administrative Agent from time to time or (y) clearly identifiable as an Affiliate on the basis of such Affiliate’s name; provided, that no investor managed by Credit Suisse Asset Management shall be a Disqualified Lender. The Disqualified Lenders shall be identified to the Lenders by the Administrative Agent.

“Documentation Agent”: Citibank, N.A.

“Domestic Subsidiary”: a Restricted Subsidiary that is organized under the laws of the United States or any State thereof or the District of Columbia.

“Dutch Auction”: an auction of Term Loans conducted pursuant to Section 9.4(g) to allow a Purchasing Borrower Party to prepay Term Loans at a discount to par value and on a non-pro rata basis in accordance with the applicable Dutch Auction Procedures.

“Dutch Auction Procedures”: Dutch auction procedures as set forth in Section 2.12(f) and otherwise as reasonably agreed upon by the applicable Purchasing Borrower Party and the Administrative Agent.

“ECF Percentage”: with respect to any Excess Cash Flow Period, 50.0%; provided, that (i) the ECF Percentage shall be 25.0% if the First Lien Leverage Ratio as of the last day of such Excess Cash Flow Period is less than or equal to 3.35:1.00 and greater than 2.85:1.00 and (ii) the ECF Percentage shall be 0.0% if the First Lien Leverage Ratio as of the last day of such Excess Cash Flow Period is less than or equal to 2.85:1.00.

“Eligible Assignee”: (i) any Lender, any Affiliate of a Lender and any Approved Fund, (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course and (iii) subject to the terms of Section 2.12(f) and Sections 9.4(e) through (h), Affiliated Lenders and Purchasing Borrower Parties; provided, that “Eligible Assignee” shall not include (x) any Disqualified Lender, (y) any Lender that is, as of the date of the applicable assignment, a Defaulting Lender or (z) any natural Person.

“English Acquisition Sub”: LSF9 Concrete UK Ltd, a company incorporated under the laws of the Bailiwick of Jersey with registered number 117754.

“English Debenture”: the debenture relating to this Agreement, including the equitable mortgage over shares in HBPL and an assignment of rights and interests under the UK Loan Notes by the English Acquisition Sub, executed as of the date of this Agreement among HBPL, the English Acquisition Sub and the Administrative Agent.

“English Loan Party”: any Loan Party incorporated under the laws of England.

“English Security Documents”: the collective reference to (a) the English Debenture and (b) all other security documents governed by the laws of England hereafter delivered to the Administrative Agent granting a Lien on any Property of any Loan Party to secure any Obligations.

“England”: the jurisdiction of the countries of England and Wales, and English shall be construed accordingly.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, enforceable guidelines, codes, decrees, or other legally enforceable requirements of any international authority, foreign government, the United States, Canada, England or any state, provincial, territorial, local, municipal or other governmental authority, regulating, relating to or imposing liability associated with or standards of conduct for the protection of the environment or of human health, or insofar as it relates to environmental exposure, employee health and safety.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation or compliance with orders and directives, fines, penalties or indemnities), resulting from or based upon (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, and other authorizations of a Governmental Authority required under any Environmental Law.

“Equity Contribution”: collectively, the cash contributions to be made on or prior to the Closing Date (a) by the Sponsor to Holdings as cash common equity by way of subscription for shares in Holdings, and (b) by Holdings to Mid-Holdings as cash common equity by way of subscription for shares in Mid-Holdings.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended.

“Euro” and “€”: the single currency of Participating Member States.

“Eurobond Intercompany Loan Notes”: the promissory notes, dated as of the Closing Date and as amended from time to time in accordance herewith, made by Acquisition Sub in favor of the Borrower to evidence the Eurobond Intercompany Loans.

“Eurobond Intercompany Loans”: the loans made by the Borrower to Acquisition Sub on the Closing Date in the principal amounts of $553,009,051, $260,000,000 and $45,000,000 and evidenced by the Eurobond Intercompany Loan Notes.

“Eurodollar”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default”: any of the events specified in Section 7; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any Excess Cash Flow Period, the excess, if any, of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) the amount of all non-cash charges (including depreciation, amortization and deferred compensation) deducted in arriving at such Consolidated Net Income for such period, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,

(iii) the amount of the net decrease, if any, in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Group Members completed during such period or the application of purchase or recapitalization accounting),

(iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Group Members during such period (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, and

(v) the amount by which the tax expenses deducted in determining Consolidated Net Income for such period exceed the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period, minus

(b) the sum, without duplication, of:

(i) the amount of all non-cash credits and gains included in arriving at Consolidated Net Income for such period (excluding any such non-cash credits and gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period) and the amount of all cash expenses, charges and losses excluded from Consolidated Net Income for such period by virtue of the definition thereof,

(ii) the aggregate amount actually paid by the Group Members in cash during such fiscal year on account of Capital Expenditures to the extent funded with Internally Generated Cash Flow,

(iii) the aggregate amount of all principal payments of Indebtedness (other than payments and amounts constituting “Indebtedness” under clause (g), (h) or (i) of the definition thereof), payments of earn-out obligations, and the principal component of payments in respect of Capital Lease Obligations (but (x) excluding optional prepayments of the Term Loans made pursuant to Section 2.12(a), optional prepayments of Junior Lien Term Loans and optional prepayments of the ABL Revolving Loans (in each case, included in the Optional Prepayment Amount) and (y) excluding mandatory prepayments of the Term Loans made pursuant to Section 2.14) of the Group Members made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), to the extent funded with Internally Generated Cash Flow,

(iv) the amount of the net increase, if any, in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Group Members completed during such period or the application of purchase or recapitalization accounting),

(v) the aggregate net amount of non-cash gain on the Disposition of Property by the Group Members during such period (other than Dispositions in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,

(vi) cash payments made during such period in respect of long-term liabilities (other than amounts constituting “Indebtedness” under clause (g), (h) or (i) of the definition thereof and amounts covered by clause (b)(iii) (above)) of the Group Members to the extent such payments were not expensed during such period or are not deducted in determining Consolidated Net Income, to the extent funded with Internally Generated Cash Flow,

(vii) the aggregate amount actually paid by the Group Members in cash during such period on account of Investments (including acquisitions) permitted by Section 6.7(d), (f), (h), (i), (l), (q), (r), (t), (u) or (x) to the extent funded with Internally Generated Cash Flow,

(viii) the aggregate amount actually paid by Mid-Holdings in cash during such period on account of Restricted Payments permitted by Section 6.6(b), (c) (other than amounts covered in clause (b)(xi) below), (g), (h) (but not in respect of transactions permitted by Section 6.7(r)) or (j), to the extent funded with Internally Generated Cash Flow,

(ix) the aggregate amount of mandatory prepayments made pursuant to Section 2.14 and Section 2.14 of the Junior Lien Credit Agreement, in each case, with the proceeds of Asset Sales and Recovery Events during such year to the extent such proceeds are included in the calculation of such Consolidated Net Income for such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Mid-Holdings and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness, to the extent not deducted in determining Consolidated Net Income,

(xi) the amount of cash taxes (including withholding taxes) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Mid-Holdings or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments (including acquisitions) or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of Mid-Holdings following the end of such period (such period, the “Next Excess Cash Flow Period”); provided, that, to the extent the aggregate amount of Internally Generated Cash Flow actually utilized to finance such Investments or Capital Expenditures during such Next Excess Cash Flow Period is less than the Contract Consideration, or the amount actually paid during such Next Excess Cash Flow Period is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Next Excess Cash Flow Period; provided, further, that no deduction shall be taken under clause (b)(ii) or (b)(vi) of this definition of Excess Cash Flow for the Next Excess Cash Flow Period with respect to the aggregate amount of Internally Generated Cash Flow actually utilized or paid during such Next Excess Cash Flow Period in respect of Contract Consideration previously deducted pursuant to this clause (b)(xii),

(xiii) the aggregate amount of expenditures actually made by the Group Members in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or any previous period and are financed with Internally Generated Cash Flow and not by utilizing the Available Equity Basket or the Available Builder Basket; provided, that, if Consolidated Net Income is reduced in any subsequent period by an expense or charge in respect of such cash expenditure, Excess Cash Flow shall be increased by the amount of such expense or charge in such subsequent period,

(xiv) the aggregate amount of deferred compensation paid in cash during such period, and

(xv) any Acquisition Earn-Out Payments made during such period to the extent funded with Internally Generated Cash Flow and otherwise permitted under Section 6.6(m).

“Excess Cash Flow Application Date”: as defined in Section 2.14(c).

“Excess Cash Flow Period”: each fiscal year of Mid-Holdings, commencing with the fiscal year ending December 31, 2016.

“Exchange Act”: the Securities Exchange Act of 1934.

“Exchange Rate”: on any day, with respect to any currency (the “Initial Currency”), the rate at which such currency may be exchanged into another currency (the “Exchange Currency”), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for the Initial Currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent (in consultation with Mid-Holdings and the Borrower), or, in the absence of such available service, such Exchange Rate shall instead be the arithmetic average of the exchange rates of the Administrative Agent in the market where its foreign currency exchange operations in respect of the Initial Currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of the Exchange Currency for delivery two Business Days later; provided, that if at the time of any such determination, no such exchange rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets”: the collective reference to:

(1) any interest in leased real property (including any leasehold interests in real property) (it being agreed that no Loan Party shall be required to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters) and any agreement or arrangement (including any sale and purchase agreement, call option agreement, assignment, lease agreement or otherwise) relating to the acquisition of (either directly or indirectly) any interest in leased real property (including any leasehold interests in real property);

(2) any fee interest (including, for the avoidance of doubt, any freehold interest) in real property (x) located outside of the United States, Canada or England or (y) if the fair market value of such fee interest (together with improvements, other than personal property), as determined in good faith by Mid-Holdings on the later of the Closing Date and the date of acquisition thereof by the relevant Loan Party, is less than $3.0 million;

(3) any motor vehicles and any other assets subject to a certificate of title (other than proceeds thereof);

(4) Letter-of-Credit Rights (other than to the extent such rights can be perfected by filing a UCC-1 financing statement, PPSA financing statement or by a similar filing in any relevant US or Canadian jurisdiction);

(5) (a) any “margin stock” within the meaning of such term under Regulation U as now and from time to time hereafter in effect and (b) Commercial Tort Claims below $1.0 million or as to which legal proceedings have not been instituted;

(6) any asset if the granting of a security interest or pledge under the Security Documents in such asset would be prohibited by any law, rule or regulation or agreements with any Governmental Authority or would require the consent, approval, license or authorization of any Governmental Authority unless such consent, approval, license or authorization has been received (except to the extent such prohibition or restriction is ineffective under the UCC, PPSA or any similar applicable law in any relevant jurisdiction and other than proceeds thereof, to the extent the assignment of such proceeds is effective under the UCC, PPSA or any similar applicable law in any relevant jurisdiction notwithstanding any such prohibition or restriction);

(7) Capital Stock in any joint venture or Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the extent that granting a pledge of or a security interest in such Capital Stock under the Security Documents would not be permitted by the terms of such joint venture or such Restricted Subsidiary’s Organizational Documents (including, for the avoidance of doubt, the CP&P Joint Venture);

(8) assets to the extent a security interest in such assets under the Security Documents could result in (x) an investment in “United States property” by a CFC with respect to which the Borrower is a “United States shareholder” within the meaning of section 956 of the

Code (or any similar law or regulation in any applicable jurisdiction) or (y) other materially adverse tax consequences, in each case as reasonably determined in good faith by Mid-Holdings in consultation with the Administrative Agent; it being understood that no more than 65.0% of the outstanding voting equity interests and 100% of the outstanding non-voting equity interests of any Collateral Foreign Subsidiary shall be included in the Collateral;

(9) Exempt Accounts;

(10) (i) any lease or other agreement relating to a purchase money obligation, capital lease, or sale/leaseback, or any Property being leased or purchased thereunder, or the proceeds or products thereof and (ii) any license or other agreement not referred to in clause (i) (or any rights or interests thereunder), in each case, to the extent that a grant of a security interest therein under the Loan Documents would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than a Loan Party) (except to the extent such restriction is ineffective under the UCC, PPSA and any similar law in any relevant jurisdiction and other than proceeds and products thereof, to the extent the assignment of such proceeds and products is expressly deemed effective under the UCC, PPSA and any similar law in any relevant jurisdiction notwithstanding any such restriction);

(11) assets in circumstances where the Administrative Agent and Mid-Holdings reasonably agree that the cost of obtaining or perfecting a security interest under the Loan Documents in such assets is excessive in relation to the benefit to the Lenders afforded thereby;

(12) any United States intent-to-use trademark applications or intent-to-use service mark applications to the extent and for so long as the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, a Loan Party’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable Federal law;

(13) any Property of any Excluded Subsidiary;

(14) any Intellectual Property specifically requiring filing in a jurisdiction outside of the United States, England or Canada;

(15) Permitted Receivables Financing Assets sold, conveyed or otherwise transferred to a Permitted Receivables Financing Subsidiary or otherwise pledged in connection with any Permitted Receivables Financing; and

(16) Capital Stock in captive insurance Subsidiaries, not-for-profit Subsidiaries, special purpose entities in connection with Permitted Receivables Financing and Unrestricted Subsidiaries;

provided, that assets described above that were deemed “Excluded Assets” as a result of a prohibition or restriction described above shall no longer be “Excluded Assets” upon termination of the applicable prohibition or restriction that caused such assets to be treated as “Excluded Assets”.

“Excluded Contributions”: the net cash proceeds received by Holdings from (a) capital contributions to its common Capital Stock (other than proceeds from capital contributions constituting a Cure Amount) or (b) the sale (other than to a Subsidiary) of Capital Stock of Holdings (other than proceeds from the issuance of Disqualified Capital Stock or of any Cure Amount) which proceeds are in turn contributed to Mid-Holdings as common Capital Stock (or used to purchase Capital Stock of Mid-Holdings (other than Disqualified Capital Stock)) and used substantially concurrently to make an Investment.

“Excluded Subsidiary”: (a) any Immaterial Subsidiary (subject, for the avoidance of doubt, to the proviso in the definition thereof), (b) any Unrestricted Subsidiary, (c) any Subsidiary to the extent such Subsidiary’s guaranteeing any of the Obligations or otherwise becoming a Loan Party is prohibited or restricted by any Requirement of Law or requires the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been received), or is prohibited by any Contractual Obligation existing on (but not arising in contemplation of or in connection with) the Closing Date (or, if later, the date such Subsidiary is acquired or formed so long as such Contractual Obligation did not arise in contemplation of or in connection with such acquisition or formation), (d) (x) any Specified Foreign Subsidiary, (y) any Subsidiary substantially all the assets of which constitute Capital Stock in or Indebtedness of Specified Foreign Subsidiaries or (z) any Subsidiary whose provision of a guarantee under the Loan Documents would constitute an investment in “United States property” by a CFC with respect to which the Borrower is a “United States shareholder” within the meaning of section 956 of the Code (or any similar law or regulation in any applicable jurisdiction), or otherwise result in a material adverse tax consequence to Mid-Holdings or one of its Subsidiaries as reasonably determined by Mid-Holdings in consultation with the Administrative Agent, (e) any Subsidiary in circumstances where Mid-Holdings and the Administrative Agent reasonably agree that any of the cost of providing a guarantee of the Facilities is excessive in relation to the value afforded thereby, (f) any Subsidiary that is not a Wholly Owned Subsidiary, (g) any not-for-profit Subsidiaries, (h) captive insurance Subsidiaries and (i) Permitted Receivables Financing Subsidiaries; provided, that any Subsidiary described above shall be deemed not to be an Excluded Subsidiary during any period when such Subsidiary is a Discretionary Guarantor (other than for purposes of determining whether such Subsidiary is required to remain as a Subsidiary Guarantor pursuant to the terms of this Agreement).

“Excluded Taxes”: any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, or required to be withheld or deducted from any payment to any such recipient (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or any other jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office or the office to which its interests, rights and obligations under this Agreement are assigned is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US Federal withholding Taxes that are in effect and would apply to amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender designates a new lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.19(e) and (d) any US Federal withholding Taxes imposed under, or as a result of the failure of such recipient to satisfy the applicable requirements under, FATCA.

“Exempt Accounts”: deposit accounts, securities accounts or other similar accounts (i) for the sole purpose of funding payroll obligations, employee benefit or health benefit obligations, tax obligations, escrow arrangements or holding funds owned by Persons other than the Loan Parties, (ii) that constitute or are linked to zero-balance accounts, (iii) that are accounts held by any Non-Loan Party Subsidiary, (iv) that are accounts other than those described in clauses (i) through (iii) or accounts held by Loan Parties in jurisdictions other than in the jurisdiction of organization of the Loan Party holding such account, any Specified Qualified Jurisdiction, or any State, Province, Territory or political sub-division thereof, with respect to which the average daily balance of the funds maintained on deposit therein for the three-month period ending on the date of determination does not exceed, individually, $1.0 million; provided, that if on the last day of any fiscal quarter of Mid-Holdings the average daily balance of funds for the calendar month then ended on deposit in all deposit accounts that are Exempt Accounts pursuant to this clause (iv) at that time exceeds $2.5 million, Mid-Holdings shall select which of such accounts shall cease to be Exempt Accounts and take all steps necessary to comply with Section 5.9 in respect thereof, in each case within 30 days after the end of such calendar month (subject, for the avoidance of doubt, to Section 5.9(d)).

“Existing Debt”: all existing Indebtedness for borrowed money of the Group Members outstanding as of the Closing Date other than (a) Surviving Debt, (b) Indebtedness under the Senior Lien Term Loan Facility, (c) Indebtedness under the Junior Lien Credit Agreement and (d) Indebtedness under the ABL Credit Agreement.

“Extended Term Loans”: as defined in Section 2.25(a).

“Extending Term Lender”: as defined in Section 2.25(a).

“Extension”: as defined in Section 2.25(a).

“Extension Amendment”: as defined in Section 2.25(c).

“Extension Offer”: as defined in Section 2.25(a).

“Facility”: each of (a) the Senior Lien Term Loan Commitments and the Senior Lien Term Loans made thereunder (the “Senior Lien Term Loan Facility”), (b) any Incremental Facility and the Commitments and extensions of credit thereunder and (c) any Replacement Facility and the Commitments and extensions of credit thereunder.

“Failed Auction”: as defined in Section 2.12(f)(iii).

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements with respect thereto, any law, regulations, or other official guidance enacted in a non-US jurisdiction pursuant to an intergovernmental agreement with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA”: United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate”: for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter”: the Fee Letter, dated as of February 9, 2015, by and among Holdings (as successor in interest to the Initial Parent) and the Arrangers.

“First Lien Leverage Ratio”: as of any date of determination, the ratio of (a)(i) Consolidated First Lien Debt on such day less (ii) the aggregate amount of unrestricted cash and Cash Equivalents of Mid-Holdings and its Restricted Subsidiaries on such day (it being agreed that cash and Cash Equivalents subject to Liens permitted by Section 6.3(h), (l), (o), (t) or, if such Liens secure any Consolidated First Lien Debt, (v) or (w), shall not be deemed to be restricted by virtue of such Liens) to (b) Consolidated EBITDA of Mid-Holdings and its Restricted Subsidiaries for the Relevant Reference Period.

“Foreign Asset Sale”: an Asset Sale consummated by a Foreign Subsidiary.

“Foreign Currency”: an official national currency (including the Euro) of any nation other than the United States and which constitutes freely-transferable and lawful money under the laws of the country or countries of issuance.

“Foreign Lender”: any Lender that is organized under the laws of a jurisdiction other than that of the United States. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party”: as defined in Section 5.9(d).

“Foreign Recovery Event”: a Recovery Event relating to the property or casualty insurance claims or condemnation proceedings relating to any asset of any Foreign Subsidiary.

“Foreign Subsidiary”: any Restricted Subsidiary of Mid-Holdings that is not a Domestic Subsidiary.

“Funded Debt”: all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date and is renewable or extendable, at the option of such Person, to a date that is more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans and the ABL Revolving Loans.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time; provided, however, that if Mid-Holdings notifies the Administrative Agent that Mid-Holdings requests an amendment to any provision hereof in respect of an Accounting Change (including through the adoption of International Financial Reporting Standards (“IFRS”)) (or if the Administrative Agent notifies Mid-Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), GAAP shall be interpreted in accordance with Section 1.4 until such notice shall have been withdrawn or such provision amended in accordance with Section 1.4.

“Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Member”: any of Mid-Holdings, the Borrower or any of the Restricted Subsidiaries of Mid-Holdings.

“Guarantee and Collateral Agreement”: the Senior Lien Guarantee and Collateral Agreement among Holdings, Mid-Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security for such primary obligation, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, in each case, so as to enable the primary obligor to pay such primary obligation, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Mid-Holdings in good faith.

“Guarantors”: the collective reference to Holdings, any Intermediate Parent, Mid-Holdings and the Subsidiary Guarantors.

“Hazardous Materials”: (i) petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and explosive or radioactive substances or (ii) any chemical, material, waste, substance or pollutant that is prohibited, limited or regulated pursuant to any Environmental Law.

“HBL”: as defined in the preliminary statements hereto

“HBPL”: as defined in the preliminary statements hereto.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements (which, for the avoidance of doubt, shall include any master agreement that governs the terms of one or more interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements) entered into by any Group Member providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdings”: as defined in the preamble hereto.

“HP&P”: as defined in the preliminary statements hereto.

“HP&P Canada”: as defined in the preliminary statements hereto.

“IFRS”: as defined in the definition of GAAP.

“Immaterial Subsidiary”: a Subsidiary (other than the Borrower) (a) the Consolidated Total Assets of which equal 2.50% or less of the Consolidated Total Assets of Mid-Holdings and its Restricted Subsidiaries as of the end of Mid-Holdings’ most recently ended fiscal quarter for which financial statements have been delivered and (b) the gross revenues of which for the most recently ended four full fiscal quarters for which financial statements have been delivered constitute 2.50% or less of the total gross revenues of Mid-Holdings and its Subsidiaries, on a consolidated basis, for such period; provided, that if at any time the aggregate amount of Consolidated Total Assets as of the end of Mid-Holdings’ most recently ended fiscal quarter for which financial statements have been delivered represented by all Immaterial Subsidiaries would, but for this proviso, exceed 5.00% of Consolidated Total Assets of Mid-Holdings and its Subsidiaries as of such date, or the total gross revenues represented by all Immaterial Subsidiaries would not, but for this proviso, exceed 5.00% of the total gross revenues of Mid-Holdings and its Subsidiaries, on a consolidated basis, in each case as of the end of Mid-Holdings’ most recently ended fiscal quarter, then Mid-Holdings shall designate sufficient Immaterial Subsidiaries to no longer constitute Immaterial Subsidiaries so as to eliminate such excess, and each such designated Subsidiary shall thereupon cease to be an Immaterial Subsidiary (or, if Mid-Holdings shall make no such designation by the next date of delivery of financial statements pursuant to Section 5.1(a) or 5.1(b), one or more of such Immaterial Subsidiaries selected in descending order based on their respective contributions to the Consolidated Total Assets of Mid-Holdings and its Subsidiaries shall cease to be considered to be Immaterial Subsidiaries until such excess is eliminated) and any such Subsidiary (if not otherwise an Excluded Subsidiary) shall be required to comply with Section 5.9(c) within the time periods set forth therein. For purposes of this definition, Consolidated Total Assets shall be calculated eliminating all intercompany items.

“Incremental Equivalent Debt”: Indebtedness consisting of (x) unsecured senior, senior subordinated or junior subordinated notes, or senior secured notes secured by the Collateral on an equal or junior priority basis with or to the Obligations, in each case issued in a public offering, Rule 144A or other private placement, or (y) senior unsecured loans or senior secured loans secured by the Collateral on an equal or junior priority basis with or to the Obligations, in each case of clauses (x) and (y), subject to the terms set forth in Section 2.23(d).

“Incremental Facilities”: as defined in Section 2.23(a).

“Incremental Facility Amendment”: as defined in Section 2.23(c).

“Incremental Facility Closing Date”: as defined in Section 2.23(c).

“Incremental Term Loans”: as defined in Section 2.23(a).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (i) trade accounts or similar obligations to a trade creditor and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation (including any obligation to pay the Acquisition Earn-Out Payment) unless such obligation is not paid promptly after becoming due and payable and (iii) accruals for payroll or other employee compensation and other liabilities accrued in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but limited to the lesser of the fair market value (as determined in good faith by Mid-Holdings) of such Property and the principal amount of such Indebtedness if recourse is solely to such Property, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptances, letters of credit, surety bonds and similar instruments (except unsecured and unmatured reimbursement obligations in respect thereof obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition), (g) the liquidation value of all Disqualified Capital Stock of such Person, to the extent mandatorily redeemable in cash prior to the date that is the 91st day after the relevant Latest Maturity Date (as determined on the date of issuance thereof) (other than in connection with change of control events and asset sales and other Disposition and casualty events to the extent that the terms of such Capital Stock provide that such Person may not redeem any such Capital Stock in connection with such change of control event or asset sale or other Disposition or casualty event unless such redemption is subject to the prior payment in full of the Obligations), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above of another Person secured by any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations (but limited to the lesser of the fair market value of such Property and the principal amount of such obligations) and (j) solely for the purposes of Section 6.2 and Section 7, the net obligations of such Person in respect of Hedge Agreements.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise defined in clause (a), Other Taxes.

“Indemnitee”: as defined in Section 9.3(b).

“Information”: as defined in Section 9.12(a).

“Initial Parent”: LSF9 Stardust Holdings LLC, a Delaware limited liability company.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA; and the term “Insolvent” shall have a correlative meaning.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service marks, technology, know-how and processes, recipes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreements”: the collective reference to the ABL Intercreditor Agreement and the Senior/Junior Intercreditor Agreement.

“Interest Coverage Ratio”: the ratio of (A) Consolidated EBITDA for the most recently completed Relevant Reference Period ended prior to such date to (B) Consolidated Interest Expense for such Relevant Reference Period.

“Interest Election Request”: a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.9.

“Interest Payment Date”: (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December commencing with the last Business Day of June 2015, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period”: with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if made available by all participating Lenders, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; provided, further, that the initial Interest Period with respect to any Eurodollar Borrowing on the Closing Date may be for such other period specified in the applicable Borrowing Request that is acceptable to the Administrative Agent. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent”: any Person that is a Subsidiary of Holdings and of which Mid-Holdings is a Subsidiary.

“Internally Generated Cash Flow”: cash and Cash Equivalents on the balance sheet not constituting (i) proceeds of Indebtedness (excluding borrowings under the ABL Credit Agreement or any other revolving credit facilities or revolving lines of credit (other than, in each case, for purposes of clauses (b)(iii), (b)(vi), (b)(vii) and (b)(viii) of the definition of “Excess Cash Flow”)) of Holdings and the Group Members, (ii) proceeds of issuances of Capital Stock by Holdings and the Group Members or (iii) proceeds of any Reinvestment Deferred Amount.

“Interpolated Screen Rate”: in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the applicable Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the applicable Interest Period, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investments”: as defined in Section 6.7.

“IP Office”: each of the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office.

“IPO”: the first underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) by a Permitted Holding Company of its Capital Stock after the Closing Date pursuant to a registration statement that has been declared effective by the SEC.

“IRS”: United States Internal Revenue Service (or successors thereto or an analogous Governmental Authority).

“ITA”: the Income Tax Act (Canada), as amended.

“Jersey”: the Bailiwick of Jersey.

“Jersey Receivables Security Interest Agreement”: the security interest agreement dated as of the date of this Agreement made by the Borrower in favor of the Administrative Agent in relation to amounts owing to the Borrower pursuant to the Eurobond Intercompany Loans.

“Jersey Security Documents”: the collective reference to (i) the Jersey Share Security Interest Agreements, (ii) the Jersey Receivables Security Interest Agreement and (iii) all other security documents governed by the laws of Jersey hereafter delivered to the Administrative Agent granting a Lien on any Property of any Loan Party to secure any Obligations.

“Jersey Share Security Interest Agreements”:

(1) the security interest agreement, dated as of the Closing Date, made by Holdings in favor of the Administrative Agent in relation to all of the issued share capital of Mid-Holdings;

(2) the security interest agreement, dated as of the Closing Date, made by Mid-Holdings in favor of the Administrative Agent in relation to all of the issued share capital of Acquisition Sub; and

(3) the security interest agreement, dated as of the Closing Date, made by Acquisition Sub in favor of the Administrative Agent in relation to all of the issued share capital of the English Acquisition Sub.

“Junior Debt”: any Indebtedness of a Group Member (other than Indebtedness under revolving credit facilities or other revolving lines of credit, including, for the avoidance of doubt, under the ABL Credit Agreement) that constitutes (i) Indebtedness subordinated in right of payment to the Obligations, (ii) unsecured Indebtedness incurred pursuant to Section 6.2(f), (iii) unsecured Incremental Equivalent Debt or Incremental Equivalent Debt secured by Collateral on a junior basis to the Liens securing the Obligations, (iv) Permitted Junior Secured Refinancing Debt or Permitted Unsecured Refinancing Debt or (v) Indebtedness under the Junior Lien Credit Agreement, Permitted Term Loan Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement) or Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement).

“Junior Lien Administrative Agent”: Credit Suisse, in its capacity as administrative agent and collateral agent under the Junior Lien Credit Agreement, and any successors thereto in such capacity.

“Junior Lien Credit Agreement”: the Junior Lien Term Loan Credit Agreement, dated as of the Closing Date, among Holdings, Mid-Holdings, the Borrower, the lenders party thereto, the Junior Lien Administrative Agent and the other agents party thereto.

“Junior Lien Loan Documents”: the Loan Documents, as defined in the Junior Lien Credit Agreement.

“Junior Lien Term Loans”: the Loans, as defined in the Junior Lien Credit Agreement.

“Junior Pari Passu Intercreditor Agreement”: as defined in the Junior Lien Credit Agreement.

“Latest Maturity Date”: at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time.

“Lender Parties”: as defined in Section 9.16.

“Lenders”: the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto as a lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a lender pursuant to an Assignment and Assumption.

“LIBO Rate”: with respect to any Interest Period when used in reference to any Eurodollar Borrowing, (a) in the case of Eurodollar Loans, the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate administered by ICE Benchmark Administration Limited for deposits in US Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, and (b) if any such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the Interpolated Screen Rate.

“Lien”: any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided, that in no event shall an operating lease in and of itself constitute a Lien.

“Limited Conditionality Provision”: as defined in Section 4.1.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, any Notes, the Intercreditor Agreements, any Senior Pari Passu Intercreditor Agreement, any Permitted Amendment, the Fee Letter, the Administrative Agent Fee Letter and any other document executed and delivered in conjunction with this Agreement from time to time and designated as a “Loan Document”.

“Loan Parties”: the collective reference to the Borrower and the Guarantors.

“Major Acquisition”: any acquisition that is either (a) not permitted by this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by this Agreement immediately prior to the consummation of such acquisition, would not provide Holdings and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by Mid-Holdings acting in good faith.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50.0% of the aggregate unpaid principal amount of the Term Loans outstanding under such Facility; provided, that the Aggregate Exposure and Commitments of any Defaulting Lender shall be disregarded in making any determination under this definition.

“Management Agreement”: the Asset Advisory Agreement, dated as of February 9, 2015, by and among Hudson Americas LLC, a Delaware limited liability company, LSF9 Stardust Holdings, L.P., a Bermuda exempted limited partnership, as may be amended, restated, modified, supplemented or replaced in accordance with Section 6.15.

“Material Adverse Effect”: a material adverse effect on (a) the business, financial condition, assets or results of operations, in each case, of the Group Members, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders, taken as a whole, under any Loan Document.

“Material Debt”: Indebtedness (other than Indebtedness constituting Obligations), or obligations in respect of one or more Hedge Agreements (other than to the extent constituting Obligations), of any one or more of Holdings or any Group Member in an aggregate principal amount exceeding $30.0 million. For purposes of determining Material Debt, the “obligations” of Holdings or any Group Member in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or any Group Member would be required to pay if such Hedge Agreement were terminated at such time.

“Material Party”: Mid-Holdings, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary).

“Maturity Date”: with respect to the Term Loan Facility, the Senior Lien Term Loan Maturity Date; provided, that the reference to Maturity Date with respect to any other Term Loans shall be the final maturity date as specified in the applicable Incremental Facility Amendment or Replacement Facility Amendment, and with respect to any Extended Term Loans in respect thereof, shall be the final maturity date as specified in the applicable Extension Offer.

“Maximum Rate”: as defined in Section 9.17.

“Mid-Holdings”: as defined in the preamble.

“MNPI”: any material Nonpublic Information regarding Holdings, Mid-Holdings and their respective Subsidiaries or the Loans or securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information). For purposes of this definition “material Nonpublic Information” shall mean Nonpublic Information with respect to the business of Holdings, Mid-Holdings and their respective Subsidiaries or that would reasonably be expected to be material to a decision by any Lender to participate in any Dutch Auction or assign or acquire any Term Loans or to enter into any of the transactions contemplated thereby or would otherwise be material for purposes of United States Federal and state securities laws.

“Moody’s”: Moody’s Investor Services, Inc.

“Mortgaged Properties”: the real properties listed on Schedule 1.1B (if any), as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien in accordance with Section 5.14 pursuant to the Mortgages and such other real properties as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien after the Closing Date pursuant to Section 5.9(b).

“Mortgages”: each of the mortgages, immovable hypothecs and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, to be in form and substance reasonably satisfactory to the Administrative Agent and Mid-Holdings.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or Recovery Event, the proceeds thereof received by any Group Member in the form of cash or Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of the sum of (i) out-of-pocket attorneys’ fees, accountants’ fees and investment banking and advisory fees incurred by any Group Member in connection with such Asset Sale or Recovery Event, (ii) principal, premium or penalty, interest and other amounts required to be paid in respect of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or a Lien which is expressly pari passu with or subordinate to the Liens under the Loan Documents) or, in the case of any Asset Sale or Recovery Event relating to assets of a Non-Loan Party Subsidiary, principal, premium or penalty, interest and other amounts required to be paid in respect of Indebtedness of such Non-Loan Party Subsidiary as a result of such Asset Sale or Recovery Event, (iii) other reasonable out-of-pocket fees and expenses actually incurred in connection therewith, (iv) taxes (and the amount of any distributions made pursuant to Section 6.6 to permit Holdings or any direct or indirect parent company of Holdings to pay taxes) (including sales, transfer, deed or mortgage recording taxes) paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (v) in the case of any Asset Sale or Recovery Event by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of a Group Member that is a Wholly Owned Subsidiary as a result thereof and (vi) any reserve established in accordance with GAAP (provided, that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any such reserve) and (b) in connection with any issuance or incurrence of any Indebtedness, the cash proceeds received by any Group Member from such issuance or incurrence, net of reasonable out-of-pocket attorneys’ fees, investment banking and advisory fees, accountants’ fees, underwriting discounts and commissions and other customary out-of-pocket fees, costs and expenses actually incurred in connection therewith (including, in the case of a Replacement Facility or Permitted Term Loan Refinancing Indebtedness, any swap breakage costs and other termination costs related to Hedge Agreements and any other fees and expenses actually incurred in connection therewith), in each case as determined reasonably and in good faith by a Responsible Officer of Mid-Holdings.

“Non-Consenting Lender”: as defined Section 2.21(c).

“Non-Loan Party Subsidiary”: any Restricted Subsidiary of Mid-Holdings that is not a Loan Party.

“Nonpublic Information”: information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note”: any promissory note evidencing any Loan substantially in the form of Exhibit G.

“Notice of Additional Guarantor”: a Notice of Additional Guarantor, in substantially the form of Exhibit K hereto.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Arrangers, to the Agents or to any Lender that are required to be paid by the Borrower pursuant hereto).

“OFAC”: as defined in Section 3.19(b).

“Optional Prepayment Amount”: for any Excess Cash Flow Period, the aggregate amount of (x) all prepayments of ABL Revolving Loans during such Excess Cash Flow Period (or, at the option of Mid-Holdings, during such Excess Cash Flow Period and the period in the succeeding Excess Cash Flow Period prior to the applicable Excess Cash Flow Application Date) to the extent accompanying permanent optional reductions of the ABL Revolving Credit Commitments (including, if applicable, Incremental Revolving Commitments (as defined in the ABL Credit Agreement)), (y) all optional prepayments (including any premiums and penalties associated therewith) of the Term Loans during such Excess Cash Flow Period (or, at the option of Mid-Holdings, during such Excess Cash Flow Period and the period in the succeeding Excess Cash Flow Period prior to the applicable Excess Cash Flow Application Date) and (z) all optional prepayments (including any premiums and penalties associated therewith) of the Junior Lien Term Loans, any Permitted Credit Agreement Refinancing Indebtedness, any Incremental Equivalent Debt, any Permitted Credit Agreement Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement) or any Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement), in each case permitted to be made hereunder and made during such Excess Cash Flow Period (or, at the option of Mid-Holdings, during such Excess Cash Flow Period and the period in the succeeding Excess Cash Flow Period prior to the applicable Excess Cash Flow Application Date), in each case except to the extent that such prepayments are funded with the proceeds of incurrences of Indebtedness or the issuances of Capital Stock; provided, that, with respect to any prepayment of Term Loans or Junior Lien Term Loans, any Permitted Credit Agreement Refinancing Indebtedness, any Incremental Equivalent Debt, any Permitted Credit Agreement Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement) or any Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement), in each case by any Purchasing Borrower Party pursuant to Section 9.4, Section 9.4 of the Junior Lien Credit Agreement or the corresponding provision in the definitive agreement governing any Incremental Equivalent Debt or Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement), the Optional Prepayment Amount shall include only the aggregate amount of cash actually paid by such Purchasing Borrower Party in respect of the principal amount of the Term Loans, Junior Lien Term Loans, Incremental Equivalent Debt or Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement), as the case may be, so prepaid; provided, further, that to the extent any such prepayments made after the applicable Excess Cash Flow Period reduce Excess Cash Flow for such Excess Cash Flow Period, such prepayments shall not also reduce Excess Cash Flow in the Excess Cash Flow Period in which they are made.

“Organizational Documents”: with respect to any Person and as applicable, the certificate of incorporation or formation, memorandum or articles of association, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents of such Person.

“Other Applicable Indebtedness”: as defined in Section 2.14(b).

“Other Connection Taxes”: with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: any and all present or future recording, stamp or documentary or any other excise or property Taxes, charges or similar levies imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).

“Other Term Loans”: as defined in Section 2.23(a).

“Parent Entity”: any of Holdings and any Intermediate Parent.

“Participant”: as defined in Section 9.4(c).

“Participant Register”: as defined in Section 9.4(c).

“Participating Member State”: any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“PATRIOT Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor entity performing similar functions.

“Perfection Certificate”: a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Permitted Acquisition”: as defined in Section 6.7(f).

“Permitted Amendment”: any Extension Amendment, Incremental Facility Amendment or Replacement Facility Amendment.

“Permitted Credit Agreement Refinancing Indebtedness”: in the case of any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt or (c) Permitted Unsecured Refinancing Debt, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (including any successive Permitted Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”), such exchanging, extending, renewing, replacing or refinancing Indebtedness that (i) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued or capitalized interest thereon, any make-whole payments or premium (including tender premium) applicable thereto or paid in connection therewith, plus upfront fees and original issue discount on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof or similar prepayment (other than customary offers to purchase upon an asset sale or change of control or, in the case of Permitted Junior Secured Refinancing Debt in the form of one or more series loans secured by Collateral on a junior basis to the Liens securing the Obligations, customary prepayment provisions not more expansive than those set forth in the Junior Lien Credit Agreement), the maturity date of such Indebtedness is not prior to the maturity date of the applicable Refinanced Debt and, in the case of a refinancing of Term Loans, the Weighted Average Life to Maturity of such Indebtedness is not less than the Weighted Average Life to Maturity of the applicable Refinanced Debt, (iii) has terms and conditions (other than (x) as provided in the foregoing clause (ii), (y) interest rate, fees, funding discounts and other pricing terms, redemption, prepayment or other premiums, optional prepayment terms and redemption terms (subject to the foregoing clause (ii)) and subordination terms and (z) covenants (including any financial maintenance covenants added for the benefit of any lenders or investors providing such Indebtedness) or other provisions to the extent (1) also added for the benefit of any existing Lenders or (2) applicable only to periods after the then Latest Maturity Date at the time of incurrence of such Indebtedness) that are, when taken as a whole, not materially more favorable (as determined by Mid-Holdings in good faith) to the lenders or holders providing such Indebtedness than those set forth in the Loan Documents are to the Lenders holding such Refinanced Debt, (iv) is guaranteed only by such Person that is also a Guarantor and (v) the proceeds of which are used to repay (in the case of Refinanced Debt consisting of Loans), defease or satisfy and discharge such Refinanced Debt and pay all accrued interest, fees and premiums (if any) in connection therewith.

“Permitted English Business Sale”: any Disposition of all or a portion of the Business located in England (including through the Disposition of Capital Stock of any Person that owns such Business), to the extent permitted under Sections 6.4(i) and 6.5(j).

“Permitted Holding Company”: any direct or indirect parent of Mid-Holdings (including Holdings) that does not hold Capital Stock of any Person other than Mid-Holdings or another Permitted Holding Company.

“Permitted Investors”: the collective reference to (i) the Sponsor and its Control Investment Affiliates and (ii) any members of management of the Business that own Capital Stock in Holdings, directly or indirectly, on the Closing Date; provided, that to the extent the amount of Capital Stock owned by such members of management constitutes in the aggregate a greater percentage of the aggregate ordinary voting power of Holdings than the Capital Stock of Holdings owned by the Sponsor and its Control Investment Affiliates, then such members of management shall not be Permitted Investors.

“Permitted Junior Secured Refinancing Debt”: Indebtedness incurred by the Borrower in the form of one or more series of secured notes or loans; provided, that, (i) such Indebtedness is, in each case, secured by Collateral on a junior basis to the Liens securing the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary of Mid-Holdings other than property or assets constituting Collateral, (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Indebtedness, (iii) the security agreements relating to such Indebtedness are not materially more favorable (as determined by Mid-Holdings in good faith) to the lenders or investors thereunder than the Security Documents, (iv) a Senior Representative acting on behalf of the holders of such Indebtedness, shall have become party to the Intercreditor Agreements, the Junior Pari Passu Intercreditor Agreement (as defined in the Junior Lien Credit Agreement), or such other customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and (v) to the extent constituting loans or notes secured by the Term Loan Priority Collateral on a second lien basis and the ABL Priority Collateral on a third lien basis, such Indebtedness shall be pari passu to the Obligations (as defined in the Junior Lien Credit Agreement). Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens”: the collective reference to (i) in the case of Collateral other than Pledged Capital Stock, Liens permitted by Section 6.3 and (ii) in the case of Collateral consisting of Pledged Capital Stock, non-consensual Liens permitted by Section 6.3 and Liens permitted by Sections 6.3(h), 6.3(l) and 6.3(t).

“Permitted Management Fees”: management, monitoring, consulting, transaction, oversight, advisory or similar fees payable or reimbursable pursuant to the Management Agreement.

“Permitted Pari Passu Secured Refinancing Debt”: Indebtedness incurred by the Borrower in the form of one or more series of senior secured loans or senior secured notes; provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary of Mid-Holdings other than the Collateral, (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Indebtedness, (iii) the security agreements relating to such Indebtedness are not materially more favorable (as determined by Mid-Holdings in good faith) to the lenders or investors thereunder than the Security Documents and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall become subject to the provisions of a Senior Pari Passu Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Receivables Financing”: any Receivables Financing of a Permitted Receivables Financing Subsidiary that meets the following conditions: (a) such Receivables Financing (including financing terms, covenants, termination events and other provisions) shall be in the aggregate economically fair and reasonable to the Group Members (other than any Permitted Receivables Financing Subsidiary), on the one hand, and the Permitted Receivables Financing Subsidiary, on the other, (b) all sales and/or transfers of Permitted Receivables Financing Assets to the Permitted Receivables Financing Subsidiary shall be made at fair market value (as determined in good faith by Mid-Holdings) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms for similar transactions and may include Standard Securitization Undertakings, in each case as determined by Mid-Holdings in good faith.

“Permitted Receivables Financing Assets”: the accounts receivable subject to a Permitted Receivables Financing, and related assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivables (including the Capital Stock of any Permitted Receivables Financing Subsidiary), and the proceeds thereof.

“Permitted Receivables Financing Fees”: reasonable and customary distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Permitted Receivables Financing Subsidiary in connection with, any Permitted Receivables Financing.

“Permitted Receivables Financing Subsidiary”: a Wholly Owned Subsidiary of Mid-Holdings (or another Person formed for the purposes of engaging in a Permitted Receivables Financing in which Mid-Holdings or any of its Restricted Subsidiaries makes an Investment and to which Mid-Holdings or any of its Restricted Subsidiaries transfers Permitted Receivables Financing Assets) that engages in no activities other than in connection with the financing of Permitted Receivables Financing Assets of the Group Members, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Mid-Holdings (as provided below) as a Permitted Receivables Financing Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Group Member, other than another Permitted Receivables Financing Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Group Member, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Group Member, other than another Permitted Receivables Financing Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings or any Group Member, other than another Permitted Receivables Financing Subsidiary, has any material contract, agreement, arrangement or understanding other than (i) with Standard Securitization Undertakings or (ii) on terms no less favorable to Holdings or any Group Member than those that might be obtained at the time from Persons that are not Affiliates of Holdings and (c) to which none of Holdings or any Group Member, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Mid-Holdings shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors of Mid-Holdings giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Permitted Refinancing”: with respect to any Indebtedness of any Person, any refinancing, refunding, renewal, replacement, defeasance, discharge or extension of such Indebtedness (each, a “refinancing”, with “refinanced” having a correlative meaning); provided, that (a) the aggregate principal amount (or accreted value, if applicable) does not exceed the then outstanding aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, except by an amount equal to all unpaid accrued or capitalized interest thereon, any make-whole payments or premium (including tender premium) applicable thereto or paid in connection therewith, any swap breakage costs and other termination costs related to Hedge Agreements, plus upfront fees and original issue discount on such refinancing Indebtedness, plus other customary fees and expenses in connection with such refinancing, (b) other than in the case of a refinancing of purchase money Indebtedness and Capital Lease Obligations, such refinancing has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, (c) the borrower/issuer under such refinancing is the same Person that is the borrower/issuer under the Indebtedness being so refinanced and the other Persons that are (or are required to be) obligors under such refinancing are not more expansive than the Persons that are (or are required to be) obligors under the Indebtedness being so refinanced, except that any Guarantor may be an obligor thereof if otherwise permitted by this Agreement, (d) in the event such Indebtedness being so refinanced is (i) contractually subordinated in right of payment to the Obligations, such refinancing shall contain subordination provisions that are substantially the same (as determined by Mid-Holdings in good faith) as those in effect prior to such refinancing or are not materially less favorable, taken as a whole (as determined by Mid-Holdings in good faith), to the Secured Parties than those contained in the Indebtedness being so refinanced or are otherwise reasonably acceptable to the Administrative Agent or (ii) secured by a junior permitted lien on the Collateral (or portion thereof) and/or subject to intercreditor arrangements for the benefit of the Lenders, in the case of this clause (ii) such refinancing shall be unsecured or secured by a junior permitted lien on the Collateral (or portion thereof), and subject to intercreditor arrangements on substantially the same terms (as determined by Mid-Holdings in good faith) as those in effect prior to such refinancing or on terms not materially less favorable, taken as a whole, to the Secured Parties than those in respect of the Indebtedness being so refinanced or on such other terms reasonably acceptable to the Administrative Agent, (e) such refinancing does not provide for the granting or obtaining of collateral security from, or obtaining any lien on any assets of, any Person, other than collateral security obtained from Persons that provided (or were required to provide) collateral security with respect to Indebtedness being so refinanced (so long as the assets subject to such liens were or would have been required to secure the Indebtedness so refinanced) (provided, that additional Persons that would have been required to provide collateral security with respect to the Indebtedness being so refinanced may provide collateral security with respect to such refinancing and any Guarantor may provide collateral security otherwise permitted by this Agreement that is junior to the Liens under the Security Documents on terms not materially less favorable to the Lenders (as determined by Mid-Holdings in good faith) than those set forth in the Intercreditor Agreements) and (f) in the event such Indebtedness being so refinanced is Junior Debt or is incurred under Section 6.2(d) or (g), the terms of such refinancing, as compared to the Indebtedness being so refinanced, are, when taken as a whole, not materially less favorable to the Secured Parties as compared to the Indebtedness being so refinanced (other than (x) with respect to interest rates, fees, funding discounts, liquidation preferences, premiums, no call periods, subordination terms and optional prepayment and optional redemption provisions and (y) terms applicable only after the then Latest Maturity Date (as determined on the date of incurrence of such Indebtedness)) (in each case, as determined by Mid-Holdings in good faith).

“Permitted Term Loan Refinancing Indebtedness”: (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt and, in each case, any Permitted Refinancing thereof.

“Permitted Unsecured Refinancing Debt”: Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided, that (i) such Indebtedness is not secured by any property or assets of any Group Member and (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Indebtedness. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee benefit plan that is subject to ERISA and in respect of which the Borrower or a Commonly Controlled Entity is or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 9.1.

“Pledged Capital Stock”: as defined in the Guarantee and Collateral Agreement.

“PPSA”: the Personal Property Security Act (Ontario) or similar personal property security legislation as in effect from time to time (except as otherwise specified) in any applicable Province or Territory of Canada, or in the case of the Province of Quebec, the Civil Code of Quebec.

“Prime Rate”: the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Credit Suisse based upon various factors, including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.

“Private Lender Information”: as defined in Section 9.1.

“Pro Forma Balance Sheet”: as defined in Section 3.1(a)(i).

“Pro Forma Basis”: with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Pro Forma Transactions) in accordance with Section 1.5.

“Pro Forma Financial Statements”: as defined in Section 3.1(a)(ii).

“Pro Forma Transaction”: (a) the Transactions, (b) any IPO, (c) any incurrence or repayment of Indebtedness (other than for working capital purposes or in the ordinary course of business), the making of any Restricted Payment pursuant to Section 6.6(d) or (n), any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary or any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of a Group Member, in each case whether by merger, consolidation, amalgamation or otherwise and (d) any restructuring or cost saving, operational change or business rationalization initiative or other initiative.

“Process Agent”: as defined in Section 9.9(e).

“Projections”: as defined in Section 5.2(b).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Public Lender”: as defined in Section 9.1.

“Public Lender Information”: as defined in Section 9.1.

“Purchase Agreement”: the Purchase Agreement, dated as of December 23, 2014, together with schedules and exhibits thereto, by and among the Seller, the Business and Holdings (as successor in interest to the Initial Parent), as amended by Amendment No. 1 to the Purchase Agreement, dated as of January 21, 2015, by an among the Initial Parent and the Seller, and the Assignment and Amendment, dated as of March 13, 2015, by and among the Initial Parent, Holdings, the Seller, English Acquisition Sub, and certain other Persons party thereto.

“Purchasing Borrower Party”: Holdings, Mid-Holdings or any Subsidiary of Mid-Holdings that becomes an Eligible Assignee pursuant to Section 9.4.

“Qualified Capital Stock”: Capital Stock that is not Disqualified Capital Stock.

“Qualified Jurisdiction”: (a) with respect to the Borrower, the United States, and (b) with respect to any other Loan Party, the United States, England, Canada, Jersey, Bermuda and the Republic of Ireland, in each case, together with any State, Province, Territory or other political sub-division therein, or such other jurisdiction as shall be consented to by the Required Lenders.

“Qualifying Bids”: as defined in Section 2.12(f)(iii).

“Qualifying Lender”: as defined in Section 2.12(f)(iv).

“Ratio-Based Incremental Facility”: as defined in Section 2.23(a).

“Receivables Financing”: any transaction or series of transactions that may be entered into by Holdings, Mid-Holdings or any Restricted Subsidiary pursuant to which Holdings or any Group Member may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by Holdings or any Group Member) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of Holdings or any Group Member.

“Recovery Event”: any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Reference Rate”: (a) with respect to the Loans comprising each Eurodollar Borrowing for each day during each Interest Period with respect thereto, a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing and (b) with respect to any ABR Loan, the Alternate Base Rate.

“Refinancing”: on the Closing Date, after giving effect to the Transactions, the repayment or termination of all Existing Debt and the release and discharge of all security interests and guarantees in respect thereof, if any.

“Refinancing Indebtedness”: with respect to any Indebtedness, any other Indebtedness incurred in connection with a Permitted Refinancing of such Indebtedness.

“Register”: as defined in Section 9.4(b)(iv).

“Registered Equivalent Notes”: with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation”: as defined in Section 3.22.

“Regulation FD”: Regulation FD as promulgated by the SEC under the Exchange Act, as in effect from time to time.

“Regulation H”: Regulation H of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale (other than the Permitted English Business Sale) or Recovery Event in respect of which Mid-Holdings has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that a Group Member intends and expects to use all or a portion of the amount of Net Cash Proceeds of an Asset Sale (other than the Permitted English Business Sale) or Recovery Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the business of a Group Member.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in Mid-Holdings’ or a Restricted Subsidiary’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date that is 365 days after the date of such Reinvestment Event (or, if a Group Member shall have entered into a legally binding commitment prior to the date that is 365 days after such Reinvestment Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the applicable Group Member’s business with the applicable Reinvestment Deferred Amount, the later of (x) the date that is 365 days after the date of such Reinvestment Event and (y) the date that is 180 days after the date on which such commitment became legally binding) and (b) the date on which Mid-Holdings shall have determined not to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the applicable Group Member’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, members, trustees, managers, controlling persons, agents, advisors and other representatives of such Person and such Person’s Affiliates and the respective successors and permitted assigns of each of the foregoing.

“Release”: any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

“Relevant Reference Period”: the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b) immediately preceding the date on which the action for which such calculation is being made shall occur (or, prior to the first delivery of the financial statements pursuant to Section 5.1(a) or 5.1(b), the Test Period ended December 31, 2014).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repayment”: as defined in Section 1.5(d).

“Replacement Facility”: as defined in Section 2.24(a).

“Replacement Facility Amendment”: as defined in Section 2.24(c).

“Replacement Facility Closing Date”: as defined in Section 2.24(c).

“Replacement Term Loans”: as defined in Section 2.24(a).

“Reply Amount”: as defined in Section 2.12(f)(ii).

“Reply Discount Price”: as defined in Section 2.12(f)(ii).

“Reportable Event”: any of the “reportable events” set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Reg. Part 4043.

“Repricing Event”: (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Senior Lien Term Loans with the proceeds of, or any conversion of Senior Lien Term Loans into, any new or replacement debt financing (including new Term Loans under this Agreement) bearing interest with an “effective yield” (as reasonably determined by the Administrative Agent in consultation with Mid-Holdings and taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the Weighted Average Life to Maturity of such term loans and (B) four years), but excluding any bona fide arrangement, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such debt financing in their capacities as lenders or holders of such debt financing) less than the “effective yield” applicable to the Senior Lien Term Loans (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 9.2) to the Senior Lien Term Loans or any tranche thereof that reduces the “effective yield” applicable to such Senior Lien Term Loans (as determined on the same basis as provided in clause (a)). It is understood that “Repricing Events” shall not include any repayment, prepayment or refinancing of all or a portion of Senior Lien Term Loans in connection with a Change of Control, an IPO or a Major Acquisition, or repurchases of Term Loans (including as contemplated in accordance with Section 2.21).

“Required Lender Consent Items”: as defined in Section 9.4(f).

“Required Lenders”: at any time, the holders of more than 50.0% of (a) until the Closing Date, the Commitments and (b) thereafter, the aggregate unpaid principal amount of the Term Loans then outstanding; provided, that the Aggregate Exposure and Commitments of any Defaulting Lender shall be disregarded in making any determination under this definition.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requirement of Tax Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority relating to Taxes, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, including FATCA.

“Reservations”: (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of a court; (b) the limitation of enforcement by Debtor Relief Laws; (c) the time barring of claims under applicable limitation laws; (d) the possibility that an undertaking to assume liability for or to indemnify a Person against nonpayment of stamp duty may be void; (e) defenses of set-off or counterclaim; and (f) any other matters which are set out as qualifications or reservations in any legal opinion as to English law or Jersey law delivered pursuant to Section 4.1(h).

“Responsible Officer”: as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or director (which director or directors, in the case of Holdings, Mid-Holdings, Acquisition Sub and English Acquisition Sub, shall have, inter alia, the roles and responsibilities customarily held by one or more of the foregoing types of officers) of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or director (which director or directors, in the case of Holdings, Mid-Holdings, Acquisition Sub and English Acquisition Sub, shall have, inter alia, the roles and responsibilities customarily held by one or more of the foregoing types of financial officers) of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of Mid-Holdings.

“Restricted Asset Sale Proceeds”: in respect of a Foreign Asset Sale, an amount equal to the Net Cash Proceeds attributable thereto if and solely to the extent that the repatriation of such Net Cash Proceeds to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any Subsidiary of Mid-Holdings (other than with respect to the Permitted English Business Sale) or (b) would be prohibited or restricted by applicable law, rule or regulation, in each case as determined by Mid-Holdings in good faith.

“Restricted ECF”: with respect to any Excess Cash Flow Period, an amount equal to the unrepatriated Excess Cash Flow attributable to any Foreign Subsidiary if and solely to the extent that the repatriation of such attributable Excess Cash Flow to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any Subsidiary of Mid-Holdings or (b) would be prohibited or restricted by applicable law, rule or regulation, in each case, as determined by Mid-Holdings in good faith.

“Restricted Payments”: as defined in Section 6.6.

“Restricted Recovery Event Proceeds”: in respect of a Foreign Recovery Event, an amount equal to the Net Cash Proceeds attributable thereto if and solely to the extent that the repatriation of such Net Cash Proceeds to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any Subsidiary of Mid-Holdings or (b) would be prohibited or restricted by applicable law, rule or regulation, in each case as determined by Mid-Holdings in good faith.

“Restricted Subsidiary”: any Subsidiary other than an Unrestricted Subsidiary. For the avoidance of doubt, the Borrower is as of the date hereof and shall remain for all purposes of this Agreement a Restricted Subsidiary.

“Return Bid”: as defined in Section 2.12(f)(ii).

“Returns”: with respect to any Investment, any dividends, interest, distributions, return of capital and other amounts received or realized in respect of such Investment.

“S&P”: Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sale and Leaseback Transaction”: as defined in Section 6.10.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Securities Act”: the Securities Act of 1933.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, any other US Security Documents, the Canadian Security Documents, the English Security Documents and the Jersey Security Documents, any Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Loan Party to secure any Obligations.

“Seller”: as defined in the preliminary statements hereto.

“Senior/Junior Intercreditor Agreement”: the Intercreditor Agreement dated as of the date hereof and substantially in the form of Exhibit F-2 hereto, between the Administrative Agent and the Junior Lien Administrative Agent and acknowledged by Holdings, Mid-Holdings, the Borrower and the other Guarantors party thereto from time to time.

“Senior Lien Term Loan”: as defined in Section 2.1.

“Senior Lien Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Senior Lien Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Senior Lien Term Loan Commitment” opposite such Lender’s name on Schedule 2.1, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Senior Lien Term Loan Commitments as of the Closing Date is $635.0 million.

“Senior Lien Term Loan Facility”: as defined in the definition of “Facility”.

“Senior Lien Term Loan Installment Date”: as defined in Section 2.3.

“Senior Lien Term Loan Lenders”: each Lender that has a Senior Lien Term Loan Commitment or is the holder of a Senior Lien Term Loan.

“Senior Lien Term Loan Maturity Date”: with respect to Senior Lien Term Loans, March 13, 2022; provided, that with respect to Extended Term Loans, the Senior Lien Term Loan Maturity Date shall be the final maturity date as specified in the applicable Extension Offer.

“Senior Lien Term Loan Percentage”: with respect to any Lender on any Senior Lien Term Loan Installment Date, the percentage which the aggregate principal amount of such Lender’s Senior Lien Term Loans then outstanding and subject to repayment pursuant to Section 2.3 on such date constitutes of the aggregate principal amount of the Senior Lien Term Loans of all Senior Lien Term Loan Lenders then outstanding and subject to repayment pursuant to Section 2.3 on such date.

“Senior Pari Passu Intercreditor Agreement”: a pari passu intercreditor agreement between or among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness secured by any of the Collateral on an equal priority basis with the Obligations substantially in the form of Exhibit F-3 hereto, with modifications thereto reasonably satisfactory to the Administrative Agent.

“Senior Representative”: with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the fair value of the assets of such Person exceeds the amount of all debts and liabilities of such Person, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of the debts and other liabilities of such Person, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts or other liabilities, including current obligations, beyond its ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise); and (d) such Person is not engaged in, and is not about to be engaged in, business for which it has unreasonably small capital. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Change of Control”: a “Change of Control” or like event as defined in the agreement or agreements governing any Material Debt.

“Specified Default”: any Default or Event of Default under Section 7.1(a) or 7.1(f).

“Specified Foreign Subsidiary”: any direct or indirect Subsidiary of Mid-Holdings that is a CFC and with respect to which the Borrower is a “United States shareholder” within the meaning of section 951 of the Code.

“Specified Prepayment”: as defined in Section 6.8.

“Specified Purchase Agreement Representations”: such of the representations and warranties made by or on behalf of the Seller in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that Mid-Holdings (or any Affiliate of Mid-Holdings) has the right (taking into account any applicable cure provisions under the Purchase Agreement) to terminate its obligations under the Purchase Agreement or not consummate the Acquisition as a result of the failure of such representations and warranties to be accurate.

“Specified Qualified Jurisdiction”: the United States, England and Canada, in each case, together with any State, Province, Territory or other political sub-division thereof or therein, or such other jurisdiction that has become a “Specified Qualified Jurisdiction” as defined in, and pursuant to the terms of, the ABL Credit Agreement.

“Specified Representations”: the representations and warranties with respect to the Borrower and the Guarantors set forth in this Agreement under (i) Section 3.3(a); (ii) the first two sentences and the last two sentences of Section 3.4; (iii) Section 3.5 (but only in respect of violations or defaults under Organizational Documents of the Loan Parties); (iv) Section 3.10; (v) Section 3.12; (vi) Section 3.17(a), (c) and (d) (subject to (x) the Limited Conditionality Provision, (y) Permitted Liens and (z) in the case of priority, the Intercreditor Agreements, any Senior Pari Passu Intercreditor Agreement and any other intercreditor arrangements required to be entered into pursuant to this Agreement); (vii) Section 3.18; and (viii) Section 3.19.

“Specified Sale and Leaseback Transaction”: as defined in Section 6.10.

“Sponsor”: Lone Star Americas Acquisitions, LLC (“Lone Star”) and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by Lone Star, but not including, however, any portfolio companies of any of the foregoing.

“Standard Securitization Undertakings”: reasonable and customary representations, warranties, covenants and indemnities (including repurchase obligations in the event of a breach of representation and warranty) made or provided, and servicing obligations undertaken, by any Group Member in connection with a Permitted Receivables Financing.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurodollar Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£”: the lawful currency of England.

“Subject Class”: as defined in Section 2.12(f)(i).

“Subordinated Intercompany Note”: the Subordinated Intercompany Note attached as Exhibit B to the Guarantee and Collateral Agreement.

“Subsequent Required Guarantor”: as defined in Section 5.9(c).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Mid-Holdings.

“Subsidiary Guarantor”: each Subsidiary of Mid-Holdings, other than the Borrower or an Excluded Subsidiary (but including any Discretionary Guarantor).

“Successor Mid-Holdings”: as defined in Section 6.4(g).

“Surety Bonds”: surety bonds for which any Group Member is liable that were obtained to secure performance commitments of any Group Member.

“Surviving Debt”: the Indebtedness set forth on Schedule 1.1C.

“Syndication Agent”: Barclays.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing”: any Borrowing of Term Loans.

“Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower under this Agreement, including its Senior Lien Term Loan Commitment.

“Term Loan Facility”: the Senior Lien Term Loan Facility, a facility consisting of Incremental Term Loans or a Replacement Facility consisting of Term Loans.

“Term Loan Lender”: any Lender that is the holder of Term Loans.

“Term Loan Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Term Loans”: any term loans made pursuant to this Agreement (including for the avoidance of doubt, any Incremental Term Loans, Replacement Term Loans and Extended Term Loans, if any).

“Test Period”: on any date of determination, the period of four consecutive fiscal quarters of Mid-Holdings then most recently ended, taken as one accounting period.

“Total Leverage Ratio”: as of any date of determination, the ratio of (a) (i) Consolidated Total Debt on such day less (ii) the aggregate amount of unrestricted cash and Cash Equivalents of Mid-Holdings and its Restricted Subsidiaries on such day (it being agreed that cash and Cash Equivalents subject to Liens permitted by Section 6.3(h), (l), (o), (t) or, if such Liens secure any Consolidated Total Debt, (v) or (w) shall not be deemed to be restricted by virtue of such Liens) to (b) Consolidated EBITDA of Mid-Holdings and its Restricted Subsidiaries for the Relevant Reference Period.

“Transaction Costs”: all fees (including original issue discount), costs and expenses incurred by Holdings or any Group Member in connection with the Transactions.

“Transactions”: the collective reference to (a) the Acquisition, (b) the Equity Contribution, (c) the execution, delivery and performance by the Borrower and each other Loan Party of this Agreement and each other Loan Document required to be delivered hereunder, the borrowing of Loans, the use of the proceeds thereof, (d) the execution, delivery and performance by the Borrower and each other Loan Party of the Junior Lien Loan Documents required to be delivered thereunder, the borrowing of the Junior Lien Term Loans and the use of the proceeds thereof, (e) the execution, delivery and performance by the Borrower and each other Loan Party of the ABL Loan Documents required to be delivered thereunder, the borrowing of the ABL Revolving Loans, the use of the proceeds thereof and the issuance of letters of credit thereunder, (f) the Refinancing and (g) the payment of the Transaction Costs.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“UK Loan Notes”: as defined in the Purchase Agreement.

“United States” and “US”: the United States of America.

“Unrestricted Subsidiary”: any Subsidiary of Mid-Holdings (other than the Borrower) designated by the Board of Directors of Mid-Holdings as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the date hereof, until such Person ceases to be an Unrestricted Subsidiary of Mid-Holdings in accordance with Section 5.13.

“US Dollar Equivalent”: on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in a Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Foreign Currency at the time in effect for such amount.

“US Dollars” and “$”: lawful currency of the United States.

“US IP Security Agreements”: the collective reference to each Intellectual Property Security Agreement required to be entered into and delivered pursuant to the terms of this Agreement and the Security Documents, in each case, in substantially the form of Exhibit A to the Guarantee and Collateral Agreement.

“US Security Documents”: the collective reference to (a) the Guarantee and Collateral Agreement, (b) any US IP Security Agreements and (c) all other security documents governed by the laws of the United States or any State or other political sub-division thereof hereafter delivered to the Administrative Agent granting a Lien on any Property of any Loan Party to secure any Obligations.

“US Tax Compliance Certificate”: as defined in Section 2.19(e)(ii)(B)(3).

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withholding Agent”: any Loan Party or the Administrative Agent, as applicable.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, unless otherwise specified herein or in such other Loan Document:

(i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Documents as a whole and not to any particular provision of thereof;

(ii) Section, Schedule and Exhibit references refer to (A) the appropriate Section, Schedule or Exhibit in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears;

(iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(vi) unless the context requires otherwise, the word “or” shall be construed to mean “and/or”;

(vii) unless the context requires otherwise, (A) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (B) any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and any successor law or regulation, (C) the words “asset” and “property” shall be construed to have the same meaning and effect, and (D) references to agreements (including this Agreement) or other Contractual Obligations shall be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, supplemented or otherwise modified from time to time (in each case, to the extent not otherwise prohibited hereunder); and

(viii) capitalized terms not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding contingent reimbursement and indemnification obligations, in each case, that are not then due and payable).

1.3 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Senior Lien Term Loan”, “Extended Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Senior Lien Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Senior Lien Term Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Senior Lien Term Loan Borrowing”).

1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (provided, that (i) notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein, and (ii) for purposes of determinations of the Interest Coverage Ratio, the First Lien Leverage Ratio and the Total Leverage Ratio, GAAP shall be construed as in effect on the Closing Date). In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of Mid-Holdings or the Administrative Agent, Mid-Holdings, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Mid-Holdings’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided, that such Accounting Change shall be disregarded for purposes of this Agreement until the effective date of such amendment. “Accounting Change” refers to (i) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, (ii) the adoption by Mid-Holdings of IFRS or (iii) any change in the application of accounting principles adopted by Mid-Holdings from time to time which change in application is permitted by GAAP. Notwithstanding anything to the contrary above or in the definitions of Capital Lease Obligations or Capital Expenditures, in the event of a change under GAAP (or the application thereof) requiring all or certain operating leases to be capitalized, only those leases that would result in Capital Lease Obligations or Capital Expenditures on the Closing Date (assuming for purposes hereof that they were in existence on the Closing Date) hereunder shall be considered capital leases hereunder and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.

1.5 Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, the Interest Coverage Ratio, the First Lien Leverage Ratio and the Total Leverage Ratio shall be calculated in the manner prescribed by this Section 1.5; provided, that notwithstanding anything to the contrary in clause (b), (c) or (d) of this Section 1.5, when calculating First Lien Leverage Ratio for the purposes of the ECF Percentage of Excess Cash Flow, the events described in this Section 1.5 that occurred subsequent to the end of the applicable Test Period, other than consummation of the Transactions, shall not be given pro forma effect.

(b) For purposes of calculating the Interest Coverage Ratio, First Lien Leverage Ratio and Total Leverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made shall be calculated on a pro forma basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Mid-Holdings or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Pro Forma Transaction that would have required adjustment pursuant to this Section 1.5, then the Interest Coverage Ratio, First Lien Leverage Ratio and the Total Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.5.

(c) Whenever pro forma effect is to be given to a Pro Forma Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of Mid-Holdings and shall include, without duplication, (i) the EBITDA (as determined in good faith by Mid-Holdings) of any

Person or line of business acquired or disposed of and (ii) the “run-rate” (i.e., the full recurring benefit for a period associated with an action taken or expected to be taken) amount of realized or expected cost savings, operating expense reductions and other operating improvements and synergies resulting from such Pro Forma Transaction that are certified by such Responsible Officer of Mid-Holdings to the Administrative Agent as being (x) reasonably quantifiable, identifiable, factually supportable and expected to have a continuing impact and (y) reasonably anticipated to be realized within 18 months after the closing or other date of such Pro Forma Transaction (calculated on a pro forma basis as though such cost savings, operating expense reductions and other operating improvements and synergies had been realized on the first day of the relevant Test Period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions.

(d) In the event that Mid-Holdings or any Restricted Subsidiary (i) incurs (including by assumption or guarantee) or (ii) repays, redeems, defeases, retires, extinguishes or is released from, or is otherwise no longer obligated in respect of (each, a “Repayment”), any Indebtedness included in the calculation of the Interest Coverage Ratio, First Lien Leverage Ratio or Total Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) during the applicable Test Period or (y) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, then the Interest Coverage Ratio, First Lien Leverage Ratio or Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or Repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period (it being understood and agreed that Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing floating interest rates, for which pro forma effect is being given, shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods).

1.6 Classification of Permitted Items. For purposes of determining compliance at any time with Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.11 or 6.12, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Contractual Obligation, encumbrance or restriction or payment, prepayment, repurchase, redemption, defeasance or amendment, modification or other change in respect of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.11 or 6.12, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by Mid-Holdings in its sole discretion at such time of determination.

1.7 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.8 Currency Equivalents Generally.

(a) For purposes of determining compliance with Sections 6.2, 6.3 and 6.7 with respect to any amount of Indebtedness or Investment in a currency other than US Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred, made or acquired (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(b) For purposes of determining the Interest Coverage Ratio, First Lien Leverage Ratio and the Total Leverage Ratio, amounts denominated in a currency other than US Dollars will be converted to US Dollars at the currency exchange rates used in preparing Mid-Holdings’ financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the US Dollar Equivalent of such Indebtedness.

1.9 Quebec Interpretation. For all purposes of the interpretation or construction of this Agreement under the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Senior Lien Term Loan Commitments. Subject to the terms and conditions hereof, the Senior Lien Term Loan Lenders severally agree to make term loans (each, a “Senior Lien Term Loan”) to the Borrower on the Closing Date in an amount for each Senior Lien Term Loan Lender not to exceed the amount of the Senior Lien Term Loan Commitment of such Lender (it being agreed that the Senior Lien Term Loans made on the Closing Date shall be funded at 97.5% of the principal amount thereof and, notwithstanding such discount, all calculations hereunder with respect to such Senior Lien Term Loans, including the accrual of interest and repayment or prepayment of principal shall be based on 100% of the stated principal amount thereof). The Senior Lien Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

2.2 Procedure for Senior Lien Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Request, not later than 11:00 a.m., New York City time, one Business Day before the anticipated Closing Date requesting that the Senior Lien Term Loan Lenders make the Senior Lien Term Loans on the Closing Date. The Borrowing Request must specify (i) the principal amount of the Senior Lien Term Loans to be borrowed, (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the Type of Senior Lien Term Loans to be borrowed, (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.8. Upon receipt of such Borrowing Request, the Administrative Agent shall promptly notify each Senior Lien Term Loan Lender thereof. Not later than 10:00 a.m., New York City time (or, if later, promptly following the satisfaction of the conditions precedent to the initial extension of credit hereunder set forth in Section 4.1), on the Closing Date each Senior Lien Term Loan Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Senior Lien Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Senior Lien Term Loan Lenders, in like funds as received by the Administrative Agent.

2.3 Repayment of Senior Lien Term Loans. The Senior Lien Term Loan of each Senior Lien Term Loan Lender shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter of Mid-Holdings or, if such date is not a Business Day, on the last Business Day of such fiscal quarter ending nearest to such date (each, a “Senior Lien Term Loan Installment Date”), commencing on June 30, 2015, each of which shall be in an amount equal to such Lender’s Senior Lien Term Loan Percentage multiplied by the amount equal to 0.25% of the aggregate principal amount of the Term Loan Facility on the Closing Date; provided, that the final principal repayment installment of the Senior Lien Term Loans repaid on the Senior Lien Term Loan Maturity Date shall be, in any event, in an amount equal to the aggregate principal amount of all Senior Lien Term Loans outstanding on such date.

2.4 [Reserved].

2.5 Loans and Borrowings. (a) Subject to Section 2.16, each Term Borrowing shall be comprised entirely of (A) ABR Loans or (B) Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the applicable Lender to make such Loan and the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided, that there shall not, at any time, be more than a total of twelve Eurodollar Borrowings outstanding.

(c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date for such Borrowing.

2.6 [Reserved].

2.7 [Reserved].

2.8 Funding of Borrowings. (a) Except as expressly set forth in Section 2.2, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or such other account reasonably approved by the Administrative Agent, in each case, as is designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.8 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

2.9 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request; provided, that, if the Borrower fails to specify a Type of Loan in the Borrowing Request, then the Loans shall be made as ABR Loans and if the Borrower requests a Borrowing of Eurodollar Loans, but fails to specify an Interest Period, it will be deemed to have requested an Interest Period of one month’s duration. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.9. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.9, the Borrower shall notify the Administrative Agent of such election by telephone by (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the proposed effective date of the proposed election (or such later time and/or date as may be agreed by the Administrative Agent in its reasonable discretion) or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the proposed effective date of the proposed election (or such later time and/or date as may be agreed by the Administrative Agent in its reasonable discretion). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.5:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (x) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (y) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

2.10 Termination of Commitments. The Senior Lien Term Loan Commitments shall automatically terminate upon the making of the Senior Lien Term Loans on the Closing Date and, in any event, not later than 5:00 p.m., New York City time, on the Closing Date.

2.11 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.11 shall be conclusive, absent manifest error, of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d) Any Lender may request through the Administrative Agent that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit G. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the payee named therein (and its registered assigns).

2.12 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, without premium or penalty (but subject to Sections 2.12(e) and 2.18), subject to prior notice in accordance with paragraph (c) of this Section 2.12.

(b) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section 2.12. Each optional or mandatory prepayment of Term Loans shall be applied ratably to the Term Loans (based on the respective outstanding principal amounts thereof unless, in the case of Extended Term Loans, Incremental Term Loans or Replacement Term Loans, the applicable Permitted Amendment specifies a less favorable treatment); provided, that prepayments of Term Loans made with the proceeds of any Replacement Term Loans and Permitted Term Loan Refinancing Indebtedness shall be applied in accordance with Section 2.14(d). Prepayments of Term Loans shall be applied to the remaining scheduled installments as follows:

(i) any mandatory prepayments of Term Loans pursuant to Section 2.14 shall be applied to the remaining scheduled principal installments (a) in the case of the Senior Lien Term Loans, in direct order of maturity or as otherwise directed by the Borrower and (b) in the case of any other Term Loans, in the order specified in the applicable Permitted Amendment, and

(ii) any optional prepayments of Term Loans pursuant to Section 2.12(a) shall be applied to the remaining scheduled installments thereof as directed by the Borrower (or, if no such direction is given, in direct order of maturity thereof).

(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or, in accordance with the second paragraph of Section 9.1, e-mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (or such later time and/or date as may be agreed by the Administrative Agent in its reasonable discretion), or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment (or such later time and/or date as may be agreed by the Administrative Agent in its reasonable discretion). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that any notice of prepayment may be conditioned upon the effectiveness of other credit facilities or any other financing, Disposition, sale or other transaction. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.5. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.15. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. In the event the Borrower fails to specify the Borrowings to which any such voluntary prepayment shall be applied, such prepayment shall be applied to prepay the Term Borrowings ratably in accordance with paragraph (b) of this Section 2.12 (unless, with respect to a Class of Term Loans, the applicable Permitted Amendment specifies a less favorable treatment).

(d) Notwithstanding anything to the contrary set forth in this Agreement (including the penultimate sentence of Section 2.12(c) or Section 2.20(c)) or any other Loan Document, the Purchasing Borrower Parties shall have the right at any time and from time to time to purchase Term Loans by way of assignment in accordance with Section 9.4(g), including pursuant to a Dutch Auction in accordance with Section 2.12(f).

(e) In the event that, prior to the date that is twelve months after the Closing Date, the Borrower (i) makes any repayment, prepayment, purchase or buyback of Senior Lien Term Loans in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Senior Lien Term Loan Lenders (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Senior Lien Term Loans so being prepaid, repaid or purchased and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate principal amount of the applicable Term Loans that are the subject of such Repricing Event and outstanding immediately prior to such amendment.

(f) Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Term Loans, so long as no Default or Event of Default has occurred and is continuing, any Purchasing Borrower Party may repurchase outstanding Term Loans in negotiated open market purchases pursuant to Section 9.4(g) or pursuant to this Section 2.12(f) on the following basis:

(i) Any Purchasing Borrower Party may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of a Class (the “Subject Class”) by providing written notice to the Administrative Agent (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $5.0 million with minimum increments of $1.0 million (the “Auction Amount”), and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction;

(ii) In connection with any Auction, each Term Loan Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (x) a price discounted to par that must be expressed as a price (the “Reply Discount Price”), which must be within the Discount Range, and (y) a principal amount of Term Loans which must be in increments of $1.0 million or in an amount equal to the Term Loan Lender’s entire remaining amount of such Loans (the “Reply Amount”). Term Loan Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Term Loan Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Assumption in a form reasonably acceptable to the Administrative Agent;

(iii) Based on the Reply Discount Prices and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount Price for which a Purchasing Borrower Party can complete the Auction at the Auction Amount; provided, that, in the event that the Reply Amounts are insufficient to allow such Purchasing Borrower Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), such Purchasing Borrower Party shall either, at its election, (x) withdraw the Auction or (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount Price. Any Purchasing Borrower Party shall purchase Term Loans (or the respective portions thereof) from each Term Loan Lender with a Reply Discount Price that is equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount;

provided, further, that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Term Loan Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due;

(iv) Once initiated by an Auction Notice, no Purchasing Borrower Party may withdraw an Auction without the consent of the Administrative Agent other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Term Loan Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. Each purchase of Term Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Term Loans, and calculation of the Applicable Discount referred to above) established by the Administrative Agent and agreed to by the Borrower; and

(v) The repurchases by any Purchasing Borrower Party of Term Loans pursuant to this Section 2.12(f) shall be subject to the following conditions: (A) the Auction is open to all Term Loan Lenders of the Subject Class on a pro rata basis, (B) no Default or Event of Default has occurred or is continuing or would result therefrom, (C) the applicable Assignment and Assumption shall include a customary “big boy” representation from each of the Purchasing Borrower Party and the Qualifying Lender (it being agreed that no Purchasing Borrower Party shall be required to make a representation as to absence of MNPI) and (D) any Term Loans repurchased pursuant to this Section 2.12(f) shall be automatically and permanently canceled upon acquisition thereof by the Purchasing Borrower Party.

2.13 Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees described in the Administrative Agent Fee Letter, dated February 9, 2015, by and among Holdings (as successor in interest to the Initial Parent), Credit Suisse and Credit Suisse Securities (USA) LLC (the “Administrative Agent Fee Letter”).

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances (except as otherwise expressly agreed).

2.14 Mandatory Prepayments. (a) If Indebtedness is incurred by any Group Member (other than Indebtedness permitted under Section 6.2), then on the date of such issuance or incurrence, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied to the prepayment of the Term Loans (together with accrued and unpaid interest thereon) as set forth in Section 2.14(e). The provisions of this Section 2.14 do not constitute a consent to the incurrence of any Indebtedness by any Group Member.

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sales or Recovery Events (to the extent such Asset Sales or Recovery Events result in Net Cash Proceeds in excess of $2.0 million in the aggregate in any fiscal year or, in the case of Asset Sales constituting Sale and Leaseback Transactions, in excess of $10.0 million in the aggregate for all such Asset Sales) in a single transaction or a series of related transactions, then, unless a Reinvestment Notice shall be delivered in respect thereof (other than with respect to any Permitted English Business Sale or any Specified Sale and Leaseback Transaction, in respect of which no Reinvestment Notice shall be permitted) and subject to the ABL Intercreditor Agreement, no later than five Business Days (or, if an Event of Default has occurred and is continuing, two Business Days) after the date of receipt by any Group Member of such Net Cash Proceeds, an amount equal to 100% of the amount of such Net Cash Proceeds shall be applied to the prepayment of the Term Loans (together with accrued and unpaid interest thereon) as set forth in Section 2.14(e); provided, that (i) notwithstanding the foregoing, on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the Term Loans (together with accrued interest thereon), (ii) the provisions of this Section 2.14 do not constitute a consent to the consummation of any Disposition not permitted by Section 6.5 and (iii) if at the time that any such prepayment would be required, the Borrower is required to, or required to offer to, repurchase or redeem or repay or prepay any other Indebtedness secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with proceeds of such Asset Sale or Recovery Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or repayment of Other Applicable Indebtedness, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.14(b) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or repaid with such net proceeds, the declined amount of such net proceeds shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such net proceeds would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding). Notwithstanding the foregoing, any Net Cash Proceeds received in connection with the Permitted English Business Sale shall be applied to mandatorily prepay the Term Loans in accordance with the foregoing sentence but without giving effect to any reinvestment right set forth in the first proviso thereto (but, for the avoidance of doubt, giving effect to clause (iii) of the first proviso thereto and to the second and third provisos thereto). Notwithstanding the foregoing, with respect to any Foreign Asset Sale (other than the Permitted English Business Sale) or Foreign Recovery Event, the Borrower may elect to reduce the amount of such prepayment by the amount of any Restricted Asset Sale Proceeds or Restricted Recovery Event Proceeds, as the case may be, included in such Net Cash Proceeds; provided, that the Borrower shall use its commercially reasonable efforts to repatriate any amounts constituting Restricted Asset Sale Proceeds or Restricted Recovery Event Proceeds pursuant to clause (a) of the respective definition thereof in a manner that does not result in material adverse tax consequences, such that such amounts would not constitute Restricted Asset Sale Proceeds or Restricted Recovery Event Proceeds, as the case may be, as promptly as practicable following the date of such prepayment.

(c) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Borrower shall apply an amount equal to (i) the ECF Percentage of such Excess Cash Flow minus (ii) the Optional Prepayment Amount (if any) for such Excess Cash Flow Period to the prepayment of the Term Loans (together with accrued interest thereon), as set forth in Section 2.14(e). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (x) the date on which the financial statements of Mid-Holdings referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is to be made, are required to be delivered to the Lenders and (y) the date such financial statements are actually delivered. Notwithstanding the foregoing, the Borrower may elect to reduce the amount of such prepayment by an amount equal to the ECF Percentage of Restricted ECF, if any, for such Excess Cash Flow; provided, that the Borrower shall use its commercially reasonable efforts to repatriate such applicable percentage of amounts constituting Restricted ECF pursuant to clause (a) of the definition thereof in a manner that does not result in material adverse tax consequences, such that such amounts would not constitute Restricted ECF, as promptly as practicable following the Excess Cash Flow Application Date (and upon any such repatriation, shall prepay the Term Loans by the amount thereof in accordance with this Section 2.14(c)). Notwithstanding the foregoing, no prepayment shall be permitted or required pursuant to this Section 2.14(c) unless (x) if any ABL Obligations are then outstanding, the Payment Conditions (as defined in the ABL Credit Agreement as in effect as of the date hereof) are satisfied at the time such prepayment is made or (y) if no ABL Obligations are then outstanding, no Default (as defined in the ABL Credit Agreement as in effect on the date hereof) shall have occurred and be continuing.

(d) The Borrower shall apply, on a dollar-for-dollar basis, all of the Net Cash Proceeds of any Replacement Term Loans and the Net Cash Proceeds of any Permitted Term Loan Refinancing Indebtedness (that is incurred to refinance Term Loans) to the repayment of Term Loans to be repaid from such Net Cash Proceeds on the date such Net Cash Proceeds are received. Any such prepayment of Term Loans of a Class shall be paid ratably to the holders of such Class and shall be applied to the remaining scheduled amortization installments of the Term Loans of such Class in the order specified in Section 2.12(b)(ii).

(e) Amounts to be applied pursuant to this Section 2.14 shall be applied first to reduce outstanding ABR Loans of the applicable Class. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans of such Class; provided, however, that if any Lenders exercise the right to waive a given mandatory prepayment of any Class of Term Loans pursuant to Section 2.14(f), then such mandatory prepayment shall be applied on a pro rata basis to the then outstanding Term Loans of the accepting Lenders of such Class being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans; provided, further, that the Borrower may elect (except in the case of a prepayment pursuant to Section 2.14(d)) that the remainder of such prepayments not applied to prepay ABR Loans be deposited in a collateral account pledged to the Administrative Agent to secure the Obligations and applied thereafter to prepay the Eurodollar Loans on the last day of the next expiring Interest Period for Eurodollar Loans; provided, that (A) interest shall continue to accrue thereon at the rate otherwise applicable under this Agreement to the Eurodollar Loan in respect of which such deposit was made, until such amounts are applied to prepay such Eurodollar Loan, and (B) (x) at any time while a Specified Default has occurred and is continuing, the Administrative Agent may, and (y) at any time while a Default or Event of Default has occurred and is continuing, upon written direction from the Required Lenders, the Administrative Agent shall, apply any or all of such amounts to the payment of Eurodollar Loans.

(f) Notwithstanding anything in this Section 2.14 to the contrary, any Senior Lien Term Loan Lender (and, to the extent provided in the applicable Permitted Amendment, any other Term Loan Lender) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile or, in accordance with the second paragraph of Section 9.1, e-mail) at least one Business Day prior to the required prepayment date, to decline all of any mandatory prepayment of its Term Loans pursuant to clauses (b) and (c) of this Section 2.14 (including, for the avoidance of doubt, any mandatory prepayments required to be made with the Net Cash Proceeds received in connection with the Permitted English Business Sale), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined may, subject to any mandatory prepayment terms of the Junior Lien Credit Agreement, be retained by the Group Members (such declined amounts to the extent retained by the Group Members, the “Declined Proceeds”).

2.15 Interest. (a) Subject to Section 9.17, each Loan shall bear interest at the Reference Rate plus the Applicable Margin.

(b) Following the occurrence and during the continuation of a Specified Default, the Borrower shall pay interest on overdue amounts hereunder at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.15 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.15.

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to paragraph (b) of this Section 2.15 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) All interest hereunder shall be computed on the basis of a year of 360 days (or a 365- or 366-day year, as the case may be, in the case of ABR Loans based on the Prime Rate). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e) Notwithstanding anything to the contrary in the foregoing clauses (a) and (b), and to the extent in compliance with Section 2.23, 2.24 or 2.25, as applicable, Loans made pursuant to an Incremental Facility or Replacement Facility or extended in connection with an Extension Offer shall bear interest at the rate set forth in the applicable Permitted Amendment to the extent a different interest rate is specified therein.

(f) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(g) Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(h) If any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

2.16 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

2.17 Increased Costs. (a) If any Change in Law shall:

(i) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (excluding any condition relating to Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender (or in the case of clause (i) above, to the Administrative Agent or such Lender) of making or maintaining any Eurodollar Loan (or in the case of clause (i) above, any Loan) (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender, as the case may be, hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered; provided, in each case, that the Administrative Agent or such Lender has requested such payments from similarly situated borrowers.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction; provided, in each case, that the Administrative Agent or such Lender has requested such payments from similarly situated borrowers.

(c) A certificate of a Lender setting forth in reasonable detail the matters giving rise to a claim under this Section 2.17 by such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.17 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower may at its option revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise cause economic, legal or regulatory disadvantage to such Lender.

2.18 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is conditional as contemplated by Section 2.12(c) and such condition is not satisfied) or (d) the assignment of any

Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.21(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall consist of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (determined without regard to the proviso in the definition thereof) that would have been applicable to such Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and in the same currency and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.18 shall be delivered to the Borrower and shall be conclusive absent manifest error. Absent manifest error in the determination of such amount, the Borrower shall pay such Lender the amount shown as due on any such certificate within ten Business Days after receipt thereof.

2.19 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Requirement of Tax Law. If the applicable Withholding Agent shall be required (as determined by such Withholding Agent in its good faith discretion) by Requirement of Tax Law to deduct or withhold any Taxes from such payments, then (i) in the case of deduction or withholding for Indemnified Taxes or Other Taxes the sum payable shall be increased by the applicable Loan Party as necessary so that after making all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section 2.19(a)) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make or cause to be made such deductions or withholdings and (iii) the applicable Withholding Agent shall pay or cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with Requirement of Tax Law.

(b) In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to such Administrative Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability shall be delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority, the Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a US Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed pursuant to FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Withholding Agent, on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the applicable Withholding Agent, such documentation prescribed by Requirement of Tax Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Withholding Agent as may be necessary for the applicable Withholding Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by Requirement of Tax Law, deliver to the applicable Withholding Agent revised and/or updated documentation sufficient for the applicable Withholding Agent to confirm as to whether such Lender has complied with their respective obligations under FATCA. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent in connection with any Loan Document, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Should the applicable Withholding Agent not deduct or withhold any Taxes imposed by FATCA from a payment under any Loan Document based on the documentation provided by a Lender pursuant to Section 2.19(e)(ii), any amounts subsequently determined by a Governmental Authority to be subject to US Federal withholding Tax imposed pursuant to FATCA (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) shall be indemnified by such Lender. A certificate as to the amount of such payment or liability delivered to any Lender by the Withholding Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.19(f).

(g) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the applicable Loan Party within a reasonable period (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this Section 2.19(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.19(g), in no event will the Administrative Agent or such Lender be required to pay any amount to a Loan Party pursuant to this Section 2.19(g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.19(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.

(h) Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.20 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or if no such time is expressly required, prior to 1:00

p.m. New York City time), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York and except that payments pursuant to Section 2.17, 2.18, 2.19, 9.3 or pursuant to the Dutch Auction Procedures shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient recorded in the Register promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan and, except as otherwise set forth in any Loan Document, all other payments under each Loan Document shall be made in US Dollars. Any Term Loans paid or prepaid may not be reborrowed.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including Sections 2.21(b) or (c), 2.23, 2.24, 2.25 and 9.4(g) or pursuant to the terms of any Permitted Amendment) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted under this Agreement. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to 2.8(b), 2.20(d) or 8.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.21 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes, Other Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise cause economic, legal or regulatory disadvantage to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender (or any Participant in the Loans held by such Lender) requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes, Other Taxes or additional amount to any Lender (or its Participant) or any Governmental Authority for the account of any Lender pursuant to Section 2.19, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, either (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement (other than surviving rights to payments pursuant to Section 2.17 or 2.19) and the related Loan Documents to an assignee (other than a Disqualified Lender) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (A) the Borrower shall have received the prior written consent of the Administrative Agent, to the extent consent for an Assignment and Assumption would be required by such Person pursuant to Section 9.4, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments, or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans held by such Lender as of such termination date. A Lender shall not be required to make any such assignment and delegation, or to have its Commitments terminated and its obligations hereunder repaid, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation, or to terminate such Commitments and repay such obligations, cease to apply.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.2 requires the consent of all of the Lenders or all affected Lenders or all Lenders or all affected Lenders of a certain Class or Classes or with respect to a certain Class or Classes of the Loans and with respect to which the Required Lenders or the Majority Facility Lenders with respect to the applicable Class or Classes shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to either (i) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign all or the affected portion of its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (other than a Disqualified Lender); provided, that (A) all Obligations (other than contingent reimbursement and indemnification obligations, in each case, which are not due and payable) of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment (including any amount owed pursuant to Section 2.12(e), if applicable), (B) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (C) in connection with any such assignment the Borrower, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.4 (including obtaining the consent of the Administrative Agent if so required thereunder); provided, that, if the required Assignment and Assumption is not executed and delivered by such Non-Consenting Lender, such Non-Consenting Lender will be unconditionally and irrevocably deemed to have executed and delivered such Assignment and Assumption as of the date such Non-Consenting Lender receives payment in full of the Obligations (other than contingent reimbursement and indemnification obligations, in each case, which are not due and payable) of the Borrower owing to such Non-Consenting Lender, (D) the replacement Lender shall pay any processing and recordation fee referred to in Section 9.4(b)(ii)(C), if applicable, in accordance with the terms of such Section and (E) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination, or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Non-Consenting Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans held by such Non-Consenting Lender as of such termination date; provided, that such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable waiver or amendment of the applicable Loan Document or Loan Documents.

(d) Each Lender agrees that if it is replaced pursuant to this Section 2.21, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by Notes) subject to such Assignment and Assumption; provided, that the failure of any Lender replaced pursuant to this Section 2.21 to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of clause (b) or (c) of this Section 2.21.

2.22 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, so long as such Lender is a Defaulting Lender, the Commitments and Aggregate Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.2); provided, that this paragraph shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby if such amendment, waiver or modification would adversely affect such Defaulting Lender compared to other similarly affected Lenders; provided, further, that no amendment, waiver or modification that would require the consent of a Defaulting Lender under clause (2), (3) or (6) of Section 9.2(b) may be made without the consent of such Defaulting Lender.

In the event that the Administrative Agent, Mid-Holdings and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall then cease to be a Defaulting Lender with respect to subsequent periods unless such Lender shall thereafter become a Defaulting Lender.

2.23 Incremental Facilities. (a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders), request to incur additional Senior Lien Term Loans or add one or more additional tranches of term loans (the “Other Term Loans” and, together with any additional Senior Lien Term Loans incurred pursuant to this Section 2.23, the “Incremental Facilities”; the loans thereunder, the “Incremental Term Loans”). Notwithstanding anything to the contrary herein, without the consent of the Required Lenders, the aggregate amount of the Incremental Facilities shall not exceed, at any time, the sum of (x) the amount of all voluntary prepayments of the Term Loans pursuant to Section 2.12, in each case made prior to the date of incurrence of such Incremental Facility (other than in connection with any refinancing of such Term Loans) plus (y) an additional amount (each such Incremental Facility incurred under this clause (y), a “Ratio-Based Incremental Facility”) so long as, in the case of this clause (y), upon the effectiveness of each Incremental Facility Amendment, the First Lien Leverage Ratio, determined on a Pro Forma Basis (after giving effect to any Pro Forma Transaction, including any acquisition consummated with the proceeds of such Ratio-Based Incremental Facility), in each case, as if such Ratio-Based Incremental Facility had been outstanding on the last day of such Relevant Reference Period (provided, that the First Lien Leverage Ratio shall be determined without netting the proceeds from the incurrence of such Ratio-Based Incremental Facility (it being understood, for the avoidance of doubt, that such proceeds, to the extent constituting cash or Cash Equivalents, may be netted for subsequent determinations of the First Lien Leverage Ratio)), shall not exceed 4.10:1.00. All Incremental Term Loans shall be in an integral multiple of $1.0 million and in an aggregate principal amount that is not less than $5.0 million (or in such lesser minimum amount agreed by the Administrative Agent); provided, that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability in respect of the Incremental Facilities.

(b) Any Other Term Loans (i) shall rank pari passu in right of payment and security with the Obligations in respect of the other outstanding Term Loans as set forth in the relevant Incremental Facility Amendment (which shall be reasonably satisfactory to the Administrative Agent) and shall not be guaranteed by any Subsidiary that is not also a Guarantor, (ii) for purposes of prepayments, shall be treated substantially the same as (or, to the extent set forth in the relevant Incremental Facility Amendment, less favorably than) the other outstanding Term Loans and (iii) other than amortization, maturity date, conditions precedent and pricing (including interest rate, fees, funding discounts and prepayment premiums) (as set forth in the relevant Incremental Facility Amendment), shall have the same terms as the Senior Lien Term Loans or such terms that are, when taken as a whole, not materially more favorable (as reasonably determined by Mid-Holdings in good faith) to the investors or lenders providing such Other Term Loans than the terms and conditions, taken as a whole, applicable to the then existing Term Loans (except with respect to covenants (including any financial maintenance covenant added for the benefit of lenders providing such Other Term Loans) and other provisions so long as such covenants or other provisions (1) are also added for the benefit of the Lenders of all then outstanding Term Loans or (2) only become applicable after the Latest Maturity Date of the then outstanding Term Loans at the time of such incurrence of such Other Term Loans); provided, that (A) in respect of any Other Term Loans, if the effective yield (which, for such purpose only, shall be deemed to take account of interest rate margin and any then applicable benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (1) the weighted average life of such Other Term Loans and (2) four years) payable to all Lenders providing such Other Term Loans (but excluding any bona fide arrangement, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all Lenders (in their capacity as such) providing such Other Term Loans)) on such Other Term Loans determined as of the initial funding date for such Other Term Loans exceeds the effective yield (determined on same basis as the preceding parenthetical) on the Senior Lien Term Loans or any then-existing Incremental Term Loans, as applicable, immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, the Applicable Margin relating to the Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable, shall be adjusted and/or the Borrower will pay additional fees to Lenders holding Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable, in order that such effective yield on such Other Term Loans shall not exceed such effective yield on the Senior Lien Term Loans or such then existing Incremental Term Loans by more than 0.50% (provided, that if such adjustment is required due to the application of a higher interest rate benchmark floor on such Other Term Loans, such adjustment shall be effected solely through an increase in the interest rate benchmark floor of the Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable (or if no interest rate benchmark floor applies to the Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable, at such time, an interest rate benchmark floor shall be added)), (B) any Other Term Loans shall not have a final maturity date earlier than the then Latest Maturity Date of the then remaining Senior Lien Term Loans or then existing Incremental Term Loans and (C) any Other Term Loans shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the later of the then remaining Senior Lien Term Loans or then existing Incremental Term Loans, as applicable (determined, solely for the purposes of this clause (C), without giving effect to prepayments that reduced amortization of the then remaining Senior Lien Term Loans). Any Incremental Term Loans that are not Other Term Loans shall be on terms identical to the Senior Lien Term Loans and, for the avoidance of doubt, such Incremental Term Loans shall be deemed a Senior Lien Term Loan pursuant to the applicable Incremental Facility Amendment.

(c) Each notice from the Borrower pursuant to this Section 2.23 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans; provided, that any notice for Incremental Term Loans shall specify whether the Incremental Term Loans will be incurred in the form of additional Senior Lien Term Loans or Other Term Loans. Any Additional Lenders that elect to extend Incremental Term Loans shall be reasonably satisfactory to Mid-Holdings and the Borrower, and (unless such Additional Lender is already a Lender or an Affiliate of a Lender) the Administrative Agent (in each case, any approval thereof not to be unreasonably withheld, delayed or conditioned), and, if not already a Lender, shall become a Lender under this Agreement pursuant to an Incremental Facility Amendment. Each Incremental Facility shall become effective pursuant to an amendment (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Mid-Holdings, the Borrower, such Additional Lender or Additional Lenders and the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders or any other Person other than Mid-Holdings, the Borrower, the Administrative Agent and the Additional Lenders with respect to such Incremental Facility Amendment. The Lenders hereby irrevocably authorize the Administrative Agent to enter into Incremental Facility Amendments and, as appropriate, amendments to the other Loan Documents as may be necessary in order to establish new tranches or sub-tranches in respect of the existing Term Loans and such technical amendments as may be necessary or appropriate in the opinion of the Administrative Agent, Mid-Holdings and the Borrower to effect the provisions of this Section 2.23 (including to provide for class voting provisions applicable to the Additional Lenders on terms comparable to the provisions of Section 9.2(b)). No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees. Commitments in respect of any Incremental Term Loans shall become Commitments under this Agreement. The effectiveness of any Incremental Facility

Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders party thereto, be subject to (i) the payment in full of all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Facility, to the extent invoiced prior to such date, and (ii) the satisfaction or waiver on the date thereof (each, an “Incremental Facility Closing Date”) of (x) the representations and warranties made by any Loan Party in or pursuant to the Loan Documents being true and correct in all material respects on and as of Incremental Facility Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided, that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”; provided, further, that, in connection with any Acquisition-Related Incremental Financing, the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be (a) the Specified Representations and (b) such of the representations and warranties made by or on behalf of the applicable acquired company or business (or the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Mid-Holdings or the Borrower (or any Subsidiary of Mid-Holdings or the Borrower) has the right to terminate the obligations of Mid-Holdings, the Borrower or such Subsidiary under such acquisition agreement or not consummate such acquisition as a result of the inaccuracy of such representations or warranties in such acquisition agreement) and (y) no Default or Event of Default (or, in the case of any Acquisition-Related Incremental Financing, and to the extent agreed to by the lenders and other investors providing such Incremental Facilities, no Specified Default) having occurred and being continuing on the Incremental Facility Closing Date or after giving effect to the Incremental Facility requested to be made on such date. To the extent reasonably requested by the Administrative Agent, the effectiveness of an Incremental Facility Amendment may be conditioned on the Administrative Agent’s receipt of customary legal opinions with respect thereto, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1, with respect to the Borrower and the Restricted Subsidiaries. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.3 required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

(d) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, subject to providing notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders), issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the aggregate amount of Incremental Facilities then permitted to be incurred under Section 2.23(a); provided, that, for purposes of determining the amount available under Section 2.23(a), all Incremental Equivalent Debt will be deemed to constitute Consolidated First Lien Debt irrespective of whether the terms of the notes or loans constituting such Incremental Equivalent Debt satisfy the requirements in the definition thereof; provided, further, that solely in respect of any Incremental Equivalent Debt constituting term loans secured on a pari passu basis with the Obligations, if the effective yield (which, for such purpose only, shall be deemed to take account of interest rate margin and any then applicable benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (1) the weighted average life of such Incremental Equivalent Debt and (2) four years) payable to all lenders or investors providing such Incremental Equivalent Debt (but excluding any bona fide arrangement, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or investors (in their capacity as such) providing such Incremental Equivalent Debt)) on such Incremental Equivalent Debt determined as of the initial funding date for such Incremental Equivalent Debt exceeds the effective yield (determined on same basis as the preceding parenthetical) on the Senior Lien Term Loans or any then existing Incremental Term Loans, as applicable, immediately prior to the effectiveness of the definitive documentation of such Incremental Equivalent Debt by more than 0.50%, the Applicable Margin relating to the Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable, shall be adjusted and/or the Borrower will pay additional fees to Lenders holding Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable, in order that such effective yield on such Incremental Equivalent Debt shall not exceed such effective yield on the Senior Lien Term Loans or such then existing Incremental Term Loans by more than 0.50% (provided, that if such adjustment is required due to the application of a higher interest rate benchmark floor on such Incremental Equivalent Debt, such adjustment shall be effected solely through an increase in the interest rate benchmark floor of the Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable (or if no interest rate benchmark floor applies to the Senior Lien Term Loans or such then existing Incremental Term Loans, as applicable, at such time, an interest rate benchmark floor shall be added)). As conditions precedent to the issuance of any Incremental Equivalent Debt pursuant to this Section 2.23, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the date of issuance of the Incremental Equivalent Debt signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the Borrower approving or consenting to the execution and delivery of the applicable financing documentation in respect of such Incremental Equivalent Debt and the issuance of such Incremental Equivalent Debt, and certifying that the conditions precedent set forth in the following subclauses (ii) through (vii) have been satisfied, (ii) such Incremental Equivalent Debt shall rank pari passu or junior in right of payment and shall not have guarantees from any Subsidiary that is not also a Guarantor and if secured, shall not be secured by any assets not constituting Collateral, (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the date that is 91 days after the Latest Maturity Date at the time of issuance, (iv) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall (A) not be shorter than 91 days plus the Weighted Average Life to Maturity of any remaining Term Loans, or (B) not be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary asset sale or change of control provisions), (v) no Default or Event of Default (or, in the case of any Acquisition-Related Incremental Financing, and to the extent agreed to by the persons providing such Incremental Equivalent Debt, no Specified Default) shall have occurred and be continuing or would result from the issuance of such Incremental Equivalent Debt and (vi) all fees and expenses owing to the Administrative Agent and the Lenders or other financial institutions in respect of such Incremental Equivalent Debt, to the extent invoiced prior to such date, shall have been paid in full.

(e) Notwithstanding anything to the contrary in this Section 2.23, with respect to any Incremental Facility (or Incremental Equivalent Debt), the proceeds of which are to be used by the Borrower or any other Group Member to finance, in whole or in part, a Permitted Acquisition or other Investment permitted under Section 6.7 (an “Acquisition-Related Incremental Financing”), for purposes of determining (x) compliance with any financial ratio, (y) accuracy of representations and warranties (other than Specified Representations which shall be accurate in all material respects as of the Incremental Facility Closing Date or the date of incurrence of such Incremental Equivalent Debt, as the case may be) or occurrence of Default or Event of Default, or (z) availability under baskets (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), in each case, in connection with such Permitted Acquisition or Investment, the Borrower shall have the option of making any such determinations as of the date the definitive agreement for such Permitted Acquisition or Investment is signed (and any such financial ratio or basket shall be calculated as if the acquisition or investment, and other Pro Forma Transactions in connection therewith were consummated on such date).

2.24 Replacement Facilities. (a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to replace all or a portion of the Term Loans under any Facility with one or more additional tranches of term loans under this Agreement (each such replacement facility, a “Replacement Facility”; the loans thereunder, the

“Replacement Term Loans”). Each tranche of Replacement Term Loans shall be in an integral multiple of $1.0 million and be in an aggregate principal amount that is not less than $20.0 million (or such lesser minimum amount approved by the Administrative Agent) and shall not exceed the principal amount of the Term Loans being replaced (plus the amount of fees, expenses and original issue discount incurred in connection with such Replacement Term Loans). The Net Cash Proceeds of any Replacement Term Loans shall be applied only to prepay the Term Loans of the Class of Term Loans that such Replacement Term Loans are replacing.

(b) Any Replacement Term Loans (i) shall rank pari passu in right of payment and security with the Obligations in respect of the other Term Loans pursuant to the relevant Replacement Facility Amendment (which shall be reasonably satisfactory to the Administrative Agent) and (ii) other than voluntary prepayment, maturity date, conditions precedent and pricing (including interest rate, fees, funding discounts and prepayment premiums) (as set forth in the relevant Replacement Facility Amendment) shall have the same terms as (or, to the extent set forth in the relevant Replacement Facility Amendment, terms, when taken as a whole, not materially more favorable (as determined by Mid-Holdings in good faith) to the lenders or investors providing such Replacement Term Loans than the terms applicable to) the Term Loans being replaced (except with respect to covenants (including any financial maintenance covenant added for the benefit of lenders providing such Replacement Term Loans) and other provisions so long as such covenants or other provisions (1) are also added for the benefit of all then outstanding Term Loans or (2) only become applicable after the Latest Maturity Date of the then outstanding Term Loans at the time of such incurrence of such Replacement Term Loans); provided, that (A) any Replacement Term Loans shall not have a final maturity date earlier than the final scheduled maturity date of the Term Loans being replaced, (B) any Replacement Term Loans shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then remaining Term Loans under the applicable Class (determined, solely, for the purposes of this clause (B), without giving effect to prepayments that reduced amortization of the then remaining Senior Lien Term Loans), (C) principal of and interest on any Term Loans being replaced with Replacement Term Loans shall be paid in full on the Replacement Facility Closing Date for the applicable Replacement Term Loans and (D) the Term Loans of each Lender under the replaced Class shall be prepaid ratably. The obligations under any Replacement Facility shall not be guaranteed by any Person other than a Guarantor, and, if secured, the obligations under any Replacement Facility shall not be secured by a Lien on any Property other than Property that constitutes Collateral. In addition, the terms and conditions applicable to any Replacement Facility may provide for additional or different covenants or other provisions that are agreed between the Borrower and the Lenders under such Replacement Facility and applicable only during periods after the then Latest Maturity Date that is in effect on the date such Replacement Facility is issued, incurred or obtained or the date on which all non-refinanced Obligations (excluding contingent reimbursement and indemnification obligations, in each case, which are not then due and payable) are paid in full.

(c) Each notice from the Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Replacement Term Loans. Any Additional Lender that elects to extend Replacement Term Loans shall be reasonably satisfactory to the Borrower and (unless such Additional Lender is already a Lender or an Affiliate of a Lender) the Administrative Agent, and, if not already a Lender, shall become a Lender under this Agreement pursuant to a Replacement Facility Amendment. Each Replacement Facility shall become effective pursuant to an amendment (each, a “Replacement Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Mid-Holdings, the Borrower, such Additional Lender or Additional Lenders and the Administrative Agent. No Replacement Facility Amendment shall require the consent of any Lenders or any other Person other than the Borrower, the Administrative Agent and the Additional Lenders with respect to such Replacement Facility Amendment. The Lenders hereby irrevocably authorize the Administrative Agent to enter into the Replacement Facility Amendment and, as appropriate, amendments to the other Loan Documents as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so replaced and such technical amendments as may be necessary or appropriate in the opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.24 (including to provide for class voting provisions applicable to the Additional Lenders on terms comparable to the provisions of Section 9.2(b)). No Lender shall be obligated to provide any Replacement Term Loans unless it so agrees. Commitments in respect of any Replacement Term Loans shall become Commitments under this Agreement. The effectiveness of any Replacement Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders party thereto, be subject to the satisfaction or waiver on the date thereof (each, a “Replacement Facility Closing Date”) of (x) the representations and warranties made by any Loan Party in or pursuant to the Loan Documents being true and correct in all material respects on and as of Replacement Facility Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided, that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”) and (y) no Default or Event of Default having occurred and being continuing on the Replacement Facility Closing Date or after giving effect to the Replacement Facility requested to be made on such date. The proceeds of any Replacement Term Loans will be used solely to repay the replaced Facility (or replaced portion thereof). To the extent reasonably requested by the Administrative Agent, the effectiveness of a Replacement Facility Amendment may be conditioned on the Administrative Agent’s receipt of customary legal opinions with respect thereto, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1, with respect to the Borrower and the Restricted Subsidiaries. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.24.

(d) Notwithstanding anything to the contrary above, at any time and from time to time following the establishment of a Class of Replacement Term Loans, the Borrower may offer any Lender of a Term Loan Facility that has previously been subject to a Replacement Facility Amendment (without being required to make the same offer to any or all other Lenders) who had not elected to participate in such Replacement Facility Amendment on the applicable Replacement Facility Closing Date the right to convert all or any portion of its Term Loans into such Class of Replacement Term Loans; provided, that (i) such offer and any related acceptance shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent; (ii) such additional Replacement Term Loans (x) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) with the existing Replacement Term Loans, and (y) with respect to any additional Replacement Term Loans, shall result in proportionate increases to the scheduled amortization payments otherwise owing with respect to any such Replacement Term Loans, (iii) any Lender which elects to participate in a Replacement Facility pursuant to this clause (d) shall enter into a joinder agreement to the respective Replacement Facility Amendment, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Lender, the Administrative Agent, Mid-Holdings and the Borrower and (iv) any such additional Replacement Term Loans shall be in an aggregate principal amount that is not less than $1.0 million (or, in the case of an outstanding Class with an entire outstanding principal amount of existing Term Loans less than a $1.0 million that is to be refinanced in full, such outstanding principal amount or commitments), unless each of the Borrower and the Administrative Agent otherwise consents. Notwithstanding anything to the contrary contained herein, any Loans made as provided above shall be treated as part of the Class to which such Loans are added, and shall not constitute a new Class of Replacement Term Loans.

2.25 Extensions of Term Loans. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans so extended, as well as the original Term Loans not so extended, being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were extended), so long as the following terms are satisfied: (i) (1) except as to pricing (including interest rates, fees, funding discounts and prepayment premiums), amortization, maturity, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (i)(2), (i)(3) and (ii), be set forth in the relevant Extension Offer), the Term Loans of any Term Loan Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms, or on terms that are, when taken as a whole, not materially more favorable (as reasonably determined by Mid-Holdings in good faith) to the Extending Term Lenders than the terms and conditions, taken as a whole, applicable to, the tranche of Term Loans subject to such Extension Offer (except with respect to covenants (including any financial maintenance covenant added for the benefit of Extending Term Lenders) and other provisions so long as such covenants or other provisions (x) are also added for the benefit of all then outstanding Term Loans or (y) only become applicable after the Latest Maturity Date of the then outstanding Term Loans at the time of such incurrence of such Extended Term Loans), (2) the Weighted Average Life to Maturity of any Extended Term Loans shall be no less than 91 days longer than the remaining Weighted Average Life to Maturity of the Class extended thereby and (3) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Extension Offer (provided, that if the applicable Extending Term Lenders have the ability to decline mandatory prepayments, any such mandatory prepayment that is not accepted by the applicable Extending Term Lenders shall be applied, subject to the right of any applicable Lender to decline mandatory prepayments (if any), to the non-extended Term Loans of the Class being extended), (ii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), in respect of which Term Loan Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Term Loan Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Loan Lenders have accepted such Extension Offer and (iii) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Term Loans to be tendered. The transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other Person (other than as set forth in clause (c) below), and the requirements of any provision of this Agreement (including Sections 2.12 and 2.20) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.25 shall not apply to any of the transactions effected pursuant to this Section 2.25.

(c) No consent of any Lender or any other Person shall be required to effectuate any Extension, other than the consent of Mid-Holdings, the Borrower and each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.25 (including in connection with the establishment of such new tranches or sub-tranches, or to provide for class voting provisions applicable to the Additional Lenders on terms comparable to the provisions of Section 9.2(b)). Without limiting the foregoing, in connection with any Extension the respective Loan Parties shall (at their expense), within 90 days of the applicable Extension Amendment (or such later date as may be approved by the Administrative Agent), amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

(e) Notwithstanding anything to the contrary above, at any time and from time to time following the establishment of a Class of Extended Term Loans, the Borrower may offer any Lender of a Term Loan Facility that had been subject to an Extension Amendment (without being required to make the same offer to any or all other Lenders) who had not elected to participate in such Extension Amendment the right to convert all or any portion of its Term Loans into such Class of Extended Term Loans; provided, that (i) such offer and any related acceptance shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent; (ii) such additional Extended Term Loans, (x) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) with the existing Extended Term Loans, and (y) with respect to any additional Extended Term Loans shall result in proportionate increases to the scheduled amortization payments otherwise owing with respect to any such Extended Term Loans, (iii) any Lender which elects to participate in an Extension Facility pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Lender, the Administrative Agent, Mid-Holdings and the Borrower and (iv) any such additional Extended Term Loans shall be in an aggregate principal amount that is not less than $1.0 million (or, in the case of an outstanding Class with an entire outstanding principal amount of existing Term Loans less than a $1.0 million that is to be refinanced in full, such outstanding principal amount or commitments), unless each of the Borrower and the Administrative Agent otherwise consents. Notwithstanding anything to the contrary contained herein, any Loans made as provided above shall be treated as part of the Class to which such Loans are added, and shall not constitute a new Class of a new Extended Term Loans.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans Holdings, Mid-Holdings and the Borrower hereby jointly and severally represent and warrant, subject on the Closing Date to the Limited Conditionality Provision, to each Agent and each Lender that:

3.1 Financial Condition. (a) (i) The pro forma combined balance sheet of Mid-Holdings as of December 31, 2014, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and (ii) the pro forma combined statements of income and cash flows of Mid-Holdings for the twelve-month period ended December 31, 2014, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such twelve-month period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared in good faith based on information available to Mid-Holdings as of the date of delivery thereof and assumptions believed by Mid-Holdings to be reasonable when made and at the time so furnished, and present fairly in all material respects on a pro forma basis, in the case of (i) above, the estimated financial position of Mid-Holdings (after giving effect to the Transactions as described in clause (i) above) as at December 31, 2014, and, in the case of (ii) above, the estimated results of operations for the period covered thereby (after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period).

(b) The audited combined balance sheets of the Business as at December 31, 2012 and December 31, 2013, and the related combined statements of income, stockholders’ equity and of cash flows for the fiscal years ended on such dates, accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the combined financial condition of the Business as at such date, and the combined results of its operations, changes in stockholders’ equity and combined cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (unless otherwise noted therein) applied consistently throughout the periods involved (except as disclosed therein).

(c) The unaudited combined balance sheet and related statements of income, stockholders’ equity and cash flows of the Business as of and for the four fiscal quarter period ended December 31, 2014, copies of which have heretofore been furnished to the Administrative Agent, present fairly in all material respects the combined financial condition of the Business as at such date, and the combined results of its operations, changes in stockholders’ equity and combined cash flows for the four fiscal quarter period then ended. All such financial statements have been prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes) unless otherwise noted therein.

3.2 No Change. Since the Closing Date, there has been no development or event, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

3.3 Corporate Existence; Compliance with Law. Each of Holdings and each Group Member (a) is duly organized or, as the case may be, incorporated, validly existing and in good standing or in full force and effect under the laws of the jurisdiction of its organization (to the extent such concepts exist in such jurisdictions), (b) has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) in the case of any Domestic Subsidiary (or any Foreign Subsidiary organized in a jurisdiction where such concept exists), is duly qualified as a foreign organization and in good standing or in full force and effect under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of the foregoing clauses (a) (solely with respect to Restricted Subsidiaries other than the Borrower), (b), (c) and (d), as would not, in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

3.4 Organizational Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the consents, authorizations, filings and notices described in Schedule 3.4, (iii) the filings referred to in Section 3.17, (iv) filings necessary to create or perfect Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (including the corresponding filings under the Junior Lien Loan Documents and the ABL Loan Documents) and (v) those consents, authorizations, filings and notices the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or violate or result in a default under, any Contractual Obligation of Holdings or any Group Member, except, in each case, as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective Properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than Permitted Liens).

3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings, Mid-Holdings or the Borrower, threatened in writing by or against Holdings or any Group Member or against any of their respective properties or revenues (a) with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would have or reasonably be expected to have a Material Adverse Effect (after giving effect to applicable insurance).

3.7 Ownership of Property; Liens. Each of Holdings and each Group Member has good title to, or a valid leasehold interest in, all real property and other Property material to the conduct of its business except where the failure to have such title or interests would not have or reasonably be expected to have a Material Adverse Effect. None of the Pledged Capital Stock is subject to any Lien except Permitted Liens.

3.8 Intellectual Property. Except as would not have or reasonably be expected to result in a Material Adverse Effect, (i) each of Holdings and each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted (“Company Intellectual Property”); (ii) no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any Company Intellectual Property or the validity or effectiveness of any Company Intellectual Property, nor do any of Holdings, Mid-Holdings or the Borrower know of any valid basis for any such claim; and (iii) to the knowledge of Holdings, Mid-Holdings and the Borrower, the use of Company Intellectual Property by Holdings and the Group Members does not infringe on the rights of any Person.

3.9 Taxes. Each of Holdings and each Group Member has timely filed or caused to be filed all Federal and non-US income and all state and other tax returns that are required to be filed and has timely paid or caused to be paid all Federal and non-US income and all state, provincial, territorial and other Taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties or income due and payable by it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or any of the Group Members, as the case may be) except, in each case, where the failure to do so would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, Mid-Holdings and the Borrower, no material written claim has been asserted with respect to any taxes (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or the Group Members, as the case may be).

3.10 Federal Regulations. No part of the proceeds of any Loans will be used by Holdings, Mid-Holdings, the Borrower or any of their respective Subsidiaries for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If reasonably requested by the Administrative Agent on behalf of any Lender, the Borrower will furnish to the Administrative Agent (for delivery to such Lender) a statement to the foregoing effect for the benefit of such Lender in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U. On the Closing Date, “margin stock” (within the meaning of Regulation U) does not constitute more than 25.0% of the value of the consolidated assets of the Group Members.

3.11 ERISA; Foreign Pension Plans.

(a) Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (i) neither a Reportable Event nor the failure of any Loan Party or Commonly Controlled Entity to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or any failure by any Single Employer Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period, (iii) neither Mid-Holdings nor any Commonly Controlled Entity has had, or is reasonably likely to have, a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, (iv) no failure by any Loan Party or any Commonly Controlled Entity to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code has occurred, (v) there has not been a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), and (vi) to the knowledge of Holdings, Mid-Holdings or the Borrower, no Multiemployer Plan is in Reorganization, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Canadian Pension Plan (to the extent any may exist) is fully funded on a going-concern and solvency basis using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles; (ii) no promises of benefit improvements under any Canadian Pension Plan have been made; (iii) all obligations of each Group Member (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis, and, without limiting the generality of the foregoing, all contributions or premiums required to be made or paid by each Group Member to any Canadian Pension Plan have been made or paid in a timely fashion in accordance with the terms of such Canadian Pension Plan and all Requirements of Law; (iv) all employee contributions to all Canadian Pension Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by and fully paid into such plans in a timely manner; (v) there have been no improper withdrawals or applications of the assets of any Canadian Pension Plan; (vi) no Lien exists in favor of an administrator of a Canadian Pension Plan for any overdue contributions or premiums; (vii) no event has occurred and no condition exists that has resulted or could reasonably be expected to result in a Canadian Pension Plan having its registration revoked; (viii) no event has occurred that has resulted in, and no condition exists that could reasonably be expected to result in, a Person ordering (or issuing a notice of intent to order) the termination or wind-up of any Canadian Pension Plan in whole or in part; and (ix) no Person has ordered or given notice of the termination or wind-up of a Canadian Pension Plan in whole or in part. Each Group Member’s sole obligation to or in respect of any Canadian Pension Plan is a “multi-employer pension plan”, as such term is defined in the Pension Benefits Act (Ontario) or any similar plan registered under pension standards legislation of another jurisdiction in Canada, including a “specified multi-employer” or “multi-unit” pension plan is to make monetary contributions to such plan in the amounts and in the manner set forth in the applicable collective agreement(s) and plan text.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Group Member is or has (a) at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme in England which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 of the United Kingdom), nor (b) been “connected” with or an “associate” (as those terms are used in Sections 38 and 43 of the Pensions Act 2004 of the United Kingdom) of such an employer.

3.12 Investment Company Act. No Loan Party is an “investment company” within the meaning of, or required to register under, the Investment Company Act of 1940.

3.13 Restricted Subsidiaries. (a) The Restricted Subsidiaries listed on Schedule 3.13(a) constitute all the Restricted Subsidiaries of Mid-Holdings as of the Closing Date. Schedule 3.13(a) sets forth as of the Closing Date the exact legal name (as reflected on the certificate of incorporation (or formation)) and jurisdiction of incorporation (or formation) of each Restricted Subsidiary of Mid-Holdings and, as to each such Restricted Subsidiary, the percentage and number of each class of Capital Stock of such Restricted Subsidiary owned by the Group Members.

(b) As of the Closing Date, except as set forth on Schedule 3.13(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, directors, managers and consultants and directors’ qualifying shares) of any nature relating to any Capital Stock of Mid-Holdings or any Restricted Subsidiary.

(c) As of the Closing Date, Mid-Holdings has no Unrestricted Subsidiaries.

3.14 Use of Proceeds. The proceeds of the Senior Lien Term Loans shall be used on the Closing Date, together with the proceeds of the Junior Lien Term Loans, the ABL Revolving Loans made on the Closing Date (if any) and the Equity Contribution, to (i) pay the consideration due to the Seller under the Purchase Agreement, (ii) repay Existing Debt and (iii) pay the Transaction Costs. The proceeds of any Loans under an Incremental Facility shall be used as specified in the relevant Incremental Facility Amendment. The proceeds of the Replacement Term Loans shall be used as specified in Section 2.24.

3.15 Environmental Matters. Other than exceptions to any of the following that would not, in the aggregate, reasonably have or be expected to have a Material Adverse Effect:

(a) each of Holdings and each Group Member: (i) are, and for the period of three years immediately preceding the Closing Date have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; and (iii) are in compliance with all of their Environmental Permits;

(b) Hazardous Materials are not present at, on, under or in any real property now or formerly owned, leased or operated by Holdings or any Group Member, or at any other location (including any location to which Hazardous Materials have been sent by Holdings or any Group Member for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to the imposition of Environmental Liabilities on Holdings or any Group Member, or (ii) interfere with Holdings’ or any Group Member’s continued operations, or (iii) impair the fair saleable value of any real property owned or leased by Holdings or any Group Member;

(c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) pursuant to any Environmental Law to which Holdings or any Group Member is named as a party that is pending or, to the knowledge of Holdings or any Group Member, threatened in writing;

(d) neither Holdings nor any Group Member has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law;

(e) neither Holdings nor any Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or Environmental Liability; and

(f) neither Holdings nor any Group Member has assumed or retained by contract or operation of law, or is otherwise subject to, any Environmental Liability.

3.16 Accuracy of Information, Etc. None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or any Group Member to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished but excluding projected financial information (including the Projections) and information of a general economic, forward looking or industry-specific nature), when taken as a whole, contained or contains as of the date the same was or is furnished any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were or are made (after giving effect to all supplements and updates thereto), not materially misleading; provided, that (i) the foregoing representation and warranty, insofar as it relates to the Business, is made as of the Closing Date only subject to the knowledge of Holdings, and (ii) to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or other forward looking statement, each of Holdings, Mid-Holdings and the Borrower represents only that it acted in good faith based upon assumptions believed by management of Holdings, Mid-Holdings or the Borrower, as the case may be, to be reasonable at the time made and at the time furnished (it being understood that forecasts and projections by their nature are inherently uncertain, that actual results may differ significantly from the forecasted or projected results and that such differences may be material and no assurances are being given that the results reflected in the forecasts and projections will be achieved).

3.17 Security Documents. (a) The Guarantee and Collateral Agreement and each other US Security Document (other than any Mortgages) executed and delivered by a Loan Party is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Subject to the terms of Section 5.9(d) and except as otherwise provided under applicable Requirements of Law (including the UCC), in the case of (i) the Pledged Capital Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Capital Stock (and constituting “certificated securities” within the meaning of the UCC) are delivered to the Administrative Agent, (ii) Collateral with respect to which a security interest may be perfected only by possession or control, upon the taking of possession or control by the Administrative Agent of such Collateral, and (iii) the other personal property Collateral described in the US Security Documents, when financing statements in appropriate form are filed in the appropriate filing offices, appropriate assignments or notices are filed in each applicable IP Office and such other filings as are specified by the Guarantee and Collateral Agreement have been completed, the Lien on the Collateral created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, as security for the Obligations, in each case prior to the Liens of any other Person (except Permitted Liens).

(b) Each of the Mortgages executed and delivered by a Loan Party is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein; and when the Mortgages are filed or recorded in the offices designated by Mid-Holdings, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage or the Loan Documents, including Permitted Liens).

(c) Each of the Canadian Security Documents (other than any Mortgages) executed and delivered by a Loan Party is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Subject to the terms of Section 5.9(d) and except as otherwise provided under applicable Requirements of Law (including the PPSA), when financing statements or equivalent materials in appropriate form are filed in the appropriate filing offices, the Lien on the Collateral created by each of the Canadian Security Documents shall constitute a fully perfected or opposable Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, as security for the Obligations of such Loan Parties, in each case prior to the Liens of any other Person (except Permitted Liens).

(d) Subject to any applicable Reservations, each of the English Security Documents (other than any Mortgages) executed and delivered by a Loan Party is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein to the extent a security interest can be created therein under applicable laws and subject to the terms of such English Security Document and (ii) following the registration of the English Debenture on HBPL Register of Charges maintained by Companies House in England, the security in the Collateral of HBPL will be perfected, subject to Section 5.9(d), to the extent possible under the applicable provisions of the Companies Act 2006 of the United Kingdom.

(e) Subject to any applicable Reservations, each of the Jersey Security Documents executed and delivered by a Loan Party is effective to create in favor of the Administrative Agent, for the benefit of each of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein. Subject to the terms of Section 5.9(d) and except as otherwise provided under applicable Requirements of Law, in the case of (i) the Capital Stock described in any Jersey Security Document that are securities represented by share certificates or otherwise constituting “investment securities” within the meaning of the Security Interests (Jersey) Law 2012, when certificates representing such Capital Stock are delivered to the Administrative Agent, and (ii) in the case of the other Collateral not described in clause (i) when the financing statement in the appropriate form in respect of the same is filed in accordance with the Security Interests (Jersey) Law 2012, the Lien on the Collateral created by the Jersey Security Documents shall constitute a fully perfected security interest in, all right, title and interest of the Loan Parties in such Collateral, as security for the Obligations, in each case prior to the Liens of any other Person (except Permitted Liens).

3.18 Solvency. As of the Closing Date, after giving effect to the Transactions to be consummated on the Closing Date, Mid-Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

3.19 PATRIOT Act; FCPA; OFAC. (a) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used by Holdings, Mid-Holdings, the Borrower or any of their respective Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(b) Neither Holdings nor any Group Member nor, to the knowledge of Holdings, Mid-Holdings or the Borrower, any director, officer, agent, employee or Affiliate of Holdings or any Group Member, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) is currently subject to any US sanctions administered by the Office of Foreign Assets Control of the US Treasury Department (“OFAC”); and none of Holdings or any Group Member will directly or indirectly use the proceeds of the Loans or otherwise knowingly make available such proceeds to any person, (x) for the purpose of financing the activities of any person currently subject to any US sanctions administered by OFAC or (y) in any manner that would result in a violation by any Secured Party or Loan Party of any sanction imposed or administered by any Governmental Authority of the US, Canada or England.

3.20 Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents.

3.21 Labor Matters. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Holdings or any Group Member pending or, to the knowledge of Holdings, Mid-Holdings or the Borrower, threatened, (b) the hours worked by and payments made to employees of Holdings or any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, provincial, territorial, local or foreign law dealing with such matters and (c) all payments due from Holdings or any Group Member, or for which any claim may be made against Holdings or any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or any such Group Member. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any Group Member is bound.

3.22 Centre of Main Interest. With respect to any Loan Party incorporated in the European Union, for the purposes of The Council of the European Union Regulation No 1346/2000 on Insolvency Proceedings (the “Regulation”), as of the Closing Date, its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Closing Date. The agreement of each Lender to make the Senior Lien Term Loans requested to be made by it hereunder is subject to the satisfaction (or waiver in accordance with Section 9.2), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received this Agreement, the Guarantee and Collateral Agreement, the ABL Intercreditor Agreement, the Senior/Junior Intercreditor Agreement, the Jersey Share Security Interest Agreements, the Jersey Receivables Security Interest Agreement, the English Debenture and the Canadian General Security Agreement, in each case, executed and delivered by each party thereto.

(b) Acquisition Transactions. The following transactions shall have been consummated, or shall be consummated substantially currently with the Borrowing under the Term Loan Facility:

(i) The Acquisition shall have been consummated in accordance with applicable law and the terms of the Purchase Agreement (without any amendments, modifications, or waivers thereof, or consents thereunder, that are materially adverse to the interests of the Borrower, the Lenders or the Arrangers (unless the Administrative Agent and the Arrangers have given their prior written consent (such consent not to be unreasonably withheld, delayed or conditioned))); provided, that (A) a reduction by less than 15.0% in the consideration payable under the Purchase Agreement shall be deemed to be not materially adverse so long as such reduction in the consideration payable under the Purchase Agreement shall reduce the amount of the Equity Contribution, the Funded

Debt under the Junior Lien Credit Agreement and the Funded Debt under the Term Loan Facility on a dollar-for-dollar basis in proportion to the actual percentages that the amount of the Equity Contributions, the Term Loan Facility and the Funded Debt under the Junior Lien Credit Agreement bear to the pro forma total consolidated debt and equity capitalization of Mid-Holdings and its Subsidiaries after giving effect to the Transactions and (B) any increase in the purchase price shall be deemed to be not materially adverse so long as such increase is funded solely by a contribution of cash to Holdings by way of subscription for shares (which shall in turn be contributed to Mid-Holdings by way of subscription for shares) (otherwise, any change in the purchase price of the Acquisition other than those described in clause (A) or (B) shall be deemed to be materially adverse to the interests of the Borrower, the Lenders and the Arrangers).

(ii) The Equity Contribution shall have been made in at least an amount equal to 27.5% of the pro forma total consolidated debt and equity capitalization of Holdings and its Subsidiaries on the Closing Date after giving effect to the Transactions.

(iii) The Refinancing shall have been consummated.

(c) Pro Forma Balance Sheet; Financial Statements. The Administrative Agent shall have received (i) the Pro Forma Financial Statements, (ii) audited combined balance sheets and related statements of income, stockholders’ equity and cash flows of the Business for the fiscal years ended December 31, 2012 and December 31, 2013 and (iii) unaudited combined balance sheets and related statements of income, stockholders’ equity and cash flows of the Business for the fiscal quarter ended December 31, 2014.

(d) Fees. All fees and expenses in connection with the Term Loan Facility (including reasonable out-of-pocket legal fees and expenses) payable by Holdings, Mid-Holdings or the Borrower to the Lenders, the Arrangers and the Agents on or before the Closing Date shall have been paid to the extent then due; provided, that all such amounts shall be required to be paid, as a condition precedent to the Closing Date, only to the extent invoiced at least one Business Day prior to the Closing Date.

(e) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J from a Responsible Officer of Mid-Holdings with respect to the solvency of Mid-Holdings and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions.

(f) Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(g) Other Certifications. The Administrative Agent shall have received the following:

(i) a copy of the charter or other similar Organizational Document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized or incorporated (or, in the case of any Loan Party incorporated under the laws of England or Jersey, by a director of the relevant Loan Party), together with certified copies of all consents to issue shares under the Control of Borrowing (Jersey) Order 1958 and all other Jersey regulatory approvals, authorizations, consents, licenses, permits or registrations (if any) issued to any Loan Party incorporated under the laws of Jersey;

(ii) with respect to Loan Parties organized in jurisdictions where such concept exists, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, certifying that such Person is duly organized and in good standing or full force and effect under the laws of such jurisdiction; and

(iii) a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, which shall include, in the case of any Loan Party incorporated under the laws of Jersey (I) a resolution or other statement to the effect that the solvency test specified in Article 74(2)(b) of the Companies (Jersey) Law 1991 is satisfied after such Person’s entry into the Loan Documents and (II) a unanimous resolution of all of the shareholders of that Loan Party approving the entry into of the Loan Documents to which such Person is a party for the purposes of Article 74(2)(a) of the Companies (Jersey) Law 1991, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Loan Party have not been amended since the date the documents furnished pursuant to clause (i) above were certified, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

(h) Legal Opinions. The Administrative Agent shall have received the legal opinion of (i) Gibson, Dunn & Crutcher LLP, New York counsel to the Loan Parties, (ii) Carey Olsen, Jersey counsel to the Loan Parties, (iii) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties and (iv) each other legal opinion as set forth on Schedule 4.1(h), in each case in form and substance reasonably satisfactory to the Administrative Agent, and with respect to any Loan Party organized under the laws of Jersey, in each case together with a copy of any certificate required to be given by a director of such Loan Party in connection with such legal opinion to be given by such counsel in respect of the obligations of such Loan Party under the Loan Documents.

(i) Pledged Capital Stock; Stock Powers; Pledged Notes. Subject to the Limited Conditionality Provision and to the extent delivery thereof is required under the applicable Security Document, the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to any Security Document (if such shares are certificated), together with, in the case of Capital Stock of any Domestic Subsidiary, an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and, in the case of Capital Stock of any Foreign Subsidiary, such other documents as are required by the applicable Security Documents and (ii) each promissory note required to be delivered by the Loan Parties pursuant to any Security Document endorsed in blank or accompanied by an executed transfer form in blank (in each case to the extent delivery of such endorsements or transfer forms are customary under applicable Requirements of Law) by the pledgor thereof.

(j) No Material Adverse Effect. Since December 23, 2014, there shall not have occurred a Company Material Adverse Effect.

(k) Security Interests. The Administrative Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of Mid-Holdings and the Borrower, together with all attachments contemplated thereby, the results of a search of the UCC filings (and/or the filings under a corresponding code or statute of any other applicable jurisdiction) made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and the results of the tax lien searches and copies of the financing statements and any tax lien statements (or similar documents) disclosed by such searches and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements and tax lien statements (or similar documents) are permitted by Section 6.3. Subject to the Limited Conditionality Provision, each document, notice or acknowledgment (including any UCC or PPSA financing statement or any US IP Security Agreement) required by the Security Documents to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(l) Know Your Customer and Other Required Information. The Administrative Agent and the Arrangers shall have received, no later than three Business Days prior to the Closing Date, all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten Business Days prior to the Closing Date by the Administrative Agent and the Arrangers with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(m) Representations and Warranties. The Specified Purchase Agreement Representations and the Specified Representations shall be true and correct in all material respects (or, in the case of any such representation that is qualified by materiality, in all respects) as of the Closing Date, except in the case of any Specified Purchase Agreement Representation or Specified Representation expressly stated to relate to a specific earlier date, in which case such Specified Purchase Agreement Representation or Specified Representation shall be true and correct in all material respects (or, in the case of any such representation that is qualified by materiality, in all respects) as of such earlier date.

(n) Insurance. Subject to the Limited Conditionality Provision, the Administrative Agent shall have received current insurance certificates with respect to the Loan Parties and setting forth the insurance maintained for the benefit of each of the Loan Parties, which shall meet the requirements set forth in Section 5.5 hereof and shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(o) Borrowing Notice. Delivery of a Borrowing Request pursuant to Section 2.2.

Notwithstanding anything to the contrary herein or otherwise, to the extent any guarantee, insurance certificate or Collateral (including the perfection of any security interest therein) is not or cannot be provided on the Closing Date (other than (A) the delivery of guarantees from Loan Parties organized under the laws of the United States, any State thereof or the District of Columbia, (B) the pledge and perfection of security interests, to the extent required hereunder and under the Guarantee and Collateral Agreement, in the Capital Stock of the Borrower and the Subsidiaries of Mid-Holdings organized under the laws of the United States, Canada or any State, Province, Territory or other sub-division thereof with respect to which a Lien may be perfected by the delivery of a certificate representing such Capital Stock, if any, and which have been delivered to Mid-Holdings under the terms of the Purchase Agreement, (C) the pledge and perfection of security interests in Collateral with respect to which a Lien may be perfected by the filing of financing statements under the Uniform Commercial Code or the Personal Property Security Act in the office of the Secretary of State (or equivalent filing office of the relevant State, Province or Territory of the respective jurisdiction of organization of the Borrower or any Guarantor organized under the laws of the United States, Canada or any State, Province or other sub-division thereof) and (D) the pledge and perfection of security interests in Collateral consisting of Intellectual Property held by any Loan Party organized under the laws of the United States, Canada or any State, Province, Territory or other sub-division thereof, with respect to which intellectual property security agreements are required to be filed under the Guarantee and Collateral Agreement and, in each case, registered with the applicable IP Offices that are specifically identified in the schedules to the Purchase Agreement), in each case after Mid-Holdings’ and the Borrower’s use of commercially reasonable efforts to do so, then the providing of any such guarantee, insurance certificate or Collateral (or the perfection of any security interest therein) shall not constitute a condition precedent to the availability of the Term Loan Facility on the Closing Date, but may instead be provided after the Closing Date in accordance with Section 5.14 (this paragraph, collectively, the “Limited Conditionality Provision”).

SECTION 5. AFFIRMATIVE COVENANTS

Holdings, Mid-Holdings and the Borrower hereby jointly and severally agree that, so long as any Commitments remain in effect or any Loan or other amount (excluding contingent reimbursement and indemnification obligations that are not due and payable) is owing to any Lender, the Administrative Agent or any Arranger hereunder, each of Holdings, Mid-Holdings and the Borrower shall and shall cause each of the Restricted Subsidiaries to:

5.1 Financial Statements. Furnish to the Administrative Agent for further delivery to each Agent and each Lender:

(a) within 90 days (or 120 days with respect to the fiscal year ending December 31, 2015) after the end of each fiscal year of Mid-Holdings, a copy of the audited consolidated balance sheets of Mid-Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, all in reasonable detail and prepared in accordance with GAAP, reported on without a “going concern” or like qualification, exception or explanatory paragraph, or qualification, exception or explanatory paragraph as to the scope of the audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (x) an upcoming maturity date under any of the Facilities, any Permitted Credit Agreement Refinancing Indebtedness, any Incremental Equivalent Debt, the ABL Credit Agreement (including any Incremental Revolving Commitments (as defined in the ABL Credit Agreement) incurred thereunder), the Junior Lien Credit Agreement, any Permitted Credit Agreement Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement) or Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement), in each case occurring within one year from the time such report is delivered or (y) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b) within 45 days (or 60 days with respect to the fiscal quarters ending March 31, 2015 and June 30, 2015) after the end of each of the first three quarterly periods of each fiscal year of Mid-Holdings, the unaudited consolidated balance sheets of Mid-Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, all in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the financial condition, results of operations and cash flows of Mid-Holdings and its consolidated Subsidiaries in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes);

(c) together with each set of consolidated financial statements referred to in Sections 5.1(a) and 5.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements; and

(d) within ten Business Days after the required delivery of the consolidated financial statements referred to in Section 5.1(a) or 5.1(b) above, a conference call (which may be password protected) to discuss such reports and the results of operations for the relevant reporting period (with the time and date of such conference call, together with all information necessary to access the call, to be provided to the Administrative Agent no fewer than three Business Days prior to the date of such conference call, for posting on the Platform).

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (c) of this Section 5.1 may be satisfied with respect to financial information of Mid-Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent company of Mid-Holdings that directly or indirectly owns all of the Capital Stock of Mid-Holdings or (B) Mid-Holdings’ (or such direct or indirect parent’s) Form 10-K or 10-Q, as applicable, filed with the SEC; provided, that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Mid-Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Mid-Holdings (or such parent), on the one hand, and the information relating to Mid-Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand (which consolidating information shall be certified by a Responsible Officer of Mid-Holdings as fairly presenting such information unless such consolidating information is contained in the financial statements included in a Form 10-K or 10-Q filed with the SEC), and (ii) to the extent such information is in lieu of information required to be provided under Section 5.1(a), the consolidated financial statements included in the materials provided pursuant to the foregoing clause (A) or (B) are accompanied by a report by an independent certified public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanatory paragraph, or qualification, exception or explanatory paragraph as to the scope of the audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (x) an upcoming maturity date under any of the Facilities, any Permitted Credit Agreement Refinancing Indebtedness, any Incremental Equivalent Debt, the ABL Credit Agreement (including any Incremental Revolving Commitments (as defined in the ABL Credit Agreement) incurred thereunder), the Junior Lien Credit Agreement, any Permitted Credit Agreement Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement) or any Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement), in each case, occurring within one year from the time such report is delivered or (y) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period)).

Any financial statements required to be delivered pursuant to this Section 5.1 shall not be required to contain all purchase accounting adjustments relating to the Transactions to the extent in the reasonable determination of Mid-Holdings it is not practicable to include any such adjustments in such financial statements, so long as the absence of such adjustments in the financial statements would not otherwise cause Mid-Holdings to fail to comply with obligations under the Loan Documents (including, for example, the obligation to deliver financial statements accompanied by an audit opinion meeting the requirements of Section 5.1(a)).

All references to any financial statements delivered pursuant to this Section 5.1(a) under this Agreement (other than with respect to references in this Section 5.1, Section 5.2, Section 5.9 and the definition of “Relevant Reference Period”) shall include any financial statements that are to be delivered in accordance with Section 5.14.

5.2 Certificates; Other Information. Furnish to the Administrative Agent in each case for further delivery to each Lender, or, in the case of clause (d) or (e), to the relevant Lender:

(a) concurrently with the delivery of any financial statements pursuant to Sections 5.1(a) and 5.1(b) (or the annual or quarterly financial statements or Form 10-K or 10-Q, as applicable, referred to in clause (A) or (B) of the third from last paragraph of Section 5.1), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any continuing Default or Event of Default, or if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto, (ii) a Compliance Certificate and (iii) solely with respect to the delivery of any financial statements pursuant to Section 5.1(a) (or the annual financial statements or Form 10-K referred to in clause (A) or (B) of the third from last paragraph of Section 5.1), an updated Perfection Certificate, signed by a Responsible Officer of the Borrower, (A) setting forth the information required pursuant to the Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Perfection Certificate delivered pursuant to this clause (iii) (or, prior to the first delivery of a Perfection Certificate pursuant to this clause (iii), from the Perfection Certificate delivered on the Closing Date) or (B) certifying that there has been no change in such information from the most recent Perfection Certificate delivered pursuant to this clause (iii) (or, prior to the first delivery of a Perfection Certificate pursuant to this clause (iii), from the Perfection Certificate delivered on the Closing Date);

(b) as soon as available, and in any event no later than 90 days (or 120 days with respect to the fiscal year ending December 31, 2015) after the end of each fiscal year of Mid-Holdings, a consolidated budget in reasonable detail for the following fiscal year (including a projected consolidated balance sheet of Mid-Holdings and its Restricted Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a statement of all material assumptions used in preparation of such budget) (collectively, the “Projections”), which Projections shall set forth such information on a quarterly basis and in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made and at the time delivered (it being understood that the Projections are based upon good faith estimates and assumptions believed by management of Holdings and Mid-Holdings to be reasonable at the time made and at the time delivered, it being recognized that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of management, and that no assurance can be given that any particular Projections will be realized and that variances from the Projections and the actual results during the period or periods covered by such Projections may be material);

(c) within ten days after the same are sent or made available, copies of all reports that Holdings or any Group Member sends to the holders of any class of its public equity securities and, promptly after the same are filed, copies of all reports or other materials that Holdings or any Group

Member may make to, or file with, the SEC or any national securities exchange (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other clause of this Section 5.2, in each case only to the extent such reports are of a type customarily delivered by borrowers to lenders in syndicated loan financings; provided, that filing of all such reports or other materials on EDGAR shall be sufficient to satisfy Holdings’ and Mid-Holdings’ obligations under this clause (c) (provided, that (i) upon written request by the Administrative Agent, Mid-Holdings shall deliver copies of such reports or other materials to the Administrative Agent for further distribution to each Lender and (ii) Mid-Holdings shall notify the Administrative Agent of the posting of any such reports or other materials on EDGAR);

(d) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(e) promptly, such additional financial and other information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance by any such Person with the terms of the Loan Documents to which it is a party, as the Administrative Agent may from time to time reasonably request (on its own behalf or on behalf of any Lender).

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy before they become delinquent, as the case may be, all its obligations (other than Indebtedness), including Tax obligations, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or any Group Member, as the case may be, or (b) where the failure to pay, discharge or otherwise satisfy the same would not have or reasonably be expected to have a Material Adverse Effect.

5.4 Conduct of Business and Maintenance of Existence, Compliance with Laws, Etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence (it being understood, for the avoidance of doubt, that the foregoing shall not limit any change in form of entity or organization) and (ii) take all reasonable action to maintain all rights, privileges, franchises, permits and licenses necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except (other than in the case of the preservation of existence of Holdings, Mid-Holdings and the Borrower) to the extent that failure to do so would not have or reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations, applicable Requirements of Law (including ERISA and the PATRIOT Act) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except to the extent that failure to comply therewith would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance. (a) (i) Except as would not have or reasonably be expected to have a Material Adverse Effect, keep all Property and systems necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with insurance companies Mid-Holdings believes to be financially sound and reputable insurance on all its Property in at least such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Mid-Holdings and the Restricted Subsidiaries) and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same geographic regions by companies of similar size engaged in the same or a similar business.

(b) Within 60 days following the date hereof (subject to Section 5.14) and within 30 days following any date on which a new Grantor (as defined in the Guarantee and Collateral Agreement) is added to the Guarantee and Collateral Agreement or the date the relevant policy is obtained, cause the Administrative Agent to be named as additional insured on all general liability insurance policies (excluding, for the avoidance of doubt, directors and officers, worker’s compensation, health and benefit, and vehicle and similar liability policies) of such Grantor, and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor with respect to Collateral. The Grantors shall use commercially reasonable efforts to cause all such insurance (i) to provide that the relevant insurer shall endeavor to provide the Administrative Agent with at least 30 days prior notice of the cancellation of the relevant policy of insurance and (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

(c) If at any time the property upon which a structure is located is identified as a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance covering the improvements and contents in an amount that is necessary to cover the estimated probable maximum loss or such other amount as the Administrative Agent may from time to time reasonably require and which flood insurance shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct in all material respects entries in conformity with GAAP and all material applicable Requirements of Law shall be made of all material dealings and transactions in relation to its business activities and (b) permit representatives of any Lender, upon reasonable prior notice, to visit and inspect any of its properties and examine and, at the Borrower’s expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (subject to the immediately succeeding sentence) and to discuss the business, operations, properties and financial and other condition of Holdings and the Group Members with officers and employees of Holdings and the Group Members and with their respective independent certified public accountants (subject to such accountants’ policies and procedures). Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, such visits, inspections and examinations shall only be conducted by the Administrative Agent and shall be limited to one per fiscal year plus any additional visits in connection with Lender meetings (and only one time at the Loan Parties’ expense). The Administrative Agent and the Lenders shall give Mid-Holdings the opportunity to participate in any discussions with Mid-Holdings’ independent public accountants. Notwithstanding anything to the contrary in this Section 5.6, none of Holdings or any Group Member will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

5.7 Notices. Promptly after (or, in the case of clause (c) or (d), within 30 days after) a Responsible Officer acquires knowledge thereof, give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any litigation, investigation or proceeding which may exist at any time, that would have or reasonably be expected to have a Material Adverse Effect;

(c) the following events to the extent such events would have or reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan that would reasonably be expected to result in a Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan; and

(d) any other development or event that has or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action (if any) Holdings or the relevant Group Member proposes to take with respect thereto.

5.8 Environmental Laws. (a) Comply in all respects with all applicable Environmental Laws, and obtain, maintain and comply with, any and all Environmental Permits, except to the extent the failure to so comply with Environmental Laws or obtain, maintain or comply with Environmental Permits would not have or reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other corrective actions required pursuant to Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding any violation of or non-compliance with Environmental Laws and any Release or threatened Release of Hazardous Materials, except, in each case, to the extent the failure to do so would not have or reasonably be expected to have a Material Adverse Effect.

5.9 Additional Collateral, Etc. (a) Subject to Section 5.9(d), with respect to any personal Property (other than Excluded Assets) acquired or created (including the filing of any applications for the registration or issuance of any Intellectual Property) after the Closing Date by any existing Loan Party, no later than the next date of delivery of financial statements pursuant to Section 5.1(a) or 5.1(b) following the date of such acquisition or creation of such Property (subject, in each case, to any specific time frame established in the relevant Loan Documents) (or such later date as may be agreed by the Administrative Agent), (x) execute and deliver to the Administrative Agent such amendments to the Security Documents (including schedules thereto) or such other documents as the Administrative Agent may reasonably request to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (y) take all actions reasonably necessary (as determined by Mid-Holdings in good faith) to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in such Property to the extent required under the Security Documents, including the filing of UCC financing statements or PPSA financing statements in such United States or Canadian jurisdictions as may be required by Security Documents.

(b) With respect to any fee interest in any real property (other than Excluded Assets) acquired after the Closing Date by any Loan Party, as soon as reasonably practicable and in any case on or prior to 90 days after such acquisition or such later date as the Administrative Agent shall reasonably agree (i) execute and deliver a first priority Mortgage (subject to Permitted Liens), in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the Administrative Agent for the benefit of the Secured Parties with (A) a title insurance policy with extended coverage covering such real property in an amount equal to the then-applicable fair market value of such real property as well as (B) a current ALTA survey thereof, together with a customary surveyor’s certificate, if such ALTA survey is reasonably requested by the Administrative Agent; provided, that no ALTA survey shall be required in connection with any Mortgage for which the Loan Parties deliver a title insurance policy that does not contain a general exception for matters that would be shown by a survey, (iii) deliver to the Administrative Agent legal opinions of local counsel in the jurisdiction where the Loan Party that owns such Mortgaged Property is located in form and substance reasonably acceptable to the Administrative Agent and its counsel, and (iv) if such Mortgaged Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder because improvements on such Mortgaged Property are located in an area which has been identified by the director of the Federal Emergency Management Agency as a “special flood hazard area”, provide to the Administrative Agent (A) evidence of a policy of flood insurance that (1) covers such improvements and (2) is written in an amount reasonably satisfactory to the Administrative Agent (not to exceed 100% of the value of such improvements and the contents thereof as reasonably determined) and (B) a confirmation that the applicable Loan Party has received the notice requested pursuant to Section 208.25(i) of Regulation H of the Board.

(c) With respect to (x) any new Restricted Subsidiary that would constitute a Subsidiary Guarantor within the meaning of that term created or acquired after the Closing Date (other than an Excluded Subsidiary) or (y) any previous Excluded Subsidiary that ceases to constitute an Excluded Subsidiary pursuant to the definition of such term (including any Immaterial Subsidiary that ceases to constitute an Immaterial Subsidiary or that has been designated by Mid-Holdings to no longer constitute an Immaterial Subsidiary in order to comply with the proviso to the definition thereof) (each such Person, a “Subsequent Required Guarantor”), in each case no later than the next date of delivery of financial statements pursuant to Section 5.1(a) or 5.1(b) following the date such Person becomes a Subsequent Required Guarantor (i) execute and deliver to the Administrative Agent such amendments to the Security Documents (including schedules thereto) as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in the Capital Stock of such Subsequent Required Guarantor (other than to the extent constituting Excluded Assets), (ii) deliver to the Administrative Agent (x) the certificates, if any, representing such Capital Stock of such Subsequent Required Guarantor constituting certificated securities under the UCC, together with undated stock powers, in blank, to the extent necessary to perfect the Administrative Agent’s security interests therein, and (y) any note, instrument or debt security in favor of such Subsequent Required Guarantor, endorsed in blank or accompanied by an executed transfer form in blank, in each case executed and delivered by a duly authorized officer of such Subsequent Required Guarantor, in each case to the extent required by the Security Documents (in each case to the extent delivery of such endorsements or transfer forms are customary under applicable Requirements of Law), (iii) cause such Subsequent Required Guarantor (A) to become a party to the applicable Security Documents and (B) to take such actions necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in the Collateral described in the applicable Security Documents with respect to such Subsequent Required Guarantor, including the recording of instruments in the applicable IP Office, if required, and the filing of UCC financing statements or PPSA financing statements in such jurisdictions as may be required by the Security Documents, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above.

(d) Notwithstanding the foregoing provisions of this Section 5.9 or any other provision hereof or of any other Loan Document, (i) no Loan Party shall be required to grant a security interest in any Excluded Assets, (ii) no Loan Party shall be required to perfect any pledges, security interests and mortgages in the Collateral by any means other than (A), in the case of the Borrower, each other Loan Party that is a Domestic Subsidiary and each Canadian Loan Party, (1) filings pursuant to the

Uniform Commercial Code (or PPSA) in the office of the Secretary of State (or similar central filing office) of the relevant State, Province or Territory (or such multiple combination thereof as may be required to achieve perfection), and (2) filings in the applicable IP Offices with respect to intellectual property as expressly required in the Security Documents, (B) in the case of Holdings, Mid-Holdings and each Subsidiary Guarantor organized in a jurisdiction outside the United States or Canada (each, a “Foreign Loan Party”), filings or notices of fixed charges, floating charges, stock or loan pledges or similar instruments (to the extent customary under the laws of the jurisdiction of organization of such Foreign Loan Party or any other Specified Qualified Jurisdiction where such Foreign Loan Party holds assets over which it is granting security pursuant to the Security Documents) as expressly required in the Security Documents, (C) Mortgages in respect of Mortgaged Properties to be filed in the applicable recording office(s) of the counties or provinces in which the Mortgaged Property is located (and, if required or customary in the jurisdiction where such Mortgaged Properties are located, fixture filings) and (D) subject to the Intercreditor Agreements, any Senior Pari Passu Intercreditor Agreement, any Junior Pari Passu Intercreditor Agreement and any other intercreditor arrangements entered into pursuant to this Agreement, delivery to the Administrative Agent of all certificates evidencing Capital Stock required to be delivered in order to perfect the Administrative Agent’s security interest therein, intercompany notes and other instruments (including the Subordinated Intercompany Note) to be held in its possession, in each case as expressly required in the Security Documents, (iii) no Loan Parties shall be required to (A) deliver control agreements or (B) otherwise deliver perfection by “control” (within the meaning of the UCC) (including with respect to deposit accounts, securities accounts and commodities accounts), other than as described in clause (ii)(D) above (other than Excluded Assets), and (iv) no Loan Parties shall be required to take any action (other than the actions listed in clause (ii)(A), (B) or (D) above) with respect to any assets located outside of the United States or Canada or, solely with respect to any Foreign Loan Party, with respect to assets located outside the jurisdiction of organization or incorporation of such Foreign Loan Party, or (v) no Loan Parties shall be required to take any actions (other than the actions listed in clause (ii)(A), (B) or (D) above) in any jurisdiction other than the United States or the jurisdiction of organization of the relevant Loan Party pledging the relevant Collateral or enter into any collateral documents governed by the laws of any country (or any political subdivision thereof) other than the US, England, Jersey, Canada or any jurisdiction of the relevant Loan Party pledging the relevant Collateral (it being understood that Foreign Loan Parties organized under the laws of Jersey shall be required to take actions inside England and any other applicable Specified Qualified Jurisdiction, notwithstanding the foregoing).

5.10 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 3.14.

5.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto other than any Excluded Assets.

5.12 Maintenance of Ratings. At all times, the Borrower shall use commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case with respect to the Borrower, and each of Holdings, Mid-Holdings and the Borrower shall use commercially reasonable efforts to cause the Term Loan Facility to be continuously rated by S&P and Moody’s (it being understood that, in each case, there shall be no obligation to maintain specific ratings from either S&P or Moody’s).

5.13 Designation of Subsidiaries. (a) The Board of Directors of Mid-Holdings may at any time designate any Restricted Subsidiary (other than the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided, that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if after such designation it would be a “restricted subsidiary” for the purpose of any other Material Debt and (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and then redesignated as a Restricted Subsidiary.

(b) The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Mid-Holdings therein at the date of designation in an amount equal to the fair market value of Mid-Holdings’ Investment therein as determined in good faith by Mid-Holdings and the Investment resulting from such designation must otherwise be in compliance with Section 6.7 (as determined at the time of such designation). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by Mid-Holdings in such Unrestricted Subsidiary; provided, that (i) solely for the purpose of calculating the outstanding amounts of Investments under Section 6.7 made in respect of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary, upon such redesignation Mid-Holdings shall be deemed to continue to have an outstanding Investment in such Subsidiary in an amount (if positive) equal to (a) Mid-Holdings’ Investment in such Subsidiary at the time of such redesignation less (b) the fair market value of the net assets of such Subsidiary at the time of such redesignation attributable to Mid-Holdings’ ownership of such Subsidiary and (ii) solely for purposes of Section 5.9(c) and the Security Documents, any Unrestricted Subsidiary designated as a Restricted Subsidiary shall be deemed to have been acquired on the date of such designation. Any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Mid-Holdings.

5.14 Post-Closing Matters. As promptly as reasonably practicable, and in any event within the time periods specified on Schedule 5.14 (or such longer period as the Administrative Agent may agree), after the Closing Date, (a) provide, or cause the applicable Loan Party to provide, such Collateral that would have been required to be delivered on the Closing Date pursuant to Section 4.1(i), 4.1(k) or 4.1(n) but for the Limited Conditionality Provision and (b) complete, or cause the applicable Loan Party to complete, such undertakings and deliveries, in each case, as are set forth on Schedule 5.14.

5.15 English Pension Schemes. Ensure that (a) all pension schemes (which are not money purchase schemes (as defined in the Pension Schemes Act 1993 of the United Kingdom)) operated by or maintained for the benefit of any Group Member and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 of the United Kingdom, except as would not have or reasonably be expected to have a Material Adverse Effect and (b) no action or omission is taken by any Group Member in relation to such a pension scheme which has or would reasonably be expected to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or any Group Member ceasing to employ any member of such a pension scheme) and (c) no Group Member is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 of the United Kingdom) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 of the United Kingdom) such an employer except as would not have or reasonably be expected to have a Material Adverse Effect.

SECTION 6. NEGATIVE COVENANTS

Holdings, Mid-Holdings and the Borrower hereby jointly and severally agree that, so long as any Commitments remain in effect or any Loan or other amount (excluding contingent reimbursement and indemnification obligations, in each case, that are not due and payable) is owing to any Lender, the Administrative Agent or any Arranger hereunder, each of Mid-Holdings and the Borrower shall not (and solely with respect to Section 6.14, Holdings shall not), and shall not permit any of the Restricted Subsidiaries of Mid-Holdings to:

6.1 [Reserved].

6.2 Limitation on Indebtedness. Directly or indirectly, create, incur, assume, guaranty or suffer to exist any Indebtedness or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) Indebtedness pursuant to any Loan Document (including Indebtedness under any Incremental Facility, Replacement Facility and Extended Term Loans);

(b) intercompany Indebtedness permitted pursuant to Section 6.7;

(c) Indebtedness consisting of (A) (i) Capital Lease Obligations or (ii) purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance or refinance (within 270 days of the acquisition or replacement or completion of construction, installation, repair or improvement of such fixed or capital assets, as applicable) the acquisition, replacement, construction, installation, repair or improvement of fixed or capital assets within the limitations set forth in Section 6.3(g) or (B) any Refinancing Indebtedness in respect thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of $30.0 million and 2.25% of Consolidated Total Assets;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(d); provided, that any such Indebtedness owed by any Loan Party to a Subsidiary that is not a Loan Party shall be evidenced by the Subordinated Intercompany Note (or, to the extent customary under applicable Requirements of Law, such other customary note or debt instrument) and subordinated to the Obligations on the terms set forth therein;

(e) Guarantee Obligations, letters of credit, indemnities (including through cash collateralization), surety bonds, performance bonds and similar obligations (i) made in the ordinary course of business by any Group Member of obligations (other than in respect of Indebtedness for borrowed money) of (v) Holdings, (w) Mid-Holdings, (x) any Restricted Subsidiaries, (y) any special purpose entities in connection with any construction or development projects relating to the business of the Group Members or (z) any joint venture of any Group Member, (ii) of any Group Member in respect of Indebtedness otherwise permitted to be incurred by any such Group Member, as the case may be, under this Section 6.2 (other than Section 6.2(d)), and (iii) of any Group Member in respect of Indebtedness of any Unrestricted Subsidiary or joint venture; provided, that (A) in the case of clause (ii), if the Indebtedness being guaranteed is subordinated to the Obligations such guarantee shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness, (B) in the case of clause (ii), no Guarantee Obligations, letter of credit, indemnities (including through cash collateralization), surety bond, performance bonds or similar obligation by any Restricted Subsidiary in respect of any Indebtedness of any Loan Party shall be permitted unless such Restricted Subsidiary shall also become a Subsidiary Guarantor, (C) in the case of clauses (ii) and (iii), any such Guarantee Obligation, letter of credit, surety bond, performance bonds or similar obligation of a Loan Party in respect of Indebtedness of a Subsidiary or other Person that is not a Loan Party shall be a permitted Investment in such Person pursuant to Section 6.7, and (D) in the case of clause (i)(z) above, the aggregate amount of all obligations at any one time outstanding shall not exceed the greater of $30.0 million and 2.25% of Consolidated Total Assets at the time such guarantee is made;

(f) any unsecured Indebtedness so long as either (A) the Total Leverage Ratio, determined on a Pro Forma Basis (provided, that the Total Leverage Ratio shall be determined without netting the proceeds from the incurrence of such Indebtedness (it being understood, for the avoidance of doubt, that such proceeds, to the extent constituting cash or Cash Equivalents, may be netted for subsequent determinations of the Total Leverage Ratio)), does not exceed 5.70:1.00 at the time of incurrence thereof or (B) the Interest Coverage Ratio, determined on a Pro Forma Basis is at least 2.00:1.00; provided, that the aggregate principal amount of Indebtedness at any one time outstanding pursuant to this clause (f) in respect of which any obligor is a Non-Loan Party Subsidiary shall not exceed the greater of $40.0 million and 3.00% of Consolidated EBITDA at the time of incurrence thereof;

(g) Indebtedness of any Group Member or of any Person that becomes a Restricted Subsidiary, in each case to the extent assumed in connection with a Permitted Acquisition or other acquisition permitted under Section 6.7 so long as either (A) the Total Leverage Ratio, determined on a Pro Forma Basis (provided, that the Total Leverage Ratio shall be determined without netting the proceeds from the incurrence of such Indebtedness (it being understood, for the avoidance of doubt, that such proceeds, to the extent constituting cash or Cash Equivalents, may be netted for subsequent determinations of the Total Leverage Ratio)), does not exceed 5.70:1.00 at the time of incurrence thereof or (B) the Interest Coverage Ratio, determined on a Pro Forma Basis is at least 2.00:1.00; provided, that such Indebtedness exists at the time the acquired Person becomes a Restricted Subsidiary or such asset is acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or such asset being acquired;

(h) Indebtedness under (x) the Junior Lien Loan Documents (including Guarantee Obligations in respect thereof) in an aggregate principal amount not to exceed $260.0 million plus an amount equal to the aggregate principal amount of Incremental Junior Lien Term Loans (as defined in the Junior Lien Credit Agreement) permitted to be incurred under the Junior Lien Credit Agreement as in effect on the date hereof and (y) the ABL Loan Documents (including Guarantee Obligations in respect thereof) in an aggregate principal amount not to exceed, as of any date of determination, (i) $150.0 million plus (ii) an amount equal to the aggregate principal amount of Incremental Revolving Commitments (as defined in the ABL Credit Agreement) permitted to be incurred under the ABL Credit Agreement as in effect on the date hereof plus (iii) an amount equal to 10.0% of the Borrowing Base (as defined in the ABL Credit Agreement) at the time of incurrence thereof;

(i) Indebtedness consisting of promissory notes issued by any Loan Party or other Restricted Subsidiary to current or former officers, directors, managers, consultants and employees, or their respective estates, executors, administrators, heirs, legatees, distributees, spouses or former spouses, to finance the purchase or redemption of Capital Stock of Holdings (or any direct or indirect parent thereof) to the extent permitted by Section 6.6(b)(i);

(j) Indebtedness in respect of Cash Management Services or Cash Management Obligations (as defined in the ABL Credit Agreement), in each case in the ordinary course of business, and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(k) to the extent constituting Indebtedness, indemnification, deferred purchase price adjustments, earn-outs or similar obligations (including any obligation to make any Acquisition Earn-Out Payment), in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or any Investment permitted to be acquired or made hereunder;

(l) Indebtedness of Foreign Subsidiaries in an aggregate principal amount (for all Foreign Subsidiaries) not to exceed at any time the greater of (A) $40.0 million and (B) 3.00% of Consolidated Total Assets at the time of incurrence thereof;

(m) (A) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(n) Indebtedness in respect of Hedge Agreements or Specified Hedge Agreements (as defined in the ABL Credit Agreement) entered into not for speculative purposes;

(o) additional Indebtedness in an aggregate principal amount not to exceed at any time the greater of (A) $60.0 million and (B) 4.50% of Consolidated Total Assets at the time of incurrence thereof;

(p) (i) Permitted Term Loan Refinancing Indebtedness, (ii) Permitted Term Loan Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement as in effect on the date hereof), (iii) Incremental Equivalent Debt, (iv) Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement as in effect on the date hereof), (v) any Refinancing Indebtedness in respect of any of the foregoing and (vi) Guarantee Obligations by the Guarantors in respect of each of the foregoing;

(q) Indebtedness representing deferred compensation or similar obligations to employees of Holdings, Mid-Holdings and its Subsidiaries incurred in the ordinary course of business;

(r) Indebtedness consisting of obligations of the Group Members under deferred compensation or other similar arrangements with employees incurred by such Person in connection with Permitted Acquisitions or any other Investments permitted under Section 6.7 constituting acquisitions of Persons or businesses or divisions;

(s) Indebtedness in respect of letters of credit, surety bonds, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided, that upon the drawing of such letter of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days (or such longer period as may be agreed upon by the Administrative Agent) unless the amount or validity of such obligations are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Mid-Holdings or its Restricted Subsidiaries, as the case may be;

(t) Indebtedness in respect of self-insurance obligations, supply chain financing transactions, statutory obligations, trade contracts, governmental contracts (other than for borrowed money), performance, tender, bid, release, stay, customs, appeal, surety, documentary letters of credit, performance and/or return of money bonds, completion guarantees, leases and similar obligations provided by or obtained by any Group Member, in each case in the ordinary course of business, and Guarantee Obligations, indemnities (including through cash collateralization), letters of credit, surety bonds (including any Surety Bonds), performance bonds and similar instruments supporting such obligations;

(u) Indebtedness incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to Holdings, any Group Member other than (A) one or more Permitted Receivables Financing Subsidiaries and (B) pursuant to Standard Securitization Undertakings;

(v) Refinancing Indebtedness in respect of Indebtedness permitted by Section 6.2(d), (f), (g), (h), (l), (o), (w) and (y) (it being understood and agreed that to the extent that any Indebtedness incurred under Section 6.2(f), (g), (l), (o), (w) or (y) is refinanced with Refinancing Indebtedness under this clause (v), then the aggregate outstanding principal amount of such Refinancing Indebtedness shall also be deemed to utilize the related basket under the applicable clause of this Section 6.2 on a dollar-for-dollar basis (it being further understood that a Default shall be deemed not to have occurred solely to the extent that the incurrence of Refinancing Indebtedness would cause the permitted amount under such clause of this Section 6.2 to be exceeded and such excess shall be permitted hereunder));

(w) so long as no Event of Default shall have occurred and be continuing, Indebtedness in an aggregate principal amount not to exceed the sum of (i) the Available Equity Basket at the time such Indebtedness is incurred plus (ii) if the Total Leverage Ratio, determined on a Pro Forma Basis, at the time of and after giving effect to such Indebtedness, is equal to or less than 5.20:1.00, the Available Builder Basket at the time such Indebtedness is incurred;

(x) Indebtedness supported by a letter of credit issued under the ABL Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(y) additional Indebtedness in an amount not to exceed the amount of capital contributions made to Holdings, or the amount of proceeds from the issuance of Qualified Capital Stock issued by Holdings, in each case after the Closing Date (so long as such capital contributions or proceeds from the issuance of Qualified Capital Stock are not included in the calculation of the Available Equity Basket);

(z) unsecured Indebtedness owed to a Permitted Investor or Affiliate thereof that is expressly subordinate and junior in right of payment to the Obligations pursuant to subordination arrangements in form and substance reasonably acceptable to the Administrative Agent; provided, that such Indebtedness shall (i) have a final maturity no earlier than the date that is 91 days after the Latest Maturity Date at the time of issuance, (ii) not require any payments of interest in cash or other amounts in respect of principal in cash prior to the date that is 91 days after the Latest Maturity Date at the time of issuance, (iii) have a Weighted Average Life to Maturity no shorter than 91 days plus the Weighted Average Life to Maturity of any remaining Term Loans, (iv) not be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary asset sale or change of control provisions) and (v) not be subject to any financial maintenance covenant;

(aa) Indebtedness constituting Attributable Indebtedness, to the extent the underlying Sale and Leaseback Transaction giving rise to such Attributable Indebtedness is permitted under Section 6.10; and

(bb) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Section 6.2(a) through (aa) above;

provided, that to the extent any Indebtedness incurred in reliance on clause (f), (l), (o), (p), (w) or (y) of this Section 6.2 is used to finance, in whole or in part, any Permitted Acquisition or any other Investment permitted under Section 6.7, then for purposes of determining compliance under such clause, Mid-Holdings shall have the option of making such determination as of the date the definitive documentation for such Permitted Acquisition or permitted Investment is executed, and the applicable financial ratios and any other Pro Forma Transactions in connection therewith shall thereafter be calculated and determined as if such Permitted Acquisition or other permitted Investment were consummated on such date until consummated or terminated.

For purposes of determining compliance with any US Dollar-denominated restriction on the incurrence of Indebtedness, the US Dollar Equivalent principal amount of Indebtedness denominated in a Foreign Currency shall be calculated based on the relevant currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a Foreign Currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

To the extent otherwise constituting Indebtedness, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.2. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the accreted amount thereof.

6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments or governmental charges or levies, or other statutory obligations, not at the time delinquent or that are being contested in good faith by appropriate proceedings (provided, that adequate reserves with respect to such proceedings are maintained on the books of Mid-Holdings or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP);

(b) (i) carriers’, warehousemen’s, landlords’, mechanics’, contractors’, materialmen’s, repairmen’s or other like Liens imposed by law or arising in the ordinary course of business which secure amounts that are not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and no action has been taken to enforce such Lien, or that are being contested in good faith by appropriate proceedings (provided, that adequate reserves with respect to such proceedings are maintained on the books of the Group Members in conformity with GAAP), (ii) Liens of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (iii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(c) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit, surety bonds, performance bonds or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Group Member;

(d) Liens incurred in connection with, or deposits by or on behalf of any Group Member to secure, the performance of self-insurance obligations (solely in the case of such self-insurance obligations, if and to the extent required by applicable Requirements of Law), supply chain financing arrangements, bids, trade contracts and governmental contracts (other than Indebtedness for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance and/or return of money bonds, completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, covenants, conditions and restrictions, trackage rights, restrictions (including zoning restrictions or similar rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property), encroachments, protrusions and other similar encumbrances and title defects incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Group Members taken as a whole; provided, that none of the foregoing secures Indebtedness for borrowed money;

(f) Liens (i) in existence on the date hereof (or, for title insurance policies issued in accordance with Section 5.9, on the date of such policies) and either (x) listed on Schedule 6.3(f), in the case of Liens in existence on the date hereof, (y) disclosed on any title insurance policies obtained on Mortgaged Properties in connection with Mortgages executed and delivered after the date hereof or (z) that would be disclosed by an updated title report for any real property and (ii) any replacement, renewal or extension of any such Lien permitted under subclause (i) of this clause (f); provided, that (I) such replaced, renewed or extended Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.2(c), and (B) proceeds and products thereof, and (II) the replacement, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.2;

(g) Liens securing Indebtedness incurred pursuant to Section 6.2(c) (and related obligations, including Capital Lease Obligations); provided, that (i) such Liens (other than Liens securing Indebtedness that is Permitted Refinancing of Indebtedness originally incurred under Section 6.2(c)) shall be created within 270 days of the acquisition or replacement or completion of construction, installation, repair or improvement or refinancing of such fixed or capital assets, as applicable, (ii) such Liens do not at any time encumber any Property other than the Property acquired, constructed, installed, repaired, improved or financed by such Indebtedness when such Indebtedness was originally incurred, and the proceeds and products of and accessions to such Property, and (iii) the principal amount of Indebtedness initially secured thereby is not more than 100% of the purchase price or cost of construction, installation, repair or improvement of such fixed or capital asset; provided, further, that, in each case, individual financings of equipment and other assets provided by one lender or lessor may be cross collateralized to other outstanding financings of equipment and other assets provided by such lender or lessor;

(h) Liens created pursuant to the Loan Documents (including Liens securing any Incremental Facility, Replacement Facility or Extended Term Loans);

(i) any interest or title of a lessor or sublessor under any lease or sublease or real property license or sub-license entered into by any Group Member in the ordinary course of its business and covering only the assets so leased, subleased, licensed or sub-licensed;

(j) Liens in connection with attachments or judgments or orders in circumstances not constituting an Event of Default under Section 7.1(h);

(k) Liens existing on property at the time of its acquisition or existing on the property of a Person that becomes a Restricted Subsidiary of Mid-Holdings after the date hereof (including any replacements, renewals or extensions thereof); provided, that (i) any Indebtedness secured thereby is permitted by Section 6.2(g) or is Refinancing Indebtedness in respect thereof and (ii) such Liens cover solely the Property so acquired or the Property of the Person that became a Restricted Subsidiary and are not expanded to cover additional Property (other than proceeds and products thereof and accessions thereto);

(l) Liens securing (x) Indebtedness permitted under Section 6.2(h) or any Refinancing Indebtedness in respect thereof, (y) obligations arising under any Specified Hedge Agreements (as defined in the ABL Credit Agreement) entered into not for speculative purposes or (z) Cash Management Obligations (as defined in the ABL Credit Agreement) in the ordinary course of business; provided, that the relative Lien priority thereof is set forth in the Intercreditor Agreements;

(m) Liens on insurance policies and the proceeds thereof securing insurance premium financing permitted hereunder;

(n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Group Member in the ordinary course of business;

(o) (i) Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to accounts and cash and Cash Equivalents on deposit in accounts maintained by any Group Member (including any restriction on the use of such cash and Cash Equivalents or investment property), in each case under this clause (iii) granted in the ordinary course of business in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to Cash Management Services (including operating account arrangements and those involving pooled accounts and netting arrangements); provided, that, in the case of this clause (iii), unless such Liens arise by operation of applicable law, in no case shall any such Liens secure (either directly or indirectly) any Indebtedness for borrowed money;

(p) licenses and sublicenses of Intellectual Property granted by any Group Member in the ordinary course of business;

(q) UCC financing statements, PPSA financing statements or similar public filings that are filed as a precautionary measure in connection with operating leases or consignment of goods in the ordinary course of business;

(r) Liens on property rented to, or leased by, any Group Member pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 6.10, (ii) such Liens do not encumber any other property of Mid-Holdings or its Restricted Subsidiaries and the proceeds and products of and accessions to such property, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(s) Liens on the assets of Non-Loan Party Subsidiaries that secure (i) Indebtedness of Non-Loan Party Subsidiaries permitted pursuant to Section 6.2 (and related obligations) or (ii) obligations of Non-Loan Party Subsidiaries other than Indebtedness and incurred in the ordinary course of business;

(t) (i) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, or any Incremental Equivalent Debt, and any Permitted Refinancing of, and any Guarantee Obligations by the Guarantors in respect of. any of the foregoing, and (ii) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or Incremental Equivalent Debt (in each case, as defined in the Junior Lien Credit Agreement as in effect as of the date hereof) and any Permitted Refinancing of, and any Guarantee Obligations by the Guarantors in respect of, any of the foregoing;

(u) good faith earnest money deposits made in connection with a Permitted Acquisition or any other Investment (other than Investments under Section 6.7(q)) or letter of intent or purchase agreement permitted hereunder;

(v) Liens not otherwise permitted by this Section 6.3 so long as the aggregate amount of obligations secured thereby does not exceed the greater of $40.0 million and 3.00% of Consolidated Total Assets at the time of incurrence thereof;

(w) Liens securing Refinancing Indebtedness permitted by Section 6.2(v) (and related obligations) if such Liens are permitted to secure such Indebtedness in accordance with the definition of “Refinancing Indebtedness”;

(x) Liens in favor of Mid-Holdings, the Borrower or any Subsidiary Guarantor securing intercompany Indebtedness permitted hereunder;

(y) Liens (i) on cash advances or deposits in favor of the seller of any property to be acquired in a Permitted Acquisition or an Investment permitted pursuant to Section 6.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(z) (i) Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.7; provided, that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement, and (ii) reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(aa) Liens that are customary contractual rights of setoff relating to purchase orders and other agreements entered into with customers of any Group Member in the ordinary course of business;

(bb) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Group Members;

(cc) ground leases in respect of real property on which facilities owned or leased by any Group Member are located;

(dd) Liens on Permitted Receivables Financing Assets securing any Permitted Receivables Financing; and

(ee) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.2 and incurred in the ordinary course of business of the Group Members and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof.

6.4 Limitation on Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself, or Dispose of all or substantially all of its Property or business, except that:

(a) so long as no Event of Default has occurred and is continuing, (x) any merger, consolidation or amalgamation or other transaction the sole purpose of which is to (i) reincorporate or reorganize the Borrower in any State of the United States or reincorporate or reorganize any other Group Member in a Qualified Jurisdiction or (ii) change the form of entity shall be permitted and (y) any Restricted Subsidiary of Mid-Holdings may be merged, consolidated or amalgamated with or into any other Restricted Subsidiary of Mid-Holdings; provided, that, in each case of clauses (x) and (y), (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the continuing, surviving or resulting entity and the Capital Stock of the Borrower shall remain Pledged Capital Stock and (B) in the case of any merger, consolidation or amalgamation involving one or more Subsidiary Guarantors (and not the Borrower), a Subsidiary Guarantor shall be the continuing, surviving or resulting entity or substantially simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Subsidiary Guarantor and Mid-Holdings shall comply with Section 5.9 in connection therewith;

(b) any Restricted Subsidiary of Mid-Holdings (other than the Borrower) may Dispose of all or substantially all of its Property or business, including by way of a merger, amalgamation, dissolution, liquidation or consolidation, (i) to Mid-Holdings or any Subsidiary Guarantor or (ii) pursuant to a Disposition permitted by Section 6.5;

(c) any Non-Loan Party Subsidiary may Dispose of all or substantially all of its assets to any other Non-Loan Party Subsidiary;

(d) any merger, consolidation or amalgamation that is contemplated by, and occurs substantially simultaneously with, the Transactions;

(e) any Investment permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation; provided, that in the case of any such merger, consolidation or amalgamation of a Loan Party, the surviving, continuing or resulting legal entity of such merger, consolidation or amalgamation is a Loan Party (or substantially simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Loan Party) and Mid-Holdings shall comply with Section 5.9 in connection therewith;

(f) (i) any Restricted Subsidiary of Mid-Holdings (other than the Borrower and any Excluded Subsidiary) may dissolve, liquidate or wind up its affairs at any time if Mid-Holdings determines in good faith that such dissolution, liquidation or winding up is in the best interest of Holdings and the Group Members, and not materially disadvantageous to the Lenders (as determined by Mid-

Holdings in good faith) (provided, that in the case of any dissolution, liquidation or winding up of a Restricted Subsidiary that is a Subsidiary Guarantor, such Subsidiary shall at or before the time of such dissolution, liquidation or winding up transfer its assets to Mid-Holdings, the Borrower or another Subsidiary Guarantor unless such Disposition of assets is permitted by Section 6.5), and (ii) any Excluded Subsidiary of Mid-Holdings may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not have or reasonably be expected to have a Material Adverse Effect (as determined by Mid-Holdings in good faith);

(g) so long as no Default exists or would result therefrom, Mid-Holdings may merge, amalgamate or consolidate with any other Person; provided, that (A) Mid-Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Mid-Holdings or is a Person into which Mid-Holdings has been liquidated (any such Person, “Successor Mid-Holdings”), (A) Successor Mid-Holdings shall be an entity organized or existing under the laws of a Qualified Jurisdiction, (B) Successor Mid-Holdings shall expressly assume all the obligations of Mid-Holdings under this Agreement and the other Loan Documents to which Mid-Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (C) Mid-Holdings shall have delivered to the Administrative Agent an officer’s certificate and, if requested by the Administrative Agent, an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Loan Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Mid-Holdings will succeed to, and be substituted for, Mid-Holdings under this Agreement;

(h) a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 6.5; and

(i) the Permitted English Business Sale, to the extent permitted under Section 6.5(j).

Any transaction otherwise permitted by this Section 6.4 that results in any Subsidiary Guarantor becoming a Non-Loan Party Subsidiary or an Excluded Subsidiary (pursuant to clause (d) of the definition of such term after giving effect to such transaction) shall be deemed an Investment in a Non-Loan Party Subsidiary for purposes of (and subject to) Section 6.7 in an amount equal to the fair market value (as reasonably determined by Mid-Holdings in good faith) of such Subsidiary Guarantor prior to giving effect to such transaction.

6.5 Limitation on Disposition of Property. Dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory and other assets held for sale in the ordinary course of business;

(c) Dispositions permitted by Section 6.4 (other than Section 6.4(b)(ii));

(d) (i) the sale or issuance of any Restricted Subsidiary’s Capital Stock (other than the Borrower’s Capital Stock) to any Loan Party or the sale or issuance of any Excluded Subsidiary’s Capital Stock to another Restricted Subsidiary; provided, that the Guarantors’ collective ownership interest therein is not diluted; and (ii) the sale or issuance of any Capital Stock of, or any Indebtedness or other securities of, any Unrestricted Subsidiary;

(e) Dispositions of receivables pursuant to factoring agreements or other similar agreements or arrangements including to a Permitted Receivables Financing Subsidiary in connection with a Permitted Receivables Financing, in each case so long as the consideration for any such Disposition is in the form of cash or retained Capital Stock or subordinated interests of such Permitted Receivables Financing Subsidiary or subordinated interests in the Permitted Receivables Financing Assets being sold;

(f) the Disposition of cash or Cash Equivalents;

(g) (i) the license or sub-license of Intellectual Property in the ordinary course of business and (ii) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any Intellectual Property;

(h) the lease, sublease, license or sublicense of property as described in Section 6.3(i);

(i) the Disposition of surplus or other property no longer used or useful in the business of the Group Members in the ordinary course of business;

(j) so long as no Event of Default has occurred and is continuing at the time of closing thereof, the Disposition (including, for the avoidance of doubt, the Permitted English Business Sale) of other assets from and after the Closing Date so long as (i) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $4.0 million, at least 75.0% of the consideration is in the form of cash or Cash Equivalents or exchanged for other assets of comparable or greater market value or usefulness to the business of the Group Members, taken as a whole, (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $8.0 million, such Disposition is made at fair value (as determined by Mid-Holdings in good faith) and (iii) 100% of the Net Cash Proceeds are applied in accordance to Section 2.14; provided, that (A) any liabilities (as shown on Mid-Holdings’ or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Mid-Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto), that are assumed by the transferee with respect to the applicable Disposition and, in the case of liabilities that constitute Indebtedness, for which Mid-Holdings and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Mid-Holdings or such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as determined by Mid-Holdings in good faith) that, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that has not been converted into cash, does not exceed $5.0 million, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed for purposes of clause (j)(i) to be cash;

(k) the Disposition of assets subject to or in connection with any Recovery Event;

(l) Dispositions consisting of Restricted Payments permitted by Section 6.6;

(m) Dispositions consisting of Investments permitted by Section 6.7;

(n) Dispositions consisting of Liens permitted by Section 6.3;

(o) Dispositions of assets pursuant to Sale and Leaseback Transactions permitted by Section 6.10;

(p) Dispositions of property to any Group Member; provided, that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party (or must become a Subsidiary Guarantor substantially simultaneously with such Disposition) or (ii) to the extent constituting an Investment, such Disposition must be a permitted Investment in a Non-Loan Party Subsidiary in accordance with Section 6.7;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business (and not for financing purposes);

(s) the unwinding of any Hedge Agreement;

(t) in order to resolve disputes that occur in the ordinary course of business, the Group Members may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(u) any Group Member may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the governing body of the Subsidiary if and to the extent required by applicable law; and

(v) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral.

Any Disposition of Capital Stock of any Loan Party from one Group Member to another Group Member otherwise permitted by this Section 6.5 that results in any Subsidiary Guarantor becoming a Non-Loan Party Subsidiary or an Excluded Subsidiary (pursuant to clause (d) of the definition of such term after giving effect to such transaction) shall be deemed an Investment in a Non-Loan Party Subsidiary for purposes of (and subject to) Section 6.7 in an amount equal to the fair market value (as reasonably determined by Mid-Holdings in good faith) of such Subsidiary Guarantor prior to giving effect to such transaction.

6.6 Limitation on Restricted Payments. Declare or pay any dividend on (other than dividends payable solely in Qualified Capital Stock of the Person making the dividend so long as the ownership interest of any Loan Party in such Person is not diluted), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash or property or make any Acquisition Earn-Out Payment (collectively, “Restricted Payments”), except that:

(a) any Restricted Subsidiary may make Restricted Payments to Mid-Holdings, the Borrower and any Subsidiary Guarantor, and any Excluded Subsidiary may make Restricted Payments to any other Excluded Subsidiary;

(b) Mid-Holdings may pay dividends to permit any Parent Entity or any direct or indirect holding company of a Parent Entity to (i) so long as no Event of Default has occurred and is continuing, purchase (or in the case of a Parent Entity, to pay a dividend to a direct or indirect holding company to enable such holding company to purchase) the Capital Stock of such Parent Entity (or of such holding company) owned by future, present or former officers, directors, employees or consultants of a Parent Entity or a Group Member or make payments to employees of a Parent Entity or a Group Member upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or other similar agreements or in connection with the death or disability of such employees, in an aggregate amount not to exceed $1.0 million in any fiscal year of Mid-Holdings (provided, that such amounts set forth in this clause (b)(i) may be increased by an amount equal to the cash proceeds of key man life insurance policies received by Holdings and the Group Members after the Closing Date) and (ii)(x) so long as no Specified Default has occurred and is continuing, pay Permitted Management Fees (provided, that such amounts accrued but not permitted to be paid due to the continuance of a Specified Default may be paid once such Specified Default is cured or waived in accordance with Section 9.2); and (y) pay expenses, indemnification claims and other amounts (in each case, other than Permitted Management Fees) pursuant to the Management Agreement;

(c) Mid-Holdings and the Borrower may pay dividends to permit any Parent Entity or any direct or indirect holding company of a Parent Entity to (i) pay (or in the case of a Parent Entity, to pay a dividend to a direct or indirect holding company to enable such holding company to pay) operating costs and expenses and other corporate overhead costs and expenses (including (A) directors’ fees and expenses and administrative, legal, accounting, filing and similar expenses and (B) salary, bonus and other benefits payable to officers and employees of a Parent Entity or any direct or indirect holding company of a Parent Entity), in each case to the extent such costs, expenses, fees, salaries, bonuses and benefits are attributable to the ownership or operations of the Group Members and are reasonable (as determined by Mid-Holdings in good faith) and incurred in the ordinary course of business, (ii) pay any estimated or final Federal, state and local US or non-US income Taxes due and payable by a Parent Entity or a direct or indirect holding company of a Parent Entity as a result of such Parent Entity or direct or indirect holding company being required to include (on a pass-through, consolidated or similar basis) Mid-Holdings’ and/or its Restricted Subsidiaries’ income on the Parent Entity’s or such direct or indirect holding company’s tax returns, (iii) pay taxes that are not determined by reference to income, but which are imposed on a Parent Entity or any direct or indirect holding company of a Parent Entity as a result of such Parent Entity’s or such holding company’s ownership of the direct or indirect equity of a Parent Entity or Mid-Holdings, as the case may be, but only if and to the extent that such Parent Entity or such holding company has not received cash or other property in connection with the events or transactions giving rise to such taxes, (iv) to the extent of amounts paid by Unrestricted Subsidiaries to Mid-Holdings or any Restricted Subsidiary, pay the tax liabilities of Unrestricted Subsidiaries or tax liabilities of a Parent Entity or any direct or indirect holding company of a Parent Entity attributable to Unrestricted Subsidiaries, (v) pay franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, (vi) finance any Investment permitted to be made hereunder other than Section 6.7(j), and so long as (A) such dividends shall be made substantially concurrently with the closing of such Investment and (B) such Parent Entity and Mid-Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to Mid-Holdings or a Restricted Subsidiary or (2) the merger or amalgamation of the Person formed or acquired Mid-Holdings or a Restricted Subsidiary in order to consummate such Investment (and subject to the provisions of Sections 5.9 and 6.4), (vii) pay costs, fees and expenses related to any equity or debt offering (other than any such offering intended to benefit Subsidiaries of any such holding company other than a Parent Entity, Mid-Holdings and its Restricted Subsidiaries) or any strategic transactions (including Investments or Dispositions) related to its ownership of the Group Members and (viii) make payments permitted under Section 6.9 (other than Section 6.9(c), and only to the extent such payments have not been and are not expected to be made directly by any Group Member); provided, that dividends paid pursuant to this Section 6.6(c) (other than dividends paid pursuant to clause (ii) above) are used by such Parent Entity or any direct or indirect holding company of a Parent Entity for such purpose within 45 days of the receipt of such dividends or are refunded to Mid-Holdings;

(d) Mid-Holdings may pay cash dividends to a Parent Entity to permit such Parent Entity to pay (and such Parent Entity may pay) cash dividends to the holders of such Parent Entity’s Capital Stock or make any other Restricted Payment in an amount (disregarding any such dividends made by Mid-Holdings to a Parent Entity to permit such Parent Entity to make corresponding dividends or such other Restricted Payments) in an aggregate amount not to exceed the sum of (i) the Available Equity Basket at the time such cash dividend is paid plus (ii) if the Total Leverage Ratio, determined on a Pro Forma Basis at the time of and after giving effect to the payment of such cash dividend, is equal to or less than 5.20:1.00, the Available Builder Basket at the time such cash dividend is paid; provided, that at any time such cash dividend is paid pursuant to this clause (d), no Event of Default shall have occurred and be continuing;

(e) any non-Wholly Owned Subsidiary of Mid-Holdings may declare and pay cash dividends to its equity-holders generally so long as Mid-Holdings or its respective Restricted Subsidiary that owns the equity interests in the Restricted Subsidiary paying such dividends receives at least its proportionate share thereof (based upon the relative holding of the equity interests in the Restricted Subsidiary paying such dividends);

(f) any non-Guarantor Wholly Owned Subsidiary of Mid-Holdings may declare and pay cash dividends and make other Restricted Payments to Mid-Holdings or any Restricted Subsidiary of Mid-Holdings that owns the equity interests in such non-Guarantor Wholly Owned Subsidiary;

(g) Mid-Holdings may pay dividends to permit a Parent Entity or any direct or indirect holding company of a Parent Entity to fund the payment or reimbursement of fees and expenses (including fees and expenses of attorneys, accountants and financial advisors but excluding underwriting commissions) incurred by any such Parent Entity, the Sponsor or their respective affiliates in connection with any proposed IPO (whether or not consummated) of a Parent Entity;

(h) to the extent constituting Restricted Payments, the Group Members may enter into and consummate transactions permitted by Section 6.4 or Section 6.7(d) or (h);

(i) repurchases of Capital Stock in Holdings, any other Parent Entity or any Group Member deemed to occur upon exercise of stock options or warrants or similar rights if such Capital Stock represents a portion of the exercise price of such options or warrants or similar rights shall be permitted (as long as Holdings, the other Parent Entities and the Group Members make no payment in connection therewith that is not otherwise permitted hereunder);

(j) any Group Member may pay cash in lieu of fractional Capital Stock in connection with any dividend, split or combination thereof (or may dividend such cash to any Parent Entity to allow any Parent Entity to do the same);

(k) following the consummation of the IPO, dividends may be declared and paid to a Parent Entity to permit any Parent Entity or any direct or indirect holding company of a Parent Entity to pay dividends and make distributions to, or repurchase or redeem its Capital Stock from, its public equity holders, in an amount not to exceed 6.00% per annum of the net proceeds received by or contributed to Mid-Holdings in or from such IPO; provided, that both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(l) any dividend or distribution may be paid within 60 days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default had occurred and was continuing;

(m) Restricted Payments may be made in connection with the Acquisition as contemplated by the Purchase Agreement as in effect on the date hereof; provided, that any Acquisition Earn-Out Payment may be made only if (a) immediately after giving effect to the payment thereof, the Total Leverage Ratio, determined on a Pro Forma Basis would not exceed 4.75:1.00 or (b) such Acquisition Earn-Out Payment is paid with the proceeds of a contribution in the form of cash or Cash Equivalents to Holdings as common equity;

(n) so long as (i) immediately after the declaration of any Restricted Payment pursuant to this clause (n), no Event of Default shall have occurred and be continuing and (ii) the Total Leverage Ratio, determined on a Pro Forma Basis, does not exceed 3.70:1.00, Mid-Holdings may make unlimited Restricted Payments; and

(o) other Restricted Payments in an aggregate amount not to exceed the greater of $20.0 million and 1.50% of Consolidated Total Assets at the time of the making of such Restricted Payments.

6.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit or the holding of receivables in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) Investments existing (or committed to be made) on the Closing Date and identified on Schedule 6.7(c) and any modification, replacement, renewal, reinvestment or extension thereof (provided, that the amount of the original Investment (or the committed amount) is not increased except by the terms of such original Investment or commitment or as otherwise permitted by this Section 6.7);

(d) loans and advances to employees, officers, directors, managers and consultants of a Parent Entity (or any direct or indirect parent company thereof to the extent relating to the business of the Parent Entities or the Group Members) or any Group Member in the ordinary course of business (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in cash in connection with such Person’s purchase of Capital Stock of any Parent Entity (or any direct or indirect parent thereof; provided, that, the amount of such loans and advances used to acquire such Capital Stock shall be contributed to Holdings in cash) and (iii) for any other purpose in an aggregate amount outstanding under clauses (i) through (iii) not to exceed $5.0 million at any time;

(e) Investments in assets useful in the business of the Group Members made by any Group Member with the proceeds of any Reinvestment Deferred Amount; provided, that if the underlying Asset Sale or Recovery Event was with respect to a Loan Party, then such Investment shall be consummated by a Loan Party (or a Person that substantially simultaneously therewith becomes a Loan Party);

(f) Investments by the Group Members constituting the purchase or other acquisition of all or substantially all of the property and assets or businesses of any Person or all or substantially all of the assets constituting a business unit, a line of business or division of such Person, or Capital Stock in a Person that, upon the consummation thereof, will be, or will become part of, a Wholly Owned Subsidiary of Mid-Holdings (including as a result of a merger, amalgamation or consolidation) (each, a “Permitted Acquisition”); provided, that

(i) immediately prior to and after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing;

(ii) all of the applicable provisions of Section 5.9 and the Security Documents have been or will be complied with in respect of such Permitted Acquisition (other than to the extent any Subsidiary purchased or acquired in such Permitted Acquisition is designated as an Unrestricted Subsidiary pursuant to Section 5.13 or is otherwise an Excluded Subsidiary);

(iii) the aggregate amount of such Investments by Loan Parties in assets that are not (or do not become) owned by a Loan Party or in Capital Stock of Persons that do not become Loan Parties shall not exceed the sum of (A) the greater of $30.0 million and 2.00% of Consolidated Total Assets plus (B) the Available Equity Basket at the time such Investment is made plus (C) the Available Builder Basket at the time such Investment is made; and

(iv) any Person, property, assets or divisions acquired in accordance with this clause (f) shall be in the same or a generally related or ancillary line of business as the Group Members;

(g) Investments received in connection with the workout, bankruptcy or reorganization of, insolvency or liquidation of, or settlement of claims against and delinquent accounts of and disputes with, franchisees, customers and suppliers, or as security for any such claims, accounts and disputes, or upon the foreclosure with respect to any secured Investment;

(h) advances of payroll payments to employees, officers, directors and managers of Holdings, Mid-Holdings and its Restricted Subsidiaries in the ordinary course of business;

(i) [reserved];

(j) intercompany Investments by any Group Member that is (i) a Loan Party in any other Loan Party (other than a Parent Entity), (ii) a Non-Loan Party Subsidiary in any Group Member, (iii) a Loan Party in any Non-Loan Party Subsidiary (provided, that the aggregate amount of such Investments under this clause (j)(iii) do not exceed the greater of (x) $15.0 million and (y) 1.00% of Consolidated Total Assets, minus the aggregate amount of Investments made pursuant to Section 6.7(i)), and (iv) an Excluded Subsidiary in another Excluded Subsidiary;

(k) Investments consisting of promissory notes and other deferred payment obligations and noncash consideration delivered as the purchase consideration for a Disposition permitted by Section 6.5;

(l) other Investments so long as (x) immediately prior to and after giving effect to any such Investment, no Event of Default shall have occurred and be continuing and (y) the Total Leverage Ratio, determined on a Pro Forma Basis, does not exceed 4.20:1.00;

(m) Group Members may endorse negotiable instruments and other payment items for collection or deposit in the ordinary course of business or make lease, utility and other similar deposits in the ordinary course of business;

(n) Investments consisting of obligations under Hedge Agreements permitted by Section 6.2;

(o) Investments consisting of Restricted Payments permitted by Section 6.6;

(p) Investments of any Person that becomes (or is merged or consolidated or amalgamated with) a Restricted Subsidiary of Mid-Holdings on or after the date hereof on the date such Person becomes (or is merged or consolidated or amalgamated with) a Restricted Subsidiary of Mid-Holdings; provided, that (i) such Investments exist at the time such Person becomes (or is merged or consolidated or amalgamated with) a Restricted Subsidiary, and (ii) such Investments are not made in anticipation or contemplation of such Person becoming (or merging or consolidating or amalgamated with) a Restricted Subsidiary;

(q) Investments consisting of deposits made in accordance with clauses (c), (d), (o), (u), (y), (z)(ii) or (ee) of Section 6.3;

(r) other Investments in an aggregate amount not to exceed the greater of (x) $40.0 million and (y) 3.00% of Consolidated Total Assets;

(s) so long as no Event of Default shall have occurred and be continuing, other Investments in an aggregate amount not to exceed the sum of (i) the Available Equity Basket at the time of such Investment plus (ii) the Available Builder Basket at the time of such Investment;

(t) deposits made in the ordinary course of business to secure the performance of leases or in connection with bidding on government contracts;

(u) advances in connection with purchases of goods or services in the ordinary course of business;

(v) Guarantee Obligations, letters of credit and similar obligations in respect of obligations not constituting Indebtedness for borrowed money entered into in the ordinary course of business;

(w) Investments consisting of Liens permitted under Section 6.3;

(x) Investments consisting of transactions permitted under Section 6.4, except for Section 6.4(e);

(y) Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock of a Parent Entity or Capital Stock of any direct or indirect parent company of a Parent Entity;

(z) (i) Investments in a Permitted Receivables Financing Subsidiary or any Investment by a Permitted Receivables Financing Subsidiary in any other Person in connection with a Permitted Receivables Financing; provided, however, that any such Investment in a Permitted Receivables Financing Subsidiary is in the form of a contribution of additional Permitted Receivables Financing Assets and (ii) distributions or payments by such Permitted Receivables Financing Subsidiary of Permitted Receivables Financing Fees;

(aa) Investments made in connection with the Transactions;

(bb) loans and advances to a Parent Entity (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to a Parent Entity (or such direct or indirect parent) in accordance with Section 6.6;

(cc) Investments funded with Excluded Contributions;

(dd) Mid-Holdings and its Restricted Subsidiaries may acquire Capital Stock in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Mid-Holdings or any of its Restricted Subsidiaries or as security for any such Indebtedness or claim; and

(ee) Investments in joint ventures or in a Restricted Subsidiary to enable such Restricted Subsidiary to make Investments in joint ventures in each case, consisting of the transfer to such joint venture of a going concern business or businesses (including, in each case, all related assets, including equipment, inventory and working capital); provided, that all such businesses so transferred pursuant to this clause (ee), in the aggregate, have consolidated earnings before interest, taxes, depreciation and amortization (determined in a manner equivalent to the determination of Consolidated EBITDA) for the four fiscal quarter period most recently ended prior to the date of the respective transfer for which financial statements have been delivered (the “Specified Period”) not to exceed the greater of (x) $15.0 million and (y) 10.0% of Consolidated EBITDA for the Specified Period;

provided, that for purposes of covenant compliance, (x) the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all Returns on such Investment up to the original amount of such Investment and (y) Mid-Holdings shall have the option of making such determination as of the date the definitive documentation for such Investment is executed, and the applicable financial ratios and any other Pro Forma Transactions in connection therewith shall thereafter be calculated and determined as if such Permitted Acquisition or other permitted Investment were consummated on such date until consummated or terminated ; provided, further, that any intercompany Investment permitted above that is in the form of a loan or advance owed to (A) a Loan Party shall be evidenced by an intercompany note (individually or pursuant to a global note (which global note may be the Subordinated Intercompany Note)) and pledged by such Loan Party as Collateral pursuant to the Security Documents, and (B) a Non-Loan Party Subsidiary by a Loan Party (other than a Parent Entity) shall be subordinated and subject to and in accordance with the terms of the Subordinated Intercompany Note or such other note in form and substance reasonably satisfactory to the Administrative Agent.

6.8 Limitation on Optional Payments of Junior Debt Instruments. Make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease or otherwise satisfy (a “Specified Prepayment”), any Junior Debt other than (i) a Specified Prepayment with the Net Cash Proceeds of Indebtedness then permitted to be incurred pursuant to Section 6.2(p) or other Permitted Refinancing in respect of such Junior Debt (which Permitted Refinancing is permitted under Section 6.2), (ii) any Specified Prepayment so long as no Event of Default shall have occurred and be continuing, in an aggregate amount not to exceed the sum of (A) the Available Equity Basket at the time of such payment, prepayment, repurchase or redemption or defeasance of Junior Debt plus (B) if the Total Leverage Ratio, determined on a Pro Forma Basis at the time of and after giving effect to such payment, prepayment, repurchase or redemption or defeasance or other satisfaction, is equal to or less than 5.20:1.00, the Available Builder Basket at the time of such Specified Prepayment of Junior Debt, (iii) any Specified Prepayment so long as (x) no Event of Default shall have occurred and be continuing and (y) the Total Leverage Ratio, determined on a Pro Forma Basis, does not exceed 4.20:1.00 at the time of such Specified Prepayment of Junior Debt, (iv) the conversion of such Junior Debt to Qualified Capital Stock of Holdings or Capital Stock of any direct or indirect parent company of Holdings or (v) any Specified Prepayment made within nine months of the final maturity date of such Junior Debt (provided, that, notwithstanding anything to the contrary in this Section 6.8, any amounts declined by an applicable Lender to be applied to mandatorily prepay the Term Loans in accordance with Section 2.14(f) may be applied by the Borrower to prepay the Junior Lien Term Loans).

6.9 Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Mid-Holdings, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such transaction) unless such transaction is otherwise permitted under this Agreement and is on fair and reasonable terms no less favorable to Mid-Holdings and its Restricted Subsidiaries, taken as a whole, than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, Mid-Holdings and its Restricted Subsidiaries may:

(a) (x) unless a Specified Default has occurred and is continuing, pay Permitted Management Fees (provided, that such amounts accrued but not permitted to be paid due to the continuance of a Specified Default may be paid once such Specified Default is cured or waived in accordance with Section 9.2); and (y) pay expenses, indemnification claims and other amounts (in each case, other than Permitted Management Fees) pursuant to the Management Agreement;

(b) enter into and consummate the transactions listed on Schedule 6.9(b);

(c) make Restricted Payments permitted pursuant to Section 6.6;

(d) make Investments (i) in Unrestricted Subsidiaries permitted by Section 6.7 and (ii) in any Person to the extent permitted by Section 6.7(a), (c), (d), (h), (v), (bb) or (cc) (provided, that any Investment in a Person permitted under Section 6.7 shall be permitted under this Section 6.9(d) to the extent such Investment constitutes a transaction with an Affiliate solely because a Group Member owns any Capital Stock in, or controls such Person);

(e) consummate the Transactions (including the issuance of Capital Stock to any officer, director, employee or consultant of Mid-Holdings or any of its Subsidiaries or any direct or indirect parent of Mid-Holdings) and transactions related to or necessary or contemplated in connection with any IPO (whether or not consummated), and, in each case, pay fees and expenses related to thereto;

(f) enter into employment and severance arrangements with officers, directors and employees of Holdings (or any direct or indirect parent company of Holdings), Mid-Holdings and the Restricted Subsidiaries and, to the extent relating to services performed for Holdings, Mid-Holdings and the Restricted Subsidiaries (as determined in good faith by the senior management of the relevant Person), pay director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and expense reimbursement arrangements; provided, that any purchase of Capital Stock of Holdings (or any direct or indirect holding company of Holdings) in connection with the foregoing shall be subject to Section 6.6;

(g) make customary payments to the Sponsor for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of Mid-Holdings in good faith;

(h) make payments to or receive payments from, and enter into and consummate transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Mid-Holdings and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted hereunder;

(i) pay reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to holders of Capital Stock of a Parent Entity or any direct or indirect parent company thereof pursuant to any stockholders agreement or registration and participation rights agreement as in effect on the Closing Date or entered into after the Closing Date in connection with any financing transaction, the net proceeds of which are contributed to Mid-Holdings;

(j) enter into transactions between Mid-Holdings or any Restricted Subsidiary and any Person other than an Unrestricted Subsidiary which would constitute a transaction with an Affiliate solely because a director of such Person is also a director of Mid-Holdings or any direct or indirect parent of Mid-Holdings; provided, however, that such director abstains from voting as a director of Mid-Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(k) engage in the non-exclusive licensing of Intellectual Property in the ordinary course of business to permit the commercial exploitation of Intellectual Property between or among Affiliates of Mid-Holdings; and

(l) enter into transactions with respect to which Mid-Holdings or any of the Restricted Subsidiaries, as the case may be, obtains a letter from an independent financial advisory, investment banking or appraisal firm stating that such transaction is fair to Mid-Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of this Section 6.9.

6.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by any Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (a “Sale and Leaseback Transaction”) to the extent the Net Cash Proceeds of all such Sale and Leaseback Transactions during the term of this Agreement are in excess $10.0 million in the aggregate; unless (a) the sale of such property is made for cash consideration in an amount not less than the fair market value (as reasonably determined by Mid-Holdings in good faith) of such property, (b) such Sale and Leaseback Transaction is permitted by Section 6.5 and is consummated within 180 days after the date on which such property is sold or transferred, (c) any Liens arising in connection with such Group Member’s use of the property are permitted by Section 6.3(r) and (d) either (i) the Total Leverage Ratio, determined on a Pro Forma Basis at the time of and after giving effect to such Sale and Leaseback

Transaction (but without netting the cash proceeds from such Sale and Leaseback Transaction), is equal to or less than the 5.70:1.00 or (ii) the Net Cash Proceeds of such Sale and Leaseback Transaction shall be applied to mandatorily prepay the Term Loans in accordance with Section 2.14 but without giving effect to any reinvestment right set forth in the first proviso of the first sentence thereto (but, for the avoidance of doubt, giving effect to clause (iii) of the first proviso thereto and to the second and third provisos thereto) (a Sale and Leaseback Transaction pursuant to this clause (d)(ii), a “Specified Sale and Leaseback Transaction”).

6.11 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than (a) this Agreement (including any Permitted Amendment), the other Loan Documents, the Junior Lien Loan Documents and the ABL Loan Documents (in the case of the Junior Lien Loan Documents and the ABL Loan Documents, as in effect as of the date hereof, except for any Permitted Amendment (as defined in the Junior Lien Credit Agreement or the ABL Credit Agreement, as applicable)), or any Guarantee Obligations in respect of any of the foregoing, (b) any agreements governing any Permitted Term Loan Refinancing Indebtedness, any Permitted Term Loan Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement as in effect on the date hereof), any Incremental Equivalent Debt, any Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement as in effect on the date hereof), any Replacement Facility, any Replacement Facility (as defined in the Junior Lien Credit Agreement as in effect on the date hereof) or any Refinancing Indebtedness with respect to any of the foregoing or Guarantee Obligations in respect of any of the foregoing (provided, that in the case of this clause (b), such prohibitions or limitations in documentation evidencing such Indebtedness are no more restrictive, when taken as a whole, than those in effect prior to the relevant incurrence of such Indebtedness), (c) any agreements governing any Indebtedness permitted by Section 6.2(c) and any other purchase money Indebtedness, Attributable Indebtedness or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed by or the subject of such Indebtedness and the proceeds and products thereof), (d) any agreements governing Indebtedness of any Excluded Subsidiary permitted by Section 6.2 (in which case, any such prohibition or limitation shall only be effective against the assets of such Excluded Subsidiary and its Subsidiaries), (e) any agreements governing Indebtedness permitted by Section 6.2(g) (in which case any such prohibition shall only be effective against the assets permitted to be subject to Liens permitted by Section 6.3(k) and the proceeds thereof), (f) customary provisions in joint venture agreements and similar agreements that restrict transfer of assets of, or equity interests in, joint ventures (including the CP&P Joint Venture as in effect on the date hereof), (g) licenses or sublicenses by any Group Member of Intellectual Property in the ordinary course of business (in which case any prohibition or limitation shall only be effective against the Intellectual Property subject thereto), (h) customary provisions (including customary net worth provisions) in leases, subleases, licenses and sublicenses that restrict the transfer thereof or the transfer of the assets subject thereto by the lessee, sublessee, licensee or sublicensee, (i) prohibitions and limitations arising by operation of law, (j) prohibitions and limitations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such prohibitions and limitations were not created in contemplation of such Person becoming a Restricted Subsidiary and apply only to such Restricted Subsidiary, (k) customary restrictions that arise in connection with any Disposition permitted by Section 6.5 applicable pending such Disposition solely to the assets subject to such Disposition, (l) customary provisions contained in an agreement restricting assignment of such agreement entered into in the ordinary course of business, (m) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (n) agreements existing and as in effect on the Closing Date and described in Schedule 6.11 or (o) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.2 that are, taken as a whole, in the good faith judgment of Mid-Holdings, no more restrictive with respect to Mid-Holdings or any Restricted Subsidiary than the then customary market terms for Indebtedness of such type, so long as Mid-Holdings shall have determined in good faith that such restrictions would not, or would not reasonably be expected to, restrict or impair, in any material respect, the ability of Holdings, Mid-Holdings and the Restricted Subsidiaries to make any payments required under the Loan Documents.

6.12 Limitation on Restrictions on Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than a Subsidiary Guarantor) to make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by any Loan Party or to Guarantee Obligations of any Loan Party except for such encumbrances or restrictions existing under or by reason of (i) this Agreement (including any Permitted Amendment), the other Loan Documents, the Junior Lien Loan Documents or the ABL Loan Documents (in the case of the Junior Lien Loan Documents and the ABL Loan Documents, as in effect as of the date hereof, except for any Permitted Amendment (as defined in the Junior Lien Credit Agreement or the ABL Credit Agreement as applicable)), (ii) any agreements governing any Permitted Term Loan Refinancing Indebtedness, any Permitted Term Loan Refinancing Indebtedness (as defined in the Junior Lien Credit Agreement as in effect on the date hereof), any Incremental Equivalent Debt, any Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement as in effect on the date hereof), or any Refinancing Indebtedness with respect to any of the foregoing or Guarantee Obligations in respect of any of the foregoing (provided, that in the case of this clause (ii), such encumbrances or restrictions in documentation evidencing such Indebtedness are no more restrictive, when taken as a whole, than those in effect prior to the relevant incurrence of such Indebtedness), (iii) any agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary, solely with respect to such Restricted Subsidiary, (iv) customary net worth provisions contained in real property leases, subleases, licenses or permits entered into by any Group Member so long as such net worth provisions would not reasonably be expected to impair the ability of the Loan Parties to comply with their obligations under this Agreement or any of the other Loan Documents (as determined in good faith by Mid-Holdings), (v) any restriction with respect to Excluded Subsidiaries in connection with Indebtedness permitted by Section 6.2, (vi) to the extent not otherwise permitted under this Section 6.12, agreements, restrictions and limitations described in clauses (a) through (o) of Section 6.11, to the extent set forth in such clauses, (vii) restrictions with respect to the transfer of any asset contained in an agreement that has been entered into in connection with the disposition of such asset permitted hereunder and (viii) prohibitions and limitations arising by operation of law; and (ix) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.2 that are, taken as a whole, in the good faith judgment of Mid-Holdings, no more restrictive with respect to the Borrower or any Restricted Subsidiary than either (i) Section 6.6 of this Agreement or (ii) the then customary market terms for Indebtedness of such type, so long as, in the case of this clause (ii) only, Mid-Holdings shall have determined in good faith that such restrictions would not, or would not reasonably be expected to, restrict or impair, in any material respect, the ability of Holdings, Mid-Holdings and the Restricted Subsidiaries to make any payments required under the Loan Documents.

6.13 Limitation on Lines of Business. Enter into any material line of business, either directly or through any Restricted Subsidiary, except for those businesses in which any Group Member is engaged on the date of this Agreement or that are reasonably related or ancillary thereto or reasonable extensions thereof.

6.14 Limitation on Activities of Parent Entities. No Parent Entity may, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) (i) own any direct Subsidiary other than Mid-Holdings, an Intermediate Parent or a Subsidiary that will promptly be contributed to or merged or amalgamated into Mid-Holdings, the Borrower or a Subsidiary Guarantor, (ii) own any material Investment (other than cash or Cash Equivalents and Investments in an Intermediate Parent, Mid-

Holdings, the Borrower and the Restricted Subsidiaries) unless such Investment will promptly be contributed to Mid-Holdings, the Borrower or a Subsidiary Guarantor or (iii) create any Lien on the Capital Stock of Mid-Holdings (other than Permitted Liens) or (b) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of Mid-Holdings or an Intermediate Parent, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Management Agreement (if any), the Purchase Agreement and the other agreements contemplated by the Purchase Agreement, (iv) any transaction that such Parent Entity is expressly permitted or contemplated to enter into or consummate under the other subsections of this Section 6 as if such Parent Entity were subject to such subsections, (v) the issuance of Capital Stock, payment of dividends, making of loans and contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries and making Investments, (vi) participating in tax, accounting and other administrative matters as a member of a consolidated group of companies, (vii) holding any cash or property received in connection with Restricted Payments made by a Group Member in accordance with Section 6.6 pending application thereof and (viii) providing indemnification to officers and directors and (ix) activities incidental to the businesses or activities described in the foregoing clauses (b)(i) through (b)(viii).

6.15 Modification of Certain Agreements. Amend, modify or change (a) any Organizational Document of any Loan Party, (b) the terms of the Management Agreement, (c) the terms of the Purchase Agreement to the extent relating to, on in connection with, the Acquisition Earn-Out Payment, (d) the terms of (i) any Junior Lien Loan Document (if such amendment, modification or change would be prohibited by the terms of the Senior/Junior Intercreditor Agreement) or (ii) the definitive documentation of any Junior Debt constituting Material Debt (other than any such amendment, modification or other change (w) that would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or amount or extend the date for payment of interest thereon or relax or eliminate any covenant, event of default or other provision applicable to Holdings, Mid-Holdings or any of its Restricted Subsidiaries, (x) that is pursuant to a refinancing permitted by Section 6.8(i), (y) to the extent such amendment, modification or other change is effective, or is to provisions that become applicable, after the then Latest Maturity Date hereunder (as determined as of the time of such amendment, modification or other change is made) or (z) if immediately after giving effect thereto such Junior Debt with such revised terms could be incurred pursuant to Section 6.2 (such determination to be made as if such Junior Debt was incurred at such time and had not previously been incurred)) or (e) the terms of any ABL Loan Document (if such amendment, modification or change would be prohibited by the terms of the ABL Intercreditor Agreement), in each case, in any manner that is materially adverse to the interests of the Lenders, as reasonably determined in good faith by Mid-Holdings (unless approved by the Administrative Agent); provided, that in the case of clause (a) above, any amendment, modification or change to the Organizational Documents of any Loan Party to effectuate a change in form of entity or organization or any other transaction permitted by Section 6.5 shall be permitted, subject to the requirements under the Guarantee and Collateral Agreement.

6.16 Changes in Fiscal Periods. Permit the fiscal year of any Loan Party (other than Holdings’) to end on a day other than December 31 or change Mid-Holdings’ or the Borrower’s method of determining fiscal quarters, without the prior written consent of the Administrative Agent (such consent not be unreasonably withheld, delayed or conditioned), in each case other than if such change is required by GAAP.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement required to be furnished by such Loan Party at any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished (provided, that, in each case, such materiality qualifier shall not be applicable with respect to any representation or warranty that is qualified or modified by materiality or Material Adverse Effect); or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 5.4(a) (with respect to Mid-Holdings and the Borrower only), Section 5.7(a), Section 5.10 or Section 6; or

(d) any Loan Party shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.1), and such default shall continue unremedied for a period of 30 days following delivery of written notice thereof to Mid-Holdings and the Borrower by the Administrative Agent; or

(e) Holdings or any Group Member shall (i) default in making any payment of any principal of any Indebtedness (excluding the Loans and other Indebtedness under the Loan Documents) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than, with respect to Indebtedness consisting of obligations in respect of Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and not as a result of any default thereunder by Holdings or any such Group Member) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with or without the giving of notice, the lapse of time or both, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (provided, that this clause (iii) shall not apply to any secured Indebtedness that becomes due or subject to a mandatory offer to purchase as a result of the sale, transfer or other Disposition of assets securing such Indebtedness, if such sale, transfer or other Disposition is permitted hereunder and under the documents providing for such Indebtedness (and, for the avoidance of doubt, the aggregate principal amount of such Indebtedness shall not be included in determining whether an Event of Default has occurred under this paragraph (e))); provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness, the outstanding principal amount of which would in the aggregate constitute Material Debt; provided, further, that upon becoming an Event of Default, such Event of Default shall be deemed to have been remedied and shall no longer be continuing if any such defaults, events or conditions are remedied or waived prior to any acceleration of the Loans pursuant to the below provisions of this Section 7.1 by any of the holders or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) and, after giving effect thereto, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall no longer be continuing with respect to such Material Debt; provided, further, that the failure to observe or perform the Financial Covenant (as defined in the ABL Credit Agreement) shall not in and of itself constitute an Event of Default hereunder until the date on which the lenders under the ABL Credit Agreement accelerate payment of the ABL Revolving Loans and terminate their ABL Revolving Credit Commitments or foreclose upon the ABL Priority Collateral in accordance with the terms of the ABL Credit Agreement and the ABL Intercreditor Agreement (it being understood that prior to the time it becomes an Event of Default hereunder, any Event of Default under this paragraph (e) based on the failure to observe or perform the Financial Covenant may be waived, amended, terminated or otherwise modified from time to time by the Borrower and the Required Lenders (as defined in the ABL Credit Agreement) (or by the Borrower and the ABL Administrative Agent with the consent of the Required Lenders (as defined in the ABL Credit Agreement))); or

(f) (i) any Material Party shall commence any case, proceeding or other action (A) under any existing or future Debtor Relief Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official (including the Viscount in Jersey and an administrator or liquidator in England) for it or for all or any substantial part of its assets, or any Material Party shall make a general assignment for the benefit of its creditors (including any Loan Party incorporated under the laws of Jersey being declared “bankrupt” as defined in Article 8 of the Interpretation (Jersey) Law 1954 or any proceedings are commenced or other action taken for any such Loan Party to be declared bankrupt, or any action is taken by any Loan Party organized under the laws of Jersey to participate in a scheme of arrangement or a merger under Part 18A or Part 18B respectively of the Companies (Jersey) Law 1991 or to seek continuance overseas under Part 18C of the Companies (Jersey) Law 1991); or (ii) there shall be commenced against or with respect to any Material Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Material Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Material Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Mid-Holdings or the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that results in liability of the Borrower or any Commonly Controlled Entity, (ii) any Person shall fail to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or any failure by any Single Employer Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any

Single Employer Plan shall terminate for purposes of Title IV of ERISA and the present value of all accrued benefits, determined on a termination basis, exceeds the value of the assets of such Plan or (v) the Borrower or any Commonly Controlled Entity shall be reasonably likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(h) one or more final judgments or decrees for the payment of money shall be entered against Holdings, Mid-Holdings or any of its Restricted Subsidiaries involving for Holdings, Mid-Holdings or any of its Restricted Subsidiaries, taken as a whole, a liability (to the extent not covered by insurance as to which the relevant insurance company has not denied coverage in writing) of $30.0 million or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) any Security Document that creates a Lien with respect to a material portion of the Collateral shall cease, for any reason (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect, or any Loan Party (or any of its Affiliates that has the power, directly or indirectly, to direct or cause the direction of the management and policies of such Loan Party) shall so assert in writing, or any Lien with respect to any material portion of the Collateral created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that (i) any of the foregoing results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file UCC or PPSA continuation statements or (ii) such loss is covered by a title insurance policy benefitting the Administrative Agent or the Lenders and the related insurer has not asserted in writing that such loss is not covered by such title insurance policy and has not denied coverage; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect or any Loan Party (or any of its Affiliates that has the power, directly or indirectly, to direct or cause the direction of the management and policies of such Loan Party) shall so assert in writing (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents); or

(k) any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, the Commitments hereunder shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, then, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Mid-Holdings and the Borrower, (i) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and (ii) subject to the terms and conditions of the Intercreditor Agreements, any Senior Pari Passu Intercreditor Agreement and any other intercreditor arrangement entered into in connection with this Agreement, commence foreclosure actions with respect to the Collateral in accordance with the terms and procedures set forth in the Security Documents.

SECTION 8. THE AGENTS

8.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints Credit Suisse (in its capacity as the Administrative Agent) as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to enter into each Security Document, the Intercreditor Agreements and any other intercreditor or subordination agreements contemplated hereby (including any Senior Pari Passu Intercreditor Agreement) on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the security trustee of such Lender under the English Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the English Security Documents and to exercise such powers and perform such rights, powers, authorities and discretions as are expressly delegated to the Administrative Agent by the terms of the English Security Documents, together with such other rights, powers, authorities and discretions as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to enter into each English Security Document on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. It is understood and agreed that the Administrative Agent shall not have any duties or responsibilities, except those set forth in the English Security Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent.

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. None of any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable to any other Credit Party for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any other Credit Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any other Credit Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings, Mid-Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all affected Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all affected Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings, Mid-Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all affected Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

8.7 Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by Holdings or the Borrower and without limiting any obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or willful misconduct. The agreements in this Section 8.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to written approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, subject to written approval by the Borrower (which approval shall not be unreasonably withheld or delayed), appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 and of Section 9.5 shall continue to inure to its benefit.

8.10 Other Agents. Each of the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities hereunder in its capacity as such.

8.11 Quebec Security. (a) For greater certainty, and without limiting the powers of the Administrative Agent, each Lender hereby irrevocably constitutes the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir, within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Quebec in order to secure obligations of any Loan Party under any bond, debenture or similar title of indebtedness issued by any Loan Party, and hereby agrees that the Administrative Agent may act as a holder and mandatary (i.e., agent) with respect to any shares, Capital Stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Loan Party and pledged in favor of the Administrative Agent, for the benefit of the Secured Parties. The execution by the Administrative Agent, acting as fondé de pouvoir and mandatary, prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b) Notwithstanding the provisions of section 32 of An Act respecting the special powers of legal persons (Quebec), the Administrative Agent may acquire and be the holder of any bond or debenture issued by any Loan Party (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Loan Party).

(c) The constitution of the Administrative Agent as fondé de pouvoir, and of the Administrative Agent as holder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to the Administrative Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Lender’s rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Administrative Agent by the execution of an Assignment and Assumption or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Administrative Agent under this Agreement.

(d) The Administrative Agent acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis to the Administrative Agent acting as fondé de pouvoir.

8.12 Appointment of Administrative Agent as Security Trustee for English Security Documents. For the purposes of any Liens or Collateral created under the English Security Documents, the following additional provisions shall apply, in addition to the provisions set out in the foregoing sections of this Section 8 or otherwise hereunder (without prejudice to the rights and obligations of the Administrative Agent under the other provisions of this Agreement and the other Loan Documents), and the following additional provisions of this Section 8.12 shall be governed by English law.

(a) In this Section 8.12, the following expressions have the following meanings: (i) “Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets; (ii) “Charged Property” means the assets of the Loan Parties subject to a security interest under the English Security Documents, and (iii) “Delegate” means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).

(b) The Secured Parties appoint the Administrative Agent to hold the security interests constituted by the English Security Documents on trust for the Secured Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.

(c) The Administrative Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.

(d) Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of, nor shall the Administrative Agent have any duty or responsibility to, any Loan Party.

(e) The Administrative Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(f) The Administrative Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the English Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(g) The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Administrative Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Administrative Agent by the English Security Documents as may be conferred by the instrument of appointment of that person.

(h) The Administrative Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(i) The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.

(j) Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the English Security Documents, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the English Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(k) Each Secured Party confirms its approval of the English Security Documents and authorizes and instructs the Administrative Agent: (i) to execute and deliver the English Security Documents; (ii) to exercise the rights, powers and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the English Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the Secured Parties under the English Security Documents.

(l) The Administrative Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m) Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by an English Security Document and accordingly authorizes: (a) the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(n) Except to the extent that an English Security Document otherwise requires, any moneys which the Administrative Agent receives under or pursuant to an English Security Document may be: (a) invested in any investments which the Administrative Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.

(o) On a disposal of any of the Charged Property which is permitted under the Loan Documents or any other release permitted under Section 9.15, the Administrative Agent shall (at the cost of the Loan Parties) execute any release of the English Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Administrative Agent considers desirable.

(p) The Administrative Agent shall not be liable for:

(i) any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by an English Security Document;

(ii) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by an English Security Document;

(iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(iv) any shortfall which arises on enforcing an English Security Document.

(q) The Administrative Agent shall not be obligated to:

(i) obtain any authorization or environmental permit in respect of any of the Charged Property or an English Security Document;

(ii) hold in its own possession an English Security Document, title deed or other document relating to the Charged Property or an English Security Document;

(iii) perfect, protect, register, make any filing or give any notice in respect of an English Security Document (or the order of ranking of an English Security Document), unless that failure arises directly from its own gross negligence or wilful misconduct; or

(iv) require any further assurances in relation to an English Security Document.

(r) In respect of any English Security Document, the Administrative Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(s) In respect of any English Security Document, the Administrative Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Administrative Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Administrative Agent has failed to do so within 14 days after receipt of that request.

(t) Every appointment of a successor Administrative Agent under an English Security Document shall be by deed.

(u) Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Administrative Agent in relation to the trusts constituted by this Agreement.

(v) In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

(w) The perpetuity period under the rule against perpetuities if applicable to this Agreement and any English Security Document shall be 80 years from the date of this Agreement.

SECTION 9. MISCELLANEOUS

9.1 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any of Holdings, Mid-Holdings or the Borrower, to it at:

[LSF9 Concrete Ltd][LSF9 Concrete Holdings Ltd][Stardust Finance Holdings, Inc.]

c/o Hanson Brick Americas, Inc.

300 East John Carpenter Freeway

Suite 1500

Irving, TX 75062

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Lone Star Americas Acquisitions LLC

2711 N. Haskell Avenue, Suite 1700

Dallas, TX 75204

Attention: General Counsel

Facsimile: 214-515-6924

Telephone: 214-515-6824

and

Gibson, Dunn & Crutcher LLP

200 Park Ave

New York, NY 10166

Attention: Joerg H. Esdorn

Facsimile: (212) 351-5276

E-mail: JEsdorn@gibsondunn.com

(ii) if to the Administrative Agent, to it at:

Credit Suisse AG

Eleven Madison Avenue, 6th Floor

New York, NY 10010

Attention: Agency Manager

Facsimile: (212) 322-2291

E-mail: agency.loanops@credit-suisse.com

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

All notices and other communications given to any party hereto, in accordance with the provisions of this Agreement, shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1, or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1. As agreed to among Holdings, Mid-Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Each of Holdings, Mid-Holdings and the Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Holdings, Mid-Holdings and the Borrower, that it will, and will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request, a notice pursuant to Section 2.9, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such nonexcluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, Holdings and Mid-Holdings agree, and agree to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

Each of Holdings, Mid-Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of, the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that wish to receive information and documentation that is (x) of a type that would be publicly available if Holdings and its Subsidiaries were public reporting companies or (y) does not contain MNPI (collectively, “Public Lender Information”)) (each, a “Public Lender”). Each of Holdings, Mid-Holdings and the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any Private Lender Information (as defined below) (provided, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC” unless Mid-Holdings notifies the Administrative Agent promptly that any such document contains Private Lender Information: (A) the Loan Documents, (B) notification of changes in the terms of the Facilities and (C) all information delivered pursuant to Section 5.1 and Section 5.2(a). “Private Lender Information” means any information and documentation that is not Public Lender Information.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.2 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Holdings, Mid-Holdings or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) None of this Agreement, any other Loan Document or any provision hereunder or thereunder may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Mid-Holdings, the Borrower and the Required Lenders or by Mid-Holdings, the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, that, notwithstanding the foregoing, solely with the written consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders), any such agreement may:

(1) increase the Commitment of any Lender;

(2) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or premiums payable hereunder (except in connection with the waiver of applicability of any post-Default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each directly and adversely affected Facility));

(3) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or premiums payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment; it being understood that the waiver of any Default, mandatory prepayment or mandatory reduction of Commitments shall not constitute a postponement of the scheduled date of payment of principal of any Loan or expiration of any Commitment of any Lender;

(4) impose additional restrictions on the ability of any Lender to assign any of its rights and obligations hereunder;

(5) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, or change the application of proceeds provision in any of Section 6.4 of the Guarantee and Collateral Agreement, Sections 4.2 and 4.3 of the ABL Intercreditor Agreement or Section 4.1(b) of the Senior/Junior Intercreditor Agreement (or the corresponding provision in any other intercreditor agreement (including any Senior Pari Passu Intercreditor Agreement));

(6) change any of the provisions of this Section 9.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or grant any consent hereunder; or

(7) except as otherwise expressly provided in Section 9.15 or in the Guarantee and Collateral Agreement, release all or substantially all of the Collateral or release Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement representing all or substantially all of the value of such guarantees, taken as a whole;

provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder in a manner adverse to the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, amendments, waivers and other modifications to the provisions of any Loan Document in a manner that by its terms adversely affects the rights or obligations of Lenders holding Loans or Commitments of a particular Class (but not the rights or obligations of Lenders holding Loans or Commitments of any other Class) will require only the prior written consent of Lenders holding the requisite percentage under this Section 9.2(b) of the outstanding Loans and unused Commitments of such Class (as if such Class were the only Class of Loans and Commitments then outstanding under this Agreement), Mid-Holdings and the Borrower.

(c) Notwithstanding anything to the contrary contained in this Section 9.2, the Administrative Agent, Mid-Holdings and the Borrower, in their sole discretion and without the consent or approval of any other party, may amend, modify or supplement any provision of this Agreement or any other Loan Document to (i) amend, modify or supplement such provision or cure any ambiguity, omission, mistake, error, defect or inconsistency, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof (provided, that, if the Required Lenders make such objection in writing, such amendment, modification or supplement shall not become effective without the consent of the Required Lenders), and (ii) to permit additional affiliates of Mid-Holdings to guarantee the Obligations and/or provide Collateral therefor. Such amendments shall become effective without any further action or consent of any other party to any Loan Document.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement or any Senior Pari Passu Intercreditor Agreement or any other intercreditor arrangements entered into pursuant to this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, Incremental Equivalent Debt, Incremental Equivalent Debt (as defined in the Junior Lien Credit Agreement as in effect on the date hereof) or any Refinancing Indebtedness in respect of any of the foregoing (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of the Intercreditor Agreements, such Senior Pari Passu Intercreditor Agreement or such other intercreditor arrangement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by the Intercreditor Agreements or such Senior Pari Passu Intercreditor Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall directly and adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(e) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Mid-Holdings and the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.23, Replacement Facility Amendments in accordance with Section 2.24 and Extension Amendments in accordance with Section 2.25 and joinder agreements with respect thereto in accordance with such Sections, and such Incremental Facility Amendments, Replacement Facility Amendments and Extension Amendments and joinder agreements may effect such amendments to the Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, Mid-Holdings and the Borrower, to give effect to the existence and the terms of the Incremental Facility, Replacement Facility or Extension, as applicable, and will be effective to amend the terms of this Agreement and the other applicable Loan Documents (including to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other applicable Loan Documents with the other Term Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders), in each case, without any further action or consent of any other party to any Loan Document.

(f) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (and no other party to this Agreement) (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders, as conclusively determined by the Administrative Agent in consultation with Mid-Holdings and the Borrower.

(g) Notwithstanding anything to the contrary contained in this Section 9.2 or any other Loan Document, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of Mid-Holdings or the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement or any other Loan Documents.

(h) Notwithstanding anything to the contrary contained in this Section 9.2 or any other Loan Document, this Agreement may be amended (or amended and restated) without the written consent of any Lender (except for any Lender that will hold any portion of such new Term Loans) in order to effect any Repricing Event described in clause (a) of the definition thereof in the form of a new tranche of Term Loans under this Agreement.

9.3 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, disbursements and other charges of legal counsel for the Administrative Agent and the other Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of legal counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.3(a), including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, that the Borrower’s obligations under this Section 9.3(a) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one primary outside legal counsel for all Persons described in clauses (i) and (ii) above, taken as a whole, (y) in the case of any actual or perceived conflict of interest, one outside legal counsel for each group of affected Persons similarly situated, taken as a whole, in each appropriate jurisdiction and (z) if necessary, one local or foreign legal counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions).

(b) The Borrower shall indemnify the Administrative Agent, each other Agent, each institution listed as an arranger or bookrunner on the cover page hereof, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the reasonable out-of-pocket fees, charges and disbursements of (i) one primary outside legal counsel to the Indemnitees, taken as a whole, (ii) in the case of any actual or perceived conflict of interest, one additional outside legal counsel for each group of affected Indemnitees similarly situated, taken as a whole, in each appropriate jurisdiction and (iii) if necessary, one local or foreign legal counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee arising out of, in connection with, or as a result of (w) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (x) any Loan or the use of the proceeds therefrom, (y) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Mid-Holdings or any of its Subsidiaries (including any predecessor entities), or any Environmental Liability relating to Mid-Holdings or any of its Subsidiaries (including any predecessor entities), or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such claim, litigation, investigation or proceeding is brought by Holdings, Mid-Holdings, the Borrower or any of their respective Affiliates, their respective creditors or any other Person; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (2) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by Mid-Holdings or any of its Subsidiaries and that is brought by an Indemnitee against any other Indemnitee (provided, that in the event of such a claim, litigation, investigation or proceeding involving a claim or proceeding brought against any Agent or Arranger (in either case, in its capacity as such) by other Indemnitees, such Agent or Arranger, as the case may be (in its capacity as such), shall be entitled (subject to the other limitations and exceptions set forth above) to the benefit of the indemnities set forth above), (3) arise from any settlement entered into by any Indemnitee or any of its Related Parties in connection with the foregoing without the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed), or (4) are in respect of indemnification payments made pursuant to Section 8.7, to the extent the Borrower would not have been or was not required to make such indemnification payments directly pursuant to the provisions of this Section 9.3(b). This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(c) To the extent permitted by applicable law, none of Holdings, Mid-Holdings, the Borrower or any Indemnitee shall assert, and each of Holdings, Mid-Holdings, the Borrower and each Indemnitee hereby waives, any claim against Holdings, Mid-Holdings, the Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and, to the extent permitted by applicable law, Holdings, Mid-Holdings and the Borrower and each Indemnitee hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, that nothing contained in this paragraph shall limit the obligations of the Borrower under Section 9.3(b) in respect of any such damages claimed against the Indemnitees by Persons other than Indemnitees.

(d) All amounts due under this Section 9.3 shall be payable not later than 30 days after written demand therefor.

9.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as otherwise expressly provided in Section 6.4, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.4) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section 9.4, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (each such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower; provided, that no consent of the Borrower shall be required (i) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or a Purchasing Borrower Party or, if a Specified Default has occurred and is continuing, any other Eligible Assignee and (ii) for any assignment during the primary syndication of the Senior Lien Term Loans to Persons identified to, and approved by, the Borrower prior to the Syndication Date (as defined in the Commitment Letter); provided, further, that (x) the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent not later than the tenth Business Day following the date a written request for such consent is made and (y) the withholding of consent by the Borrower to any assignment to any Disqualified Lender shall be deemed reasonable (for the avoidance of doubt, it being understood and agreed that the Administrative Agent shall not have any responsibility or obligation to determine or notify the Borrower with respect to whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Lender); and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans of any Class, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million unless each of the Borrower and the Administrative Agent otherwise consent; provided, that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing;

(B) each partial assignment with respect to a Class shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to such Class; provided, that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (unless waived by the Administrative Agent in its sole discretion) a processing and recordation fee of $3,500 (treating, for purposes of such fee, multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Holdings, Mid-Holdings, the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) any assignment of any Loans to a Purchasing Borrower Party or Affiliated Lender shall be subject to the requirements of Sections 9.4(e) through (h), as applicable, and, in the case of Purchasing Borrower Parties, with respect to Dutch Auctions, Section 2.12(f).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.4, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the obligations, of Sections 2.17, 2.18, 2.19 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.4.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption and each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and, as applicable, stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, if an Event of Default has occurred and is continuing, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption or Affiliated Lender Assignment and Assumption, in each case executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless such assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.4 and any written consent to such assignment required by paragraph (b) of this Section 9.4, the Administrative Agent shall accept such Assignment and Assumption or Affiliated Lender Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to 2.8(b), 2.20(d) or 8.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption or Affiliated Lender Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (2) through (4) of the first proviso to Section 9.2(b) that adversely affects the Participant. The Borrower agrees that, subject to paragraph (c)(ii) and (c)(iii) of this Section 9.4, each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 (and subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.20(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, including payments of interest and principal, notwithstanding any notice to the contrary. The portion of the Participant Register relating to any Participant requesting payment from the Borrower under the Loan Documents shall be made available to the Borrower upon reasonable request. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.17, 2.18 or 2.19, with respect to any participation sold to such Participant, than its participating Lender would have been entitled to receive (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the participation) with respect to the participation sold to such Participant, unless the Borrower is notified of the participation sold to such Participant and the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless such Participant agrees, for the benefit of the Borrower, to comply (and actually complies) with Section 2.19(e) as though it were a Lender (it being understood that the documentation required under Section 2.19(e) shall be delivered to the participating Lender).

(iii) A Participant agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section 9.4.

(iv) No participation may be sold to an Affiliated Lender or any Purchasing Borrower Party.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.4 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Person who, after giving effect to such assignment, would be an Affiliated Lender; provided, that:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(ii) at the time of such assignment and after giving effect to such assignment, the Affiliated Lenders shall not, in the aggregate, hold Term Loans with an aggregate principal amount in excess of 25.0% of the principal amount of all Term Loans then outstanding; and

(iii) the applicable Affiliated Lender Assignment and Assumption shall include a customary “big boy” representation from the assignor or assignee, as the case may be (it being agreed that no Affiliated Lender shall be required to make a representation as to absence of MNPI).

To the extent not previously disclosed to the Administrative Agent, Mid-Holdings shall, upon reasonable request of the Administrative Agent (but not more frequently than once per calendar quarter), report to the Administrative Agent the amount and Class of Term Loans held by Affiliated Lenders and the identity of such holders.

(f) Notwithstanding anything in Section 9.2 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (collectively, “Required Lender Consent Items”), an Affiliated Lender shall be deemed to have voted its interest as a Term Loan Lender in the same proportion as the allocation of voting with respect to such matter by Term Loan Lenders who are not Affiliated Lenders, unless the result of such Required Lender Consent Item would reasonably be expected to deprive such Affiliated Lender of its pro rata share (compared to Term Loan Lenders which are not Affiliated Lenders) of any payments to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent or such Affiliated Lender is otherwise adversely affected thereby compared to Term Loan Lenders which are not Affiliated Lenders (in which case for purposes of such vote such Affiliated Lender shall have the same voting rights as other Term Loan Lenders which are not Affiliated Lenders).

No Affiliated Lender shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents in the absence, with respect to any such Person, of the gross negligence, bad faith or willful misconduct by such Person and its Related Parties (as determined by a court of competent jurisdiction by final and nonappealable judgment), except with respect to any claims that the Administrative Agent or any other such Lender is treating such Affiliated Lender, in its capacity as a Lender, in a disproportionate manner relative to the other Lenders.

Additionally, the Loan Parties and each Affiliated Lender hereby agree that and each Affiliated Lender Assignment and Assumption by an Affiliated Lender shall provide a confirmation that, if a case under any Debtor Relief Law is commenced against any Loan Party, such Loan Party shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations or claims held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of the Term Loans or claims held by Lenders that are not Affiliates of Mid-Holdings.

(g) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party in accordance with Section 9.4(b); provided, that:

(i) the assigning Lender and the Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(ii) such assignment shall be made pursuant to a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis pursuant to the Dutch Auction Procedures set forth in Section 2.12(f) or by way of an open market purchase; provided, that in the case of any open market purchases, at the time of such assignment and after giving effect to such assignment, such assignments will not exceed, in the aggregate, 25.0% of the principal amount of all Term Loans then outstanding at such time (it being understood that, solely for purposes of this proviso, any Term Loans previously purchased and cancelled pursuant to this Section 9.4(g) shall be deemed outstanding at such time);

(iii) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(iv) immediately after giving effect to any such purchase, no Default or Event of Default shall exist;

(v) the applicable Affiliated Lender Assignment and Assumption shall include a customary “big boy” representation from each of the Purchasing Borrower Party and the assignee or assignor, as the case may be (it being agreed that no Purchasing Borrower Party shall be required to make a representation as to absence of MNPI); and

(vi) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 9.4(g) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata by the aggregate principal amount of Term Loans purchased.

(h) Notwithstanding anything to the contrary contained herein, no Affiliated Lender nor any Purchasing Borrower Party shall have any right (in their capacity as a Lender) to (i) attend (including by telephone) any meeting or discussions (or portion thereof) attended solely by the Administrative Agent and any Lenders or (ii) receive any information or material prepared by the

Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to Mid-Holdings, the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to this Agreement).

9.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19 and 9.3 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

9.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time with the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (excluding any Exempt Account) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender shall notify the Administrative Agent, Mid-Holdings and the Borrower promptly after any such setoff.

9.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York; provided, however, that (i) (x) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (y) the determination of the accuracy of any Specified Purchase Agreement Representations and whether as a result of any inaccuracy of any Specified Purchase Agreement Representations Mid-Holdings has (or an affiliate of Mid-Holdings has) the right (taking into account any applicable cure provisions) to terminate its obligations under the Purchase Agreement as a result of the failure of such representations to be accurate or the right to decline to consummate the Acquisition due to the failure of such representations to be accurate and (z) the determination of whether the Acquisition has been consummated in accordance with the terms of the Purchase Agreement shall, in each case, be governed by and construed and interpreted in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware and (ii) Section 8.12 shall be governed by and construed and interpreted in accordance with the laws of England.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, any party hereto may bring an action or proceeding in other jurisdictions in respect of its rights under any Security Document governed by a law other than the laws of the State of New York or, with respect to the Collateral, in a jurisdiction where such Collateral is located.

(c) The Borrower hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Subject to clause (e) below, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Without limiting the foregoing, each of the Foreign Loan Parties and Canadian Loan Parties hereby irrevocably designates, appoints and empowers as of the Closing Date, CT Corporation System (the “Process Agent”), with an office on the Closing Date at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States, as its authorized designee, appointee and agent to receive, accept and acknowledge on its behalf and for its property, service of copies of the summons and complaint and any other process which may be served in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party or for recognition and enforcement of any judgment in respect thereof; such service may be made by mailing or delivering a copy of such process to such Foreign Loan Party or Canadian Loan Party, in care of the Process Agent at the Process Agent’s above address, and each of the Foreign Loan Parties and Canadian Loan Parties hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each of the Foreign Loan Parties and the Canadian Loan Parties further agree to take any and all such action as may be necessary to maintain the designation and appointment of the Process Agent in full force in effect for a period of three years following the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder (other than contingent amounts not then due and payable); provided, that if the Process Agent shall cease to act as such, each such Foreign Loan Party or Canadian Loan Party agrees to promptly designate a new authorized designee, appointee and agent in New York City on the terms and for the purposes reasonably satisfactory to the Administrative Agent hereunder.

9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.12 Confidentiality. (a) Each of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ employees, legal counsel, independent auditors, professionals and other experts or agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested or demanded by any regulatory authority claiming jurisdiction over it or its Affiliates (provided, that such Agent or such Lender, as applicable, shall notify Mid-Holdings and the Borrower as soon as practicable in the event of any such disclosure by such Person (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising routine examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation), (iii) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of counsel (provided, that such Agent or such Lender, as applicable, shall notify Mid-Holdings and the Borrower promptly thereof prior to any such disclosure by such Person (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising routine examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation), (iv) to any other party to this Agreement, (v) as reasonably determined to be necessary, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.12 or other provisions at least as restrictive as this Section 9.12), (vii) to the extent that such information is independently developed by it, (viii) with the prior written consent of the Borrower, (ix) to the extent such Information (A) becomes available other than as a result of a breach of this Section 9.12 to the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates or (B) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender or any of their Affiliates or any related parties thereto in violation of any confidentiality obligations owing to Sponsor, the Permitted Investors, the Business or any of their respective affiliates, (x) on a confidential basis to (A) any rating agency in connection with rating Holdings, Mid-Holdings, the Borrower or their Subsidiaries or the Facilities or (1) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or (2) market data collectors, similar services, providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents, (xi) to the extent necessary or customary for inclusion in league table measurement, and (xii) for purposes of establishing a “due diligence” defense. For the purposes of this Section 9.12, “Information” means all information received from Holdings, Mid-Holdings, the Borrower or any of their Affiliates relating to Holdings, Mid-Holdings or the Borrower or any of their Subsidiaries or businesses, other than any such information that is available other than as a result of a breach of this Section 9.12 to the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided, that, in the case of information received from the Borrower after the date hereof, such information is clearly identified on or before the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information which shall in no event be less than commercially reasonable care.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, STATE, PROVINCIAL AND TERRITORIAL SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS AND WARRANTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

9.13 PATRIOT Act; English “Know Your Customer” Checks.

(a) Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

(b) If (i) the introduction of or any change in (or in the interpretation, administration or application of) any Requirement of Law after the date of this Agreement; (ii) any change in the status of an English Loan Party after the date of this Agreement or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each English Loan Party shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

9.14 Judgment Currency.

(a) Each of the Borrower obligations hereunder and under the other Loan Documents to make payments in any applicable currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or any other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Exchange Rate determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Group Member party hereto covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining any other rate of exchange for this Section 9.15, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

9.15 Release of Liens and Guarantees; Secured Parties. (a) In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets (including any Mortgaged Property) of any Loan Party to a Person that is not (and is not required hereunder to become) a Loan Party in a transaction permitted under this Agreement, the Liens created by the Loan Documents in respect of such Capital Stock or assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents (including Mortgage release documents) as may be reasonably requested by Holdings, Mid-Holdings or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by any Loan Document in respect of such Capital Stock or assets. In the event that any Capital Stock or other asset (including any Mortgaged Property) constituting Collateral has become, or is becoming, an Excluded Asset, then, at the request of Holdings, Mid-Holdings or the Borrower, the Administrative Agent agrees to promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute such documents (including mortgage release documents) as may be reasonably requested by Holdings, Mid-Holdings or the Borrower and at the Borrower’s expense to terminate and release (or to further document and evidence the termination and release of) the Liens created by any Security Document in respect of such assets. In the case of a transaction permitted under this Agreement the result of which is that a Loan Party would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary (or in case any Restricted Subsidiary otherwise becomes an Excluded Subsidiary or Mid-Holdings elects that any Discretionary Guarantor that would otherwise constitute an Excluded Subsidiary cease to be a Discretionary Guarantor), the Guarantee Obligations created by the Loan Documents in respect of such Loan Party (and all security interests granted by such Guarantor under the Loan Documents) shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of such security interests and such Loan Party’s Guarantee Obligations in respect of the Obligations (including its Guarantee Obligations under the Guarantee and Collateral Agreement). Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, asset or subsidiary of any Loan Party shall no longer be deemed to be made with respect thereto once such Capital Stock or asset or Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

(b) Upon the payment in full of the Obligations and the termination or expiration of the Commitments, all Liens created by the Loan Documents shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings, Mid-Holdings or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by the Loan Documents (including by way of assignment), and the Guarantee Obligations created by the Loan Documents in respect of the Guarantors shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of the Guarantors’ Guarantee Obligations in respect of the Obligations (including the Guarantee Obligations under the Guarantee and Collateral Agreement).

(c) Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.8 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

9.16 No Fiduciary Duty. Each Agent and each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”) may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Parties, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Parties have assumed any advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Parties have advised, are currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) the Lender Parties are acting solely as principals and not as the agents or fiduciaries of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender Parties have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

9.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Agent, or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.18 Intercreditor Agreements. The Administrative Agent is authorized and directed to, to the extent required or permitted by the terms of the Loan Documents, (x) enter into (i) any Security Document, (ii) each of the Intercreditor Agreements, (iii) any Senior Pari Passu Intercreditor Agreement or (iv) any other intercreditor agreement contemplated hereunder or (y) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be incurred and secured pursuant to Sections 6.2 and 6.3, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any intercreditor agreement contemplated hereunder, any Security Document, and any consent, filing or other action will be binding upon them. Each of the Lenders (including in its capacities as a Lender) and each of the Secured Parties (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement contemplated hereunder (if entered into) and (b) hereby authorizes and instructs the Administrative Agent to enter into each of the Intercreditor Agreements, any Senior Pari Passu Intercreditor Agreement and any other intercreditor agreements contemplated hereunder or Security Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be incurred and secured pursuant to Sections 6.2 and 6.3, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

9.19 Waiver of Jersey Law Procedural Rights. Without prejudice to the generality of any waiver granted in any Loan Document, each Loan Party irrevocably and unconditionally abandons and waives any right which it may have at any time under the laws of Jersey whether by virtue of the droit de discussion or otherwise to require (i) that recourse be had to assets of any other person before any claim is enforced against it in respect of the obligations or liabilities assumed by it under this Agreement or any other Loan Document and (ii) whether by virtue of the droit de division or otherwise to require that any liability under this Agreement or any other Loan Document be divided or apportioned with any other Person or reduced in any manner whatsoever.

9.20 Discretionary Guarantors. At any time after the Closing Date, Mid-Holdings may elect to add a Group Member that is an Excluded Subsidiary to be added as an additional guarantor and a Loan Party (a “Discretionary Guarantor”) as follows:

(a) Mid-Holdings shall provide a Notice of Additional Guarantor to the Administrative Agent of their intention to add any Discretionary Guarantor at least 15 Business Days prior to the date of the proposed addition;

(b) consent of the Administrative Agent shall be required to approve any such addition (such consent not to be unreasonably withheld or delayed, but which may be withheld if the Administrative Agent reasonably determines that such Discretionary Guarantor is organized under the laws of a jurisdiction where (i) the amount and enforceability of the contemplated guarantee that may be entered into by a Person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (ii) the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction are materially and adversely limited by applicable law or (iii) there is any reasonably identifiable and material adverse political risk to the Lenders or the Administrative Agent associated with such jurisdiction); provided, that no such consent shall be required for the addition of any Discretionary Guarantor organized under the laws of a Qualified Jurisdiction;

(c) Mid-Holdings and such Discretionary Guarantor shall deliver the documents required by Section 5.9, at the time such Group Member becomes a Discretionary Guarantor (or such later date as the Administrative Agent may reasonably agree) with respect to each such additional Guarantor (and solely for purposes of Section 5.9(c) and the Security Documents, such Subsidiary shall be deemed to have been acquired at the time such Notice of Additional Guarantor is received by the Administrative Agent); and

(d) as a condition to the effectiveness of any joinder of any Discretionary Guarantor, such Discretionary Guarantor shall deliver opinions, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1 and all other documentation and other information reasonably requested in writing by the Administrative Agent within ten Business Days following receipt of such Notice of Additional Guarantor to satisfy requirements under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the PATRIOT Act and the Proceeds of Crime (Money Laundering) (Canada) and Terrorist Financing Act (Canada).

It is understood and agreed that, as a condition to the effectiveness of any joinder of any Group Member as a “Discretionary Guarantor” under the Junior Lien Credit Agreement or the ABL Credit Agreement, such Group Member shall have become a Discretionary Guarantor hereunder, pursuant to and in accordance with the provisions of this Section 9.20.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

LSF9 CONCRETE LTD

By:	/s/ Jonathan Rosen
Name:	Jonathan Rosen
Title:	Director

MID-HOLDINGS:

LSF9 CONCRETE HOLDINGS LTD

By:	/s/ Chad Suss
Name:	Chad Suss
Title:	Director

[Project Stardust – Senior Lien Term Loan Credit Agreement]

BORROWER:

STARDUST FINANCE HOLDINGS, INC.

By:	/s/ Kyle Volluz
Name:	Kyle Volluz
Title:	President

[Project Stardust – Senior Lien Term Loan Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

[Project Stardust – Senior Lien Term Loan Credit Agreement]

EXECUTION VERSION

Schedule 1.1A

Adjustments to Consolidated EBITDA

“One time costs” outlined in the draft report titled Project Stardust — Initial Financial, Tax, IT, HR and Stand-alone Diligence, dated December 18, 2014 (and as updated on February 6, 2015) and prepared by PricewaterhouseCoopers LLP shall be added back to Consolidated EBITDA for each of the periods in which they apply (other than the periods referred to in the last paragraph of the definition of Consolidated EBITDA), including, without limitation, one-time costs for: (i) recruiting, (ii) HR / payroll set-up costs, (iii) IT Transition, (iv) office setup/move, (v) rebranding, (vi) duplication costs related to the transition services agreement, and (vii) transitional and other stand-alone costs and charges in connection with transition service agreements, employee matter agreements and cement supply agreements entered into with the Seller and/or its Affiliates.

Schedule 1.1A – Adjustments to Consolidated EBITDA

Schedule 1.1B

Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Brick Ltd.	N/A	1570 Yorkton Court, Burlington, Ontario L7P 5B7, Canada; and 1775 King Road, Burlington, Ontario, Canada	07194-0074(LT), 07194- 0089 (LT), 07127-0277 (LT), 07127-0282 (LT), 07127-0283 (LT), 07127-0336 (LT)	Halton (No. 20)

Hanson Brick Ltd.	N/A	5155 Dundas Street, West Burlington, Ontario L7R 3Y2, Canada; and 3488 Tremaine Road, Burlington, Ontario, Canada	07201-0111 (LT), 07201-0108 (LT), 07201-0124 (LT)	Halton (No. 20)

Hanson Pipe & Precast, Ltd.	N/A	2099 Roseville Road, Cambridge, Ontario N1R5S3, Canada	03849-0078 (LT)	Waterloo (No. 58)

Hanson Pipe & Precast LLC	North Star Concrete of Ohio, Inc.	1500 Haul Rd, Columbus, Ohio 43207, USA	NCS-654592-57-LA2	Franklin County, Ohio

Hanson Pipe & Precast LLC	Hanson Pipe & Precast, Inc.	12600 W. Northern Avenue, El Mirage, Arizona 85335, USA	NCS-654592-08-LA2	Maricopa County, Arizona

Hanson Brick East, LLC	Tiffany Brick Co., L.P.	506 Hwy. 290 East, Elgin, Texas 78612, USA	NCS-654592-75-LA2	Bastrop County, Texas

Hanson Pipe & Precast LLC	Concrete Pipe and Products Company, Inc.	7020 Tokay Avenue, Sacramento, California 95828, USA	NCS-654592-14-LA2	Sacramento County, California

Hanson Pressure Pipe, Inc. and Hanson Pipe & Precast LLC	Hanson Aggregates West, Inc.	1000 MacArthur Blvd., Grand Prairie, Texas 75050, USA	NCS-654592-80-LA2	Dallas County, Texas

Schedule 1.1B – Surviving Debt

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Pipe & Precast LLC	Gifford-Hill-American, Inc. (tract 1) Gifford-Hill & Company, Inc. (tracts 3 and 4) Michael A.Block, and wife Vera Block (tract 5) Jeffery D. Copeland and Dreabon Copeland (tract 6)	11201 FM 529, Houston, Texas 77240, USA	NCS-654592-83-LA2	Harris County, Texas

Hanson Brick Ltd.	N/A	955 Chemin St. José, La Prairie, Quebec, J5R 3Y1, Canada	3 802 172	Registration Division of Laprairie

Hanson Brick Ltd.	N/A	800 Rue Des Conseillers, La Prairie, Quebec J5R 3Y1, Canada	1 914 523	Registration Division of Laprairie

Hanson Pipe & Precast LLC	N/A	7816 Bethlehem Road, Manassas, Virginia 20109, USA	NCS-654592-101-LA2	Prince William County, Virginia

Hanson Brick America, Inc.	Michigan Brick Inc. U S Brick, Inc.	3820 Serr Road, Corunna, Michigan 48817, USA	NCS-654592-40-LA2	Shiawassee, Michigan

Hanson Brick East, LLC	Boren Clay Products Company	2304 Brickyard Road (Hwy #74), Monroe, North Carolina 28111, USA	NCS-654592-51-LA2	Chatham County, North Carolina

Schedule 1.1B – Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Pipe & Precast LLC	Sherman Industries, Inc.	380 Industrial Park Drive, Pelham, Alabama 35124, USA	NCS-654592-07-LA2	Shelby County, Alabama

Hanson Pressure Pipe Inc.	N/A	701 Industrial Boulevard, St. Eustache, Quebec J7R 6C3, Canada	1 974 057, 1 974 058, 1 975 292	Registration Division of Deux- Montagnes

Hanson Pressure Pipe Inc.	N/A	5387 Bethesda Road, Stouffville, Ontario L4A 7X3, Canada	03719-0147 (LT)	York Region (No. 65)

Hanson Pressure Pipe Inc.	N/A	102 Prouse Road, Uxbridge, Ontario L4A 7X4, Canada	26831-0117 (LT)	Durham (No. 40)

Hanson Pipe & Precast, Ltd.	N/A	1818 Hopkins Street South, Whitby, Ontario L1N 7G8, Canada	26487-0013 (LT), 26487-0014 (LT)	Durham (No. 40)

Hanson Pipe & Precast LLC	Hanson Pipe & Products Southeast, Inc.	1285 Lucerne Loop Road, Winter Haven, Florida 33881, USA	NCS-654592-26-LA2	Polk County, Florida

Hanson Building Products Limited (company number 8960430)	N/A	Red Bank Farm, Atherstone Road, Measham; North West of Gallows Lane, Measham Works, Measham; West of Gallows Lane, Measham;	LT297964 LT329265 LT329273 LT462859	N/A

Schedule 1.1B – Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office

buildings on the east and land on the west side of Atherstone Road, Measham and land on the east side of Measham Road, Snarestone;

West of Atherstone Road, Measham;

West of Atherstone Road, Measham;

North of Atherstone Road, Measham;

West of Measham Lodge, Measham.

LT373981 LT377781 LT361404 LT150972

Hanson Building Products Limited (company number 8960430)	N/A	Heath Farm, Merrylees Road, Desford, Leicester LE9 9FE; 2 Acres of Land adjoining Former Desford Colliery, Desford; North West of Lee Side, Merrylees Road, Desford.	LT443987 LT255995 LT300891	N/A

Hanson Building Products Limited (company number 8960430)	N/A

West Side of and land lying to the East of Main Street, Kirton, Newark;

Rice Hill, Kirton, Newark;

South side of Egmanton Road, Kirton;

The Gatehouse, Golden Hill Lane and land on the east side of Golden Hill Lane, Kirton, NG22 9YA;

North side of Primrose Lane, Kirton;

Kirton Brickworks, Station Road, Kirton, Newark, NG22 9LG;

Station Road, Kirton Newark;

South of Golden Hill Lane, Kirton, Newark;

			NT503978 NT331739 NT367285 NT255173 NT227323 NT393991 NT236640 NT331744 NT340226	N/A
The freehold land at Kirton.

Schedule 1.1B – Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Building Products Limited (company number 8960430)	N/A

West of Hockley Road and South of Hedging Lane, Hockley;

South side of Hedging Lane and the south side of Hockley Road and the north side of Rush Lane, Tamworth;

North side of Rush Lane, Dosthill, Tamworth;

South side of Hedging Lane, Wilnecote;

The Bungalow, Rush Lane, Dosthill, Tamworth;

West side of Hockley Road, Hockley;

			SF143181 SF161931 SF161930 SF255081 SF311244 SF524201	N/A

Hanson Building Products Limited (company number 8960430)	N/A	Marshalls Clay Products Ltd, Quarry Lane, Dewsbury, WF12 7JJ.	WYK713564	N/A

Hanson Building Products Limited (company number 8960430)	N/A	North side of Whinney Hill Road, Accrington, BB5 5EN; North-east of Whinney Hill Road, Accrington; North of Whinney Hill Road, Accrington;	LA910290 LAN129773 LAN131186	N/A

Hanson Building Products Limited (company number 8960430)	N/A	Barncroft, Hornby Road, Claughton, Lancaster; south of Barncroft, Hornby Road, Claughton, Lancaster; Low House Farm, Low Lane, Claughton, Lancaster;	LAN127040 LAN127048 LAN126772 LAN126688 LAN127063	N/A

Schedule 1.1B – Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office

Low House Farm, Low Lane, Claughton, Lancaster;

Bank House Farm, Farleton, Lancaster;

Shaw House Farm, Farleton Old Road, Claughton, Lancaster, LA2 9SA;

Shaw House Farm, Farleton Old Road, Claughton, Lancaster;

Rye Close Farm, Caton, Lancaster;

Rye Close Farm, Caton, Lancaster;

Claughton Hall Farm, Hornby Road, Claughton, Lancaster;

Blackwood, Claughton, Lancaster;

Moorcock Hall Farm, Belt Wood and Keer Wood, Claughton, Lancaster;

North of Low House Farm, Low Lane, Claughton, Lancaster (LA2 9RZ);

Claughton Hall Farm, Hornby Road, Claughton, Lancaster;

Low House Farm, Low Lane, Claughton, Lancaster;

Mill House, Hornby Road, Claughton, Lancaster (LA2 9LA;

Rye Close Farm, Caton, Lancaster;

Holehouse Farm, Caton Green Road, Brookhouse, Lancaster;

Holehouse Farm, Caton Green Road, Brookhouse, Lancaster;

LAN126980 LAN126968 LAN127131 LAN127145 LAN127325 LAN127118 LAN127098 LAN126006 LAN127252 LAN126790 LAN126987 LAN127205 LAN127246 LAN127220 LAN138922 LAN127126 LAN155471

Schedule 1.1B – Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Farleton Old Road, Claughton, Lancaster; Nottage House, Hornby Road, Claughton, Lancaster; Claughton Manor Brick Works, Hornby Road, Claughton, Lancaster.

Hanson Building Products Limited (company number 8960430)	N/A	Swillington Lane and Whitehouse Lane, Swillington; Swillington, Leeds.	WYK869477 WYK713577	N/A

Hanson Building Products Limited (company number 8960430)	N/A

West of Funthams Lane, Whittlesey, Peterborough;

Funthams Lane, South barrier bank on the south bank of Morton’s Leam;

South side of Stonald Road, Whittlesey;

West side of Funthams Lane, Whittlesey, Peterborough.

			CB252307 CB242284 CB124610 CB254551	N/A

Hanson Building Products Limited (company number 8960430)	N/A	Hams Hall National Distribution Park, Coleshill	WK381872	N/A

Hanson Building Products Limited (company number 8960430)	N/A	South West of London Road, Thatcham;	BK236752	N/A

Schedule 1.1B – Mortgaged Property

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Building Products Limited (company number 8960430)	N/A	South east of Station Road, Thurgarton. South East of Willow Lane, Thurgarton.	NT380047 NT223411	N/A

Hanson Building Products Limited (company number 8960430)	N/A

Land adjoining Clock House Works, Rusper Road, Clarks Green, Capel;

Clock House Works, Horsham Road, Capel, Dorking (RH5 5JL);

Land adjoining Clockhouse, Horsham Road, Capel, Dorking, (RH5 5JJ);

Land on the west side of Rusper Road, Capel, Dorking.

			SY540760 SY540801 SY711254 SY822885	N/A

Schedule 1.1B – Mortgaged Property

Schedule 1.1C

Surviving Debt

1. Framework Agreement, dated July 1, 2014 between HBPL and Linde Material Handling (UK) Ltd., as set forth under item (iv) of Section 3.14 of the Disclosure Schedule to the Purchase Agreement (the “Disclosure Schedule”);

2. Each of the truck fleet agreements, among VFS Financial Services Limited, HBPL and Hanson Limited, as set forth under item (iv) of Section 3.14 of the Disclosure Schedule;

3. the UK Loan Notes;

4. the Eurobond Intercompany Loan Notes;

5. Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Acquisition I Company, LLC, a Delaware limited liability company, in favor of Acquisition Sub;

6.Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Acquisition II Company, LLC, a Delaware limited liability company, in favor of Acquisition Sub;

7. Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition I Ltd., an Ontario corporation, in favor of the Borrower;

8. Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition II Ltd., an Ontario corporation, in favor of the Borrower;

9. Intercompany Revolving Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition I Ltd., an Ontario corporation, in favor of the Borrower;

10.Intercompany Revolving Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition II Ltd., an Ontario corporation, in favor of the Borrower;

11. Capital Lease Obligations:

Lessor	Lessee	Monthly Payment	Expiry Date
Volvo Financial Services	HBPL	3,082.10 GBP	16/01/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/01/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/01/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/01/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/01/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/04/2020

Schedule 1.1C – Surviving Debt

Lessor	Lessee	Monthly Payment	Expiry Date
Volvo Financial Services	HBPL	3,082.10 GBP	22/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	09/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	09/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	09/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	16/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	23/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	23/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	28/02/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/03/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	12/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	12/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	29/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	29/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	29/04/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/05/2020

Schedule 1.1C – Surviving Debt

Lessor	Lessee	Monthly Payment	Expiry Date
Volvo Financial Services	HBPL	3,082.10 GBP	15/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/05/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/06/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/06/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/07/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/07/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/07/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/07/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/07/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/07/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/08/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/09/2020
Volvo Financial Services	HBPL	3,082.10 GBP	22/09/2020
Volvo Financial Services	HBPL	3,082.10 GBP	15/09/2020
Volvo Financial Services	HBPL	3,082.10 GBP	30/12/2020
Volvo Financial Services	HBPL	3,082.10 GBP	08/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	15/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	12/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	22/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	22/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	30/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	30/01/2021
Volvo Financial Services	HBPL	3,082.10 GBP	08/02/2021

Schedule 1.1C – Surviving Debt

Lessor	Lessee	Monthly Payment	Expiry Date
Volvo Financial Services	HBPL	3,082.10 GBP	08/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	15/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	12/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	12/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	22/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	22/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	27/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	27/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	27/02/2021
Volvo Financial Services	HBPL	3,082.10 GBP	08/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	08/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	08/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	15/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	15/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	15/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	15/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	22/03/2021
Volvo Financial Services	HBPL	3,082.10 GBP	22/03/2021
Linde Material Handling	HBPL	551.80 GBP	04/04/2016
Linde Material Handling	HBPL	1,366.35 GBP	12/05/2016
Linde Material Handling	HBPL	499.33 GBP	04/04/2016
Linde Material Handling	HBPL	2,357.59 GBP	26/06/2016
Linde Material Handling	HBPL	1,519.72 GBP	26/08/2017
Linde Material Handling	HBPL	1,519.72 GBP	26/08/2017
Linde Material Handling	HBPL	1,519.72 GBP	26/08/2017
Linde Material Handling	HBPL	1,519.72 GBP	26/08/2017
Linde Material Handling	HBPL	1,519.72 GBP	26/08/2017
Linde Material Handling	HBPL	1,519.72 GBP	26/08/2017
Linde Material Handling	HBPL	486.95 GBP	26/08/2018
Linde Material Handling	HBPL	696.86 GBP	26/08/2018
Linde Material Handling	HBPL	753.15 GBP	26/08/2018
Linde Material Handling	HBPL	1,927.64 GBP	31/07/2017
Linde Material Handling	HBPL	1,927.64 GBP	31/07/2017

Schedule 1.1C – Surviving Debt

Lessor	Lessee	Monthly Payment	Expiry Date
Linde Material Handling	HBPL	1,927.64 GBP	31/07/2017
Linde Material Handling	HBPL	1,927.64 GBP	31/07/2017
Linde Material Handling	HBPL	1,927.64 GBP	31/07/2017
Linde Material Handling	HBPL	1,927.64 GBP	31/07/2017
Linde Material Handling	HBPL	1,059.22 GBP	21/12/2019
Linde Material Handling	HBPL	1,006.35 GBP	21/12/2019
LEAF	HBPL	900.00 USD	1/12/16
Industrial Lift Truck Rentals	HBPL	720.00 USD	1/1/2015
Industrial Lift Truck Rentals	HBPL	720.00 USD	12/7/2015
Equipment Depot	HBPL	1,042.53 USD	1/4/2017

12.	Surety Bonds:

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
SUR0015507	Hanson Structural Precast Inc.	$2,000.00	USD	Other Financial Guarantee	Highway Use Tax Bond - File #147702	OR, USA	State of Oregon	8/2/2014	8/2/2015	Argo

SUR0015510	Hanson Structural Precast Inc.	$15,000.00	USD	Contractors License	Residential Construction Contractors Bond	OR, USA	State of Oregon	8/9/2014	8/9/2015	Argo

SUR0015511	Hanson Structural Precast Inc.	$50,000.00	USD	Contractors License	Commercial Construction Contractors Bond	OR, USA	State of Oregon	8/9/2014	8/9/2015	Argo

SU29380	Hanson Pressure Pipe, Inc.	$9,275,018.00	USD	Performance and Payment	Line Replacement at Stennis Space Center, Miss., High Pressure Industrial Water (HPIW)	LA, USA	Healtheon	9/3/2013	10/15/2015	Aspen

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
SU29889	Hanson Structural Precast, Inc.	$50,000.00	USD	Contractors License		UT, USA	State of Utah	11/10/2014	11/10/2015	Aspen

0115502	Hanson Pipe & Precast, Inc.	$12,533,746.70	USD	Performance and Payment	DFW Connector Project, Project No. 486-13006	ID, USA	NorthGate Constructors, J.V.	11/10/2009	6/30/2014	Berkley

0150141	Hanson Pipe & Precast LLC	$7,534,000.00	USD	Performance and Payment	Supply of pipe and precast pieces in connection with the DFW Connector Project (IH635)	TX, USA	Trinity Infrastructure, LLC	3/2/2011	3/2/2016	Berkley

0150142	Hanson Pipe & Precast, LLC	$6,000,000.00	USD	Performance and Payment	Supply of pipe and precast pieces in connection with the DFW Connector Project (I-820/SH183)	TX, USA	Bluebonnet Contractors, LLC	3/7/2011	9/7/2015	Berkley

0170389	Hanson Pressure Pipe	$3,111,937.00	USD	Performance and Payment	SJRA Surface Water Facility Project - McCarthy Project No. 0020489	TX, USA	McCarthy	1/31/2013	9/1/2015	Berkley

0177112	Hanson Structural Precast, Inc.	$1,631,180.00	USD	Subcontract Performance and Subcontract Payment	Subcontract No. 130610- 03030; The Terraces of Boise	ID, USA	Petra, Incorporated	1/22/2014	12/31/2014	Berkley

131017003/01 48532	Hanson Pipe & Precast LLC	$50,000.00	USD	United States Customs	Importer/Broker Customs Bond	US, USA	U.S. Customs Service	10/30/2014	10/30/2015	Berkley

1025832	Hanson Structural Precast Inc. dba Hanson Eagle Precast Company	$1,186,764.91	USD	Supply	Precast Concrete Bridge Girders - UT07013VT- Mid-Jordan/Draper Design/Build Project - Co. #464	UT, USA	Kiewit/Herzog/ Parsons, A Joint Venture	12/3/2008	8/31/2016	Lexon

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
1066516	Hanson Structural Precast, Inc.	$12,000.00	USD	Contractors License	Continuous Contractor’s License Bond	WA, USA	State of Washington	2/3/2014	2/3/2016	Lexon

1099534	EllaMay Kraemer	$10,000.00	USD	Notary Bond	Notary Bond - EllaMay Kraemer	TX, USA	State of Texas	8/12/2013	8/12/2017	Lexon

5032540	Hanson Pipe & Product	$36,275.00	USD	Utility Payment	Utility Payment Bond	CA, USA	Pacific Gas & Electric Company	5/27/2014	5/27/2015	Lexon

5032541	Hanson Pipe & Product Inc.	$12,890.00	USD	Utility Payment	Utility Payment Bond	CA, USA	Pacific Gas & Electric Company	5/27/2014	5/27/2015	Lexon

5047140	Hanson Brick East, LLC dba Hanson Brick	$500,000.00	USD	Mine Closure/Post Closure	Reclamation Bond	NC, USA	State of North Carolina	7/27/2014	7/27/2015	Lexon

1066528	George Worthy Armstryong	$12,500.00	USD	Other License	Bond of Qualifying Individual - George Worthy Armstrong	CA, USA	State of California	5/5/2014	5/5/2015	Lexon

022020598	Charlotte W. Wyckoff	$7,500.00	USD	Notary Bond		AR, USA	State of Arkansas, Secretary of State	12/14/2010	12/14/2020	Liberty

022033636	Hanson Pressure Pipe, Inc.	$1,989,732.00	USD	Supply	Above Ground Circulating Water Pipe for Sutton 2 x 1 Combined Cycle Project, Agreement #120019 - 4800003280	NC, USA	TIC - The Industrial Company	2/15/2011	2/15/2015	Liberty

022033641	Hanson Brick East, LLC	$30,000.00	USD	Sales Tax	Continuous Bond of Seller	TX, USA	State of Texas, Comptroller of Public Accounts	12/31/2014	12/31/2015	Liberty

022033656	Scott T. Noonan	$25,000.00	USD	Contractors License	Contractors License - Scott T. Noonan	OH, USA	City of Columbus	7/5/2014	7/5/2015	Liberty

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
022045599	Hanson Pipe & Precast LLC	$9,400.00	USD	Utility Payment	Utility Bond	FL, USA	Florida Public Utilities Commission	9/12/2014	9/12/2015	Liberty

022045612	Hanson Pipe & Precast LLC	$7,793,140.32	USD	Performance and Payment	IH35 Managed Lane Design/Build Project	TX, USA	AGL Constructors	10/1/2013	2/1/2017	Liberty

022047966	Hanson Pressure Pipe Inc.	$5,000.00	USD	Other Permit		OH, USA	City of Bowling Green	5/30/2014	5/30/2015	Liberty

022047967	Hanson Pipe & Products Southeast, Inc.	$51,251.00	USD	Supply	Provide Precast Structures & Pipes	FL, USA	Dragados USA	4/1/2014	4/1/2015	Liberty

022049104	Hanson Pressure Pipe, Inc.	$2,371,396.00	USD	Supply	Marshalltown Generating Station	KS, USA	Kiewit Power Constructors Co.	6/26/2014	6/26/2015	Liberty

022049124	Hanson Pressure Pipe, Inc.	$950,000.00	USD	Performance	Supply Pipe for Isometric Circulating Water System to Cooling Tower	AZ, USA	Abeinsa Abener Teyma	8/13/2014	8/13/2015	Liberty

022049148	Hanson Structural Precast Inc. dba Hanson Eagle Precast Company	$12,500.00	USD	Other License		UT, USA	CA Contractors State License Board	11/10/2014	11/10/2015	Liberty

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
022049149	Hanson Structural Precast, LLC, Lehigh Cement Company, LLC	$100,000.00	USD	Other Permit		UT, USA	CA Contractors State License Board	11/10/2014	11/10/2015	Liberty

022049150	Hanson Structural Precast LLC	$12,500.00	USD	Other License		UT, USA	CA Contractors State License Board	11/10/2014	11/10/2015	Liberty

BDTO- 300002-014	Hanson Pressure Pipe, Inc.	$3,213,531.00	USD	Supply	Napanee Generating System	CN, CAN	Kiewit Energy Canada Corp.	1/23/2014	2/25/2015	Liberty

BDTO- 300009-14	Hanson Pipe & Precast, Ltd., Hanson Pressure Pipe Inc.	$4,662,969.96	CAD	Performance	NU Girders - Supply & Delivery - 407 East Extension	CN, CAN	407 East Construction General Partnership	2/1/2014	1/15/2015	Liberty

022027287	Michael Lee Gibson	$5,000.00	USD	Notary Bond	Notary Bond - Michael L. Gibson	UT, USA	State of Utah	8/27/2012	8/27/2016	Liberty

022047951	Hanson Pressure Pipe	$517,813.00	USD	Performance and Payment	Marshalltown Generating Solution	PA, USA	Burns & McDonnell Engineering Co, Inc.	3/18/2014	6/1/2016	Liberty

051107004	Hanson Brick Ltd.	$50,000.00	CAD	United States Customs	Importer/Broker Customs Bond	ON, CAN	United States Customs Service	1/28/2014	1/28/2015	Travelers

104318699	Eagle Precast Company	$1,000.00	USD	Sales Tax	Highway Use Tax Bond - File #272125	OR, USA	State of Oregon	8/1/2014	8/1/2015	Travelers

104318705	Eagle Precast Company	$6,000.00	USD	Contractors License	Continuous Contractor’s Surety Bond	WA, USA	State of Washington	11/30/2014	11/30/2015	Travelers

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
104318706	Eagle Precast Company	$30,000.00	USD	Contractors License	Contractors License Bond	NV, USA	State of Nevada	11/3/2014	11/3/2015	Travelers

105451927	Hanson Pressure Pipe, a Canadian Company	$2,384,692.00	USD	Supply	Circulating Water Pipe - Concrete; Contract No. 481; Job No. 12966	CN, CAN	KBV Shepard Power Partners	7/6/2010	1/6/2014	Travelers

105703236	Hanson Pressure Pipe	$1,900,000.00	USD	Supply	CACJ - Cherokee Combined Cycle Project	KS, USA	Kiewit Power Constructors Co.	4/1/2013	4/1/2016	Travelers

105900357	Hanson Pipe & Precast LLC	$31,144,694.14	USD	Supply	Supply of Reinforced Concrete Pipe and Box Culverts for Highway Drainage Construction	TX, USA	Zachary Odebrecht Parkway Builders	7/29/2013	7/15/2015	Travelers

105900360	Hanson Pressure Pipe Inc.	$347,158.00	USD	Performance and Payment	Port Westward Unit 2 PO 179156.66.1500	CO, USA	Columbia River Power Constructors	6/10/2014	6/10/2015	Travelers

105900391	Hanson Pressure Pipe, Inc.	$876,571.00	USD	Supply	W.A. Parish generation Facility Located at US Hwy 765,2500 Y.U. Jones Road, Fort Bend County, Thonmps	PA, USA	TIC - The Industrial Company	5/6/2014	5/6/2015	Travelers

106026097	Hanson Pressure Pipe	$12,000,000.00	USD	Supply	Tarrant regions; Water District, Pipeline 12-13 Midlothian Balancing Reservoir IPL-CSP-14-010	NC, USA	Thalle Midlothian Partners LLC	12/9/2014	12/31/2015	Travelers

389220	Michigan Brick, a Division of U.S. Brick Inc.	$32,000.00	USD	Mine Closure/Post Closure	Mining & Excavation Reclamation Bond	MI, USA	City of Corunna	5/21/2014	5/21/2015	Travelers

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
389222	Boren Clay Products Company	$75,000.00	USD	Mine Closure/Post Closure	Reclamation Bond - Permit #113, 114 & 115	SC, USA	State of South Carolina	5/21/2014	5/21/2015	Travelers

389223	Richtex Corporation	$562,000.00	USD	Mine Closure/Post Closure	Reclamation Bond - Permit No. 184, 185, 187, 409, 538, 155, 277 & 828	SC, USA	State of South Carolina	5/21/2014	5/21/2015	Travelers

400KC7123	Hanson Pipe & Products, Inc.	$15,000.00	USD	Oversize/ Overweight	Over Axle & Over Gross Weight Tolerance Permit Bond	TX, USA	State of Texas	2/17/2012	2/17/2015	Travelers

400KF0891	Hanson Structural Precast Pacific, Inc.	$20,000.00	USD	Contractors License	General Contractors License Bond	NV, USA	State of Nevada	3/7/2012	3/7/2015	Travelers

400SA1798	Hanson Pipe & Products, Inc.	$15,000.00	USD	Oversize/ Overweight	Over Axle & Over Gross Weight Tolerance Permit Bond	TX, USA	State of Texas	5/11/2012	5/11/2015	Travelers

400SC6609	Hanson Pipe & Product Inc.	$10,905.00	USD	Utility Payment	Utility Payment Bond	CA, USA	Pacific Gas & Electric Company	12/21/2014	12/21/2015	Travelers

400SC6610	Hanson Pipe & Product Inc.	$12,890.00	USD	Utility Payment	Utility Payment Bond - 7020 Tokay Avenue, Sacramento, CA	CA, USA	Pacific Gas & Electric Company	12/21/2014	12/21/2015	Travelers

400SC6642	Hanson Pipe & Products Southeast, Inc.	$10,000.00	USD	Fuel Tax	Motor Vehicle Tax Bond	FL, USA	State of Florida, Department of Transportation	1/11/2013	1/11/2016	Travelers

400SE5484	Hanson Pipe & Product	$36,275.00	USD	Utility Payment	Gas & Electric Utility Bond	CA, USA	Pacific Gas & Electric Company	12/13/2014	12/13/2015	Travelers

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
407329	U.S. Brick, Inc.	$52,000.00	USD	Mine Closure/Post Closure	Special Land Use Permit - Surface Mining	MI, USA	Township of Caledonia	1/22/2014	1/22/2015	Travelers

64S10384765 1BCM	Hanson Pipe & Products, Inc.	$15,000.00	USD	Oversize/ Overweight	Over Axle & Over Gross Weight Tolerance Permit Bond	TX, USA	State of Texas, Department of Transportation	8/7/2014	8/7/2017	Travelers

64S10392400 9BCM	Richtex Corporation	$25,000.00	USD	Mine Closure/Post Closure	Reclamation Bond - Minchew Mine - Permit No. 1261	SC, USA	State of South Carolina	10/8/2014	10/8/2015	Travelers

64S10453960 5BCM	Hanson Building Materials America	$63,000.00	USD	Self Insurer Workers Compensation	Self-Insurer’s Pension Bond	WA, USA	State of Washington	6/3/2014	6/3/2015	Travelers

64S10453965 5BCM	Hanson Pipe & Products RI Inc.	$10,000.00	USD	Utility Payment	Electric Utility Payment Bond - Acct. #63713- 25870-01; Saugatucket Road	RI, USA	Narragansett Electric Company	7/13/2014	7/13/2015	Travelers

64S10453969 0BCM	Hanson Pipe & Products RI Inc.	$12,000.00	USD	Utility Payment	Utility Guarantee Bond	RI, USA	New England Gas Company	8/9/2014	8/9/2015	Travelers

64S10453969 1BCM	Hanson Pipe & Products RI Inc.	$9,000.00	USD	Utility Payment	Utility Guarantee Bond	RI, USA	New England Gas Company	8/9/2014	8/9/2015	Travelers

64S10462811 5BCM	Hanson Pipe & Products Northwest, Inc. dba Hanson Pipe & Precast, Inc.	$12,000.00	USD	Contractors License	Continuous Contractor’s Surety Bond - Permit No. 602-075-175	WA, USA	State of Washington	2/16/2014	2/16/2015	Travelers

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
64S10471787 9BCM	Hanson Pipe & Products RI Inc.	$28,500.00	USD	Utility Payment	Utility Payment Bond	CT, USA	The Connecticut Light and Power Company	4/5/2014	4/5/2015	Travelers

64S10471788 0BCM	Hanson Pipe & Products RI Inc.	$37,850.00	USD	Utility Payment	Utility Payment Bond	CT, USA	Yankee Gas Services Company	4/5/2014	4/5/2015	Travelers

64S10493007 5BCM	Eagle Precast Company, Inc.	$10,000.00	USD	Wage and Welfare	Iron Workers Union Wage & Welfare Bond	CA, USA	District Council of Iron Workers of the State of California	5/2/2014	5/2/2015	Travelers

64S10512700 1BCM	Hanson Eagle Precast	$1,000.00	USD	Other Financial Guarantee	Bond for Permit Fee Account	ID, USA	State of Idaho	6/25/2014	6/25/2015	Travelers

64S10512713 7BCM	Hanson Pipe & Precast Northwest, Inc.	$1,000.00	USD	Performance	Decommission Monitoring Wells - Permit No. TR 08- 215 for Well MP-5	OR, USA	City of Portland	9/24/2014	9/24/2015	Travelers

64S10512713 8BCM	Hanson Pipe & Precast Northwest, Inc.	$1,000.00	USD	Performance	Decommission Monitoring Wells - Permit No. TR 08- 216 for Well MP-6	OR, USA	City of Portland	9/24/2014	9/24/2015	Travelers

64S10560799 7BCM	Hanson Pressure Pipe, Inc.	$3,430,329.00	USD	Performance	Wayne County Combined Cycle Project, Aboveground	TX, USA	TIC - The Industrial Company	2/11/2014	2/11/2015	Travelers

64S10572270 2BCM	Hanson Pipe & Precast	$86,908.10	USD	Performance and Payment	Reinforced Concrete Storm Sewer Pipe (Gasket Joint)	OH, USA	Highland County Engineer/Commissio ners	3/13/2014	3/13/2016	Travelers

64S10575905 6BCM	Chiarina Suratt	$10,000.00	USD	Notary Bond	Notary Bond - Chiarina Suratt	TX, USA	State of Texas	6/11/2012	6/11/2016	Travelers

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
105900427	Hanson Pipe & Precast LLC	$25,000.00	USD	Contractors License	General Contractors Indemnification Bond	OH, USA	Medina County Sanitary Engineering Department	1/20/2015	1/20/2016	Travelers

106026098	Hanson Structural Precast, LLC	$50,000.00	USD	Contractors License	Commercial Contractors Surety Bond	OR, USA	State of Oregon	12/12/2014	12/12/2015	Travelers

106026099	Hanson Structural Precast, LLC	$15,000.00	USD	Contractors License	Residential Contractor Surety Bond	OR, USA	State of Oregon	12/12/2014	12/12/2015	Travelers

106026100	Hanson Structural Precast LLC d/b/a Hanson Structural Precast Washington LLC	$12,000.00	USD	Contractors License	Continuous Contractor’s Surety Bond	WA, USA	State of Washington	12/11/2014	12/11/2015	Travelers

929537522	Hanson Pressure Pipe Inc.	$86,852.15	USD	Warranty	Circulating Water Pipe for the 600 MW Combined Cycle Power Plant located at 1825 Pioneer Lane, Viney	CO, USA	CH2M Hill Engineers, Inc.	10/10/2011	6/30/2016	Western

929600920	Hanson Pipe & Precast LLC, Lehigh Cement Company, LLC	$748,433.63	USD	Supply	Pipe	FL, USA	Dragados USA	8/15/2014	8/15/2016	Western

71339748N	Darlene Daisy Rodriguez	$10,000.00	USD	Notary Bond	Notary Bond - Darlene Daisy Rodriguez	TX, USA	State of Texas	10/22/2012	10/22/2016	Western

Schedule 1.1C – Surviving Debt

Bond Number(s)	Principal(s)	Individual Surety Liability Amount	Bond Currency	Bond Type	Bond Description	State of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Surety
08800271	Hanson Pressure Pipe, Inc.	$1,381,882.00	USD	Performance and Payment	Supply of Prestressed Concrete Cylinder Pipe (PCCP) for the VC Summer Project, Jenkinsville, SC	TX, USA	EvapTech, Inc.	12/10/2014	12/10/2015	Zurich

09054081	Hanson Pipe & Precast LLC	$20,000.00	USD	Warranty	(2) 144 Wet Wells at the Newcastle Waste Water Treatment Plant	CA, USA	Newcastle Sanitation District	12/15/2011	12/14/2016	Zurich

09033021	Hanson Brick East, LLC DBA Hanson Brick	$500,000.00	USD	Mine Closure/Post Closure	Reclamation Bond - Kendrick Mine - Union County Permit No. 90-01	NC, USA	State of North Carolina	2/20/2015	2/20/2016	Zurich

09033022	Hanson Structural Precast, Inc. DBA Hanson Eagle Precast Company	$1,186,764.91	USD	Supply	UT07013VT - Mid- Jordan/Draper Design-Build Project, Salt Lake City, UT	UT, USA	Kiewit/Herzog/ Parsons, a Joint Venture	2/23/2015	2/23/2016	Zurich

TBD	Hanson Presure Pipe, Inc.	$10,004,744.00	USD	Performance	Performance-Prestressed Concrete Cylinder Pipe & Precast Concrete	TX, USA	Shell Chemical Appalachia LLC c/o Bechtel Oil Gas & Chemical, Inc.	2/23/2015	2/23/2016	Zurich

Schedule 1.1C – Surviving Debt

13. Existing Letters of Credit

Bank	L/C#	Applicant	Currency	Beneficiary	Issue Date	Expiration Date	Country
Bank of America	3125017	Hanson Brick Ltd.	CAD 182,760.00	The Regional Municipality of Halton	5/9/2012	06/07/2015	CAN

Bank of America	3125018	Hanson Brick Ltd.	CAD 346,115.56	The Regional Municipality of Halton	5/9/2012	06/07/2015	CAN

Bank of America	3128242	Hanson Brick Ltd.	CAD 9,934,550.00	The Regional Municipality of Halton	6/28/2013	08/15/2015	CAN

Bank of America	3131434	Hanson Brick East, LLC	USD 3,000,000.00	Ruan Logistics Corporation	11/05/2014	11/05/2015	USA

Schedule 1.1C – Surviving Debt

Schedule 2.1

Lenders

Lender	Senior Lien Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$635,000,000

Total	$635,000,000

Schedule 2.1 – Lenders

Schedule 3.4

Consents, Authorizations, Filings and Notices

None.

Schedule 3.4 – Consents, Authorizations, Filings and Notices

Schedule 3.13(a)

Restricted Subsidiaries

Name of Company Subsidiary	Jurisdiction of formation	Number and type of issued equity interests	Holders of the equity interests
LSF9 Concrete Holdings Ltd	Jersey	101 ordinary shares	LSF9 Concrete Ltd

Stardust Finance Holdings, Inc.	Delaware	1000 common shares	LSF9 Concrete Holdings Ltd

LSF9 Concrete Mid- Holdings Ltd	Jersey	101 ordinary shares	LSF9 Concrete Holdings Ltd

LSF9 Concrete UK Ltd	Jersey	101 ordinary shares	LSF9 Concrete Mid-Holdings Ltd

Stardust Holdings (USA), LLC	Delaware	100 Units 1 unit	LSF9 Concrete Mid-Holdings Ltd

Hanson Brick America, Inc.	Michigan	10,000 common (par value $100/share); 186,940, 8% preferred (par value $100/share); 156,520 voting preferred (par value $100/share)	LSF9 Concrete Mid-Holdings Ltd

Hanson Brick East, LLC	Delaware	100% Interest	Hanson Brick America, Inc.

Hanson Pipe & Precast LLC	Delaware	100% Interest	Stardust Holdings (USA), LLC

Hanson Pipe & Precast Québec Ltd.	Québec	100 category F shares	Hanson Pipe & Precast, Ltd.

Hanson Pressure Pipe Inc.	Québec	1,000 common shares	Hanson Pipe & Precast, Ltd.

Hanson Pressure Pipe, Inc.	Ohio	2,971,352 common shares	Hanson Pipe & Precast LLC

Hanson Roof Tile, Inc.	Delaware	500 common shares	Hanson Brick America, Inc.

Hanson Structural Precast LLC	Delaware	100% of the limited liability company membership interest	Hanson Pipe & Precast LLC

Schedule 3.13(a) – Restricted Subsidiaries

Name of Company Subsidiary	Jurisdiction of formation	Number and type of issued equity interests	Holders of the equity interests
HSPP Properties Idaho LLC	Idaho	100% of the limited liability company membership interest	Hanson Structural Precast LLC

HSPP Properties Utah LLC	Utah	100% of the limited liability company membership interest	Hanson Structural Precast LLC

Hanson Brick Ltd.	Ontario	100 common shares (par value 1 CAD/share)	LSF9 Concrete Mid- Holdings Ltd

Hanson Pipe & Precast, Ltd.	Ontario	100 common shares (par value 1 CAD/share)	LSF9 Concrete Mid- Holdings Ltd

Hanson Building Products Limited	England	89,627 ordinary shares of £1.00 each	LSF9 Concrete UK Ltd

Structherm Limited	England	644,000 ordinary shares of £1.00 each	Hanson Building Products Limited

Schedule 3.13(a) – Restricted Subsidiaries

Schedule 3.13(b)

Agreements Related to Capital Stock

None.

Schedule 3.13(b) – Agreements Related to Capital Stock

Schedule 4.1(h)

Legal Opinions

1. Legal opinion of Dinsmore & Shohl LLP, Ohio counsel to Hanson Pressure Pipe, Inc., an Ohio corporation.

2. Legal opinion of Kotz Sanger Wysocki P.C., Michigan counsel to Hanson Brick America, Inc., a Michigan corporation.

3. Legal opinion of Clifford Chance LLP, English counsel to the Administrative Agent.

Schedule 4.1(h) – Legal Opinions

Schedule 5.14

Post-Closing Matters

On the Closing Date, immediately after confirmation that the conditions precedent set forth in Section 4.1 have been satisfied or waived in accordance with Section 9.2:

1.	Execute and deliver to the Administrative Agent (i) the Deed of Hypothec, (ii) a senior lien bond issued by each grantor under the Deed of Hypothec, and (iii) a senior lien bond pledge agreement by each grantor under the Deed of Hypothec with respect to the senior lien bond issued by it, following which the Quebec law opinion previously delivered by Blake, Cassels & Graydon LLP to the Administrative Agent shall be released from escrow; and

2.	As promptly as practicable thereafter, file an application for registration of a movable hypothec (Form RH) with respect to the Deed of Hypothec at the Register of Personal and Movable Real Rights (Quebec) and, upon confirmation of registration, deliver to the Administrative Agent a legal opinion of Blake, Cassels & Graydon LLP confirming same in form and substance reasonably acceptable to the Administrative Agent.

3.	Deliver to Clifford Chance LLP (as legal counsel to the Administrative Agent) all certificates or other documents of title relating to the shares issued by Structherm Limited held by HBPL on the Closing Date and the relevant stock transfer forms (executed in blank by HBPL or on its behalf).

4.	Deliver to Clifford Chance LLP (as legal counsel to the Administrative Agent) a solicitor’s undertaking to hold to the order Administrative Agent all deeds, certificates and other documents constituting or evidencing title to the Real Property (as defined in the English Debenture) held by HBPL at the date of this Agreement.

On the Closing Date immediately following confirmation that the conditions precedent set forth in Section 4.1 have been satisfied or waived in accordance with Section 9.2 (or, if such confirmation is not available so as to facilitate filing during business hours on the Closing Date, the first Business Day thereafter on which the offices of the Ministry of Government and Consumer Services (Ontario) are open in Toronto, Ontario):

1.	Effect the amalgamations (the “Amalgamations”) of HBL with Stardust Canada Acquisition I Ltd., an Ontario corporation, and HP&P Canada with Stardust Canada Acquisition II Ltd., an Ontario corporation (the resulting amalgamated entities, the “Amalcos”); and

2.

As promptly as practicable following the effectiveness of the Amalgamations, (a) release from escrow the following materials previously delivered to the Administrative Agent: (i) a confirmation of guarantee and security in favor of the Administrative Agent from such Amalcos, (ii) an assumption and designation agreement executed by each of the Amalcos in favor of the Administrative Agent, (iii) a legal opinion of Blake, Cassels & Graydon LLP with respect to each Amalco, in form and substance reasonably satisfactory to the Administrative Agent and, together with a supporting officers’ certificate, (iv) a legal opinion of Gibson, Dunn & Crutcher LLP with respect to each Amalco, in form and substance

Schedule 5.14 – Post-Closing Matters

reasonably satisfactory to the Administrative Agent, (b) deliver to the Administrative Agent share certificates evidencing all issued and outstanding shares of each Amalco, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of English Acquisition Sub and (c) deliver to the Administrative Agent evidence satisfactory to it that the certificates and articles of amalgamation of Amalcos or other notice reasonably satisfactory to the Administrative Agent have been submitted for recording at the Canadian Intellectual Property Office to reflect the proper chain of title of the intellectual property previously registered in the names of HBL and HP&P Canada, respectively.

As promptly as practicable and in any event within five Business Days following receipt by the English Acquisition Sub of the relevant stock transfer form, duly stamped and returned to it by HM Revenue & Customs, evidencing the transfer in ownership of the shares issued by HBPL and held by the English Acquisition Sub following the Closing Date.

1.	Deliver to Clifford Chance LLP (as legal counsel to the Administrative Agent) all certificates or other documents of title relating to the shares issued by HBPL held by the English Acquisition Sub and the relevant stock transfer forms (executed in blank by the English Acquisition Sub or on its behalf).

As promptly as practicable and in any event on or prior to April 30, 2015 (or such later date as the Administrative Agent may agree):

1.	Deliver to the Administrative Agent audited combined balance sheets of the Business as at December 31, 2014, and the related statements of income, stockholders’ equity and of cash flows for the fiscal year ending on such date, accompanied by an unqualified report from Ernst & Young LLP. All such financial statements, including the related schedules and notes thereto, shall present fairly in all material respects the combined financial condition of the Business as at such date, and the combined results of its operations, stockholders’ equity and combined cash flows for the fiscal year then ended, and shall have been prepared in accordance with GAAP (unless otherwise noted therein) applied consistently throughout the periods involved (except as disclosed therein).

As promptly as practicable and in any event on or prior to the date that is 60 days after the Closing Date (or such later date as the Administrative Agent may agree):

1.	Deliver to the Administrative Agent the insurance certificates, lender’s loss payable or mortgagee endorsement (as applicable) required to be delivered pursuant to Section 4.1(n), to the extent not otherwise delivered on the Closing Date after Mid-Holdings’ and the Borrower’s use of commercially reasonable efforts to do so.

As promptly as practicable and in any event on or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent may agree):

1.

With respect to each Mortgaged Property set forth on Schedule 1.1B, (i) execute and deliver a first priority Mortgage (subject to Permitted Liens), in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the

Schedule 5.14 – Post-Closing Matters

Administrative Agent for the benefit of the Secured Parties with (A) a title insurance policy with extended coverage covering such real property in an amount equal to the then-applicable fair market value of such real property as well as (B) a current ALTA survey thereof, together with a customary surveyor’s certificate, if such ALTA survey is reasonably requested by the Administrative Agent; provided, that no ALTA survey shall be required in connection with any mortgage for which Loan Parties deliver a title insurance policy that does not contain a general exception for matters that would be shown by a survey, (iii) deliver to the Administrative Agent legal opinions of local counsel in the jurisdiction where the Loan Party that owns such Mortgaged Property is located in form and substance reasonably acceptable to the Administrative Agent and its counsel, and (iv) if such Mortgaged Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder because improvements on such Mortgaged Property are located in an area which has been identified by the director of the Federal Emergency Management Agency as a “special flood hazard area”, provide to the Administrative Agent (A) evidence of a policy of flood insurance that (1) covers such improvements and (2) is written in an amount reasonably satisfactory to the Administrative Agent (not to exceed 100% of the value of such improvements and the contents thereof as reasonably determined) and (B) a confirmation that the applicable Loan Party has received the notice requested pursuant to Section 208.25(i) of Regulation H of the Board.

Schedule 5.14 – Post-Closing Matters

Schedule 6.2(d)

Existing Indebtedness

1.Each of the items set forth on Schedule 1.1C.

Schedule 6.2(d) – Existing Indebtedness

Schedule 6.3(f)

Existing Liens

United States

1.	UCC Financing Statement filed against Hanson Brick America, Inc. with the Michigan Secretary of State on 5/3/2004 at file #2004 089327-7.

2.	UCC Financing Statement filed against Hanson Brick America, Inc. with the Texas Secretary of State on 10/30/2000 at file #00-00616151.

3.	UCC Financing Statement filed against Hanson Brick America, Inc. with the Texas Secretary of State on 11/12/2003 at file #04-0047688724.

4.	UCC Financing Statement filed against Hanson Brick America, Inc. with the Texas Secretary of State on 11/14/2003 at file #04-0048061083.

5.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 12/3/2007 at file #2007 4552195.

6.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 12/6/2007 at file #2007 4605563.

7.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 12/6/2007 at file #2007 4605159.

8.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 12/6/2007 at file #2007 4605936.

9.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 4/12/2010 at file #2010 1253750.

10.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 11/2/2010 at file #2010 3834409.

11.	UCC Financing Statement filed against Hanson Brick East, LLC with the Delaware Department of State – Division of Corporations on 11/8/2010 at file #2010 3902214.

12.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 12/31/2009 at file #2009 4187909.

13.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 1/18/2010 at file #2010 0167803.

14.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 4/22/2010 at file #2010 1401573.

Schedule 6.3(f) – Existing Liens

15.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 10/18/2010 at file #2010 3635608.

16.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 1/18/2011 at file #2011 0181365.

17.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 1/18/2011 at file #2011 0184138.

18.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 11/22/2011 at file #2011 4476381.

19.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with the Delaware Department of State – Division of Corporations on 12/19/2011 at file #2011 4857093.

20.	UCC Financing Statement filed against Hanson Pressure Pipe Inc. with the Texas Secretary of State on 10/24/2014 at file # 14-0034136658.

21.	UCC Financing Statement filed against Hanson Brick East, LLC with Richland County, South Carolina on 9/3/2014 at Book 1970, Page 1614.

22.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 10/31/2014 with file #14 JG 054490.

23.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 6/19/2013 with file #201306190102145.

24.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 10/4/2013 with file #201310040168558.

25.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 3/24/2014 with file #201403240035141.

26.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 6/26/2014 with file #201406260080834.

27.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 7/12/2014 with file #201407300097752.

28.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 11/6/2014 with file #201411060147542.

29.	UCC Financing Statement filed against Hanson Pipe & Precast LLC with Franklin County, Ohio on 12/8/2014 with file #14 CV 012792.

30.	UCC Financing Statement filed against Hanson Structural Precast LLC with the Idaho Secretary of State on 2/2/2015 with file #T 749987.

Schedule 6.3(f) – Existing Liens

31.	UCC Financing Statement filed against Hanson Pressure Pipe, Inc. with Forrest County, Mississippi on 1/14/2015 with file #T0113594.

Canada:

1.	PPSA (Ontario) registration filed against Hanson Brick Ltd. on 08/11/2014 with file #698800959.

2.	PPSA (Ontario) registration filed against Hanson Brick Ltd. on 10/5/2012 with file #681974244.

Schedule 6.3(f) – Existing Liens

Schedule 6.7(c)

Existing Investments

1.	The membership interests in Concrete Pipe & Precast, LLC, a Delaware limited liability company, are owned 50% by HP&P, and 50% by Americast Inc., a Virginia corporation (“Americast”), with each of HP&P and Americast owning 500 Common Units.

2.	HBPL holds 22 ordinary A shares of £1.00 each, fully paid in Hams Hall Management Company Limited, representing approximately 2.2% of the issued capital. This shareholding is relative to HBPL’s proportionate property interest in Hams Hall.

Schedule 6.7(c) – Existing Investments

Schedule 6.9(b)

Existing Affiliate Transactions

None.

Schedule 6.9(b) – Existing Affiliate Transactions

Schedule 6.11

Existing Negative Pledges

None.

Schedule 6.11 – Existing Negative Pledges

EXECUTION VERSION

EXHIBIT A

to the Senior Lien Term Loan

Credit Agreement

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See attached.]

EXECUTION VERSION

SENIOR LIEN GUARANTEE AND COLLATERAL AGREEMENT

dated as of

March 13, 2015

among

LSF9 CONCRETE LTD,

LSF9 CONCRETE HOLDINGS LTD,

STARDUST FINANCE HOLDINGS, INC.,

and THE OTHER GRANTORS referred to herein

in favor of

CREDIT SUISSE AG,

as Administrative Agent

Reference is made to the Intercreditor Agreement dated as of March 13, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Credit Suisse AG, as ABL Administrative Agent (as defined therein), Bank of America, N.A., as ABL Collateral Agent (as defined therein), Credit Suisse AG, as Senior Lien Term Loan Agent (as defined therein). Credit Suisse AG, as Junior Lien Term Loan Agent (as defined therein), Stardust Finance Holdings, Inc., LSF9 Concrete Ltd, LSF9 Concrete Holdings Ltd and each other party from time to time party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the ABL Intercreditor Agreement and this Agreement, the provisions of the ABL Intercreditor Agreement shall control.

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6.6.	Remedies for Intellectual Property	24
6.7.	Waiver; Deficiency	25

SECTION 7.	THE ADMINISTRATIVE AGENT	25

7.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	25
7.2.	Duty of Administrative Agent	27
7.3.	Execution of Financing Statements; Intellectual Property Filings	28
7.4.	Authority of Administrative Agent	28

SECTION 8.	INDEMNITY, SUBROGATION AND SUBORDINATION	28

8.1.	Indemnity and Subrogation	28
8.2.	Contribution and Subrogation	29
8.3.	Subordination	29

SECTION 9.	MISCELLANEOUS	29

9.1.	Amendments in Writing	29
9.2.	Notices	29
9.3.	No Waiver by Course of Conduct; Cumulative Remedies	29
9.4.	Enforcement Expenses; Indemnification	30
9.5.	Successors and Assigns	30
9.6.	Set-off	31
9.7.	Counterparts	31
9.8.	Severability	31
9.9.	Section Headings	31
9.10.	Integration	31
9.11.	GOVERNING LAW	32
9.12.	Submission to Jurisdiction; Waivers	32
9.13.	Acknowledgments	33
9.14.	Additional Grantors	33
9.15.	Releases	33
9.16.	No Fiduciary Duty	35
9.17.	WAIVER OF JURY TRIAL	35
9.18.	Senior/Junior Intercreditor Agreement, ABL Intercreditor Agreement and Senior Pari Passu Intercreditor Agreement Govern	35

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SCHEDULES

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Copyrights, Patents, Trademarks and Other Intellectual Property
Schedule 6	Commercial Tort Claims

EXHIBITS

Exhibit A	Intellectual Property Security Agreement
Exhibit B	Intercompany Subordinated Demand Promissory Note

ANNEXES

Annex 1	Assumption Agreement

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SENIOR LIEN GUARANTEE AND COLLATERAL AGREEMENT dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) made by LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (“Holdings”), LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of Jersey with registered number 117752 (“Mid-Holdings”), STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), and each other subsidiary of Mid-Holdings party hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of CREDIT SUISSE AG, as administrative agent and collateral agent (together with its successors in such capacities, the “Administrative Agent”) for (a) the Lenders from time to time parties to the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Mid-Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders, and the Administrative Agent and (b) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Holdings, Mid-Holdings and the Borrower are members of an affiliated group of companies that includes each Grantor;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Holdings, Mid-Holdings, the Borrower and the other Grantors will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the above premises the parties hereto hereby agree as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement; provided that each term defined in the New York UCC or the PPSA and not defined in this Agreement shall have the meaning specified in the New York UCC or the PPSA, as applicable.

(b) The following terms shall have the following meanings:

“Administrative Agent”: as defined in the preamble hereto.

“After-Acquired Intellectual Property”: as defined in Section 5.6(e).

“Agreement”: this Senior Lien Guarantee and Collateral Agreement.

“Applicable Date”: means with respect to any Grantor, (i) the date of this Agreement if such Grantor is a party hereto on the Closing Date, (ii) the date on which an Assumption Agreement is executed and delivered by such Grantor if such Grantor is not a party hereto on the Closing Date, and (iii) with respect to a schedule to this Agreement that is amended or updated by a Grantor after the Closing Date pursuant to Section 5.9(c) of the Credit Agreement or from time to time, the date on which such Grantor provides such amendments or updates.

“Assumption Agreement”: an Assumption Agreement in the form of Annex 1 hereto.

“Borrower”: as defined in the preamble hereto.

“Borrower Obligations”: the Obligations (as defined in the Credit Agreement) of the Borrower.

“Collateral”: as defined in Section 3(a).

“Collateral Account”: any collateral deposit account established by the Administrative Agent to hold cash pending application to the Obligations.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to any Copyright.

“Copyrights”: (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published and whether as author, assignee, transferee or otherwise, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 5 (as such schedule may be amended from time to time), and (ii) the rights to print, publish and distribute any of the foregoing.

“Credit Agreement”: as defined in the preamble hereto.

“Discharge of Obligations”: the payment in full of the Borrower Obligations and termination and expiration of the Commitments.

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“Foreign Security Documents”: the collective reference to the Canadian Security Documents, the English Security Documents, the Jersey Security Documents and each other Security Document; provided that “Foreign Security Documents” shall not include any US Security Document.

“Grantors”: as defined in the preamble hereto.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: with respect to the Guarantor Obligations, the collective reference to each Grantor (other than the Guarantor Obligations with respect to such Grantor), with respect to the Borrower Obligations, the collective reference to each Grantor other than the Borrower.

“Holdings”: as defined in the preamble hereto.

“Infringement”: infringement, misappropriation, dilution or other impairment or violation, and “Infringe” shall have a correlative meaning.

“Intellectual Property”: the collective reference to all rights relating to intellectual property and industrial designs, whether arising under United States federal or state laws, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Intellectual Property Security Agreement”: an agreement substantially in the form of Exhibit A hereto or, as applicable, a notice of interest addressed to the Canadian Intellectual Property Office.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries, including the subordinated Intercompany Note in the form attached as Exhibit B.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC or as such term is defined in the PPSA, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined under clause (i), all Pledged Securities; provided that the term “Investment Property” shall not at any time include Excluded Assets.

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“Issuers”: the collective reference to each issuer of a Pledged Security that is pledged by a Grantor hereunder.

“Jersey”: as defined in the preamble hereto.

“License”: any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule 5 (as such schedule may be amended from time to time).

“Mid-Holdings”: as defined in the preamble hereto.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the collective reference to the Borrower Obligations and the Guarantor Obligations.

“Patent License”: all written agreements naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to a Patent.

“Patents”: (i) all United States and foreign patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 5 (as such schedule may be amended from time to time), all certificates of invention or similar property rights and all registrations, recordings and pending applications thereof, (ii) all inventions and improvements described and claimed therein, and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof and all improvements thereon.

“Pledged Capital Stock”: all shares or other equity interests constituting Capital Stock now owned or hereafter acquired by such Grantor, including all shares of Capital Stock described on Schedule 2 (as such schedule may be amended from time to time), and the certificates, if any, representing such Capital Stock and any interest of such Grantor in the entries on the books of the issuer of such Capital Stock and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and any other warrant, right or option to acquire any of the foregoing, provided that the Pledged Capital Stock shall not include any Excluded Asset.

“Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 2 (as such schedule may be amended from time to time), provided that the Pledged Debt Securities shall not include any Excluded Asset.

“Pledged Notes”: all promissory notes and other evidences of Indebtedness that constitute Instruments now owned or hereafter acquired by any Grantor, including those listed on Schedule 2 (as such schedule may be amended from time to time) and all Intercompany Notes at any time issued to any Grantor, provided that the Pledged Notes shall not include any Excluded Asset.

4

“Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Capital Stock.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC or as such term is defined in the PPSA and, in any event, shall include, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable”: all Accounts, Payment Intangibles and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance.

“Registered Intellectual Property”: as defined in Section 4.5(a).

“Secured Parties”: collectively, the Administrative Agent, the Agent, the Lenders and the Indemnitees (as defined in the Credit Agreement).

“Trademark License”: any written agreement naming any Grantor as licensor or licensee providing for the granting by or to any Grantor of any right in or to any Trademark.

“Trademarks”: (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, designs and general intangibles of like nature, and applications for trademark or service mark registrations and any renewals thereof, including each registration and application identified in Schedule 5 (as such schedule may be amended from time to time) and (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secrets”: all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals.

“Trade Secret License”: any written agreement naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to any Trade Secret.

“Uniform Commercial Code”: the New York UCC or, where the context requires, the Uniform Commercial Code or any equivalent statute of any other relevant jurisdiction.

5

1.2. Other Definitional Provisions. (a) Except as otherwise expressly set forth herein, the rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

(b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable Debtor Relief Laws (after giving effect to the right of contribution established in Section 8.2).

2.2. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

2.3. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 9.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter

6

of law or equity (other than the payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Administrative Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

2.4. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

2.5. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 6.

2.6. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

7

2.7. Waiver of Jersey Law Procedural Rights. Without prejudice to the generality of any waiver granted in any Loan Document, each Guarantor irrevocably and unconditionally abandons and waives any right that it may have at any time under the existing or future laws of Jersey: (i) whether by virtue of the droit de discussion or otherwise to require that recourse be had by the creditors to the assets of any other Person before any claim is enforced against it in respect of the obligations or liabilities assumed by it under this Agreement or any other Loan Document; and (ii) whether by virtue of the droit de division or otherwise to require that any liability under any provision in this Agreement or any other Loan Document be divided or apportioned with any other person or reduced in any manner whatsoever.

2.8. Financial Assistance. Notwithstanding any provision of this Agreement to the contrary, this guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance for the purposes of sections 678 or 679 of the Companies Act 2006 of England or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant guarantor.

SECTION 3. GRANT OF SECURITY INTEREST

(a) Subject to Sections 3(d) and 3(e), each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of the following personal property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, but subject to the last sentence of this Section 3(a), and subject to Sections 3(d) and 3(e), the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, cash equivalents and Deposit Accounts, Securities Accounts and Commodity Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

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(ix) all Intellectual Property;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter of Credit Rights;

(xiii) all Money;

(xiv) all Goods not otherwise described above;

(xv) any Collateral Account;

(xvi) all Commercial Tort Claims listed on Schedule 6 (as such schedule may be amended from time to time, including pursuant to Section 5.6);

(xvii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xviii) to the extent not otherwise included, all other personal property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets and none of the Excluded Assets shall constitute Collateral; provided, however, that a security interest shall immediately be granted to the Administrative Agent (for the benefit of the Secured Parties) and attach to, and Collateral shall immediately include, any asset (or portion thereof) upon such asset (or portion thereof) ceasing to be an Excluded Asset.

(b) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required pursuant to this Agreement:

(i) to perfect the security interests granted by this Agreement by any means other than by (A) in the case of the Borrower and Subsidiary Guarantors organized under the laws of the United States (or any state thereof) or Canada (or any province or territory thereof) (1) filings pursuant to the UCC (or PPSA) in the office of the Secretary of State (or similar central filing office) of the relevant State, Province or Territory or elsewhere as required by the UCC or the PPSA (or such multiple combination thereof as may be required to achieve perfection), and (2) filings in United States or Canadian government offices with respect to Intellectual Property as expressly required by the Loan Documents, (B) in the

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case of Holdings, Mid-Holdings, and each Grantor that is a Foreign Loan Party, filings or notices of fixed charges, floating charges, stock or loan pledges or similar instruments (to the extent customary under the laws of the jurisdiction of organization of such Foreign Loan Party or any other Specified Qualified Jurisdiction where such Foreign Loan Party holds assets over which it is granting security pursuant to this Agreement or any other Loan Document) as expressly required in the Loan Documents, (C) subject to the ABL Intercreditor Agreement, any Senior Pari Passu Intercreditor Agreement and any other intercreditor arrangements entered into pursuant to this Agreement, delivery to the Administrative Agent to be held in its possession of all Collateral consisting of Instruments, notes and debt securities and certificated Capital Stock to the extent required by Section 5.1;

(ii) to deliver control agreements or otherwise deliver perfection by “control” (within the meaning of the UCC) (including with respect to Deposit Accounts, Securities Accounts or Commodity Accounts) other than as described in clause (i)(C) above or to the extent required under Section 5.1(c) below;

(iii) to take any actions (other than the actions listed in clause (i)(A), (B) or (C) above) with respect to any assets located outside of the United States or Canada or, solely with respect to any Grantor that is a Foreign Loan Party, with respect to assets located outside the jurisdiction of organization of such Foreign Loan Party; or

(iv) to take any actions (other than the actions listed in clause (i)(A), (B) or (C) above) in any jurisdiction other than the United States or the jurisdiction of organization of the relevant Grantor pledging relevant Collateral or enter into any collateral documents governed by the laws of any country (or any political subdivision thereof) other than the US, England, Jersey, Canada or any jurisdiction of the relevant Grantor pledging the relevant Collateral (it being understood that Foreign Loan Parties organized under the laws of Jersey shall be required to take actions inside any other applicable Specified Qualified Jurisdiction, notwithstanding the foregoing).

(c) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all of its obligations in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to any Secured Party, (ii) each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for performance under each contract, agreement or instrument relating to the Collateral, (iii) each Grantor shall remain liable under each of its agreements included in the Collateral, and shall perform all of its obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iv) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

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(d) Notwithstanding the foregoing, this Agreement does not purport to create security over, or in relation to, and the Collateral shall not include, any Jersey situs assets which are secured pursuant to a Jersey Security Document. This Agreement is not intended to be a security interest agreement for purposes of the Security Interests (Jersey) Law 2012.

(e) Notwithstanding the foregoing, this Agreement does not purport to create security over, or in relation to, and the Collateral shall not include, any English situs assets which are secured pursuant to an English Security Document.

(f) Notwithstanding the foregoing or anything else contained herein, the Liens granted hereunder by each Grantor organized under the laws of Canada or any province or territory thereof shall only secure Obligations owing by such Grantor.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor (other than a Grantor that is an English Loan Party) hereby, jointly and severally, represents and warrants to the Secured Parties that:

4.1. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens except for Permitted Liens. No effective financing statement, fixture filing or other public notice under applicable law with respect to all or any part of the Collateral, to the extent authorized by any Grantor, is on file or of record in any public office, except those (i) as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or the other Loan Documents or as are not prohibited by the Credit Agreement or (ii) for which proper authorized termination statements have been delivered to the Administrative Agent or the ABL Collateral Agent or ABL Administrative Agent, as applicable (or, in each case, its designee) for filing.

4.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute legal, valid, binding and enforceable and, subject to the ABL Intercreditor Agreement and any Senior Pari Passu Intercreditor Agreement, first lien security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable against each applicable Grantor in accordance with the terms hereof, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and, other than with respect to Collateral a security interest in which cannot be perfected by taking the actions specified in Section 3(b)(i), as of the most recent Applicable Date, when financing statements in appropriate form are filed in the appropriate filing offices, appropriate assignments or notices are filed in each applicable IP Office and such other actions as specified on Schedule 3 (as such schedule may be amended from time to time) have been completed and upon the payment of all filing fees, will be perfected and, subject to the ABL Intercreditor Agreement and any Senior Pari Passu Intercreditor Agreement, are prior to the Liens on the Collateral of any other Person (except for Permitted Liens).

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4.3. Name; Jurisdiction of Organization, etc. As of the most recent Applicable Date, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4 (as such schedule may be amended from time to time). Except as specified on Schedule 4 (as such schedule may be amended from time to time), no Person that is a Grantor on the date hereof has changed its name, jurisdiction of organization, chief executive office or sole place of business (as the case may be) within the five year period immediately prior to the Applicable Date.

4.4. Investment Property and Pledged Securities. (a) Such Grantor is the record and beneficial owner of all Pledged Capital Stock pledged by it hereunder which is issued by any Subsidiary of a Grantor, and such Grantor has good title to all such Pledged Capital Stock and (except for such failure to have good title as would not conflict with Section 3.7 of the Credit Agreement) to all other Investment Property pledged by it hereunder, free of any and all Liens, except Permitted Liens.

(b) Schedule 2 (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the heading “Pledged Capital Stock” all of the Pledged Capital Stock owned by any Grantor, and such Pledged Capital Stock as of such Applicable Date constitutes the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 2 (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes, owned by any Grantor that are required to be delivered to the Administrative Agent pursuant to Section 5.1(a).

(c) The shares of Pledged Capital Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer of Capital Stock included in the Collateral owned by such Grantor. Subject to the Reservations, all the shares of the Pledged Capital Stock issued by Holdings, Mid-Holdings, the Borrower or any Subsidiary of Mid-Holdings have been duly and validly authorized and issued and are fully paid and nonassessable.

(d) Subject to the Reservations, all the Pledged Debt Securities and Pledged Notes issued by Holdings, Mid-Holdings, the Borrower or any Subsidiary of Mid-Holdings have been duly and validly authorized and issued and are legal, valid and binding obligations of the issuers thereof.

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(e) Each Grantor (i) as of the most recent Applicable Date, is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule 2 (as such schedule may be amended from time to time) as owned by such Grantor and (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Securities, except as permitted by the Credit Agreement.

(f) Except for restrictions and limitations imposed by the Loan Documents, the ABL Credit Agreement, the Junior Lien Credit Agreement and the security documents related to any of the foregoing, or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Securities are and will continue to be freely transferable and assignable, and as of the most recent Applicable Date, none of the Pledged Securities is or will be subject to outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments that might materially prohibit, impair, delay or otherwise affect the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

4.5. Intellectual Property. (a) Schedule 5 (as such schedule may be amended from time to time) lists as of the most recent Applicable Date all issued Patents and pending Patent applications of any Grantor with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, all registered Copyrights and pending Copyright applications of any Grantor with the United States Copyright Office or the Canadian Intellectual Property Office, and all registered Trademarks and pending Trademark applications of any Grantor with the United States Patent and Trademark Office or the Canadian Intellectual Property Office (collectively, “Registered Intellectual Property”).

(b) Except as would not have or reasonably be expected to have a Material Adverse Effect:

(i) each Grantor owns or has the right to use all Intellectual Property that is material to its business as currently conducted or as proposed to be conducted, free of all Liens other than Permitted Liens, and takes reasonable actions to protect, preserve and maintain such Intellectual Property;

(ii) on the date hereof, all Intellectual Property owned or exclusively licensed by such Grantor is valid, unexpired and enforceable, does not Infringe the intellectual property rights of any other Person, and to such Grantor’s knowledge, is not being Infringed by any other Person, and all Registered Intellectual Property has not expired or been abandoned;

(iii) as of the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator which would limit, cancel or challenge the validity, enforceability, ownership or use of such Grantor’s rights in any Intellectual Property in any respect, and such Grantor knows of no valid basis for same; and

(iv) no action or proceeding is pending or, to the knowledge of such Grantor, threatened or imminent, in each case, on the date hereof seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property or such Grantor’s interest therein.

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4.6. Commercial Tort Claims. Schedule 6 (as such schedule may be amended from time to time) lists as of the most recent Applicable Date, each Commercial Tort Claim with respect to any Grantor, that, in the reasonable determination of the Borrower, is estimated to be in excess of $1,000,000.

4.7. Perfection Certificate. Each Perfection Certificate delivered pursuant to the terms of the Credit Agreement has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the date of such Perfection Certificate.

SECTION 5. COVENANTS

Each Grantor (other than a Grantor that is an English Loan Party) covenants and agrees with the Secured Parties that, until the Discharge of Obligations, in each case subject to the requirements of the ABL Intercreditor Agreement, any Senior Pari Passu Intercreditor Agreement and any other intercreditor arrangements entered into pursuant to this Agreement:

5.1. Delivery of Pledged Securities; Certificated Securities. (a) If any of the Collateral consists of an Instrument, note or debt security with a principal amount of $1,000,000 or more, such Instrument, note or debt security shall be delivered to the Administrative Agent (i) on the Closing Date (in the case of any such Collateral owned by a Grantor on the Closing Date, but subject to the Limited Conditionality Provision) or (ii) promptly after such Collateral is acquired (in the case of any other such Collateral) and in any event no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement following the date of acquisition or creation of such Collateral (or such later date as the Administrative Agent may agree in its reasonable discretion), in each case accompanied by proper instruments of assignment duly executed by the applicable Grantor in blank in a manner and form reasonably satisfactory to the Administrative Agent (in each case to the extent delivery of such instruments of assignment are customary under applicable Requirements of Law), to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral consisting of Capital Stock of a Subsidiary of a Grantor is or shall become evidenced or represented by any certificate, such certificate shall be delivered to the Administrative Agent (i) on the Closing Date (in the case of any such Collateral owned by a Grantor on the Closing Date, but subject to the Limited Conditionality Provision) or (ii) promptly after such Collateral is acquired (in the case of any other such Collateral) and in any event no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement following the date of acquisition or creation of such Collateral (or such later date as the Administrative Agent may agree in its reasonable discretion), in each case accompanied by undated stock powers or other instruments of transfer duly executed by the applicable Grantor in blank in a manner and form reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

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(c) Each Grantor acknowledges and agrees that (i) to the extent each interest in any limited liability company or limited partnership that is a Subsidiary of a Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC or within the meaning of the Securities Transfer Act (Ontario) and is governed by Article 8 of the New York UCC or the Securities Transfer Act (Ontario), such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership that is a Subsidiary of a Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC or within the meaning of the Securities Transfer Act (Ontario), such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or within the meaning of the Securities Transfer Act (Ontario), nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is delivered to the Administrative Agent (x) on the Closing Date (in the case of any such certificate owned by a Grantor on the Closing Date, but subject to the Limited Conditionality Provision) or (y) promptly after such Collateral is acquired (in the case of any other such Collateral) and in any event no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement following the date of acquisition or creation of such Collateral (or such later date as the Administrative Agent may agree in its reasonable discretion), in each case pursuant to the terms hereof.

(d) If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall promptly (and, in any event, no later than the next date of delivery of financial statements pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement thereafter) notify the Administrative Agent thereof and, at the Administrative Agent’s request and option upon the occurrence and during the continuation of an Event of Default, cause the Issuer thereof (which Issuer may be another Grantor) either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuation of an Event of Default and, if an Event of Default has occurred and is continuing, to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security that are included in the Collateral.

(e) Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be deemed attached hereto as part of Schedule 2 (as such schedule may be amended from time to time); provided that failure to attach any such schedule shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

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5.2. Maintenance of Insurance. Such Grantor will maintain insurance on all its property as and to the extent required by Sections 5.5(a)(ii) and 5.5(b) of the Credit Agreement, and furnish to the Administrative Agent, upon reasonable written request by the Administrative Agent, information in reasonable scope and detail as to the insurance carried.

5.3. Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to the provisions of Section 5.9(d) of the Credit Agreement and Section 3(b), and provided that in no event shall any Grantor be required to deliver Pledged Securities not required to be delivered pursuant to Section 5.1, such Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.2 until the Collateral is released from such security interest pursuant to the terms of Section 9.15 of the Credit Agreement or by operation of law or by agreement of the requisite Lenders or all Lenders and shall cause such Collateral to remain free of Liens other than Permitted Liens.

(b) Each Grantor agrees to use its commercially reasonable efforts to maintain, at its own cost and expense, complete and accurate records in all material respects with respect to the Collateral owned by it, in any event to include complete accounting records in all material respects with respect to all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any Collateral.

(c) Subject to the provisions of Section 5.9(d) of the Credit Agreement and Section 3(b), at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request to better assure, preserve, protect and perfect the security interests granted hereby, the full benefits of this Agreement and the rights and powers herein granted, including (i) the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting and perfecting of the security interests and (ii) the filing of any financing or continuation statements under the Uniform Commercial Code or PPSA (or other similar laws) in effect in any applicable jurisdiction within the United States or Canada with respect to the security interests created hereby. Each Grantor will provide to the Administrative Agent from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection (to the extent required by this Agreement) and priority of the Lien created or intended to be created pursuant to this Agreement.

5.4. Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not, except upon prior or substantially concurrent written notice to the Administrative Agent and prompt delivery to the Administrative Agent of all additional financing statements and any other documents necessary to maintain the validity, perfection and priority of the security interests in the Collateral provided for herein, subject to the provisions of Section 5.9(d) of the Credit Agreement and Section 3(b), (i) change its jurisdiction of organization or, in the case of Grantors which are not registered organizations (within the

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meaning of the Uniform Commercial Code) or Grantors organized under a jurisdiction of Canada, the location of its chief executive office or the sole place of business from that referred to on Schedule 4 (as such schedule may be amended from time to time), (ii) change its name or (iii) change its type of organization.

5.5. Intellectual Property. (a) Such Grantor will not (and will not affirmatively permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary to the conduct of such Grantor’s business. Each Grantor shall take all commercially reasonable steps which it (or during the continuation of an Event of Default, the Administrative Agent) deems reasonable and appropriate under the circumstances to preserve and protect each item of its material Intellectual Property.

(b) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of, or file an application for the registration of any Intellectual Property included in the Collateral with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any similar office or agency in any other country or political subdivision thereof, such Grantor shall report such filing to the Administrative Agent in accordance with and to the extent required by Section 5.9(a) of the Credit Agreement. Upon request of the Administrative Agent, subject to Section 5.9(d) of the Credit Agreement and Section 3(b), such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Collateral consisting of any Copyright, Patent, Trademark or other Intellectual Property of such Grantor registered in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office.

(c) Such Grantor will take all reasonable and necessary steps if and to the extent such Grantor shall deem appropriate in its reasonable business judgment under the circumstances, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property included in the Collateral owned by such Grantor (including the payment of required fees and taxes, the filing of applications for renewal or extension, affidavits of use and incontestability, and the participation in interference, reexamination, opposition or cancellation of Infringement proceedings).

(d) Such Grantor agrees to execute an Intellectual Property Security Agreement, with respect to its Registered Intellectual Property included in the Collateral in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as applicable as and when required by Section 5.9 of the Credit Agreement or Section 5.5(e) below.

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(e) Such Grantor agrees that, should it obtain an ownership interest in any item of Registered Intellectual Property included in the Collateral which is not now a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Intellectual Property Collateral. At such time as the Borrower provides the Administrative Agent with notice of any newly acquired, created or developed registered Intellectual Property owned by such Grantor pursuant to Section 5.9(a) of the Credit Agreement, such Grantor shall execute an Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property, in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as applicable.

5.6. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with an estimated value in excess of $1,000,000, such Grantor shall (a) on the Closing Date (in the case of any such interest in any Commercial Tort Claims owned by a Grantor on the Closing Date, but subject to the Limited Conditionality Provision) or (b) promptly after such interest is obtained (in the case of any other such interest in a Commercial Tort Claim) and in any event no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement following the date of acquisition or creation of such Collateral (in the case of any other such interest in any Commercial Tort Claims) (or such later date as the Administrative Agent may agree in its reasonable discretion) sign and deliver documentation reasonably requested by and acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim and the proceeds thereof. In the event an updated Perfection Certificate or an Assumption Agreement shall set forth any Commercial Tort Claim, Schedule 6 shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such updated Perfection Certificate or Assumption Agreement.

SECTION 6. REMEDIAL PROVISIONS

6.1. Communications with Obligors; Grantors Remain Liable. The Administrative Agent may at any time after an Event of Default has occurred and is continuing require any Grantor to notify the Account Debtor or counterparty on any Receivable constituting Collateral of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may require any Grantor to notify the Account Debtor or counterparty to make all payments under the Receivables constituting Collateral directly to the Administrative Agent.

6.2. Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.2(b) (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 7.1(f) of the Credit Agreement other than to the

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extent such right is waived or revoked in writing by the Required Lenders), each Grantor shall be permitted to (i) receive all dividends, interest, principal or other payments or distributions paid or made in respect of the Pledged Securities, to the extent not prohibited by the Credit Agreement; provided, however, that that any noncash dividends, interest, principal or other distributions that would constitute Pledged Capital Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or instrument of assignment), and (ii) exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of the Administrative Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same or which would violate any provision of this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall have given written notice to the Borrower of the Administrative Agent’s intent to execute its rights pursuant to this Section 6.2(b) (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 7.1(f) of the Credit Agreement other than to the extent such right is waived or revoked in writing by the Required Lenders): (i) the Administrative Agent shall have the right to receive any and all dividends, interest, principal or other payments or distributions paid in respect to the Pledged Securities included in the Collateral and make application thereof to the Obligations in accordance with Section 6.4, (ii) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (iii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property included in the Collateral to its name or the name of its nominee or agent or the name of the applicable Grantor, endorsed or assigned in blank in favor of the Administrative Agent, and each Grantor will, upon request, promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities included in the Collateral registered in the name of such Grantor. In addition, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property included in the Collateral for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder if an Event of Default has occurred and is continuing each Grantor shall promptly execute and deliver (or cause

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to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein. All dividends, interest, principal or other payments or distributions received by any Grantor contrary to the provisions of this Section 6.2(b) shall be held for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Administrative Agent promptly following demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).

(c) Any notice given by the Administrative Agent to the Borrower or any other Grantor under this Section 6.2 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a) or (b) of this Section 6.2 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(d) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

6.3. Proceeds to be Turned Over to Administrative Agent. Subject to the ABL Intercreditor Agreement and any Senior Pari Passu Intercreditor Agreement in place at the time, if an Event of Default shall occur and be continuing, at the written request of the Administrative Agent, all Proceeds of Collateral received by any Grantor consisting of cash, Cash Equivalents and checks shall be held by such Grantor for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if reasonably required). All such Proceeds of Collateral received by the Administrative Agent under this Section 6.3 shall be held by the Administrative Agent in a Collateral Account maintained under its control (as defined in and subject to Section 9-104 of the New York UCC). All such Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4. Application of Proceeds. (a) Subject to the ABL Intercreditor Agreement and any Senior Pari Passu Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, notwithstanding the provisions of Section 2.14 of the Credit Agreement, apply all or any

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part of the net Proceeds (after deducting fees and expenses as provided in Section 6.5) of Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order (provided that if the terms of any Permitted Amendment provide for application of such Proceeds to the payment of any Obligations in a less favorable order, then the terms of such Permitted Amendment shall govern with respect to such Obligations and the Administrative Agent shall apply such Proceeds in such different order):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including attorneys fees payable under the Credit Agreement and amounts payable under Section 2 of this Agreement) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, and, to the extent payable under clause First, attorneys’ fees) payable to the Secured Parties (including attorneys’ fees payable under the Credit Agreement and amounts payable under Section 2 of this Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable law.

(b) The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

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6.5. Code and Other Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, and upon the Administrative Agent’s notice of its intent to exercise such rights to the relevant Grantor or Grantors, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or the PPSA (whether or not the New York UCC or the PPSA applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than the defense of payment or performance of the Discharge of Obligations), advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Grantor of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that any sale pursuant to the provisions of this Section 6.5 shall be deemed to conform to the commercially reasonable standards under the UCC or the PPSA, as applicable, with respect to any disposition of Collateral. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. To the fullest extent permitted by applicable law, each purchaser at any such sale shall hold the property sold to it absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. To the fullest extent permitted by applicable law, this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each such purchaser at any such sale shall hold the property sold absolutely,

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free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Borrower Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any of their rights hereunder. Each Grantor further agrees, at the Administrative Agent’s reasonable request, if an Event of Default has occurred and is continuing, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.

(b) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable out-of-pocket costs and expenses of the Administrative Agent of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 6.4 and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC and the PPSA, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

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(c) In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933 or the Securities Act (Ontario), as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

6.6. Remedies for Intellectual Property. (a) Subject to the ABL Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times with respect to any Collateral consisting of Intellectual Property, on demand, to cause the security interest granted hereunder to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained).

(b) For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative

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Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such license shall automatically terminate upon the Discharge of Obligations. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default or the Discharge of Obligations.

6.7. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following, until the termination of this Agreement:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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(iii) pay or discharge taxes, assessments, charges, fees, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents;

(iv) execute, in connection with the exercise of any right or remedy provided for in Section 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral and to give discharges and releases of all or any of the Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) send verifications of Receivable to any Account Debtor; (5) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (6) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (7) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (8) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains and subject to the covenant set forth in Section 6.6(b)) included in the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (9) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of, or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as expressly provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given Mid-Holdings and the Borrower notice of its intent to exercise remedies under this Agreement (it being understood and agreed that the failure of the Administrative Agent to provide any such notice pursuant to this paragraph shall not alter the Administrative Agent’s ability to foreclose upon, or any other rights in may have with respect to, any Collateral).

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to comply therewith within any applicable period of grace.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans (regardless of whether ABR Loans are then outstanding) under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Secured Party, by its authorization of the Administrative Agent’s entering into this Agreement, consents to the exercise by the Administrative Agent of any power, right or remedy provided for herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Administrative Agent. Neither the Administrative Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence, bad faith or willful misconduct (including a material breach of their obligations under the Loan Documents).

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7.3. Execution of Financing Statements; Intellectual Property Filings. (a) Each Grantor hereby authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Administrative Agent reasonably determines is necessary or advisable. Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b) The Administrative Agent is authorized to file with the United States Patent and Trademark Office (“USPTO”), the United States Copyright Office (“USCO”) or the Canadian Intellectual Property Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Intellectual Property of each Grantor included in the Collateral that is subject to registration or an application to register in the USPTO, USCO or the Canadian Intellectual Property Office, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party and shall provide written notice to the Grantor prior to filing any such documents.

7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. INDEMNITY, SUBROGATION AND SUBORDINATION

8.1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 8.3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Loan Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

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8.2. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 8.3) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Loan Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 8.1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 9.14, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 8.2 shall be subrogated to the rights of such Claiming Guarantor under Section 8.1 to the extent of such payment.

8.3. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 8.1 and 8.2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Borrower Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 8.1 and 8.2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Borrower Obligations, to the extent required by the last proviso in Section 6.7 of the Credit Agreement.

SECTION 9. MISCELLANEOUS

9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement or pursuant to an Assumption Agreement, provided that the Schedules to this Agreement may be amended or supplemented by any Grantor at any time by delivering such amended or supplemented schedule to the Administrative Agent.

9.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor (other than Holdings, Mid-Holdings or the Borrower) shall be addressed to such Guarantor at its notice address set forth on Schedule 1 (as such schedule may be amended from time to time).

9.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have

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acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable out-of-pocket fees and disbursements and other charges of counsel to each Secured Party and of counsel to the Administrative Agent, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(b) Each Guarantor agrees to pay, and to hold each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(c) Each Guarantor agrees to pay, and to hold the Lenders and the Agents harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

(e) Each Grantor agrees that the provisions of Section 9.3(c) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if each reference therein to Holdings were a reference to such Grantor.

9.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

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9.6. Set-off. Each Grantor hereby irrevocably authorizes each Lender at any time and from time to time with the prior written consent of the Administrative Agent, while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) (excluding payroll, tax withholding and trust account maintained in the ordinary course of business) in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Lender hereunder and claims of every nature and description of such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Lender may elect, whether or not any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured , in each case, to the extent the Borrower would be required to do so pursuant to Section 9.8 of the Credit Agreement. Each Lender shall notify the Administrative Agent, Mid-Holdings, the Borrower and such Grantor promptly of any such set-off and the application made by such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

9.7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.8. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.9. Section Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10. Integration. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law or any Foreign Security Document. This Agreement and the other Loan Documents and any separate letter agreements (including the Administrative Agent Fee Letter)

31

with respect to fees payable to the Administrative Agent represent the entire agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the case of any Collateral “located” outside the United States (including any Pledged Stock of an Issuer organized under a jurisdiction other than the United States or any state or other locality thereof), in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any applicable Foreign Security Document which cannot be resolved by both provisions being complied with, the provisions contained in such Foreign Security Document shall govern to the extent of such conflict with respect to such Collateral.

9.11. GOVERNING LAW. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

9.12. Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, any Agent or Lender may bring an action or proceeding in a jurisdiction where Collateral is located.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Without limiting the foregoing, each of the Foreign Loan Parties and Canadian Loan Parties hereby irrevocably designates, appoints and empowers as of the Closing Date, CT Corporation System (the “Process Agent”), with an office on the Closing Date at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States, as its authorized designee, appointee and agent to receive, accept and acknowledge on its behalf and for its property, service of copies of the summons and complaint and any other process which may be

32

served in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party or for recognition and enforcement of any judgment in respect thereof; such service may be made by mailing or delivering a copy of such process to such Foreign Loan Party or Canadian Loan Party, in care of the Process Agent at the Process Agent’s above address, and each of the Foreign Loan Parties and Canadian Loan Parties hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each of the Foreign Loan Parties and the Canadian Loan Parties further agree to take any and all such action as may be necessary to maintain the designation and appointment of the Process Agent in full force in effect for a period of three years following the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder (other than contingent amounts not then due and payable); provided, that if the Process Agent shall cease to act as such, each such Foreign Loan Party or Canadian Loan Party agrees to promptly designate a new authorized designee, appointee and agent in New York City on the terms and for the purposes reasonably satisfactory to the Administrative Agent hereunder.

9.13. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

9.14. Additional Grantors. Each Subsidiary of Mid-Holdings that is required to become a party to this Agreement pursuant to Section 5.9(c) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement. Upon execution and delivery by the Administrative Agent and such Subsidiary of a supplement in the form of Annex 1 hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

9.15. Releases. (a) Upon the Discharge of Obligations, this Agreement and the Liens granted hereby (including any irrevocable licenses granted to the Administrative Agent granted hereunder) shall automatically terminate and be released, without the requirement for any further action by any Person, and the Administrative Agent shall promptly (and each Secured Party, by its authorization of the Administrative Agent’s entering into this Agreement, hereby authorizes the Administrative Agent to) take such actions and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to

33

further document and evidence such termination and release, and the Guarantee Obligations of the Guarantors hereunder shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and each Secured Party, by its authorization of the Administrative Agent’s entering into this Agreement, hereby authorizes the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Guarantor and at such Guarantor’s expense to further document and evidence such termination and release of the Guarantee Obligations of the Guarantors hereunder.

(b) In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of any Grantor to a Person that is not (and is not required hereunder to become) a Grantor hereunder in a transaction permitted under the Credit Agreement, the Liens created hereunder in respect of such Capital Stock or assets (including any irrevocable licenses granted to the Administrative Agent granted hereunder) shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties, by their authorization of the Administrative Agent’s entering into this Agreement, hereby authorize the Administrative Agent to) take such actions and execute any such documents as may be reasonably requested by any Grantor and at such Grantor’s expense to further document and evidence such termination and release of Liens hereunder in respect of such Capital Stock or assets. In the event that any Capital Stock or other asset (including Mortgaged Property) constituting Collateral has become, or is becoming, an Excluded Asset, then, at the request of any Grantor and at such Grantor’s expense, the Administrative Agent agrees to promptly (and the Secured Parties, by their authorization of the Administrative Agent’s entering into this Agreement, hereby authorize the Administrative Agent to) take such action and execute such documents (including Mortgage Release documents) as may be reasonably requested by any Grantor and at such Grantor’s expense to terminate, discharge and release (or to further document and evidence the termination and release of) the Liens created hereunder in respect of such assets. In the case of a transaction permitted under the Credit Agreement the result of which is that a Guarantor would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary (or in case any Restricted Subsidiary otherwise becomes an Excluded Subsidiary or Mid-Holdings elects that any Discretionary Guarantor that would otherwise constitute an Excluded Subsidiary cease to be a Discretionary Guarantor), the Guarantee Obligations created hereunder in respect of such Guarantor (and all Liens granted by such Guarantor hereunder) shall automatically terminate and be released, without the requirement for any further action by any Person and the Administrative Agent shall promptly (and the Secured Parties, by their authorization of the Administrative Agent’s entering into this Agreement, hereby authorize the Administrative Agent to) take such actions and execute any such documents as may be reasonably requested by such Guarantor and at such Guarantor’s expense to further document and evidence such termination and release of such Liens and such Guarantor’s Guarantee Obligations hereunder. Any representation, warranty or covenant contained in this Agreement relating to any such Capital Stock, asset or Subsidiary of any Grantor shall no longer be deemed to be made with respect thereto once such Capital Stock or asset or Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

34

(c) All releases or other documents delivered by the Administrative Agent pursuant to this Section 9.15 shall be without recourse to, or warranty by, the Administrative Agent.

9.16. No Fiduciary Duty. Each Grantor agrees that the provisions of Section 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

9.17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.18. Senior/Junior Intercreditor Agreement, ABL Intercreditor Agreement and Senior Pari Passu Intercreditor Agreement Govern. (a) Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent, for the benefit of the Secured Parties pursuant to this Agreement, and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder, in each case, with respect to the Collateral and Liens securing any Junior Lien Obligations and/or any ABL Obligations are subject to the provisions of the Senior/Junior Intercreditor Agreement and/or the ABL Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the provisions of the Senior/Junior Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable, and this Agreement with respect to the Collateral and Liens securing any Junior Lien Obligations or ABL Obligations, as applicable, including with respect to (i) any obligation to deliver Pledged Securities or provide control with respect to any Collateral and (ii) any representation, warranty or covenant herein relating to the priority of any security interest in the Collateral, the provisions of the Senior/Junior Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable, shall prevail. As used in this Section 9.18, (x) “Junior Lien Obligations” shall have the meaning given to such term in the Senior/Junior Intercreditor Agreement and (y) “ABL Obligations” shall have the meaning given to such term in the ABL Intercreditor Agreement.

(b) Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent, for the benefit of the Secured Parties pursuant to this Agreement, and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder, in each case, with respect to the Collateral and Liens securing any Additional Senior Lien Obligations (as defined in any Senior Pari Passu Intercreditor Agreement) are subject to the provisions of the Senior Pari Passu Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Senior Pari Passu

35

Intercreditor Agreement and this Agreement with respect to the Collateral and Liens securing any Additional Senior Lien Obligations, the provisions of the Senior Pari Passu Intercreditor Agreement shall prevail.

(signature pages follow)

36

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

LSF9 CONCRETE LTD
LSF9 CONCRETE HOLDINGS LTD
LSF9 CONCRETE MID-HOLDINGS LTD
LSF9 CONCRETE UK LTD

By:
Name:
Title:

[Senior Lien Guarantee and Collateral Agreement]

STARDUST FINANCE HOLDINGS, INC.
STARDUST HOLDINGS (USA), LLC

By:	/s/ Kyle Volluz
Name: Kyle Volluz
Title: President

[Senior Lien Guarantee and Collateral Agreement]

HANSON BRICK AMERICA, INC.
HANSON BRICK EAST, LLC
HANSON PIPE & PRECAST LLC
HANSON PRESSURE PIPE, INC.
HANSON BRICK LTD.
HANSON PIPE & PRECAST, LTD.
HANSON PRESSURE PIPE INC.

By:	/s/ Plamen P. Jordanoff
Name: Plamen P. Jordanoff
Title: President

[Senior Lien Guarantee and Collateral Agreement]

HANSON BUILDING PRODUCTS
LIMITED

By:
Name:
Title:

[Senior Lien Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Senior Lien Guarantee and Collateral Agreement]

Schedules to

Senior Lien Guarantee and Collateral Agreement

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Copyrights, Patents, Trademarks and Other Intellectual Property
Schedule 6	Commercial Tort Claims

Schedule 1

Notice Addresses of Guarantors

To each of the Guarantors:

c/o Hanson Brick Americas, Inc.

300 East John Carpenter Freeway

Suite 1500

Irving, TX 75062

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Lone Star Americas Acquisitions LLC

2711 N. Haskell Avenue, Suite 1700

Dallas, TX 75204

Attention: General Counsel

Facsimile: 214-515-6924

Telephone: 214-515-6824

Schedule 1—Page 1

Schedule 2

Description of Pledged Investment Property

Pledged Capital Stock

Issuer	Grantor	Issuer’s Jurisdiction	Number and class of Shares	Stock Cert No.	Pct. of Shares or Interests Pledged
LSF9 Concrete Holdings (Jersey)	LSF9 Concrete Ltd	Jersey	101 ordinary shares of US $1.00	2	100%
Stardust Finance Holdings, Inc. (Delaware)	LSF9 Concrete Holdings Ltd	Delaware	1,000 common	1	100%
LSF9 Concrete Mid-Holdings (Jersey)	LSF9 Concrete Holdings Ltd	Jersey	101 ordinary shares of US $1.00	2	100%
LSF9 Concrete UK Ltd (Jersey)	LSF9 Concrete Mid-Holdings Ltd	Jersey	101 ordinary shares of US $1.00	2	100%
Stardust Holdings (USA), LLC	LSF9 Concrete Mid-Holdings Ltd	Delaware	100 Units 1 Unit	1, 2	100%
Hanson Brick America, Inc. (Michigan)	Stardust Holdings (USA), LLC	Michigan	10,000 common (par value $100/share); 186,940, 8% preferred (par value $100/share); 156,520 voting preferred (par value $100/share)	7, 8, 9	100%
Hanson Brick East, LLC (Delaware)	Hanson Brick America, Inc.	Delaware	100% Interest	2	100%
Hanson Roof Tile, Inc. (Delaware)	Hanson Brick America, Inc.	Delaware	500 common	2	100%
Hanson Pipe & Precast LLC (Delaware)	Stardust Holdings (USA), LLC	Delaware	100% Interest	2	100%
Hanson Pressure Pipe, Inc. (Ohio)	Hanson Pipe & Precast LLC	Ohio	1,380,459 common 1,590,893 common	28 29	100%
Hanson Structural Precast LLC (Delaware)	Hanson Pipe & Precast LLC	Delaware	100% Interest	2	100%
Hanson Brick Ltd. (Ontario)	LSF9 Concrete Mid-Holdings Ltd	Ontario	100 common shares (par value 1 CAD/share)	C-1	100%
Hanson Pipe & Precast, Ltd. (Ontario)	LSF9 Concrete Mid-Holdings Ltd	Ontario	100 common shares (par value 1 CAD/share)	C-1	100%
Hanson Pipe & Precast Quebec Ltd. (Quebec)	Hanson Pipe & Precast, Ltd.	Quebec	100 Categorie F	F-3	100%

Schedule 2—Page 1

Issuer	Grantor	Issuer’s Jurisdiction	Number and class of Shares	Stock Cert No.	Pct. of Shares or Interests Pledged
Hanson Pressure Pipe Inc. (Quebec)	Hanson Pipe & Precast, Ltd.	Quebec	1,000 common shares	C-2	100%
Hanson Building Products Limited (UK)	LSF9 Concrete UK Ltd	UK	89,627 ordinary shares of £1.00 each	0006	100%
Structherm Limited (UK)	Hanson Building Products Limited	UK	644,000 ordinary shares of £1.00 each	0002	100%

Pledged Debt Securities:

None.

Pledged Notes:

UK Loan Notes:

1.	the first note due August 31, 2016 in the principal amount of £100 million, dated September 1, 2014, between Hanson Building Products Limited (formerly known as Pimco 2945 Limited), an English private limited company (“HBP”) and Hanson Packed Products Limited (formerly known as Hanson Building Products Limited), an English private limited company (“HPPL”);

2.	the second note due August 31, 2016 in the principal amount of £100 million, dated September 1, 2014, between HBP and HPPL;

3.	the first note due August 31, 2016 in the principal amount of £50 million, dated September 1, 2014, between HBP and HPPL;

4.	the second note due August 31, 2016 in the principal amount of £50 million, dated September 1, 2014, between HBP and HPPL;

5.	the first note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

6.	the second note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

7.	the third note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

8.	the fourth note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

9.	the first note due August 31, 2016 in the principal amount of £10 million, dated September 1, 2014, between HBP and HPPL;

Schedule 2—Page 2

10.	the second note due August 31, 2016 in the principal amount of £10 million, dated September 1, 2014, between HBP and HPPL; and

11.	the note due August 31, 2016 in the principal amount of £5 million, dated September 1, 2014, between HBP and HPPL.

Other Notes:

1.	Eurobond Intercompany Loan Notes (6), each dated as of March 13, 2015 by LSF9 Concrete Mid-Holdings Ltd as Issuer.

2.	Subordinated Intercompany Note, dated as of March 13, 2015 by and among Borrower and certain subsidiaries of Mid-Holdings party thereto from time to time.

3.	Intercompany Subordinated Promissory Note, dated as of March 13, 2015, by and among Holdings, Mid-Holdings, Acquisition Sub, English Acquisition Sub, HBPL and Structherm Limited.

4.	Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Acquisition I Company, LLC, a Delaware limited liability company, in favor of Acquisition Sub.

5.	Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Acquisition II Company, LLC, a Delaware limited liability company, in favor of Acquisition Sub.

6.	Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition I Ltd., an Ontario corporation, in favor of the Borrower.

7.	Intercompany Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition II Ltd., an Ontario corporation, in favor of the Borrower.

8.	Intercompany Revolving Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition II Ltd., an Ontario corporation, in favor of the Borrower.

9.	Intercompany Revolving Loan Note, dated as of March 13, 2015, issued by Stardust Canada Acquisition I Ltd., an Ontario corporation, in favor of the Borrower.

Schedule 2—Page 3

Schedule 3

Filings and other Actions Required to Perfect Security Interests1

Pledged Investment Property:

•	Delivery to (i) the Senior Lien Administrative Agent, in the case of Term Loan Priority Collateral, and (ii) the ABL Collateral Agent, in the case of ABL Priority Collateral.

United States Filings

UCC Filings:

Loan Party	Filing Jurisdiction
Stardust Finance Holdings, Inc.	Delaware

Stardust Holdings (USA), LLC	Delaware

Hanson Brick America, Inc.	Michigan

Hanson Brick East, LLC	Delaware

Hanson Pipe & Precast LLC	Delaware

Hanson Pressure Pipe, Inc.	Ohio

Hanson Brick Ltd.	District of Columbia, Texas

Hanson Pipe & Precast, Ltd.	District of Columbia, Texas

Hanson Pressure Pipe Inc.	District of Columbia, Texas

LSF9 Concrete UK Ltd	District of Columbia

LSF9 Concrete Mid-Holdings Ltd	District of Columbia

LSF9 Concrete Holdings Ltd	District of Columbia

LSF9 Concrete Ltd	District of Columbia

Hanson Building Products Limited	District of Columbia

Briques Hanson Ltée	District of Columbia, Texas

Hanson Conduite Sous Pression Inc.	District of Columbia, Texas

Intellectual Property

•	Filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office.

[1]	Except where otherwise noted or required, to be filed in favor of each of Senior Lien Administrative Agent, Junior Lien Administrative Agent, and ABL Collateral Agent.

Schedule 3—Page 1

•	Filing of Intellectual Property Security Agreements with the US Copyright Office.

Accounts

•	In accordance with Section 5.3(c) of the ABL Guarantee and Collateral Agreement and Section 2.24 of the Credit Agreement, execution and delivery of control agreements.

Real Estate

•	With respect to each Mortgaged Property set forth on Schedule 1.1B of the Credit Agreement and subject to Schedule 5.14 of the Credit Agreement and all requirements thereunder, execution, acknowledgment, delivery and recording of Mortgages.

Canada Filings

PPSA Filings:

Loan Party	Filing Jurisdiction
Hanson Brick Ltd.	Ontario, Quebec

Hanson Pipe & Precast, Ltd.	Ontario

Hanson Pressure Pipe Inc.	Ontario, Quebec

LSF9 Concrete Mid-Holdings Ltd	Ontario

Intellectual Property

•	Filing of Notice of Interest with Canadian Intellectual Property Office

Real Estate

•	With respect to each Mortgaged Property set forth on Schedule 1.1B of the Credit Agreement and subject to Schedule 5.14 of the Credit Agreement and all requirements thereunder, execution, acknowledgment, delivery and recording of Mortgages.

Jersey Filings

Registration of Security Interests:

Financing statements to be registered in the register maintained by the Registrar of Companies under the Security Interests (Jersey) Law 2012 in respect of the security interests created pursuant to each of:

1.	the security interest agreement to be entered into by Stardust Finance Holdings, Inc. in relation to certain Eurobonds issued by LSF9 Concrete Mid-Holdings Ltd;

2.	the security interest agreement to be entered into by LSF9 Concrete Ltd in relation to the issued share capital of LSF9 Concrete Holdings Ltd;

Schedule 3—Page 2

3.	the security interest agreement to be entered into by LSF9 Concrete Holdings Ltd in relation to the issued share capital of LSF9 Concrete Mid- Holdings Ltd;

4.	the security interest agreement to be entered into by LSF9 Concrete Mid-Holdings Ltd in relation to the issued share capital of LSF9 Concrete UK Ltd.

Schedule 3—Page 3

Schedule 4

Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

Grantor	Chief Executive Office Address	County	State, Province, or Country

LSF9 Concrete Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

LSF9 Concrete Holdings Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

LSF9 Concrete Mid- Holdings Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

LSF9 Concrete UK Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

Stardust Finance Holdings, Inc.	2711 N. Haskell Avenue, Suite 1700, Dallas, TX 75204	Dallas	TX

Stardust Holdings (USA), LLC	2711 N. Haskell Avenue, Suite 1700, Dallas, TX 75204	Dallas	TX

Hanson Brick America, Inc.	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Brick East, LLC	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Pipe & Precast LLC	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Pressure Pipe, Inc.	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Brick Ltd.	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Pipe & Precast, Ltd.	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Pressure Pipe Inc.	300 E. John Carpenter Fwy. #1645	Dallas	TX
Irving, TX 75062

Hanson Building Products Limited	Measham Works Atherstone Road	Derbyshire	UK
Measham, Swadlincote
Derbyshire DE12 7EL

Schedule 4—Page 1

Schedule 5

Copyrights, Patents, Trademarks and Other Intellectual Property

United States Patents:

Registered Owner	Title	Registration or Application Number	Expiration Date (if applicable)
Hanson Pipe & Products Northwest, Inc. (now known as Hanson Pipe & Precast LLC)	Precast Concrete Railroad Crossing and Method for Making	5,626,289	August 25, 2015

Hanson Pipe & Products Northwest, Inc. (now known as Hanson Pipe & Precast LLC)	Precast Concrete Curved Grade Crossing with Restraining Rail	5,988,519	November 18, 2017

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	Testable pipe joint	7,118,137	March 3, 2023 (+51 days)

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	Water treatment system and pressure pipe therefor	7,429,323	April 27, 2025 (+580 days)

Hanson Pipe & Precast LLC	APPLICATION Fiber- Reinforced Concrete and Compositions for Forming Concrete Applied for on October 25, 2013.	Application No. 14/063,345	N/A

Hanson Pipe & Precast LLC	APPLICATION Precast Stormwater Inlet Filter and Trap Applied for on March 12, 2014.	Application No. 14/206,154	N/A

Schedule 5 – Page 1

United States Trademarks:

Owner	Trade Mark	Registration No.	Expiration Date, if Applicable
Hanson Pipe & Products, Inc. (now known as Hanson Pipe & Precast LLC)	CEN-VI-RO	0993611	September 24, 2014; grace period ends March 24, 2015

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	STRESS-TITE	1218861	Expired

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	SNAP RING	1637384	March 12, 2021

Hanson Pipe & Products Canada, Inc. (now known as Hanson Pipe & Precast, Ltd.)	LOC PVC	1759139	Expired

Hanson Pipe & Products Northwest, Inc. (now known as Hanson Pipe & Precast LLC)	PREMIER	1855776	September 27, 2014; grace period ends March 27, 2015

Hanson Brick East, LLC	VERSATHIN	4074134	Declaration of Use due December 20, 2017

Hanson Pipe & Precast LLC	CROWNSPAN (Applied for on October 28, 2014)	86436671	N/A

U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US BRICK	1610119	Expired

U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US BRICK	1383394	February 18, 2016

United States Copyright:

Owner	Copyright	Registration No.
U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US Brick Systems	TX0002123509 (July 27, 1987)

U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	Translot	TX0002123510 (July 27, 1987)

Schedule 5 – Page 2

Canadian Patents:

Registered Owner	Title	Registration or Application Number	Expiration Date (if applicable)
Hanson Pipe & Products Northwest, Inc. (which is now known as Hanson Pipe & Precast LLC)	Method and Apparatus for Electrically Isolating a Rail in a Precast Concrete Grade Crossing	2,180,652	January 5, 2015

Canadian Trademarks:

Owner	Trade Mark	Registration No.	Expiration Date, if Applicable
Hanson Brick Ltd./Briques Hanson Ltée	P E	TMA101195	August 19, 2015

Hanson Brick Ltd./Briques Hanson Ltée	SEIGNIORY	TMA290207	Expired

Hanson Brick Ltd./Briques Hanson Ltée	RAFFAELLO	TMA291718	Expired

Hanson Brick Ltd./Briques Hanson Ltée	THE REAL MCCOY	TMA385310	May 31, 2021

Hanson Brick Ltd./Briques Hanson Ltée	MONTREAL TERRA COTTA MTC DESIGN	TMA424861	March 11, 2024

Hanson Pipe & Precast LLC	PREMIER	TMA475952	May 8, 2027

Hanson Brick Ltd.	CANADA BRICK & DESIGN	TMA622425	October 14, 2019

Hanson Brick Ltd.	ARCS & DOTS DESIGN	TMA622426	October 14, 2019

Hanson Pipe & Products Canada, Inc. (now known as Hanson Pipe & Precast, Ltd.)	QUICKSPAN	TMA645991	August 18, 2020

Hanson Pipe & Precast, Ltd.	QUICKHEADWALL	TMA712762	April 24, 2023

Schedule 5 – Page 3

Owner	Trade Mark	Registration No.	Expiration Date, if Applicable
Hanson Conduite Sous Pression Inc. (English Name: Hanson Pressure Pipe Inc.)	HOLDFAST	TMA278408	March 31, 2028

Hanson Conduite Sous Pression Inc. (English Name: Hanson Pressure Pipe Inc.)	HYPRESCON	TMA101493	September 23, 2015

Hanson Conduite Sous Pression Inc. (English Name: Hanson Pressure Pipe Inc.)	HIPRESCON	TMDA050365	September 5, 2015

Canadian Copyright:

Owner	Copyright	Registration No.
U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US BRICK SYSTEMS	362932 (August 5, 1987)

Hanson Building Products Ltd. (“HBP”) Patents

Country	Patent	Application / Registration No.22	Expiration
Belgium	Paving System with Channel Taper BlockP	1095189##	June 10, 2019

Belgium	Reinforced Sub-Base	1373640##	December 28, 2021

Canada	Paving Block	2334571	June 10, 2019

Canada	A Water Detention System Incorporating a Composite Drainage Membrane	2597382 (Patent Application –not yet issued)	N/A

Canada	A Reinforced Permeable Paving Structure	2431629	December 28, 2021

Canada	Water Sump Structure	2557220	June 8, 2025

Germany (EP)	Heat Pump Sump	1769199	August 3, 2011

Germany (EP)	Paving System with Channel Taper Block	1095189	June 10, 2019

[2][2]	The registration of patents marked with the double hash sign (##) is in the process of being assigned from HPPL to HBP.

Schedule 5 – Page 4

Country	Patent	Application / Registration No.22	Expiration
Germany (EP)	Reinforced Sub-Base	1373640	December 28, 2021

Guernsey	Paving System with Channel Taper Block	2338969##	June 11, 2019

Ireland (EP)	Paving System with Channel Taper Block	1095189	June 10, 2019

Ireland (EP)	Reinforced Sub-Base	1373640	December 28, 2021

Jersey[2]	Paving System with Channel Taper Block	P688##	June 11, 2019

Netherlands (EP)	Paving System with Channel Taper Block	1095189##	June 10, 2019

Netherlands (EP)	Reinforced Sub-Base	1373640##	December 28,

			2021

South Africa	Heat Pump Sump	2006/07351##	June 7, 2025

South Africa	One-Way Geotextile Evaporation Control System	2007/07217##	February 9, 2026

South Africa	Reinforced Sub-Base	2003/4637##	December 28, 2021

United Kingdom	Jetfloor Eco+ floor assembly	2499230	February 8, 2032

United Kingdom	Building block support panel	2363137	February 7, 2020

United Kingdom	Roofing system and components thereof	2320510	December 19, 2016

United Kingdom	Gas flue system	2375161	April 3, 2022

United Kingdom	Gas flue system	2382130	November 3, 2022

United Kingdom	Clayware wall cladding	2321476	January 27, 2017

United Kingdom	Clayware wall cladding	2320038	December 6, 2016

United Kingdom	Clayware wall cladding	2324549	April 25, 2017

United Kingdom	Clayware wall cladding	2328958	September 4, 2017

United Kingdom	Clayware wall cladding	2320263	December 6, 2016

United Kingdom	Improvements relating to tiling	2321069	January 10, 2017

United Kingdom	Improvements in or relating to cladding systems	2414029	January 27, 2023

United Kingdom	Improvements in or relating to cladding systems	2384501	January 26, 2023

United Kingdom	Processing of pulverised fuel ash	2436024	September 14, 2025

[2]	Not possible to take security under Jersey law—take under English law and register in Jersey.

Schedule 5 – Page 5

Country	Patent	Application / Registration No.22	Expiration
United Kingdom	Paving System with Channel Taper Block	2338969	June 11, 2019

United Kingdom (EP)	Heat Pump Sump	1769199	June 7, 2025

United Kingdom (EP)	Reinforced Sub-Base	1373640	December 28, 2021

United States of America	Paving System with Channel Taper Block	6939077	June 10, 2019

United States of America	Heat Pump Sump	7942015	June 7, 2025

United States of America	Reinforced Sub-Base	7168884	December 28, 2021

United States of America	A Water Detention System Incorporating a Composite Draining Membrane	8,834,065	July 14, 2028

PCT Application	Fiber-Reinforced Concrete And Compositions For Forming Concrete	13/66770	N/A

PCT Application	Precast Stormwater Inlet Filter And Trap	14/25576	N/A

Country	Registered Design	Registration No.	Expiration
United Kingdom	Facing brick	2021050	February 18, 2017

United Kingdom	A roof tile	2099851	February 27, 2026

United Kingdom	Flue throat unit	2021877	March 24, 2017

HBP Trademarks:

Country	Trade Mark	Registration No.23	Expiration Date, if Applicable
Canada	INBITEX	TMA650803	August 3, 2024

Canada	SC INTERGRID	TMA735811	March 5, 2024

Canada	SC MEMBRANE	TMA767612	May 21, 2025

Community Trade Mark		589325	July 21, 2017

Community Trade Mark	AQUAFLOW	005 650 924	January 31, 2017

[23]	“Transfer and recordal of assignment from Hanson Packed Products Limited (“HPPL”) to HBP in process for registrations marked with hash sign (#)”.

Schedule 5 – Page 6

Country	Trade Mark	Registration No.23	Expiration Date, if Applicable
Community Trade Mark	AQUAFLOW THERMAPAVE	007 473 572	December 17, 2018

Community Trade Mark	FLETTON [WORD]	327759	July 12, 2016

Community Trade Mark	FORMPAVE	001 539 519	March 31, 2020

Community Trade Mark	FORMPAVE AQUAFLOW	007 560 279	January 29, 2019

Community Trade Mark	INBITEX	003 956 224	August 31, 2014

Community Trade Mark	SC INTERGRID	006 358 154	October 12, 2017

Community Trade Mark	SC MEMBRANE	006 358 097	October 12, 2017

Community Trade Mark	OMNIA	011578481	February 15, 2023

Guernsey	AQUAFLOW	5384#	April 19, 2020

Ireland		117238	July 30, 2016

Ireland	THERMALITE [WORD]	94330	November 18, 2018

Ireland	THERMALITE FLOORBLOCK [WORDS]	146503	October 31, 2018

Ireland	OMNI#	225345	November 15, 2020

Australia	SC INTERGRID#	1210638	November 16, 2017

Australia	SC MEMBRANE#	1210644	November 16, 2017

Australia	INBITEX#	1015536	Expired (record indicates renewal possible)

New Zealand	FORMPAVE#	609482	March 1, 2017

Norway	AQUAFLOW THERMAPAVE#	251985	August 13, 2019

Norway	FORMPAVE AQUAFLOW#	251972	August 13, 2019

Norway	INBITEX#	250490	April 2, 2019

Norway	SC INTERGRID#	250489	April 2, 2019

Norway	SC MEMBRANE	251986	August 13, 2019

Schedule 5 – Page 7

Country	Trade Mark	Registration No.23	Expiration Date, if Applicable
South Africa	AQUAFLOW	2005/06803	April 7, 2015

South Africa	INBITEX	2004/13237	August 3, 2014 (pending application, renewal required upon registration)

South Africa	SC INTERGRID	2010/11898	June 3, 2020

South Africa	SC MEMBRANE	2010/11897	June 3, 2020

South Korea	OMNIA [WORD]	4006089010000	February 18, 2015

United Arab Emirates	AQUAFLOW	109091	November 27, 2018

United Arab Emirates	INBITEX	109090	November 27, 2018

United Arab Emirates	SC INTERGRID	130973	November 27, 2018

United Kingdom		2464555	August 17, 2017

United Kingdom		1246942	July 25, 2016

United Kingdom		2249394	October 19, 2020

United Kingdom		2106517	July 29, 2016

United Kingdom		2121969	January 23, 2017

United Kingdom		2470075	October 19, 2017

United Kingdom		2465480	August 29, 2017

United Kingdom		2539580	February 19, 2020

United Kingdom		2556012	August 16, 2020

United Kingdom		2539287	February 16, 2020

Schedule 5 – Page 8

Country	Trade Mark	Registration No.23	Expiration Date, if Applicable
United Kingdom		2539288	February 16, 2020

United Kingdom		2539704	February 19, 2020

United Kingdom		1363184	November 2, 2015

United Kingdom		1363185	November 2, 2015

United Kingdom		1280188	September 24, 2017

United Kingdom		1449326	November 27, 2017

United Kingdom		1354689	October 31, 2024

United Kingdom		1479339	October 31, 2024

United Kingdom		468911	April 12, 2016

United Kingdom		2559623	September 22, 2020

United Kingdom	COOLSLAB COOLSLAB	2540356	February 26, 2020

United Kingdom	ABBEY [WORD]	2465478	August 29, 2017

United Kingdom	AEROBLOCK [WORD]	1048057	June 13, 2016

United Kingdom	AQUAFLOW	2 230 017	April 19, 2020

United Kingdom	AQUAFLOW THERMAPAVE	2 491 822	July 4, 2018

United Kingdom	AQUAPAVE	2 459 086	June 21, 2017

United Kingdom	AQUASETT	2 294 490	March 5, 2022

United Kingdom	AQUASLAB	2 284 547	November 2, 2021

United Kingdom	ARMITAGE BRICK [WORDS]	2371470	August 25, 2024

United Kingdom	BUTTERLEY [WORD]	1280187	September 24, 2017

Schedule 5 – Page 9

Country	Trade Mark	Registration No.23	Expiration Date, if Applicable
United Kingdom	CONBLOC [WORD]	1066003	July 21, 2017

United Kingdom	CRADLEY [WORD]	2464546	August 17, 2017

United Kingdom	FARMSTEAD [WORD]	2465464	August 29, 2017

United Kingdom	FARMSTEAD ANTIQUE	2465467	August 29, 2017

	[WORDS]

United Kingdom	FASTBRICK [WORD]	2635441	September 20, 2022

United Kingdom	INBITEX	2 357 894	March 9, 2024

United Kingdom	JETFLOOR [WORD]	1144539	November 25, 2021

United Kingdom	JETFLOOR PLUS [WORDS]	1198995	July 5, 2024

United Kingdom	JETFLOOR SUPER [WORDS]	1198996	July 5, 2024

United Kingdom	KIRBY [WORD]	2465475	August 29, 2017

United Kingdom	KIRBY RED MULTI [WORDS]	2465476	August 29, 2017

United Kingdom	LONDON BRICK [WORDS]	1354869	October 31, 2024

United Kingdom	MALLORY [WORD]	2465471	August 29, 2017

United Kingdom	MALLORY BUFF [WORDS]	2465465	August 29, 2017

United Kingdom	MOSEDALE [WORD]	2486050	April 26, 2018

United Kingdom	NORI [WORD]	519121	January 1, 2021

United Kingdom	NORI [WORD]	1291436	October 30, 2017

United Kingdom	OAST [WORD]	2465472	August 29, 2017

United Kingdom	OAST HOUSE RED MULTI	2465474	August 29, 2017

	[WORDS]

United Kingdom	“PHORPRES”	291828	April 4, 2015

United Kingdom	PSI BLOCK [WORDS]	2636435	September 28, 2022

United Kingdom	RED BANK [WORDS]	1419728	April 4, 2017

United Kingdom	SC INTERGRID	2 408 408	December 7, 2015

United Kingdom	SC MEMBRANE	2 459 302	June 22, 2017

United Kingdom	SUPAPAVE CLASSIC [WORDS]	2378870	November 24, 2024

United Kingdom	SUPAPAVE CONQUEST [WORDS]	2378869	November 24, 2024

United Kingdom	SUPAPAVE VANTAGE [WORDS]	2378871	November 24, 2024

United Kingdom	THERMALITE [WORD]	908447	April 21, 2022

Schedule 5 – Page 10

Country	Trade Mark	Registration No.23	Expiration Date, if Applicable
United Kingdom	THERMALITE [WORD]	3028374	October 29, 2023

United Kingdom	THERMALITE FLOORBLOCK [WORDS]	1453959	January 25, 2018

United Kingdom	THERMALITE SHIELD [WORDS]	1244914	June 27, 2016

United Kingdom	THERMALITE TRENCHBLOCK [WORDS]	1377887	March 21, 2016

United Kingdom	THERMALITE WHOLE WALL [WORDS]	2301278	May 23, 2022

United Kingdom	TRENCHBLOCK [WORD]	2338250	July 21, 2023

United Kingdom	TURBO BLOCK [WORDS]	1159816	August 20, 2022

United Kingdom	VERTICLAD [WORD]	2287571	December 6, 2021

United Kingdom	WILNECOTE BRICK	2042069	October 19, 2015

United Kingdom	WONDERWALL [WORD]	2242426	August 12, 2020

United Kingdom	WOODSIDE [WORD]	2465469	August 29, 2017

United Kingdom	WOODSIDE MIXTURE [WORDS]	2465470	August 29, 2017

United Kingdom	OMNI	2105446	July 18, 2016

United Kingdom	OMNIA	744183	July 7, 2024

United Kingdom	OMNIA	743734	June 24, 2024

United Kingdom	OMNICORE	1445460	October 24, 2017

United Kingdom	OMNIDEC	1059876	March 8, 2017

United Kingdom	OMNIQUICK	1445463	October 24, 2017

United States of America	INBITEX	3 020 247	November 29, 2015

United States of America	SC INTERGRID	3 734 716	January 5, 2020

United States of America	SC MEMBRANE	3 556 228	January 6, 2019

Schedule 5 – Page 11

Schedule 6

Commercial Tort Claims

None.

Schedule 6 – Page 1

Exhibit A to

Senior Lien Guarantee and Collateral Agreement

FORM OF SENIOR LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, this “IP Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), and Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”) have entered into a Senior Lien Term Loan Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), with the several banks and other financial institutions or entities from time to time party thereto as lenders and the Administrative Agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Senior Lien Guarantee and Collateral Agreement, dated as of March 13, 2015, in favor of the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Guarantee and Collateral Agreement”).

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantors’ right, title, and interest in and to certain Collateral, including certain of their Copyrights, Trademarks and Patents and have agreed as a condition thereof to execute this IP Security Agreement with respect to certain of their Copyrights, Trademarks and Patents in order to record the security interests granted therein with the United States Copyright Office, United States Patent and Trademark Office or Canadian Intellectual Property Office, as applicable (or any successor office or other applicable government registry).

NOW, THEREFORE, in consideration of the above premises, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1 Grant of Security. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “IP Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations (as defined in the Guarantee and Collateral Agreement):

(a) (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published and whether as author, assignee, transferee or otherwise, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 1, and (ii) the rights to print, publish and distribute any of the foregoing (“Copyrights”);

(b) all Copyright Licenses (as defined in the Guarantee and Collateral Agreement), to the extent such Grantor is not the granting party, including any of the foregoing identified in Schedule 1;

(c) (i) the right to sue or otherwise recover for any and all past, present and future Infringements (as defined in the Guarantee and Collateral Agreement) and misappropriations of any of the property described in (a) and (b) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (a) and (b) above (the items described in (a), (b) and (c), collectively, the “Copyright Collateral”);

(d) (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, designs and general intangibles of like nature and applications for trademark or service mark registrations and any renewals thereof, including each registration and application identified in Schedule 2 (but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Trademarks) and (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(e) all Trademark Licenses (as defined in the Guarantee and Collateral Agreement), to the extent such Grantor is not the granting party, including any of the foregoing identified in Schedule 2;

(f) (i) the right to sue or otherwise recover for any and all past, present and future Infringements (as defined in the Guarantee and Collateral Agreement) and misappropriations of any of the property described in (d) and (e) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (d) and (e) above (items described in clauses (d), (e) and (f), collectively, the “Trademark Collateral”);

(g) (i) all United States and foreign patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 3, all certificates of invention or similar property rights and all registrations, recordings and pending applications thereof, (ii) all inventions and improvements described and claimed therein and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon (collectively, the “Patents”);

(h) all Patent Licenses (as defined in the Guarantee and Collateral Agreement), to the extent such Grantor is not the granting party, including any of the foregoing identified in Schedule 3; and

(i) (i) the right to sue or otherwise recover for any and all past, present and future Infringements (as defined in the Guarantee and Collateral Agreement) and misappropriations of any of the property described in (g) and (h) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (g) and (h) above (items described in (f), (g) and (h), collectively, the “Patent Collateral”).

SECTION 2 Excluded Assets. Notwithstanding anything to the contrary in this IP Security Agreement, none of the Excluded Assets shall constitute IP Collateral.

SECTION 3 Recordation. Each Grantor authorizes and requests that the Register of Copyrights and Commissioner of Patents and Trademarks, as applicable, and any other applicable United States or foreign government officer record this IP Security Agreement.

SECTION 4 Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5 GOVERNING LAW. THIS IP SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS IP SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6 Conflict Provision. This IP Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this IP Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement, as applicable, shall govern.

SECTION 7 Senior/Junior Intercreditor Agreement and ABL Intercreditor Agreement Govern. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent, for the benefit of the Secured Parties pursuant to this Agreement, and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder, in each case, with respect to the Collateral and Liens securing any Junior Lien Obligations and/or any ABL Obligations are subject to the provisions of the Senior/Junior Intercreditor Agreement and/or the ABL Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the provisions of the Senior/Junior Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable, and this Agreement with respect to the Collateral and Liens securing any Junior Lien Obligations or ABL Obligations, as applicable, the provisions of the Senior/Junior Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable, shall prevail. As used in this Section 7, (x) “Junior Lien Obligations” shall have the meaning given to such term in the Senior/Junior Intercreditor Agreement and (y) “ABL Obligations” shall have the meaning given to such term in the ABL Intercreditor Agreement.

SECTION 8 Notice. Each party to this IP Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2 of the Guarantee and Collateral Agreement. Nothing in this IP Security Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this IP Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

[SENIOR LIEN IP SECURITY AGREEMENT]

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[SENIOR LIEN IP SECURITY AGREEMENT]

Schedule 1

COPYRIGHTS

Schedule 2

TRADEMARKS

Schedule 3

PATENTS

Exhibit B to

Senior Lien Guarantee and Collateral Agreement

FORM OF INTERCOMPANY NOTE

[See attached.]

EXECUTION VERSION

INTERCOMPANY SUBORDINATED PROMISSORY NOTE

Note Number: 1	Dated: March 13, 2015

FOR VALUE RECEIVED, the Borrower and each of the other Subsidiaries of Mid-Holdings party hereto (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated promissory note (this “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), in immediately available funds, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness for borrowed money now or hereafter owing by such Payor to such Payee in the books and records of such Payee, including as shown on Schedule A (and any continuation thereof). The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in (i) the Senior Lien Term Loan Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Senior Lien Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), and Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Senior Lien Agent”), (ii) the Junior Lien Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Junior Lien Credit Agreement”), among Holdings, Mid-Holdings, the Borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders and Credit Suisse AG, as administrative agent and collateral agent (in such capacity and including its successor and assigns, the “Junior Lien Agent”) or (iii) the ABL Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “ABL Credit Agreement”, and collectively with the Senior Lien Credit Agreement and the Junior Lien Credit Agreement, the “Credit Agreements”), among Holdings, Mid-Holdings, the Borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders and as Issuing Banks (as defined in the ABL Credit Agreement), Credit Suisse AG, as administrative agent, and Bank of America, N.A. as collateral agent (in such capacity and including their successors and assigns, the “ABL Agent”, and collectively with the Senior Lien Agent and the Junior Lien Agent, the “Agents” and each, an “Agent”), as applicable.

The unpaid principal amount from time to time outstanding of all such loans, advances and other Indebtedness owed by each Payor to the relevant Payee shall be payable at the times, in the locations and in the currency specified in the documents and records relating thereto; provided that, if any of the time, location or currency of payment shall not be so specified elsewhere, such amounts shall be payable on demand, in immediately available funds at the chief executive office of the relevant Payee and in the lawful currency of the United States, Canada, England or any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union, as applicable; and provided further that, at any time that an Event of Default (as defined under any of the Credit Agreements) has occurred and is continuing and following a written instruction to such effect to the applicable Group Member from the applicable Agent pursuant to the terms of the applicable Guarantee and Collateral Agreement (and subject to the terms of the relevant Intercreditor Agreements) any such Indebtedness shall thereafter be payable on demand. Each Payor promises also to pay interest on the unpaid principal amount of all such Indebtedness in like money at said location from the date of the incurrence thereof until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee (provided that such rate shall not exceed the maximum lawful interest rate then in effect).

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Loan Party (each, a “Loan Party Payee”) to (i) the Senior Lien Agent for the benefit of the Secured Parties (as defined in the Senior Lien Credit Agreement) as security for such Loan Party Payee’s Obligations (as defined in the Senior Lien Credit Agreement) (such Obligations for purposes of this Promissory Note are referred to as “Senior Lien Obligations”), if any, under the Senior Lien Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents (each as defined under the Senior Lien Credit Agreement), (ii) the Junior Lien Agent for the benefit of the Secured Parties (as defined in the Junior Lien Credit Agreement) as security for such Loan Party Payee’s Obligations (as defined in the Junior Lien Credit Agreement) (such Obligations for purposes of this Promissory Note are referred to as “Junior Lien Obligations”), if any, under the Junior Lien Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents (each as defined under the Junior Lien Credit Agreement) and (iii) the ABL Agent for the benefit of the Secured Parties (as defined in the ABL Credit Agreement) as security for such Loan Party Payee’s Obligations (as defined in the ABL Credit Agreement) (such Obligations for purposes of this Promissory Note are referred to as “ABL Obligations” and collectively with the Senior Lien Obligations and the Junior Lien Obligations, the “Secured Obligations”), if any, under the ABL Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents (each as defined under the ABL Credit Agreement). During the continuation of an Event of Default, the Senior Lien Agent or, if the Senior Lien Obligations have been Paid in Full (as defined below), the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full (as defined below), the ABL Agent, may, subject to the terms set forth in the Security Documents and the other Loan Documents (each as defined in the applicable Credit Agreements), exercise all rights of the respective Loan Party Payees hereunder. For purposes of this Promissory Note, “applicable Secured Parties” shall mean (x) with respect to Senior Lien Agent, the Secured Parties (as defined in the Senior Lien Credit Agreement), (y) with respect to the Junior Lien Agent, the Secured Parties (as defined in the Junior Lien Credit Agreement) and (z) with respect to the ABL Agent, the Secured Parties (as defined in the ABL Credit Agreement). Each Payor

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acknowledges and agrees that each of the Agents and the other Secured Parties may exercise all the rights of each Loan Party Payee under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee that is not a Loan Party (each, a “Subordinated Lender”) agrees that any and all obligations evidenced by this Promissory Note that are owed by any Payor that is a Loan Party (each, a “Loan Party Payor”) to such Subordinated Lender shall be subordinate and junior in right of payment to the Senior Lien Obligations, the Junior Lien Obligations and the ABL Obligations until (i) with respect to Senior Lien Obligations, the Senior Lien Obligations have been paid in full in immediately available funds (excluding Senior Lien Obligations in respect of any contingent reimbursement and indemnification obligations, in each case, that are not then due and payable) and the Commitments under the Senior Lien Credit Agreement have expired or been terminated, (ii) with respect to the Junior Lien Obligations, the Junior Lien Obligations have been paid in full in immediately available funds (excluding Junior Lien Obligations in respect of any contingent reimbursement and indemnification obligations, in each case, that are not then due and payable) and the Commitments under the Junior Lien Credit Agreement have expired or been terminated and (iii) with respect to the ABL Obligations, the ABL Obligations have been paid in full in immediately available funds (excluding ABL Obligations in respect of any Specified Hedge Agreements (as defined in the ABL Credit Agreement), Cash Management Obligations (as defined in the ABL Credit Agreement) and contingent reimbursement and indemnification obligations, in each case, that are not then due and payable) and all Letters of Credit have expired or terminated or been cash collateralized (in a manner consistent with Section 2.7(j) of the ABL Credit Agreement) or backed (in a manner reasonably satisfactory to the relevant Issuing Bank) with other letters of credit and the Commitments under the ABL Credit Agreement have expired or been terminated (in each case (and as applicable), “Paid in Full”); provided, that each Loan Party Payor may make payments to the applicable Subordinated Lender so long as no Event of Default (as defined under any of the Credit Agreements) shall have occurred and be continuing and none of the Agents shall have given written notice to the Borrower of such Agent’s intent to execute its rights pursuant to Section 6.2(b) of the Guarantee and Collateral Agreement (as defined in each of the Credit Agreements); which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 7.1(f) of any of the Credit Agreements other than to the extent such right is waived or revoked in writing by the Required Lenders (as defined therein); and provided, further, that all loans and advances made by a Subordinated Lender pursuant to this Promissory Note shall be received by the applicable Loan Party Payor subject to the provisions of the Loan Documents (as defined under each of the Credit Agreements). Notwithstanding any right of any Subordinated Lender to ask, demand, sue for, take or receive any payment from any Loan Party Payor, all rights, Liens (as defined under each of the Credit Agreements) and security interests of such Subordinated Lender, whether now or hereafter arising and howsoever existing, in any assets of any Loan Party Payor (whether constituting part of the security or collateral given to any of the Agents or any other Secured Party to secure payment of all or any part of the Secured Obligations or otherwise) shall be and hereby are subordinated to the rights of each of the Agents and any other Secured Party in such assets (to the extent arising under the Loan Documents, as defined under each of the Credit Agreements). Except as expressly permitted by the Loan Documents (as defined under each of the Credit Agreements), the Subordinated Lenders shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, until the Secured Obligations have been Paid in Full.

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If all or any part of the assets of any Loan Party Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Loan Party Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Loan Party Payor is dissolved or if all or substantially all of the assets of any Loan Party Payor are sold (except, in each case, in a transaction permitted by the Senior Lien Credit Agreement (until the Senior Lien Obligations are Paid in Full), the Junior Lien Credit Agreement (until the Junior Lien Obligations are Paid in Full) and the ABL Credit Agreement (until the ABL Obligations are Paid in Full)) then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property or otherwise, which shall be payable or deliverable upon or with respect to any obligation of such Loan Party Payor evidenced by this Promissory Note to any Loan Party Payee (“Payor Indebtedness”) at any time when an Event of Default has occurred and is continuing shall be paid or delivered directly to the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) for application in accordance with the Senior Lien Credit Agreement, the Junior Lien Credit Agreement or the ABL Credit Agreement, if applicable, until the date on which the Senior Lien Obligations (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Obligations or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Obligations) shall have been Paid in Full. Each Loan Party Payee irrevocably authorizes, empowers and appoints the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) as such Loan Party Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to, at any time when an Event of Default (as defined in any Loan Document) has occurred and is continuing, demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Loan Party Payee such proofs of claim and take such other action, in the Senior Lien Agent’s (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent’s or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent’s) own name or in the name of such Loan Party Payee or otherwise, as the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) may reasonably deem necessary or advisable for the enforcement of this Promissory Note. Each Loan Party Payee also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent). After the occurrence and during the continuance of an Event of Default the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) may vote such proofs of claim in any such proceeding (and the applicable Loan Party Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued

4

and apply the same on account of any of the Senior Lien Obligations (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Obligations or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Obligations). Except as otherwise expressly permitted under the Senior Lien Credit Agreement, the Junior Lien Credit Agreement and the ABL Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Loan Party Payee upon or with respect to Payor Indebtedness owing to such Loan Party Payee at any time when an Event of Default has occurred and is continuing prior to such time as the Senior Lien Obligations, the Junior Lien Obligations or the ABL Obligations have been Paid in Full, such Loan Party Payee shall receive and hold the same for the benefit of the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) and the applicable Secured Parties, and shall forthwith upon written demand by the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) deliver the same to the Senior Lien Agent, the Junior Lien Agent or the ABL Agent, as applicable, for the benefit of the applicable Secured Parties, in the form received (except for the endorsement or assignment of such Loan Party Payee where necessary or advisable in the Senior Lien Agent’s judgment, or if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent’s judgment or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent’s judgment), for application to the Senior Lien Obligations (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Obligations or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Obligations) and, until so delivered, the same shall be segregated from the other assets of such Loan Party Payee as the property of the Senior Lien Agent (or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent) for the benefit of the applicable Secured Parties. If such Loan Party Payee fails to make any such endorsement or assignment to the Senior Lien Agent, or if the Obligations have been Paid in Full, the Junior Lien Agent or if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent, the Senior Lien Agent, the Junior Lien Agent or the ABL Agent, as applicable, or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee and Payor agrees that, until (i) the Senior Lien Obligations have been Paid in Full, it will not amend, modify or supplement this Promissory Note in a manner adverse to the Secured Parties (as defined in the Senior Lien Credit Agreement) without the consent of the Senior Lien Agent, (ii) the Junior Lien Obligations have been Paid in Full, it will not amend, modify or supplement this Promissory Note in a manner adverse to the Secured Parties (as defined in the Junior Lien Credit Agreement) without the consent of the Junior Lien Agent and (iii) the ABL Obligations have been Paid in full, it will not amend, modify or supplement this Promissory Note in a manner adverse to the Secured Parties (as defined in the ABL Credit Agreement) without the consent of the ABL Agent. The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other parties hereof.

Notwithstanding anything to the contrary contained herein, in any other Loan Document (as defined under each of the Credit Agreements) or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any

5

and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Payee to any Payor, other than the Eurobond Intercompany Loan Notes (as defined in each of the Credit Agreements), the UK Loan Notes (as defined in each of the Credit Agreements) and each intercompany note that expressly recites that it is a “Specified Note” for purposes of this Promissory Note (together with the Eurobond Intercompany Loan Notes and the UK Loan Notes, the “Specified Notes”) and (ii) shall not be deemed replaced, superseded or in any way modified by any agreement, promissory note, document or other instrument entered into on or after the date hereof (other than any Specified Note) which purports to create or evidence any loan or advance by any Group Member to any other Group Member until the occurrence of the Secured Obligations are Paid in Full. To the extent that the terms of any such other agreements, promissory notes, documents or instruments (other than any Specified Note) are inconsistent with this Promissory Note, this Promissory Note shall govern.

This Promissory Note may be amended or replaced with the consent of the Senior Lien Agent or, if the Senior Lien Obligations have been Paid in Full, the Junior Lien Agent or, if both the Senior Lien Obligations and the Junior Lien Obligations have been Paid in Full, the ABL Agent (such consent not to be unreasonably withheld or delayed) to the extent necessary in order to include any Permitted Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt as senior obligations (along with the Obligations (as defined in each of the Credit Agreements)) for purposes of this Note.

THIS PROMISSORY NOTE, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each such additional Group Member, an “Additional Party”). Upon delivery of such counterpart signature page to the other signatories hereto, notice of which is hereby waived by the other signatories hereto, each Additional Party shall be a Payor and/or a Payee, as applicable, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature page follows]

6

IN WITNESS WHEREOF, each Payor and Payee has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

PAYORS:

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

STARDUST HOLDINGS (USA), LLC

By:
Name:
Title:

HANSON BRICK AMERICA, INC.

By:
Name:
Title:

HANSON BRICK EAST, LLC

By:
Name:
Title:

HANSON PIPE & PRECAST LLC

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note]

HANSON PRESSURE PIPE, INC.

By:
Name:
Title:

HANSON BRICK LTD.

By:
Name:
Title:

HANSON PIPE & PRECAST, LTD.

By:
Name:
Title:

HANSON PRESSURE PIPE INC.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note]

HANSON ROOF TILE, INC.

By:
Name:
Title:

HANSON STRUCTURAL PRECAST LLC

By:
Name:
Title:

HSPP PROPERTIES IDAHO LLC

By:
Name:
Title:

HSPP PROPERTIES UTAH LLC

By:
Name:
Title:

HANSON PIPE & PRECAST QUEBEC LTD.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note]

PAYEES:

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

STARDUST HOLDINGS (USA), LLC

By:
Name:
Title:

HANSON BRICK AMERICA, INC.

By:
Name:
Title:

HANSON BRICK EAST, LLC

By:
Name:
Title:

HANSON PIPE & PRECAST LLC

By:
Name:
Title:

HANSON PRESSURE PIPE, INC.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note]

HANSON BRICK LTD.

By:
Name:
Title:

HANSON PIPE & PRECAST, LTD.

By:
Name:
Title:

HANSON PRESSURE PIPE INC.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note]

HANSON ROOF TILE, INC.

By:
Name:
Title:

HANSON STRUCTURAL PRECAST LLC

By:
Name:
Title:

HSPP PROPERTIES IDAHO LLC

By:
Name:
Title:

HSPP PROPERTIES UTAH LLC

By:
Name:
Title:

HANSON PIPE & PRECAST QUEBEC LTD.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note]

SCHEDULE A

TRANSACTIONS

ON

INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                      all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Promissory Note”), made by Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), and each Subsidiary of Mid-Holdings or any other Person that becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Loan Documents (as defined under each of the Credit Agreements) on the date of the Promissory Note. From time to time after the date thereof, additional subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

Dated:

[Signature page follows]

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

STARDUST HOLDINGS (USA), LLC

By:
Name:
Title:

HANSON BRICK AMERICA, INC.

By:
Name:
Title:

HANSON BRICK EAST, LLC

By:
Name:
Title:

HANSON PIPE & PRECAST LLC

By:
Name:
Title:

HANSON PRESSURE PIPE, INC.

By:
Name:
Title:

HANSON BRICK LTD.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note Endorsement]

HANSON PIPE & PRECAST, LTD.

By:
Name:
Title:

HANSON PRESSURE PIPE INC.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note Endorsement]

HANSON ROOF TILE, INC.

By:
Name:
Title:

HANSON STRUCTURAL PRECAST LLC

By:
Name:
Title:

HSPP PROPERTIES IDAHO LLC

By:
Name:
Title:

HSPP PROPERTIES UTAH LLC

By:
Name:
Title:

HANSON PIPE & PRECAST QUEBEC LTD.

By:
Name:
Title:

[Intercompany Subordinated Demand Promissory Note Endorsement]

Annex 1 to

Senior Lien Guarantee and Collateral Agreement

SENIOR LIEN ASSUMPTION AGREEMENT, dated as of [            ], made by             , a             (the “Additional Grantor”), in favor of Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”) for (i) the Lenders from time to time parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), and Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto as lenders and Credit Suisse AG, as the Administrative Agent, have entered into a Senior Lien Term Loan Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Senior Lien Guarantee and Collateral Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

WHEREAS, the Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans. Section 9.14 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Assumption Agreement. The undersigned Subsidiary (the “Additional Grantor”) is executing this Assumption Agreement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly agrees to all terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 6 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

The Additional Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Additional Grantor’s right, title and interest in and to all of the Collateral wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each reference to a “Grantor” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the Additional Grantor. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

2. Due Authorization. The Additional Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

3. Counterparts. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Assumption Agreement shall become effective when the Administrative Agent shall have received counterparts of this Assumption Agreement that, when taken together, bear the signatures of the Additional Grantor and the Administrative Agent. Delivery of an executed signature page to this Assumption Agreement by email or facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Assumption Agreement.

2

4. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSUMPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5. Severability. In case any one or more of the provisions contained in this Assumption Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6. Communications. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to the Additional Grantor shall be given to it in care of the Borrower as provided in Section 9.1 of the Credit Agreement.

7. Expenses. The Additional Grantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Assumption Agreement, including the fees, other charges and disbursements of counsel for the Administrative Agent.

[signature pages follow]

3

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

to the Senior Lien Term Loan

Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you pursuant to Section 5.2(a) of the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

1. I am the duly elected, qualified and acting [            ]1 of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, Mid-Holdings, the Borrower and Mid-Holdings’ Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). [Except as specified on Attachment 2,]2 [S]uch review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any continuing Default or Event of Default.

4. [Attached hereto as Attachment 3 is an updated Perfection Certificate, signed by a Responsible Officer of the Borrower, (A) setting forth the information required pursuant to the Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Perfection Certificate delivered pursuant to Section 5.2(a)(iii) of the Credit Agreement (or, prior to the first delivery of a Perfection Certificate pursuant to Section 5.2(a)(iii) of the Credit Agreement, from the Perfection Certificate delivered on the Closing Date) or (B) certifying that

[1]	Insert title of Responsible Officer.
[2]	Attachment 2 should be included if there is any Default or Event of Default.

there has been no change in such information from the most recent Perfection Certificate delivered pursuant to Section 5.2(a)(iii) of the Credit Agreement (or, prior to the first delivery of a Perfection Certificate pursuant to Section 5.2(a)(iii) of the Credit Agreement, from the Perfection Certificate delivered on the Closing Date).]3

[Signature page follows]

[3]	To be included solely with respect to the concurrent delivery of annual audited financial statements pursuant to Section 5.1 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this             day of             , 201    in the name of and on behalf of the Borrower.

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

Attachment 1

of Exhibit B

The information described herein pertains to the [fiscal quarter / fiscal year] ended                      , 20    .

[Attach Financial Statements.]

B

Attachment 1

Attachment 2

of Exhibit B

[Description of Default or Event of Default, if applicable]

[Specify the nature and extent thereof and any action taken or proposed to be taken with respect thereto]

B

Attachment 2

Attachment 3

of Exhibit B

[Attach updated Perfection Certificate]

B

Attachment 3

EXHIBIT C

to the Senior Lien Term Loan

Credit Agreement

FORM OF CLOSING CERTIFICATE

FOR

STARDUST FINANCE HOLDINGS, INC.

dated March 13, 2015

Pursuant to subsection 4.1(f) of the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753, LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752, Stardust Finance Holdings, Inc., a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”), the undersigned [            ], the [title] of the Company, hereby certifies as follows:

1. The Specified Purchase Agreement Representations and the Specified Representations are true and correct in all material respects (or, in the case of any such representation that is qualified by materiality, in all respects) as of the date hereof, except in the case of any Specified Purchase Agreement Representation or Specified Representation expressly stated to relate to a specific earlier date, in which case such Specified Purchase Agreement Representation or Specified Representation is true and correct in all material respects (or, in the case of any such representation that is qualified by materiality, in all respects) as of such earlier date.

2. As of the date hereof, all of the conditions precedent set forth in Section 4.1 (b), (j) and (m) of the Credit Agreement were satisfied or waived as of the Closing Date; provided, however, that the undersigned is not making any certification with respect to conditions that must be satisfied to the Administrative Agent’s satisfaction or other subjective standards of similar effect.

[Signature page follows]

C-1

IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date first set forth above.

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

C-2

EXHIBIT D

to the Senior Lien Term Loan

Credit Agreement

FORM OF PERFECTION CERTIFICATE

[See attached.]

EXECUTION VERSION

PERFECTION CERTIFICATE

March 13, 2015

Reference is made to (i) the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, supplemented or otherwise modified from time to time, the “Senior Lien Credit Agreement”), among LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey with registered number 117753 (“Holdings”), LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of the Bailiwick of Jersey with registered number 117752 (“Mid-Holdings”), STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the lenders (the “Senior Lien Lenders”) from time to time party thereto and Credit Suisse AG, as Administrative Agent for the First Lien Lenders (in such capacity, the “Senior Lien Administrative Agent”) and (ii) the Junior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, supplemented or otherwise modified from time to time, the “Junior Lien Credit Agreement”), among Holdings, Mid-Holdings, the Borrower, the lenders (the “Junior Lien Lenders”) from time to time party thereto and Credit Suisse AG, as Administrative Agent for the Junior Lien Lenders (in such capacity, the “Junior Lien Administrative Agent”) and (iii) the ABL Credit Agreement dated as of March 13, 2015 (as amended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the Senior Lien Credit Agreement and the Junior Lien Credit Agreement, the “Credit Agreements”), among Holdings, Mid-Holdings, the Borrower, the lenders (the “ABL Lenders” and, together with the Senior Lien Lenders and the Junior Lien Lenders, the “Lenders”) from time to time party thereto, Credit Suisse AG, as Administrative Agent for the ABL Lenders (in such capacity, the “ABL Administrative Agent” and, together with the Senior Lien Administrative Agent and the Junior Lien Administrative Agent, the “Administrative Agents”), and Bank of America, N.A. as collateral agent (“ABL Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreements or the Guarantee and Collateral Agreements referred to therein, as applicable.

The undersigned, a Responsible Officer of Mid-Holdings and the Borrower, hereby certifies to the Administrative Agents and each other Secured Party as follows:

1. Names. (a) The exact legal name of Holdings, Mid-Holdings, the Borrower, and each other Loan Party (each, a “Grantor “ and, collectively, the “Grantors”) as such name appears in its respective certificate of formation or other applicable organizational document, along with the organizational identification number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization, the applicable taxpayer identification number (federal or otherwise, as applicable) and the jurisdiction of formation of each Grantor is as follows:

1

Grantor Legal Name	Organizational ID	Jurisdiction	Tax ID
LSF9 Concrete Ltd	117753	Jersey	CL6499/JG1

LSF9 Concrete Holdings Ltd	117752	Jersey	CL6498/JG1

LSF9 Concrete Mid-Holdings Ltd	117755	Jersey	CL6501/JG1

LSF9 Concrete UK Ltd	117754	Jersey	CL6500/JG1

Stardust Finance Holdings, Inc.	5694656	Delaware	35-2526770

Stardust Holdings (USA), LLC	5693801	Delaware	32-0459041

Hanson Brick America, Inc.	070-309	Michigan	38-2116246

Hanson Brick East, LLC	3589143	Delaware	72-1539475

Hanson Pipe & Precast LLC	4431104	Delaware	54-0179210

Hanson Pressure Pipe, Inc.	1200606	Ohio	31-0411230

Hanson Brick Ltd.	1022356077	Ontario	881819189

Hanson Pipe & Precast, Ltd.	1519307	Ontario	870136561

Hanson Pressure Pipe Inc.	1003750431	Quebec	106005176

Hanson Building Products Limited	08960430	UK	0005 95771 24199

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant name change:

Current Legal Name	Prior Legal Name
Hanson Brick America, Inc.	No prior names in the last 5 years.

Hanson Brick East, LLC	No prior names in the last 5 years.

Hanson Pipe & Precast LLC	No prior names in the last 5 years.

Hanson Pressure Pipe, Inc.	No prior names in the last 5 years.

Hanson Brick Ltd./Briques Hanson Ltée	No prior names in the last 5 years.

Hanson Pipe & Precast, Ltd.	No prior names in the last 5 years.

Hanson Pressure Pipe Inc./Hanson Conduite Sous Pression Inc.	No prior names in the last 5 years.

Hanson Building Products Limited	Pimco 2945 Limited (from incorporation to 1 September 2014)

2

Are there any additional prior names (including trade names or similar appellations in the past 5 years)?

Current Legal Name	Trading Names
Hanson Building Products Limited	Cradley Special Brick

Hanson Formpave

Hanson Brick

Hanson Conbloc

Hanson Floors & Precast

Hanson Thermalite

Hanson Red Bank

Red Bank Manufacturing Company

Thermalite

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, amalgamations, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included in Schedule 1 is the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger, amalgamation or consolidation.

Please refer to Schedule 1 for information relating to the change of identity of Hanson Building Products Limited.

3

2. Current Locations. (a) The chief executive office (or equivalent in each relevant jurisdiction) of each Grantor is located at the address set forth opposite its name below:

Grantor	Chief Executive Office Address	County	State, Province, or Country
LSF9 Concrete Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

LSF9 Concrete Holdings Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

LSF9 Concrete Mid-Holdings Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

LSF9 Concrete UK Ltd	47 Esplanade, St Helier, Jersey, JE1 0BD	N/A	Jersey

Stardust Finance Holdings, Inc.	2711 N. Haskell Avenue, Suite 1700, Dallas, TX 75204	Dallas	TX

Stardust Holdings (USA), LLC	2711 N. Haskell Avenue, Suite 1700, Dallas, TX 75204	Dallas	TX

Hanson Brick America, Inc.	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Brick East, LLC	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Pipe & Precast LLC	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Pressure Pipe, Inc.	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Brick Ltd.	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Pipe & Precast, Ltd.	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Pressure Pipe Inc.	300 E. John Carpenter Fwy. #1645 Irving, TX 75062	Dallas	TX

Hanson Building Products Limited	Measham Works Atherstone Road Measham, Swadlincote Derbyshire DE12 7EL	Derbyshire	UK

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”) (as applicable):

4

Grantor	Mailing Address	County	State, Province, or Country
Hanson Brick America, Inc.	300 E. John Carpenter Fwy.	Dallas	TX
#1645
	Irving, TX 75062	Mecklenburg	NC
7400 Carmel Executive
Park Dr. #200
Charlotte, NC 28226

Hanson Brick East, LLC	300 E. John Carpenter Fwy.	Dallas	TX
#1645
	Irving, TX 75062	Mecklenburg	NC
7400 Carmel Executive
Park Dr. #200
Charlotte, NC 28226

Hanson Pipe & Precast LLC	300 E. John Carpenter Fwy.	Dallas	TX
#1645
Irving, TX 75062

Hanson Pressure Pipe, Inc.	300 E. John Carpenter Fwy.	Dallas	TX
#1645
Irving, TX 75062

Hanson Brick Ltd.	300 E. John Carpenter Fwy.	Dallas	TX
#1645
Irving, TX 75062
	1570 Yorkton Court	N/A	ON
Burlington, ON L7P 5B7

Hanson Pipe & Precast, Ltd.	300 E. John Carpenter Fwy.	Dallas	TX
#1645
	Irving, TX 75062	N/A	ON
1570 Yorkton Court
Burlington, ON L7P 5B7

Hanson Pressure Pipe Inc.	300 E. John Carpenter Fwy.	Dallas	TX
#1645
	Irving, TX 75062	N/A	ON
1570 Yorkton Court
Burlington, ON L7P 5B7
	699 boul. Industriel	N/A	QC
St-Eustache (Quebec) J7R
6C3

5

Grantor	Mailing Address	County	State, Province, or Country
Hanson Building Products Limited	Ridgewood House The Ridge	Bristol	UK
Chipping Sodbury
Bristol BS37 6AY*

	Tufthorn Avenue	Gloucestershire	UK
Coleford
Gloucestershire
GL16 8PR*

(c) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral with a value of $1,000,000 or more to the extent not otherwise identified and an indication as to whether such location is owned or leased (as a tenant) by such Grantor:

Grantor	Mailing Address	County	State	Owned or Leased
Hanson Brick East LLC	200 Athens Brick Rd. Athens, TX 75751	Henderson	TX	Partially Owned/Partially Leased

Hanson Brick East LLC	5100 Brickyard Road Columbia, SC 29203	Richland	SC	Owned

Hanson Brick East LLC	506 Hwy. 290 East Elgin, TX 78612	Bastrop	TX	Owned

Hanson Brick East LLC	500 NE 14th Ave Mineral Wells, TX 76067	Parker	TX	Owned

Hanson Brick East LLC	11201 FM 529 Houston, TX 77240	Harris	TX	Owned

Hanson Brick East LLC	7510 Highway 180 E Mineral Wells, TX 76067	Parker	TX	Owned

Hanson Brick East LLC	2014 Morris Creek Road Stanton, KY 40380	Powell / Boyd	KY	Owned

6

Hanson Brick East LLC	3820 Serr Road Corunna, MI 48817	Shiawassee	MI	Owned

Hanson Brick East LLC	21455 FM 2252 Schertz, TX 78154	Comal	TX	Owned

Hanson Brick East LLC	2981 Autry Hwy (Hwy #24) Roseboro, NC 28382	Sampson	NC	Owned

Hanson Brick East, LLC	2304 Brickyard Road (Hwy #74) Monroe, NC 28111	Union	NC	Owned

Hanson Brick Ltd.	1570 Yorkton Court Burlington, ON L7P 5B7	Halton	ON	Owned

Hanson Brick Ltd.	5155 Dundas Street West Burlington, ON L7R 3Y2	Halton	ON	Owned

Hanson Brick Ltd.	1775 King Road, Burlington ON L7P 5A5	Halton	ON	Owned

Hanson Brick Ltd.	3488 Tremaine Road, Burlington, ON L7M 0V1	Halton	ON	Owned

Hanson Brick Ltd.	955-960 Chemin St. José LaPraire, Quebec J5R 3Y1	Roussillon	QC	Owned

Hanson Pipe & Precast LLC	1285 Lucerne Loop Road Winter Haven, FL 33881	Polk	FL	Owned

Hanson Pipe & Precast LLC	7020 Tokay Avenue Sacramento, CA 95828	Sacramento	CA	Owned

Hanson Pipe & Precast LLC	1000 MacArthur Blvd. Grand Prairie, TX 75050	Dallas	TX	Owned

Hanson Pipe & Precast LLC	12600 W Northern Avenue El Mirage, AZ 85335	Maricopa	AZ	Owned

Hanson Pipe & Precast LLC	11201 FM 529 Houston, TX 77240	Harris	TX	Owned

Hanson Pipe & Precast LLC	1500 Haul Rd Columbus, OH 43207	Franklin	OH	Owned

7

Hanson Pipe & Precast LLC	380 Industrial Park Drive Pelham, AL 35124	Shelby	AL	Owned

Hanson Pipe & Precast LLC	13201 Old Gentilly Rd. New Orleans, LA 70150	Orleans Parish	LA	Owned

Hanson Pipe & Precast LLC	40 FRJ Drive Longview, TX 75605	Harrison	TX	Owned

Hanson Pipe & Precast LLC	6504 S. Interpace Oklahoma City, OK 73135	Oklahoma	OK	Owned

Hanson Pipe & Precast LLC	170 Flore Industrial Drive Wakefield, RI 02879	Washington	RI	Leased

Hanson Pipe & Precast LLC	520 W. Port Street St. Martinville, LA 70582	St Martin Parish	LA	Owned

Hanson Pipe & Precast LLC	625 B Hancock Industrial Way Athens, GA 30605	Clarke	GA	Owned

Hanson Pipe & Precast LLC	840 West Avenue Deland, FL 32720	Volusia	FL	Owned

Hanson Pipe & Precast LLC	174 All Hallows Road Danielson, CT 06239	Windham	CT	Leased

Hanson Pipe & Precast LLC	2138 Highway 67 South Cedar Hill, TX 75104	Ellis	TX	Owned

Hanson Pipe & Precast LLC	2840 West Northside Drive Jackson, MS 39213	Hinds	MS	Owned

Hanson Pipe & Precast LLC	1610 Hwy. 77 South Robstown, TX 78380	Neuces	TX	Owned

Hanson Pipe & Precast LLC	55 Dritches Hayes-Clary Avenue Gretna, FL 32332	Gadsden	FL	Owned

Hanson Pipe & Precast LLC	501 East Jefferson West Memphis, AR 72301	Crittenden	AR	Owned

Hanson Pipe & Precast LLC	1504 N. Gettysburg Ave Dayton, OH 45417	Franklin	OH	Owned

8

Hanson Pipe & Precast LLC	402 North W.W.White Rd. San Antonio, TX 78219	Bexar	TX	Owned

Hanson Pipe & Precast Ltd.	3374 Rideau Rd Gloucester, ON K1G 3N4	Carleton	ON	Owned

Hanson Pipe & Precast Ltd.	1818 Hopkins Street South Whitby, ON L1N 7G8	Durham	ON	Owned

Hanson Pipe & Precast, Ltd.	2099 Roseville Road Cambridge, ON N1R 5S3	Russell	ON	Owned

Hanson Pressure Pipe Inc.	102 Prouse Road Uxbridge, ON l4A 7X4	York	ON	Owned

Hanson Pressure Pipe Inc.	699-701 Industrial Boulevard St. Eustache, Quebec J7R 6C3	Deux Montagnes	QC	Owned

Hanson Pressure Pipe Inc.	5387 Bethesda Road Stouffville, ON L4A 7X3	Whitchurch Township	ON	Owned

Hanson Pressure Pipe, Inc.	1000 MacArthur Blvd. Grand Prairie, TX 75050	Dallas	TX	Owned

Hanson Pressure Pipe, Inc.	4416 Prairie Hill Road South Beloit, IL 61080	Winnabego	IL	Owned

Hanson Pressure Pipe, Inc.	245 Comfort Road Palatka, FL 32177	Putnam	FL	Owned

Hanson Pressure Pipe, Inc.	1510 South Edwards Street Hattiesburg, MS 39401	Forrest	MS	Owned

Hanson Building Products Limited	Whinney Hill Road Accrington Lancashire BB5 6NR	Lancashire	UK	Owned

Hanson Building Products Limited	Claughton Manor Works Claughton Lancaster Lancashire LA2 9JY	Lancashire	UK	Owned

Hanson Building Products Limited	Tufthorn Avenue Coleford	Gloucestershire	UK	Leased
Gloucestershire GL16 8PR

9

Hanson Building Products Limited	Heath Road Bagworth Coalville Leicestershire LE67 1DL	Leicestershire	UK	Owned

Hanson Building Products Limited	Hams Hall Distribution Park Canton Lane Coleshill Warwickshire B46 1AQ	Warwickshire	UK	Owned

Hanson Building Products Limited	Thurgarton Lane Hoveringham Nottingham Nottinghamshire NG14 7JX	Nottinghamshire	UK	Owned

Hanson Building Products Limited	Quarry Lane Howley Park Dewsbury West Yorkshire WF12 7JJ	Yorkshire	UK	Partially Owned/Partially Leased

Hanson Building Products Limited	Funthams Lane Kings Dyke Whittlesey Cambridgeshire PE7 1PD	Cambridgeshire	UK	Partially Owned/Partially Leased

Hanson Building Products Limited	Station Road Kirton Newark Nottinghamshire NG22 9LG	Nottinghamshire	UK	Partially Owned/Partially Leased

Hanson Building Products Limited	Atherstone Road Measham Swadlincote Derbyshire DE12 7EL	Derbyshire	UK	Owned

Hanson Building Products Limited	Enterprise Way Thatcham Berkshire RG19 4AN	Berkshire	UK	Owned

Hanson Building Products Limited	Bay 2, Unit B Lattersey Hill Trading Estate Benwick Road Whittlesey Cambridgeshire PE7 2JA	Cambridgeshire	UK	Partially Owned/Partially Leased

10

Hanson Building Products Limited	Cotes Park Industrial Estate Birchwood Way Alfreton Derbyshire DE55 4NH	Derbyshire	UK	Owned

Hanson Building Products Limited	Hedgings Lane Wilnecote Staffordshire B77 5EU	Staffordshire	UK	Partially Owned/Partially Leased

(d) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not otherwise identified in paragraph (a), (b) or (c) above and an indication as to whether such place of business is owned or leased (as a tenant) by such Grantor:

Grantor	Mailing Address	County	State	Owned or Leased

Hanson Building Products Limited	Corngreaves Trading Estate Overend Road Cradley Heath West Midlands B64 7DD	West Midlands	UK	Partially Owned/Part ially Leased

Hanson Building Products Limited	6 Pembroke Road Sevenoaks Kent TN13 1XR	Kent	UK	Leased

Hanson Building Products Limited	Sutton Courtenay Lane Milton Abingdon Oxfordshire OX14 4TW	Oxfordshire	UK	Partially Owned/Part ially Leased

Hanson Building Products Limited	Peasehill Road Ripley Derbyshire DE5 3JH	Derbyshire	UK	Owned

Hanson Building Products Limited	Mill Lane Heather Coalville Leicestershire LE67 2QE	Leicestershire	UK	Partially Owned/Part ially Leased

Hanson Building Products Limited	Wakefield Road Swillington Leeds West Yorkshire LS26 8BT	Yorkshire	UK	Owned

11

Hanson Building Products Limited	Horsham Road Capel Near Dorking Surrey RH5 5JL	Surrey	UK	Owned

Hanson Building Products Limited	Simpsonshill Quarry Bedford Road Silsoe Bedfordshire MK45 4AR	Bedfordshire	UK	Owned

Hanson Building Products Limited	Britannia Wharf Marine Parade Southampton Hampshire SO14 5JF	Hampshire	UK	Owned

(e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral with a value of $1,000,000 of such Grantor excluding any Collateral that is inventory-in-transit or Equipment being repaired:

Grantor	Mailing Address	County	State
Hanson Pipe & Precast LLC	11115 Johnson Road Ashland, VA 23005**	Hanover	VA

**	Note: The Equipment at this location is owned by Hanson Pipe & Precast LLC, but leased to Allied Concrete Products, LLC, a Virginia limited liability company, in accordance with a Sublease Agreement dated as of August 3, 2012.

(f) Set forth below opposite the name of each Grantor is the Canadian jurisdiction (if any) not otherwise identified above where it is registered to carry on business or to own or lease assets:

Grantor	Province or Territory
Hanson Pipe & Precast, Ltd.	Ontario

12

Grantor	Province or Territory
Hanson Brick Ltd.	Ontario

Hanson Pressure Pipe Inc.	Quebec

(g) The registered office (and domicile for purposes of the Civil Code of Quebec) of (i) each Canadian Grantor and (ii) each Grantor maintaining tangible assets in the Province of Quebec is located at the address set forth opposite its name below:

Grantor	Registered Office
Hanson Pipe & Precast, Ltd.	c/o Davies Ward Phillips & Vineberg LLP
155 Wellington Street West
Toronto, ON M5V 3J7

Hanson Brick Ltd.	c/o Davies Ward Phillips & Vineberg LLP
155 Wellington Street West
Toronto, ON M5V 3J7

Hanson Pressure Pipe Inc.	c/o Davies Ward Phillips & Vineberg LLP
1501 McGill College Avenue, 26th Floor
Montreal, Quebec H3A 3N9

3. File Search Reports. File search reports have been obtained from each Uniform Commercial Code, Personal Property Security Act (“PPSA”), Bank Act, execution liens, or Register of Personal and Movable Real Rights (“RPMRR”) with respect to each Grantor; and, with respect to Grantors incorporated in England and Wales, a search was conducted with the Registrar of Companies in the United Kingdom; and, with respect to Grantors incorporated in Jersey, a search was conducted of the register of security interests maintained by the registrar of companies in Jersey, and such search reports reflect no liens or security against any of the Collateral other than those permitted under the Credit Agreements or which will be terminated on or prior to the Closing Date.

4. Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code or PPSA filing office in the jurisdiction in which each Grantor is located and, (i) to the extent any of the collateral is comprised of fixtures, as extracted collateral from the wellhead or minehead, or (ii) for purposes of filing in the proper PPSA or RPMRR filing offices, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

13

5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made (as applicable).

6. Stock Ownership and other Equity Interests. Attached hereto as Schedule 6 is a complete and correct list of all the issued and outstanding stock, shares, partnership interests, limited liability company membership interests, investments or other Equity Interest of Holdings, Mid-Holdings and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests (including (i) in the case of shares in a company incorporated in England and Wales, details of the name of the company, the issued share capital, a description of the shares held, the number of shares held and the share certificate number(s), and (ii) in the case of investments more generally, details of the relevant issuer or obligor, a description of the investment and the document(s) evidencing or indicating title). In respect of companies incorporated in England and Wales, investments include any:

a.	stocks, shares, debentures, securities and certificates of deposit and other instruments creating or acknowledging indebtedness, including alternative finance investments bonds;

b.	interests in collective investment schemes, in whatever form or jurisdiction any such scheme is established, including partnership interests;

c.	warrants and other instruments entitling the holder to subscribe for or acquire any investments described in paragraph (a) or (b) above;

d.	certificates and other instruments conferring contractual or property rights (other than options) in respect of the investments in paragraphs (a), (b) or (c) above; and

e.	options to acquire any investments described in paragraphs (a), (b), (c) or (d) above.

in each case whether held directly by or to the order of any Grantor or by any trustee, nominee, custodian, fiduciary or clearance system on its behalf (including all rights against any such trustee, nominee, custodian, fiduciary or clearance system including, without limitation, any contractual rights or any right to delivery of all or any part of such investments from time to time).

14

Also set forth on Schedule 6 is each equity investment with a fair market value greater than $1,000,000 of Holdings, Mid-Holdings or any Subsidiary that represents 50% or less of the Equity Interests of the entity in which such investment was made.

7. Debt Instruments. Attached hereto as Schedule 7 is a complete and correct list of all promissory notes and other evidence of indebtedness held by Mid-Holdings and each Subsidiary that are required to be pledged under the Security Documents, including, without limitation, all intercompany notes between and among Mid-Holdings and each Subsidiary of Mid-Holdings and each Subsidiary of Mid-Holdings and each other such Subsidiary.

8. Mortgage Filings. Attached hereto as Schedule 8 is a complete and correct list, with respect to each Mortgaged Property, of (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause, (c) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein or registered charge thereon, (d) the physical address of such property and (e) the title number (where relevant).

9. Intellectual Property. Attached hereto as Schedule 9A in proper form for filing with the applicable Patent Office is a schedule setting forth, with respect to each Grantor, all Patents owned by such Grantor and issued or applied for issuance with the applicable Patent Office, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent.

Attached hereto as Schedule 9B in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth, with respect to each Grantor, all Trademarks owned by such Grantor and registered or applied for registration with the applicable Patent Office, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark.

Attached hereto as Schedule 9C in proper form for filing with the applicable Copyright Office is a schedule setting forth, with respect to each Grantor, (a) all Copyrights and Copyright applications owned by such Grantor and registered with the applicable Copyright Office, and (b) all of such Grantor’s exclusive Copyright Licenses in respect of Copyrights registered or applied for registration with the applicable Copyright Office, including in each case the name of the registered owner, title and the registration number of each such Copyright.

15

Attached hereto as Schedule 9D in proper form for filing with the Canadian Intellectual Property Office is a schedule setting forth, with respect to each Grantor, all trademarks, patents, copyrights, industrial designs, domain names and other intellectual property in respect of which the Grantor has registered its ownership or licensee rights or applied for the registration of its ownership or licensee rights in Canada, together with such registration or application particulars and including in each case the name of the registered owner.

Attached hereto as Schedule 9E is a schedule setting forth, with respect to each Grantor incorporated in England and Wales, all trademarks, patents, copyrights, industrial designs, domain names and other intellectual property in respect of which such Grantor has registered its ownership or licensee rights or applied for the registration of its ownership or licensee rights, together with such registration or application particulars and including in each case the name of the registered owner.

10. Commercial Tort Claims. Attached hereto as Schedule 10 is a complete and correct list of commercial tort claims and, in the case of Grantors incorporated in England and Wales, any outstanding litigation, in each case in excess of $1,000,000 held by any Grantor, including a brief description thereof.

11. Deposit Accounts. Attached hereto as Schedule 11 is a complete and correct list of deposit accounts with balances in excess of $1,000,000 maintained by each Grantor, including the name and address of the depositary institution, the type of account, the account number, the sort code and the account name.

12. Securities Accounts. Attached hereto as Schedule 12 is a complete and correct list of securities accounts and futures accounts, with balances in excess of $1,000,000 maintained by each Grantor, including the name and address of the intermediary institution, the type of account, the sort code, the account name and the account number.

13. Government Receivables. Set out below are the particulars of all trade accounts receivable and contract receivables in excess of $1,000,000 of each Grantor which are owing from time to time by any federal, state or provincial government:

None.

[Remainder of the page intentionally left blank.]

16

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first set forth above.

LSF9 CONCRETE HOLDINGS LTD

By:
Name:
Title:

STARDUST FINANCE HOLDINGS, INC.

By:	/s/ Kyle Volluz
Name:	Kyle Volluz
Title:	President

[Signature Page to Perfection Certificate]

Schedule 1: Changes in Identity or Corporate Structure

Hanson Brick East, LLC

1.	On December 31, 2013, Hanson Holdings Esker, Inc., an intermediate holding company, merged into its subsidiary, Hanson Brick East, LLC, with Hanson Brick East, LLC as the surviving entity.

Hanson Pipe & Precast LLC

1.	On January 1, 2014, the assets of Hanson Building Products’ pipe & precast business in Texas was reorganized to bring legal ownership in line with business operations.

Hanson Pressure Pipe, Inc.

1.	On January 1, 2014, the assets of Hanson Building Products’ pressure pipe business in Texas was reorganized to bring legal ownership in line with business operations.

Hanson Pressure Pipe Inc.

1.	On December 12, 2013:

a)	the sole outstanding common share of Hanson Canada Acquisition #1 Ltd. was acquired by Hanson America Holdings (4) Limited from Hanson Canada Limited in the UK for $80 million.

b)	the sole outstanding common share of Hanson Canada Acquisition #1 Ltd. was acquired by Hanson Pipe & Precast, Ltd. from Hanson America Holdings (4) Limited in the UK for $80 million.

2.	On March 12, 2014, Hanson Canada Acquisition #1 Ltd. was wound up into Hanson Pipe & Precast, Ltd. pursuant to Section 88 of the Income Tax Act. Hanson Pressure Pipe Inc. became a wholly-owned subsidiary of Hanson Pipe & Precast, Ltd.

Hanson Pipe & Precast, Ltd.

1.	On June 27, 2013, Hanson Pipe & Precast, Ltd. acquired all of the shares of Hanson Pipe & Precast Quebec Ltd. from Hanson Brick Ltd. for $7,500,000.

2.	On December 12, 2013:

a)	Hanson Pipe & Precast, Ltd. acquired the sole outstanding common share of Hanson Canada Acquisition #1 Ltd. from Hanson America Holdings (4) Limited in the UK for $80 million.

Schedule 1: Changes in Identity or Corporate Structure

b)	Hanson America (4) Holdings Limited surrendered all of its common shares in Hanson Pipe & Precast, Ltd. under a reorganization of capital and received in exchange 1,000 new Class B common shares in Hanson Pipe & Precast, Ltd. and $36,999,510 in cash. Hanson Pipe & Precast, Ltd. remained at all times a wholly-owned subsidiary of Hanson America Holdings (4) Limited.

3.	On March 12, 2014, Hanson Canada Acquisition #1 Ltd. was dissolved.

Hanson Brick Ltd.

1.	On June 26, 2013:

a)	Hanson Brick Ltd. acquired the two outstanding common shares of Hanson Hardscape Products Inc. from Hanson Canada Limited in the UK for $2. Hanson Hardscape Products Inc. became a wholly-owned subsidiary of the Company.

b)	Hanson Brick Ltd. acquired the sole outstanding common share of Hanson Canada Acquisition #1 Ltd. from Hanson Canada Limited in the UK for $1. Hanson Canada Acquisition #2 Ltd. became a wholly-owned subsidiary of Hanson Brick Ltd.

2.	On June 27, 2013:

a)	Hanson Brick Ltd. surrendered all of its common and preferred shares in Hanson Hardscape Products Inc. under a reorganization of capital and received in exchange 100 new Class B common shares in Hanson Hardscape Products Inc.

b)	All of the shares of Hanson Hardscape Products Inc. were sold to Lehigh Hanson Materials Limited for $52,094,000.

c)	Hanson Brick Ltd. surrendered all of its common and preferred shares in Hanson Canada Acquisition #2 Ltd. under a reorganization of capital and received in exchange 100 new Class B common shares in Hanson Canada Acquisition #2 Ltd.

d)	Hanson Canada Acquisition #2 Ltd. was wound up into Hanson Brick Ltd. pursuant to Section 88 of the Income Tax Act. As a result of this winding up, Hanson Pressure Pipe Inc. became a wholly-owned subsidiary of Hanson Brick Ltd.

e)	All of the shares of Hanson Pressure Pipe Inc. were sold to Hanson Pipe & Precast, Ltd. for $7,500,000

Schedule 1: Changes in Identity or Corporate Structure

3.	On December 12, 2013, Hanson American Holdings (4) Limited surrendered all of its common and preferred shares in Hanson Brick Ltd. under a reorganization of capital and received in exchange 1,000 new Class B common shares in Hanson Brick Ltd. and $33,252,433 in cash. Hanson Brick Ltd. remained at all times a wholly-owned subsidiary of Hanson America Holdings (4) Limited.

Hanson Building Products Limited

In March 2014, Pimco 2945 Limited (now Hanson Building Products Limited) was established as a new direct 100% owned subsidiary of Structherm Holdings Limited, itself holding 100% of the shares in Structherm Limited.

On August 20, 2014 Pimco 2945 Limited (now Hanson Building Products Limited) purchased the entire issued share capital of Structherm Limited from Structherm Holdings Limited (Company No.: 05393344) by way of share for share exchange. Pimco 2945 Limited (now Hanson Building Products Limited) allotted 3,626 ordinary shares to its direct parent company, Structherm Holdings Limited for the shares in Structherm Limited. This was an intra-group transaction in the UK.

The business currently operated by Hanson Building Products Limited was previously operated by Hanson Packed Products Limited (Company No.: 00026306) (then named Hanson Building Products Limited). Hanson Packed Products Limited also operated a packed building materials business, owned 100% of the share capital in Irvine-Whitlock Limited and 100% of the share capital of Structherm Holdings Limited (Company No.: 05393344) (the holding company, which previously owned 100% of the shares of Structherm Limited, a manufacturer of structural insulated panels).

On September 1, 2014, Pimco 2945 Ltd (now Hanson Buildings Products Limited) issued 86,000 ordinary shares to its direct parent company, Structherm Holdings Limited, for £43,000,000 to provide some of the funds required for the purchase of the business and assets of the building products division. By virtue of an internal reorganisation dated September 1, 2014, the business and assets of the building products division were transferred to Pimco 2945 Limited (which was renamed Hanson Building Products Limited). The purchase price for the business and assets of the building products division was financed by cash and the issue of eleven promissory notes to the value of £405,000,000. The packed building materials business, the shareholding in Irvine-Whitlock Limited and certain other assets were excluded from the business and assets transferred from Hanson Packed Products Limited. Hanson Building Products Limited currently operates the bricks, concrete and lightweight block, pre-cast concrete, and paving and sustainable urban drainage businesses formerly carried out by Hanson Packed Products Limited, as well as owning 100% of the share capital of Structherm Limited.

On September 1, 2014 Pimco 2945 Limited (now Hanson Building Products Limited) also acquired certain land and assets from British Agricultural Services Limited (Company No. 0416787).

Schedule 1: Changes in Identity or Corporate Structure

Schedule 5: Schedule of Filings1

United States:

Entity	Jurisdiction for Filing UCC Financing Statements
Stardust Finance Holdings, Inc.	Delaware
Stardust Holdings (USA), LLC	Delaware
Hanson Brick America, Inc.	Michigan
Hanson Brick East, LLC	Delaware
Hanson Pipe & Precast LLC	Delaware
Hanson Pressure Pipe, Inc.	Ohio
Hanson Brick Ltd.	District of Columbia, Texas
Hanson Pipe & Precast, Ltd.	District of Columbia, Texas
Hanson Pressure Pipe Inc.	District of Columbia, Texas
LSF9 Concrete UK Ltd	District of Columbia
LSF9 Concrete Mid-Holdings Ltd	District of Columbia
LSF9 Concrete Holdings Ltd	District of Columbia
LSF9 Concrete Ltd	District of Columbia
Hanson Building Products Limited	District of Columbia
Briques Hanson Ltée	District of Columbia, Texas
Hanson Conduite Sous Pression Inc.	District of Columbia, Texas

Canada:

Entity	Jurisdiction for Filing PPSA and RPMRR Financing Statements
Hanson Brick Ltd.	Ontario, Quebec
Hanson Pipe & Precast, Ltd.	Ontario
Hanson Pressure Pipe Inc.	Ontario, Quebec
LSF9 Concrete Mid-Holdings Ltd	Ontario

[1]	To be filed in favor of each of Senior Lien Administrative Agent, Junior Lien Administrative Agent, and ABL Collateral Agent.

Schedule 5 — Page 1

Schedule 6: Equity Interests

No.	Issuer	Pledgor	Number and class of Shares	Certificated? (If yes, certificate number(s)?)
1.	LSF9 Concrete Holdings (Jersey)	LSF9 Concrete Ltd	101 ordinary shares of US $1.00	Yes; certificate number 2

2.	Stardust Finance Holdings, Inc. (Delaware)	LSF9 Concrete Holdings Ltd	1,000 common	Yes, certificate number 1

3.	LSF9 Concrete Mid-Holdings (Jersey)	LSF9 Concrete Holdings Ltd	101 ordinary shares of US $1.00	Yes; certificate number 2

4.	LSF9 Concrete UK Ltd (Jersey)	LSF9 Concrete Mid-Holdings Ltd	101 ordinary shares of US $1.00	Yes; certificate number 2

5.	Stardust Holdings (USA), LLC	LSF9 Concrete Mid-Holdings Ltd	100 Units 1 Unit	Yes; certificate number 1, certificate number 2

6.	Hanson Brick America, Inc. (Michigan)	Stardust Holdings (USA), LLC	10,000 common (par value $100/share); 186,940, 8% preferred (par value $100/share); 156,520 voting preferred (par value $100/share)	Yes; certificate number 7; certificate number 8; certificate number 9

7.	Hanson Brick East, LLC (Delaware)	Hanson Brick America, Inc.	100% Interest	Yes; certificate number 2

8.	Hanson Roof Tile, Inc. (Delaware)	Hanson Brick America, Inc.	500 common	Yes; certificate number 2

9.	Hanson Pipe & Precast LLC (Delaware)	Stardust Holdings (USA), LLC	100% Interest	Yes; certificate number 2

10.	Hanson Pressure Pipe, Inc. (Ohio)	Hanson Pipe & Precast LLC	1,380,459 common	Yes; certificate number 28

11.	Hanson Pressure Pipe, Inc. (Ohio)	Hanson Pipe & Precast LLC	1,590,893 common	Yes; certificate number 29

12.	Hanson Structural Precast LLC (Delaware)	Hanson Pipe & Precast LLC	100% Interest	Yes; certificate number 2

13.	HSPP Properties Idaho LLC (Idaho)	Hanson Structural Precast LLC	100% Interest	Yes; certificate number 2

14.	HSPP Properties Utah LLC (Utah)	Hanson Structural Precast LLC	100% Interest	Yes; certificate number 2

15.	Hanson Brick Ltd. (Ontario)	LSF9 Concrete Mid-Holdings Ltd	100 common shares (par value 1 CAD/share)	Yes; certificate number C-1

Schedule 6 — Page 1

No.	Issuer	Pledgor	Number and class of Shares	Certificated? (If yes, certificate number(s)?)
16.	Hanson Pipe & Precast, Ltd. (Ontario)	LSF9 Concrete Mid-Holdings Ltd	100 common shares (par value 1 CAD/share)	Yes; certificate number C-1

17.	Hanson Pipe & Precast Quebec Ltd. (Quebec)	Hanson Pipe & Precast, Ltd.	100 Categorie F	Yes; certificate number F-3

18.	Hanson Pressure Pipe Inc. (Quebec)	Hanson Pipe & Precast, Ltd.	1000 common shares	Yes; certificate number C-2

19.	Hanson Building Products Limited (UK)	LSF9 Concrete UK Ltd	89,627 ordinary shares of £1.00 each	Yes; certificate number 0006

20.	Structherm Limited (UK)	Hanson Building Products Limited	644,000 ordinary shares of £1.00 each	Yes; certificate number 0002

Hanson Building Products Limited also holds 22 ordinary A shares of £1.00 each, fully paid in Hams Hall Management Company Limited. This represents approximately 2.2% of the issued capital of £1,000. This shareholding is relative to Hanson Building Products Limited’s proportionate property interest in Hams Hall.

The membership interests in Concrete Pipe & Precast, LLC, a Delaware limited liability company, (“CP&P JV”) are owned 50% by Hanson Pipe & Precast LLC, a Delaware limited liability company, and 50% by Americast Inc., 500 Common Units each.

Schedule 6 — Page 2

Schedule 7: Debt Instruments

(A): UK Loan Notes:

1) the first note due August 31, 2016 in the principal amount of £100 million, dated September 1, 2014, between Hanson Building Products Limited (formerly known as Pimco 2945 Limited), an English private limited company (“HBP”) and Hanson Packed Products Limited (formerly known as Hanson Building Products Limited), an English private limited company (“HPPL”);

2) the second note due August 31, 2016 in the principal amount of £100 million, dated September 1, 2014, between HBP and HPPL;

3) the first note due August 31, 2016 in the principal amount of £50 million, dated September 1, 2014, between HBP and HPPL;

4) the second note due August 31, 2016 in the principal amount of £50 million, dated September 1, 2014, between HBP and HPPL;

5) the first note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

6) the second note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

7) the third note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

8) the fourth note due August 31, 2016 in the principal amount of £20 million, dated September 1, 2014, between HBP and HPPL;

9) the first note due August 31, 2016 in the principal amount of £10 million, dated September 1, 2014, between HBP and HPPL;

10) the second note due August 31, 2016 in the principal amount of £10 million, dated September 1, 2014, between HBP and HPPL; and

11) the note due August 31, 2016 in the principal amount of £5 million, dated September 1, 2014, between HBP and HPPL.

Schedule 7 – Page 1

(B) Other Notes:

1. Eurobond Intercompany Loan Notes (6), each dated as of March 13, 2015 by LSF9 Concrete Mid-Holdings Ltd as Issuer.

2. Subordinated Intercompany Note, dated as of March 13, 2015 by and among Borrower and certain subsidiaries of Mid-Holdings party thereto from time to time.

3. Intercompany Subordinated Promissory Note, dated as of March 13, 2015 by and among Holdings, Mid-Holdings, Acquisition Sub, English Acquisition Sub, HBPL and Structherm Limited.

4. Intercompany Loan Note, dated as of March 13, 2015 issued by Stardust Acquisition I Company LLC, a Delaware limited liability company, in favor of Acquisition Sub.

5. Intercompany Loan Note, dated as of March 13, 2015 issued by Stardust Acquisition II Company LLC, a Delaware limited liability company, in favor of Acquisition Sub.

6. Intercompany Loan Note, dated as of March 13, 2015 issued by Stardust Canada Acquisition I Ltd., an Ontario corporation, in favor of the Borrower.

7. Intercompany Loan Note, dated as of March 13, 2015 issued by Stardust Canada Acquisition II Ltd., an Ontario corporation, in favor of the Borrower.

8. Intercompany Revolving Loan Note, dated as of March 13, 2015 issued by Stardust Canada Acquisition II Ltd., an Ontario corporation, in favor of the Borrower.

9. Intercompany Revolving Loan Note, dated as of March 13, 2015 issued by Stardust Canada Acquisition I Ltd., an Ontario corporation, in favor of the Borrower.

Schedule 7 – Page 2

Schedule 8: Mortgage Filings

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Brick Ltd.	N/A	1570 Yorkton Court, Burlington, Ontario L7P 5B7, Canada; and 1775 King Road, Burlington, Ontario, Canada	07194-0074(LT), 07194-0089 (LT), 07127-0277 (LT), 07127-0282 (LT), 07127-0283 (LT), 07127-0336 (LT)	Halton (No. 20)

Hanson Brick Ltd.	N/A	5155 Dundas Street, West Burlington, Ontario L7R 3Y2, Canada; and 3488 Tremaine Road, Burlington, Ontario, Canada	07201-0111 (LT), 07201-0108 (LT), 07201-0124 (LT)	Halton (No. 20)

Hanson Pipe & Precast, Ltd.	N/A	2099 Roseville Road, Cambridge, Ontario N1R5S3, Canada	03849-0078 (LT)	Waterloo (No. 58)

Hanson Pipe & Precast LLC	North Star Concrete of Ohio, Inc.	1500 Haul Rd, Columbus, Ohio 43207, USA	NCS-654592-57-LA2	Franklin County, Ohio

Hanson Pipe & Precast LLC	Hanson Pipe & Precast, Inc.	12600 W. Northern Avenue, El Mirage, Arizona 85335, USA	NCS-654592-08-LA2	Maricopa County, Arizona

Hanson Brick East, LLC	Tiffany Brick Co., L.P.	506 Hwy. 290 East, Elgin, Texas 78612, USA	NCS-654592-75-LA2	Bastrop County, Texas

Hanson Pipe & Precast LLC	Concrete Pipe and Products Company, Inc.	7020 Tokay Avenue, Sacramento, California 95828, USA	NCS-654592-14-LA2	Sacramento County, California

Hanson Pressure Pipe, Inc. and Hanson Pipe & Precast LLC	Hanson Aggregates West, Inc.	1000 MacArthur Blvd., Grand Prairie, Texas 75050, USA	NCS-654592-80-LA2	Dallas County, Texas

Schedule 8 – Page 1

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office

Hanson Pipe & Precast LLC	Gifford-Hill-American, Inc. (tract 1) Gifford-Hill & Company, Inc. (tracts 3 and 4) Michael A.Block, and wife Vera Block (tract 5) Jeffery D. Copeland and Dreabon Copeland (tract 6)	11201 FM 529, Houston, Texas 77240, USA	NCS-654592-83-LA2	Harris County, Texas

Hanson Brick Ltd.	N/A	955-960 Chemin St. José, La Prairie, Quebec, J5R 3Y1, Canada	3 802 172	Registration Division of Laprairie

Hanson Brick Ltd.	N/A	800 Rue Des Conseillers, La Prairie, Quebec J5R 3Y1, Canada	1 914 523	Registration Division of Laprairie

Hanson Pipe & Precast LLC	N/A	7816 Bethlehem Road, Manassas, Virginia 20109, USA	NCS-654592-101-LA2	Prince William County, Virginia

Hanson Brick America, Inc.	Michigan Brick Inc. U S Brick, Inc.	3820 Serr Road, Corunna, Michigan 48817, USA	NCS-654592-40-LA2	Shiawassee, Michigan

Hanson Brick East, LLC	Boren Clay Products Company	2304 Brickyard Road (Hwy #74), Monroe, North Carolina 28111, USA	NCS-654592-51-LA2	Chatham County, North Carolina

Hanson Pipe & Precast LLC	Sherman Industries, Inc.	380 Industrial Park Drive, Pelham, Alabama 35124, USA	NCS-654592-07-LA2	Shelby County, Alabama

Hanson Pressure Pipe Inc.	N/A	699-701 Industrial Boulevard, St. Eustache, Quebec J7R 6C3, Canada	1 974 057, 1 974 058, 1 975 292	Registration Division of Deux-Montagnes

Hanson Pressure Pipe Inc.	N/A	5387 Bethesda Road, Stouffville, Ontario L4A 7X3, Canada	03719-0147 (LT)	York Region (No. 65)

Schedule 8 – Page 2

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Pressure Pipe Inc.	N/A	102 Prouse Road, Uxbridge, Ontario L4A 7X4, Canada	26831-0117 (LT)	Durham (No. 40)

Hanson Pipe & Precast, Ltd.	N/A	1818 Hopkins Street South, Whitby, Ontario L1N 7G8, Canada	26487-0013 (LT), 26487-0014 (LT)	Durham (No. 40)

Hanson Pipe & Precast LLC	Hanson Pipe & Products Southeast, Inc.	1285 Lucerne Loop Road, Winter Haven, Florida 33881, USA	NCS-654592-26-LA2	Polk County, Florida

Hanson Building Products Limited (company number 8960430)	N/A

Red Bank Farm, Atherstone Road, Measham;

North West of Gallows Lane,

Measham Works, Measham;

West of Gallows Lane, Measham;

buildings on the east and land on the west side of Atherstone Road, Measham and land on the east side of Measham Road, Snarestone;

West of Atherstone Road, Measham;

West of Atherstone Road, Measham;

North of Atherstone Road, Measham;

West of Measham Lodge, Measham.

			LT297964 LT329265 LT329273 LT462859 LT373981 LT377781 LT361404 LT150972	N/A

Hanson Building Products Limited (company number 8960430)	N/A	Heath Farm, Merrylees Road, Desford, Leicester LE9 9FE; 2 Acres of Land adjoining Former Desford Colliery, Desford; North West of Lee Side, Merrylees Road, Desford.	LT443987 LT255995 LT300891	N/A

Hanson Building Products Limited (company number 8960430)	N/A

West Side of and land lying to the East of Main Street, Kirton, Newark;

Rice Hill, Kirton, Newark;

South side of Egmanton Road, Kirton;

The Gatehouse, Golden Hill Lane and land on the east side of Golden Hill Lane, Kirton, NG22 9YA; North side of Primrose Lane, Kirton;

Kirton Brickworks, Station Road, Kirton, Newark, NG22 9LG; Station Road, Kirton Newark; South of Golden Hill Lane, Kirton, Newark;

The freehold land at Kirton.

			NT503978 NT331739 NT367285 NT255173 NT227323 NT393991 NT236640 NT331744 NT340226	N/A

Schedule 8 – Page 3

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Building Products Limited (company number 8960430)	N/A

West of Hockley Road and South of Hedging Lane, Hockley;

South side of Hedging Lane and the south side of Hockley Road and the north side of Rush Lane,

Tamworth;

North side of Rush Lane, Dosthill, Tamworth;

South side of Hedging Lane, Wilnecote;

The Bungalow, Rush Lane,

Dosthill, Tamworth;

West side of Hockley Road, Hockley;

			SF143181 SF161931 SF161930 SF255081 SF311244 SF524201	N/A

Hanson Building Products Limited (company number 8960430)	N/A	Marshalls Clay Products Ltd, Quarry Lane, Dewsbury, WF12 7JJ.	WYK713564	N/A

Hanson Building Products Limited (company number 8960430)	N/A	North side of Whinney Hill Road, Accrington, BB5 5EN; North-east of Whinney Hill Road, Accrington; North of Whinney Hill Road, Accrington;	LA910290 LAN129773 LAN131186	N/A

Schedule 8 – Page 4

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office
Hanson Building Products Limited (company number 8960430)	N/A

Barncroft, Hornby Road, Claughton, Lancaster;

south of Barncroft, Hornby Road, Claughton, Lancaster;

Low House Farm, Low Lane, Claughton, Lancaster;

Low House Farm, Low Lane, Claughton, Lancaster;

Bank House Farm, Farleton, Lancaster;

Shaw House Farm, Farleton Old Road, Claughton, Lancaster, LA2 9SA;

Shaw House Farm, Farleton Old Road, Claughton, Lancaster;

Rye Close Farm, Caton, Lancaster; Rye Close Farm, Caton, Lancaster; Claughton Hall Farm, Hornby Road, Claughton, Lancaster; Blackwood, Claughton, Lancaster; Moorcock Hall Farm, Belt Wood and Keer Wood, Claughton, Lancaster;

North of Low House Farm, Low Lane, Claughton, Lancaster (LA2 9RZ);

Claughton Hall Farm, Hornby Road, Claughton, Lancaster; Low House Farm, Low Lane, Claughton, Lancaster; Mill House, Hornby Road, Claughton, Lancaster (LA2 9LA; Rye Close Farm, Caton, Lancaster; Holehouse Farm, Caton Green Road, Brookhouse, Lancaster;

Holehouse Farm, Caton Green Road, Brookhouse, Lancaster; Farleton Old Road, Claughton, Lancaster;

Nottage House, Hornby Road, Claughton, Lancaster; Claughton Manor Brick Works, Hornby Road, Claughton, Lancaster.

LAN127040

LAN127048

LAN126772

LAN126688

LAN127063

LAN126980

LAN126968

LAN127131

LAN127145

LAN127325

LAN127118

LAN127098

LAN126006

LAN127252

LAN126790

LAN126987

LAN127205

LAN127246

LAN127220

LAN138922

LAN127126

LAN155471

N/A

Hanson Building Products Limited (company number 8960430)	N/A	Swillington Lane and Whitehouse Lane, Swillington; Swillington, Leeds.	WYK869477 WYK713577	N/A

Schedule 8 – Page 5

Owner	Record Owner (if different)	Physical Address	Title Nos.	Filing Office

Hanson Building Products Limited (company number 8960430)	N/A

West of Funthams Lane,

Whittlesey, Peterborough; Funthams Lane, South barrier bank on the south bank of Morton’s Leam;

South side of Stonald Road, Whittlesey;

West side of Funthams Lane, Whittlesey, Peterborough.

			CB252307 CB242284 CB124610 CB254551	N/A

Hanson Building Products Limited (company number 8960430)	N/A	Hams Hall National Distribution Park, Coleshill	WK381872	N/A

Hanson Building Products Limited (company number 8960430)	N/A	South West of London Road, Thatcham;	BK236752	N/A

Hanson Building Products Limited (company number 8960430)	N/A	South east of Station Road, Thurgarton. South East of Willow Lane, Thurgarton.	NT380047 NT223411	N/A

Hanson Building Products Limited (company number 8960430)	N/A

Land adjoining Clock House Works, Rusper Road, Clarks Green, Capel;

Clock House Works, Horsham Road, Capel, Dorking (RH5 5JL); Land adjoining Clockhouse, Horsham Road, Capel, Dorking, (RH5 5JJ);

Land on the west side of Rusper Road, Capel, Dorking.

			SY540760 SY540801 SY711254 SY822885	N/A

Schedule 8 – Page 6

Schedule 9A: Patents

United States:

Registered Owner	Title	Registration or Application Number	Expiration Date (if applicable)
Hanson Pipe & Products Northwest, Inc. (now known as Hanson Pipe & Precast LLC)	Precast Concrete Railroad Crossing and Method for Making	5,626,289	August 25, 2015

Hanson Pipe & Products Northwest, Inc. (now known as Hanson Pipe & Precast LLC)	Precast Concrete Curved Grade Crossing with Restraining Rail	5,988,519	November 18, 2017

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	Testable pipe joint	7,118,137	March 3, 2023 (+51 days)

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	Water treatment system and pressure pipe therefor	7,429,323	April 27, 2025 (+580 days)

Hanson Pipe & Precast LLC	APPLICATION Fiber-Reinforced Concrete and Compositions for Forming Concrete Applied for on October 25, 2013.	Application No. 14/063,345	N/A

Hanson Pipe & Precast LLC	APPLICATION Precast Stormwater Inlet Filter and Trap Applied for on March 12, 2014.	Application No. 14/206,154	N/A

In addition, please see United States Patents owned by Hanson Building Products Limited set forth on Schedule 9E.

Schedule 9A – Page 1

Schedule 9B: Trademarks

United States:

Owner	Trade Mark	Registration No.	Expiration Date, if Applicable
Hanson Pipe & Products, Inc. (now known as Hanson Pipe & Precast LLC)	CEN-VI-RO	0993611	September 24, 2014; grace period ends March 24, 2015

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	STRESS-TITE	1218861	Expired

Price Brothers Company (now known as Hanson Pressure Pipe, Inc.)	SNAP RING	1637384	March 12, 2021

Hanson Pipe & Products Canada, Inc. (now known as Hanson Pipe & Precast, Ltd.)	LOC PVC	1759139	Expired

Hanson Pipe & Products Northwest, Inc. (now known as Hanson Pipe & Precast LLC)	PREMIER	1855776	September 27, 2014; grace period ends March 27, 2015

Hanson Brick East, LLC	VERSATHIN	4074134	Declaration of Use due December 20, 2017

Hanson Pipe & Precast LLC	CROWNSPAN (Applied for on October 28, 2014)	86436671	N/A

U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US BRICK	1610119	Expired

U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US BRICK	1383394	February 18, 2016

In addition, please see United States Trademarks owned by Hanson Building Products Limited set forth on Schedule 9E.

Schedule 9B – Page 1

Schedule 9C: Copyright

United States:

Owner	Copyright	Registration No.
U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US Brick Systems	TX0002123509 (July 27, 1987)

U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	Translot	TX0002123510 (July 27, 1987)

Schedule 9C – Page 1

Schedule 9D

Patents:

Registered Owner	Title	Registration or Application Number	Expiration Date (if applicable)
Hanson Pipe & Products Northwest, Inc. (which is now known as Hanson Pipe & Precast LLC)	Method and Apparatus for Electrically Isolating a Rail in a Precast Concrete Grade Crossing	2,180,652	January 5, 2015

In addition, please see Canadian Patents owned by Hanson Building Products Limited set forth on Schedule 9E.

Trademarks:

Owner	Trade Mark	Registration No.	Expiration Date, if Applicable
Hanson Brick Ltd./Briques Hanson Ltée	P E	TMA101195	August 19, 2015

Hanson Brick Ltd./Briques Hanson Ltée	SEIGNIORY	TMA290207	Expired

Hanson Brick Ltd./Briques Hanson Ltée	RAFFAELLO	TMA291718	Expired

Hanson Brick Ltd./Briques Hanson Ltée	THE REAL MCCOY	TMA385310	May 31, 2021

Hanson Brick Ltd./Briques Hanson Ltée	MONTREAL TERRA COTTA MTC DESIGN	TMA424861	March 11, 2024

Hanson Pipe & Precast LLC	PREMIER	TMA475952	May 8, 2027

Hanson Brick Ltd.	CANADA BRICK & DESIGN	TMA622425	October 14, 2019

Hanson Brick Ltd.	ARCS & DOTS DESIGN	TMA622426	October 14, 2019

Hanson Pipe & Products Canada, Inc. (now known as Hanson Pipe & Precast, Ltd.)	QUICKSPAN	TMA645991	August 18, 2020

Schedule 9D – Page 1

Owner	Trade Mark	Registration No.	Expiration Date, if Applicable
Hanson Pipe & Precast, Ltd.	QUICKHEADWALL	TMA712762	April 24, 2023

Hanson Conduite Sous Pression Inc. (English Name: Hanson Pressure Pipe Inc.)	HOLDFAST	TMA278408	March 31, 2028

Hanson Conduite Sous Pression Inc. (English Name: Hanson Pressure Pipe Inc.)	HYPRESCON	TMA101493	September 23, 2015

Hanson Conduite Sous Pression Inc. (English Name: Hanson Pressure Pipe Inc.)	HIPRESCON	TMDA050365	September 5, 2015

In addition, please see Canadian Trademarks owned by Hanson Building Products Limited set forth on Schedule 9E.

Copyright:

Owner	Copyright	Registration No.
U.S. Brick, Inc. (now known as Hanson Brick America, Inc.)	US BRICK SYSTEMS	362932 (August 5, 1987)

Schedule 9D – Page 2

Schedule 9E

Hanson Building Products Ltd. (“HBP”) Patents

Country	Patent	Application / Registration No.[22]	Expiration
Belgium	Paving System with Channel Taper BlockP	1095189##	June 10, 2019

Belgium	Reinforced Sub-Base	1373640##	December 28, 2021

Canada	Paving Block	2334571	June 10, 2019

Canada	A Water Detention System Incorporating a Composite Drainage Membrane	2597382 (Patent Application – not yet issued)	N/A

Canada	A Reinforced Permeable Paving Structure	2431629	December 28, 2021

Canada	Water Sump Structure	2557220	June 8, 2025

Germany (EP)	Heat Pump Sump	1769199	August 3, 2011

Germany (EP)	Paving System with Channel Taper Block	1095189	June 10, 2019

Germany (EP)	Reinforced Sub-Base	1373640	December 28, 2021

Guernsey	Paving System with Channel Taper Block	2338969##	June 11, 2019

Ireland (EP)	Paving System with Channel Taper Block	1095189	June 10, 2019

Ireland (EP)	Reinforced Sub-Base	1373640	December 28, 2021

Jersey[2]	Paving System with Channel Taper Block	P688##	June 11, 2019

Netherlands (EP)	Paving System with Channel Taper Block	1095189##	June 10, 2019

Netherlands (EP)	Reinforced Sub-Base	1373640##	December 28, 2021

South Africa	Heat Pump Sump	2006/07351##	June 7, 2025

South Africa	One-Way Geotextile Evaporation Control System	2007/07217##	February 9, 2026

South Africa	Reinforced Sub-Base	2003/4637##	December 28, 2021

United Kingdom	Jetfloor Eco+ floor assembly	2499230	February 8, 2032

United Kingdom	Building block support panel	2363137	February 7, 2020

[22]	The registration of patents marked with the double hash sign (##) is in the process of being assigned from HPPL to HBP.
[2]	Not possible to take security under Jersey law—take under English law and register in Jersey.

Schedule 9E – Page 1

Country	Patent	Application / Registration No.[22]	Expiration
United Kingdom	Roofing system and components thereof	2320510	December 19, 2016

United Kingdom	Gas flue system	2375161	April 3, 2022

United Kingdom	Gas flue system	2382130	November 3, 2022

United Kingdom	Clayware wall cladding	2321476	January 27, 2017

United Kingdom	Clayware wall cladding	2320038	December 6, 2016

United Kingdom	Clayware wall cladding	2324549	April 25, 2017

United Kingdom	Clayware wall cladding	2328958	September 4, 2017

United Kingdom	Clayware wall cladding	2320263	December 6, 2016

United Kingdom	Improvements relating to tiling	2321069	January 10, 2017

United Kingdom	Improvements in or relating to cladding systems	2414029	January 27, 2023

United Kingdom	Improvements in or relating to cladding systems	2384501	January 26, 2023

United Kingdom	Processing of pulverised fuel ash	2436024	September 14, 2025

United Kingdom	Paving System with Channel Taper Block	2338969	June 11, 2019

United Kingdom (EP)	Heat Pump Sump	1769199	June 7, 2025

United Kingdom (EP)	Reinforced Sub-Base	1373640	December 28, 2021

United States of America	Paving System with Channel Taper Block	6939077	June 10, 2019

United States of America	Heat Pump Sump	7942015	June 7, 2025

United States of America	Reinforced Sub-Base	7168884	December 28, 2021

United States of America	A Water Detention System Incorporating a Composite Draining Membrane	8,834,065	July 14, 2028

PCT Application	Fiber-Reinforced Concrete And Compositions For Forming Concrete	13/66770	N/A

PCT Application	Precast Stormwater Inlet Filter And Trap	14/25576	N/A

Country	Registered Design	Registration No.	Expiration
United Kingdom	Facing brick	2021050	February 18, 2017

United Kingdom	A roof tile	2099851	February 27, 2026

United Kingdom	Flue throat unit	2021877	March 24, 2017

Schedule 9E – Page 2

HBP Trademarks:

Country	Trade Mark	Registration No.[23]	Expiration Date, if Applicable
Canada	INBITEX	TMA650803	August 3, 2024

Canada	SC INTERGRID	TMA735811	March 5, 2024

Canada	SC MEMBRANE	TMA767612	May 21, 2025

Community Trade Mark		589325	July 21, 2017

Community Trade Mark	AQUAFLOW	005 650 924	January 31, 2017

Community Trade Mark	AQUAFLOW THERMAPAVE	007 473 572	December 17, 2018

Community Trade Mark	FLETTON [WORD]	327759	July 12, 2016

Community Trade Mark	FORMPAVE	001 539 519	March 31, 2020

Community Trade Mark	FORMPAVE AQUAFLOW	007 560 279	January 29, 2019

Community Trade Mark	INBITEX	003 956 224	August 31, 2014

Community Trade Mark	SC INTERGRID	006 358 154	October 12, 2017

Community Trade Mark	SC MEMBRANE	006 358 097	October 12, 2017

Community Trade Mark	OMNIA	011578481	February 15, 2023

Guernsey	AQUAFLOW	5384#	April 19, 2020

Ireland		117238	July 30, 2016

Ireland	THERMALITE [WORD]	94330	November 18, 2018

[23]	“Transfer and recordal of assignment from Hanson Packed Products Limited (“HPPL”) to HBP in process for registrations marked with hash sign (#)”.

Schedule 9E – Page 3

Country	Trade Mark	Registration No.[23]	Expiration Date, if Applicable
Ireland	THERMALITE FLOORBLOCK [WORDS]	146503	October 31, 2018

Ireland	OMNI#	225345	November 15, 2020

Australia	SC INTERGRID#	1210638	November 16, 2017

Australia	SC MEMBRANE#	1210644	November 16, 2017

Australia	INBITEX#	1015536	Expired (record indicates renewal possible)

New Zealand	FORMPAVE#	609482	March 1, 2017

Norway	AQUAFLOW THERMAPAVE#	251985	August 13, 2019

Norway	FORMPAVE AQUAFLOW#	251972	August 13, 2019

Norway	INBITEX#	250490	April 2, 2019

Norway	SC INTERGRID#	250489	April 2, 2019

Norway	SC MEMBRANE	251986	August 13, 2019

South Africa	AQUAFLOW	2005/06803	April 7, 2015

South Africa	INBITEX	2004/13237	August 3, 2014 (pending application, renewal required upon registration)

South Africa	SC INTERGRID	2010/11898	June 3, 2020

South Africa	SC MEMBRANE	2010/11897	June 3, 2020

South Korea	OMNIA [WORD]	4006089010000	February 18, 2015

United Arab Emirates	AQUAFLOW	109091	November 27, 2018

United Arab Emirates	INBITEX	109090	November 27, 2018

United Arab Emirates	SC INTERGRID	130973	November 27, 2018

United Kingdom		2464555	August 17, 2017

United Kingdom		1246942	July 25, 2016

Schedule 9E – Page 4

Country	Trade Mark	Registration No.[23]	Expiration Date, if Applicable
United Kingdom		2249394	October 19, 2020

United Kingdom		2106517	July 29, 2016

United Kingdom		2121969	January 23, 2017

United Kingdom		2470075	October 19, 2017

United Kingdom		2465480	August 29, 2017

United Kingdom		2539580	February 19, 2020

United Kingdom		2556012	August 16, 2020

United Kingdom		2539287	February 16, 2020

United Kingdom		2539288	February 16, 2020

United Kingdom		2539704	February 19, 2020

United Kingdom		1363184	November 2, 2015

United Kingdom		1363185	November 2, 2015

United Kingdom		1280188	September 24, 2017

United Kingdom		1449326	November 27, 2017

United Kingdom		1354689	October 31, 2024

Schedule 9E – Page 5

Country	Trade Mark	Registration No.[23]	Expiration Date, if Applicable
United Kingdom		1479339	October 31, 2024

United Kingdom		468911	April 12, 2016

United Kingdom		2559623	September 22, 2020

United Kingdom		2540356	February 26, 2020

United Kingdom	ABBEY [WORD]	2465478	August 29, 2017

United Kingdom	AEROBLOCK [WORD]	1048057	June 13, 2016

United Kingdom	AQUAFLOW	2 230 017	April 19, 2020

United Kingdom	AQUAFLOW THERMAPAVE	2 491 822	July 4, 2018

United Kingdom	AQUAPAVE	2 459 086	June 21, 2017

United Kingdom	AQUASETT	2 294 490	March 5, 2022

United Kingdom	AQUASLAB	2 284 547	November 2, 2021

United Kingdom	ARMITAGE BRICK [WORDS]	2371470	August 25, 2024

United Kingdom	BUTTERLEY [WORD]	1280187	September 24, 2017

United Kingdom	CONBLOC [WORD]	1066003	July 21, 2017

United Kingdom	CRADLEY [WORD]	2464546	August 17, 2017

United Kingdom	FARMSTEAD [WORD]	2465464	August 29, 2017

United Kingdom	FARMSTEAD ANTIQUE [WORDS]	2465467	August 29, 2017

United Kingdom	FASTBRICK [WORD]	2635441	September 20, 2022

United Kingdom	INBITEX	2 357 894	March 9, 2024

United Kingdom	JETFLOOR [WORD]	1144539	November 25, 2021

United Kingdom	JETFLOOR PLUS [WORDS]	1198995	July 5, 2024

United Kingdom	JETFLOOR SUPER [WORDS]	1198996	July 5, 2024

United Kingdom	KIRBY [WORD]	2465475	August 29, 2017

United Kingdom	KIRBY RED MULTI [WORDS]	2465476	August 29, 2017

United Kingdom	LONDON BRICK [WORDS]	1354869	October 31, 2024

United Kingdom	MALLORY [WORD]	2465471	August 29, 2017

United Kingdom	MALLORY BUFF [WORDS]	2465465	August 29, 2017

Schedule 9E – Page 6

Country	Trade Mark	Registration No.[23]	Expiration Date, if Applicable
United Kingdom	MOSEDALE [WORD]	2486050	April 26, 2018

United Kingdom	NORI [WORD]	519121	January 1, 2021

United Kingdom	NORI [WORD]	1291436	October 30, 2017

United Kingdom	OAST [WORD]	2465472	August 29, 2017

United Kingdom	OAST HOUSE RED MULTI [WORDS]	2465474	August 29, 2017

United Kingdom	“PHORPRES”	291828	April 4, 2015

United Kingdom	PSI BLOCK [WORDS]	2636435	September 28, 2022

United Kingdom	RED BANK [WORDS]	1419728	April 4, 2017

United Kingdom	SC INTERGRID	2 408 408	December 7, 2015

United Kingdom	SC MEMBRANE	2 459 302	June 22, 2017

United Kingdom	SUPAPAVE CLASSIC [WORDS]	2378870	November 24, 2024

United Kingdom	SUPAPAVE CONQUEST [WORDS]	2378869	November 24, 2024

United Kingdom	SUPAPAVE VANTAGE [WORDS]	2378871	November 24, 2024

United Kingdom	THERMALITE [WORD]	908447	April 21, 2022

United Kingdom	THERMALITE [WORD]	3028374	October 29, 2023

United Kingdom	THERMALITE FLOORBLOCK [WORDS]	1453959	January 25, 2018

United Kingdom	THERMALITE SHIELD [WORDS]	1244914	June 27, 2016

United Kingdom	THERMALITE TRENCHBLOCK [WORDS]	1377887	March 21, 2016

United Kingdom	THERMALITE WHOLE WALL [WORDS]	2301278	May 23, 2022

United Kingdom	TRENCHBLOCK [WORD]	2338250	July 21, 2023

United Kingdom	TURBO BLOCK [WORDS]	1159816	August 20, 2022

United Kingdom	VERTICLAD [WORD]	2287571	December 6, 2021

United Kingdom	WILNECOTE BRICK	2042069	October 19, 2015

United Kingdom	WONDERWALL [WORD]	2242426	August 12, 2020

United Kingdom	WOODSIDE [WORD]	2465469	August 29, 2017

United Kingdom	WOODSIDE MIXTURE [WORDS]	2465470	August 29, 2017

Schedule 9E – Page 7

Country	Trade Mark	Registration No.[23]	Expiration Date, if Applicable
United Kingdom	OMNI	2105446	July 18, 2016

United Kingdom	OMNIA	744183	July 7, 2024

United Kingdom	OMNIA	743734	June 24, 2024

United Kingdom	OMNICORE	1445460	October 24, 2017

United Kingdom	OMNIDEC	1059876	March 8, 2017

United Kingdom	OMNIQUICK	1445463	October 24, 2017

United States of America	INBITEX	3 020 247	November 29, 2015

United States of America	SC INTERGRID	3 734 716	January 5, 2020

United States of America	SC MEMBRANE	3 556 228	January 6, 2019

Schedule 9E – Page 8

Schedule 10: Commercial Tort Claims

None.

Schedule 10 – Page 1

Schedule 11: Deposit Accounts3

Grantor	Financial Institution	Account Name and Number	Address of Financial Institution (with sort code and IBAN)
***	***	***	***

[3]	Subject to applicable FX rates.

Schedule 11 – Page 1

Schedule 12: Securities Accounts

None.

Schedule 12 – Page 1

EXHIBIT E-1

to the Senior Lien Term Loan

Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Lien Term Loan Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Stardust Finance Holdings, Inc.

4.	Administrative Agent:	Credit Suisse AG, as Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Senior Lien Term Loan Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753, LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752, Stardust Finance Holdings, Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as the Administrative Agent.

[1]	Select as applicable.

E-1-1

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans[3]
$	$	%
$	$	%
$	$	%

Effective Date:                     , 201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Holdings, Mid-Holdings, the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Signature page follows]

[2]	Except in the case of an assignment of the entire remaining amount of the Assignor’s Commitment, the assignment of an amount less than $1,000,000 will require the consent of each of the Borrower and Administrative Agent.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

E-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
NAME OF ASSIGNOR
By:
Name:
Title:
ASSIGNEE
NAME OF ASSIGNEE
By:
Name:
Title:

Consented to and Accepted:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:
[Consented to:][4] [STARDUST FINANCE HOLDINGS, INC.]
By:
Name:
Title:

[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

E-1-3

ANNEX 1

SENIOR LIEN TERM LOAN CREDIT AGREEMENT DATED AS OF MARCH 13, 2015

AMONG LSF9 CONCRETE LTD, LSF9 CONCRETE HOLDINGS LTD, STARDUST

FINANCE HOLDINGS, INC. THE LENDERS PARTY THERETO, CREDIT SUISSE AG, AS

ADMINISTRATIVE AGENT AND THE OTHER AGENTS PARTIES THEREUNDER

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of Mid-Holdings’ Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of Mid-Holdings’ Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or documents furnished pursuant hereto or thereto.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.1 or delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it is not a Disqualified Lender or an Affiliate of a Disqualified Lender and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) that it appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex 1 page 1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 page 2

EXHIBIT E-2

to the Senior Lien Term Loan

Credit Agreement

FORM OF AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Lien Term Loan Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Stardust Finance Holdings, Inc.

4.	Administrative Agent:	Credit Suisse AG, as Administrative Agent under the Credit Agreement

[1]	Select as applicable.

E-2-1

5.	Credit Agreement:	The Senior Lien Term Loan Credit Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753, LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752, Stardust Finance Holdings, Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto as lenders Credit Suisse AG, as the Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of Term Commitment/Term Loans for all Lenders	Amount of Term Commitment/Term Loans Assigned[2]	Percentage Assigned of Term Commitment/Term Loans[3]
$	$	%
$	$	%
$	$	%

Effective Date:                     , 201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Holdings, Mid-Holdings, the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.]4

[Signature page follows]

[2]	Except in the case of an assignment of the entire remaining amount of the Assignor’s Commitment, the assignment of an amount less than $1,000,000 will require the consent of each of the Borrower and Administrative Agent.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.
[4]	This paragraph not included if Assignee is a Purchasing Borrower Party.

E-2-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
NAME OF ASSIGNOR
By:
Name:
Title:
ASSIGNEE
NAME OF ASSIGNEE
By:
Name:
Title:

Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

E-2-3

[Consented to:]5

[STARDUST FINANCE HOLDINGS, INC.]

By:
Name:
Title:

[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

E-2-4

ANNEX 1

SENIOR LIEN TERM LOAN CREDIT AGREEMENT DATED AS OF MARCH 13, 2015

AMONG LSF9 CONCRETE LTD, LSF9 CONCRETE HOLDINGS LTD, STARDUST

FINANCE HOLDINGS, INC. THE LENDERS PARTY THERETO, CREDIT SUISSE AG, AS

ADMINISTRATIVE AGENT AND THE OTHER AGENTS PARTIES THEREUNDER

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender.

(b) The Assignor assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Mid-Holdings’ Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of Mid-Holdings’ Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or documents furnished pursuant hereto or thereto.

1.2.	Assignee.

(a) The Assignee represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is a [Affiliated Lender][Purchasing Borrower Party] pursuant to Section [9.4(e)][9.4(g)] of the Credit Agreement, (iii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vi) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.1 or delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vii) it is not a Disqualified Lender or the Affiliate of a Disqualified Lender and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee.

Annex 1 page 1

(b) The Assignee agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) that it appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3. [Affiliated Lender.

(a) The Assignee further represents and warrants that after giving effect to this Assignment and Assumption, Affiliated Lenders shall not, in the aggregate, hold Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding.

(b) The Assignee consents to the provisions of Section 9.4 of the Credit Agreement that apply to an Affiliated Lender in its capacity as a Term Loan Lender with respect to the Assigned Interest.

[(c) The Assignor acknowledges and agrees that in connection with this assignment, (1) the Assignee is an Affiliated Lender and it or its Affiliates may have, and later come into possession of, information regarding the Loan or the Loan Parties that is not known to the Assignor and that may be material to a decision by such Assignor to assign the Assigned Interest (such information, the “Excluded Information”), (2) such Assignee has independently, without reliance on the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent or any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such Assignee’s lack of knowledge of the Excluded Information, (3) none of the Assignee, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent the other Lenders or any of their respective Affiliates shall have any liability to the Assignor, and the Assignee hereby waives and releases, to the extent permitted by law, any claims such Assignee may have against the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent, the other Lenders and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Agents or other Lenders.]

1

[(d) The Assignee acknowledges and agrees that in connection with this assignment, (1) the Assignor is an Affiliated Lender and it or its Affiliates may have, and later come into possession of, information regarding the Loan or the Loan Parties that is not known to the Assignee and that may be material to a decision by such Assignee to acquire the Assigned Interest (such information, the “Excluded Information”), (2) such Assignee has independently, without reliance on the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent or any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such

[1]	To be included if Assignee is an Affiliated Lender.

Annex 1 page 2

assignment notwithstanding such Assignee’s lack of knowledge of the Excluded Information, (3) none of the Assignee, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent the other Lenders or any of their respective Affiliates shall have any liability to the Assignor, and the Assignee hereby waives and releases, to the extent permitted by law, any claims such Assignee may have against the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent, the other Lenders and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Agents or other Lenders.]2]

[Purchasing Borrower Party.

(a) The Assignee represents and warrants that (a) immediately after giving effect to this Assignment and Assumption, no Default or Event of Default will exist and (b) this Assignment and Assumption is being entered into in connection with an offer by the Assignee to purchase or take by assignment Term Loans pursuant to a Dutch Auction open to all Lenders of the applicable Class; provided, that as of the Effective Date and after giving effect to this assignment, such assignments will not exceed, in the aggregate, 25.0% of the principal amount of all Term Loans them outstanding at such time.

[(b) The Assignee affirms that it has satisfied the conditions set forth in Section 2.12(f) if such purchase or assignment is being made pursuant to a Dutch Auction.]3

[(c) The Assignee affirms that the Term Loans being assigned pursuant to this Assignment and Assumption will be automatically and permanently canceled as of the Effective Date and otherwise consents to the provisions of the Credit Agreement that apply to the purchase by or assignment to a Purchasing Borrower Party of Term Loans included in the Assigned Interest.] 4

[(d) The Assignor acknowledges and agrees that in connection with this assignment, (1) the Assignee is an Affiliated Lender and it or its Affiliates may have, and later come into possession of, information regarding the Loan or the Loan Parties that is not known to the Assignor and that may be material to a decision by such Assignor to assign the Assigned Interest (such information, the “Excluded Information”), (2) such Assignee has independently, without reliance on the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent or any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such Assignee’s lack of knowledge of the Excluded Information, (3) none of the Assignee, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent the other Lenders or any of their respective Affiliates shall have any liability to the Assignor, and the Assignee hereby waives and releases, to the extent permitted by law, any claims such Assignee may have against the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent, the other Lenders and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Agents or other Lenders.]5

[2]	To be included if Assignor is an Affiliated Lender.
[3]	Applicable only if the Purchasing Borrower Party is making the purchase or assignment pursuant to a Dutch Auction process.
[4]	Applicable to Purchasing Borrower Parties.
[5]	To be included if Assignee is an Affiliated Lender.

Annex 1 page 2

[(e) The Assignee acknowledges and agrees that in connection with this assignment, (1) the Assignor is an Affiliated Lender and it or its Affiliates may have, and later come into possession of, information regarding the Loan or the Loan Parties that is not known to the Assignee and that may be material to a decision by such Assignee to acquire the Assigned Interest (such information, the “Excluded Information”), (2) such Assignee has independently, without reliance on the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent or any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such Assignee’s lack of knowledge of the Excluded Information, (3) none of the Assignee, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent the other Lenders or any of their respective Affiliates shall have any liability to the Assignor, and the Assignee hereby waives and releases, to the extent permitted by law, any claims such Assignee may have against the Assignor, Holdings, Mid-Holdings, the Borrower, any subsidiaries of any of these entities, the Administrative Agent, the other Lenders and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Agents or other Lenders.]6]

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[6]	To be included if Assignor is an Affiliated Lender.

Annex 1 page 3

EXHIBIT F-1

to the Senior Lien Term Loan

Credit Agreement

FORM OF ABL INTERCREDITOR AGREEMENT

[See attached.]

Execution Version

ABL INTERCREDITOR AGREEMENT

dated as of

March 13, 2015,

among

CREDIT SUISSE AG,

as ABL Administrative Agent,

BANK OF AMERICA, N.A.,

as ABL Collateral Agent,

CREDIT SUISSE AG,

as Senior Lien Term Loan Agent,

CREDIT SUISSE AG,

as Junior Lien Term Loan Agent,

STARDUST FINANCE HOLDINGS, INC.,

as Borrower,

LSF9 CONCRETE LTD,

as Holdings,

LSF9 CONCRETE HOLDINGS LTD,

as Mid-Holdings,

the Subsidiaries of Mid-Holdings

from time to time party hereto and

each other party from time to time party hereto.

THIS IS THE “ABL INTERCREDITOR AGREEMENT” REFERRED TO IN (A) ANY ABL GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG HOLDINGS, MID-HOLDINGS, THE BORROWER, CERTAIN SUBSIDIARIES OF MID-HOLDINGS, THE ABL ADMINISTRATIVE AGENT AND THE ABL COLLATERAL AGENT, (B) ANY SENIOR LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG HOLDINGS, MID-HOLDINGS, THE BORROWER, CERTAIN SUBSIDIARIES OF MID-HOLDINGS AND THE SENIOR LIEN TERM LOAN AGENT, (C) ANY JUNIOR LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG HOLDINGS, MID-HOLDINGS, THE BORROWER, CERTAIN SUBSIDIARIES OF MID-HOLDINGS AND THE JUNIOR LIEN TERM LOAN AGENT AND (D) ANY ABL CREDIT AGREEMENT, SENIOR LIEN TERM LOAN CREDIT AGREEMENT OR JUNIOR LIEN TERM LOAN CREDIT AGREEMENT (EACH AS DEFINED HEREIN) AND THE OTHER SECURITY DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENTS.

[CS&M Ref. No.: 7865-146]

6.4. Post-Petition Interest	44
6.5. Avoidance Issues	45
6.6. Application	45
6.7. Waivers	46
6.8. Separate Grants of Liens	46
6.9. Asset Sales	47

Section 7. Purchase Options	47

7.1. Notice of Exercise	47
7.2. Purchase and Sale	48
7.3. Payment of Purchase Price	48
7.4. Limitation on Representations and Warranties	49

Section 8. Reliance; Waivers; etc	49

8.1. Reliance	49
8.2. No Warranties or Liability	49
8.3. Obligations Unconditional	50

Section 9. Miscellaneous	51

9.1. Conflicts	51
9.2. Term of this Agreement; Severability	51
9.3. Amendments; Waivers	51
9.4. Information Concerning Financial Condition of the Borrower, the ABL Borrowers and the Subsidiaries	55
9.5. Subrogation	55
9.6. Application of Payments	56
9.7. Consent to Jurisdiction; Waivers	56
9.8. Notices	57
9.9. Further Assurances	57
9.10. Governing Law	57
9.11. Specific Performance	57
9.12. Section Titles	57
9.13. Counterparts	58
9.14. Authorization	58
9.15. No Third Party Beneficiaries; Successors and Assigns	58
9.16. Effectiveness	58
9.17. ABL Agents and Term Loan Agents	58
9.18. Limitation on Term Loan Agents’ and ABL Agents’ Responsibilities	59
9.19. Relationship with Other Intercreditor Agreements	59
9.20. Relative Rights	59
9.21. Additional Grantors	60
9.22 Jersey Security Law Provisions	60

ii

SCHEDULES:

Schedule I	Legend for Certain ABL Loan Documents/Term Loan Documents

EXHIBITS:

Exhibit A	Form of Intercreditor Agreement Joinder

iii

THIS ABL INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 13, 2015, among CREDIT SUISSE AG (“Credit Suisse”), in its capacity as administrative agent (together with its successors and assigns in such capacities, the “ABL Administrative Agent”) for (i) the financial institutions, lenders and investors party from time to time to any ABL Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, including any letter of credit issuers under any ABL Credit Agreement, together with any other Person holding ABL Claims (including the ABL Agents), the “ABL Lenders”) and (ii) any ABL Hedge Banks and ABL Cash Management Banks, BANK OF AMERICA, N.A., in its capacity as collateral agent and trustee (together with its successors and assigns in such capacities, the “ABL Collateral Agent”) and the ABL Lenders, CREDIT SUISSE AG, in its capacities as administrative agent and collateral agent and trustee (together with its successors and assigns in such capacities, the “Senior Lien Term Loan Agent”) for the financial institutions, lenders and investors party from time to time to any Senior Lien Term Loan Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees under any Senior Lien Term Loan Credit Agreement, the “Senior Lien Term Loan Lenders”), CREDIT SUISSE AG, in its capacities as administrative agent and collateral agent and trustee (together with its successors and assigns in such capacities, the “Junior Lien Term Loan Agent”) for the financial institutions, lenders and investors party from time to time to any Junior Lien Term Loan Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees under any Junior Lien Term Loan Credit Agreement, the “Junior Lien Term Loan Lenders”), LSF9 CONCRETE LTD, an entity incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (“Holdings”), LSF9 CONCRETE HOLDINGS LTD, an entity incorporated under the laws of Jersey with registered number 117752 (“Mid-Holdings”), STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), as the borrower under each Term Loan Credit Agreement and a borrower under the ABL Credit Agreement and each Subsidiary of Mid-Holdings that becomes a party hereto pursuant to Section 9.21 hereof.

RECITALS

A. Pursuant to that certain ABL Credit Agreement dated as of the date hereof (the “ABL Credit Agreement”) among Holdings, Mid-Holdings, the Borrower, any Additional Revolving Borrowers (as such term is defined in the ABL Credit Agreement, together with the Borrower, the “ABL Borrowers”), the ABL Lenders, the ABL Administrative Agent, the ABL Collateral Agent, and the other parties thereto, the ABL Lenders have agreed to make certain loans to the ABL Borrowers.

B. Pursuant to the ABL Guarantee and Collateral Agreement dated as of the date hereof among Holdings, Mid-Holdings, the ABL Borrowers, certain Subsidiaries of Mid-Holdings and the ABL Collateral Agent (the “ABL Guarantee and Collateral Agreement”), the ABL Guarantors have agreed, inter alia, to guarantee the payment and performance of the ABL Borrowers’ obligations under the ABL Loan Documents.

C. As a condition to the effectiveness of any ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors under and in connection with the ABL Loan Documents, the ABL Borrowers and the ABL Guarantors have granted to the ABL Collateral Agent (for the benefit of the ABL Lenders) Liens on the Collateral.

D. Pursuant to that certain Senior Lien Term Loan Credit Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, the Senior Lien Term Loan Lenders and the Senior Lien Term Loan Agent (the “Senior Lien Term Loan Credit Agreement”), the Senior Lien Term Loan Lenders have agreed to make certain loans to the Borrower.

E. Pursuant to the Senior Lien Guarantee and Collateral Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, certain Subsidiaries of Mid-Holdings and the Senior Lien Term Loan Agent (the “Senior Lien Term Loan Guarantee and Collateral Agreement”), the Senior Lien Term Loan Guarantors have agreed, inter alia, to guarantee the payment and performance of the Borrower’s obligations under the Senior Lien Term Loan Documents.

F. As a condition to the effectiveness of any Senior Lien Term Loan Credit Agreement and to secure the obligations of the Borrower and the Senior Lien Term Loan Guarantors under and in connection with the Senior Lien Term Loan Documents, the Borrower and the Senior Lien Term Loan Guarantors have granted to the Senior Lien Term Loan Agent (for the benefit of the Senior Lien Term Loan Lenders) Liens on the Collateral.

G. Pursuant to that certain Junior Lien Term Loan Credit Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, the Junior Lien Term Loan Lenders and the Junior Lien Term Loan Agent (the “Junior Lien Term Loan Credit Agreement”), the Junior Lien Term Loan Lenders have agreed to make certain loans to the Borrower.

H. Pursuant to the Junior Lien Guarantee and Collateral Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, certain Subsidiaries of Mid-Holdings and the Junior Lien Term Loan Agent (the “Junior Lien Term Loan Guarantee and Collateral Agreement”), the Junior Lien Term Loan Guarantors have agreed, inter alia, to guarantee the payment and performance of the Borrower’s obligations under the Junior Lien Term Loan Documents.

I. As a condition to the effectiveness of any Junior Lien Term Loan Credit Agreement and to secure the obligations of the Borrower and the Junior Lien Term Loan Guarantors under and in connection with the Junior Lien Term Loan Documents, the Borrower and the Junior Lien Term Loan Guarantors have granted to the Junior Lien Term Loan Agent (for the benefit of the Junior Lien Term Loan Lenders) Liens on the Collateral.

J. Each of the ABL Administrative Agent and the ABL Collateral Agent (on behalf of the ABL Lenders), the Senior Lien Term Loan Agent (on behalf of the Senior Lien Term Loan Lenders) and the Junior Lien Term Loan Agent (on behalf of the Junior Lien Term Loan Lenders) and, by their acknowledgment hereof, the ABL Loan Parties and the Term Loan Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

2

AGREEMENT

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Administrative Agent” shall have the meaning assigned to that term in the preamble to this Agreement.

“ABL Agents” shall mean, collectively, the ABL Administrative Agent and the ABL Collateral Agent.

“ABL Borrowers” shall have the meaning assigned to that term in the recitals.

“ABL Cash Management Bank” shall mean any “Qualified Counterparty” (as defined in the ABL Credit Agreement) holding any ABL Claims constituting ABL Lender Cash Management Obligations.

“ABL Claims” shall mean the aggregate of (i) the principal amount of all Indebtedness (other than ABL Lender Cash Management Obligations and ABL Lender Hedging Obligations) and the face amount of all letters of credit incurred under the ABL Credit Agreement to the extent such principal amount is permitted to be incurred pursuant to Section 6.2(h)(y) of each of the Term Loan Credit Agreements (or the corresponding provision of any other Term Loan Credit Agreement), as in effect on the date hereof (or, as amended (or, in the case of any other Term Loan Credit Agreement, replaced) after the date hereof to the extent such amendment increases such maximum permitted principal amount) (the “Maximum ABL Amount”), together with any interest, fees, attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the ABL Credit Agreement or the ABL Loan Documents related thereto or any of them, including all fees and expenses of the applicable ABL Agent thereunder, and (ii) the maximum amount of all ABL Lender Cash Management Obligations and ABL Lender Hedging Obligations (calculated, in the case of ABL Lender Hedging Obligations at any given date, as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all Specified ABL Hedging Agreements underlying such ABL Lender Hedging Obligations were terminated as of such date), plus, in each case, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant ABL Loan Document to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

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“ABL Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to the ABL Agents under any of the ABL Collateral Documents.

“ABL Collateral Agent” shall have the meaning assigned to that term in the preamble to this Agreement.

“ABL Collateral Documents” shall mean the ABL Guarantee and Collateral Agreement and any security agreement, Deed of Hypothec, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any ABL Claims or under which rights or remedies with respect to such Liens are at any time governed.

“ABL Credit Agreement” shall have the meaning set forth in the recitals.

“ABL Declined Lien” shall have the meaning set forth in Section 2.3 hereof.

“ABL Guarantee and Collateral Agreement” shall have the meaning assigned to that term in the recitals.

“ABL Guarantors” shall mean the “Guarantors” as defined in the ABL Guarantee and Collateral Agreement.

“ABL Hedge Bank” shall mean any “Qualified Counterparty” (as defined in the ABL Credit Agreement) party to a Specified ABL Hedging Agreement.

“ABL Lender Cash Management Obligations” shall mean “Cash Management Obligations” as defined in the ABL Credit Agreement.

“ABL Lender Hedging Obligations” shall mean all amounts owing under any Specified ABL Hedging Agreement.

“ABL Lenders” shall mean the Persons holding ABL Claims, including the ABL Agents.

“ABL Loan Documents” shall mean (i) the ABL Credit Agreement, the ABL Collateral Documents and each of the other “Loan Documents” as defined in the ABL Credit Agreement, (ii) each agreement, document or instrument providing for or evidencing an ABL Lender Hedging Obligation or ABL Lender Cash Management Obligation and (iii) any other related document or instrument executed or delivered pursuant to any document in subclause (i) or (ii) at any time or otherwise evidencing or securing any Obligation arising under any such ABL Loan Document.

“ABL Loan Parties” shall mean the “Loan Parties” as defined in the ABL Credit Agreement.

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“ABL Obligations” shall mean the “Obligations” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” shall mean all Common Collateral consisting of the following:

(1) all Accounts, other than Accounts which constitute identifiable Proceeds which arise from the sale, license, assignment or other disposition of Term Loan Priority Collateral;

(2) all Inventory;

(3) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) to the extent evidencing, governing, securing or otherwise related to Accounts or Inventory;

(4) all collection accounts, deposit accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets and all “Cash Equivalents” as defined in the ABL Credit Agreement on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the Term Loan Lenders) in any such accounts (other than identifiable cash proceeds in respect of real estate, Fixtures or Equipment or other Term Loan Priority Collateral);

(5) indebtedness representing on-lent Loans (as such term is defined in the ABL Credit Agreement) and any intercompany revolving loan notes relating thereto, including the intercompany revolving loan note among Stardust Canada Acquisition I Ltd., as payor, and the Borrower, as payee and the intercompany revolving loan note among Stardust Canada Acquisition II Ltd., as payor, and the Borrower, as payee;

(6) to the extent involving or governing any of the items referred to in the preceding clauses (1) through (5), all Documents, Documents of Title, General Intangibles and Intangibles (including all Payment Intangibles but excluding Intellectual Property), Instruments (including promissory notes and except to the extent relating to the sale, license, assignment or other disposition of Term Loan Priority Collateral) and Letter of Credit Rights, to the extent such Letter of Credit Rights can be perfected by a filing pursuant to the UCC (or PPSA) in the office of the Secretary of State (or similar central filing office) of the relevant state, province or territory (or such multiple combination thereof as may be required to achieve perfection);

(7) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (6), all Supporting Obligations;

(8) all books and Records relating to the foregoing (including, without limitation, all books, databases, customer lists and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

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(9) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, Instruments, Securities, Financial Assets, Deposit Accounts and insurance payments directly received as proceeds of any ABL Priority Collateral.

“ABL Recovery” shall have the meaning set forth in Section 6.5.

“ABL Standstill Period” shall have the meaning set forth in Section 3.1(b).

“Accounts” shall have the meaning set forth in the ABL Credit Agreement in effect on the date hereof (whether or not such agreement is then in effect).

“Affiliate” shall have the meaning set forth in the Credit Agreements on the date hereof.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“BIA” means the Bankruptcy and Insolvency Act (Canada) as from time to time in effect in Canada.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” shall have the meaning set forth in the Credit Agreements as in effect on the date hereof.

“Capital Stock” shall have the meaning set forth in the Credit Agreements as in effect on the date hereof.

“Cash Collateral” shall mean any Common Collateral consisting of Money or cash equivalents, any Security Entitlement and any Financial Assets.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) as from time to time in effect in Canada.

“Common Collateral” shall mean, collectively, the ABL Collateral and the Term Loan Collateral.

“Credit Agreements” shall mean, collectively, any ABL Credit Agreement, any Junior Lien Term Loan Credit Agreement, any Senior Lien Term Loan Credit Agreement and any other credit agreement, indenture, note purchase agreement or other operative document that is entered into by the Borrower in connection with its incurrence of Future Secured Term Indebtedness.

“Credit Suisse” shall have the meaning set forth in the preamble to this Agreement.

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“Debtor Relief Laws” shall have the meaning set forth in the Credit Agreements on the date hereof.

“Deed of Hypothec” means a Quebec law movable and immovable Deed of Hypothec in favor of any Senior Lien Term Loan Agent, for the benefit of any Senior Lien Secured Parties from any Senior Lien Loan Party, any Junior Lien Term Loan Agent, for the benefit of any Junior Lien Secured Parties from any Junior Lien Loan Party, any ABL Lien Agent, for the benefit of any ABL Lien Secured Parties from any ABL Lien Loan Party, together in each case with a corresponding bond, bond pledge and bond pledge agreement.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts.

“Designated Term Loan Agent” shall mean the Senior Lien Term Loan Agent, or if the Senior Lien Pari Passu Intercreditor Agreement is then in effect, the “Applicable Authorized Representative” as defined therein; provided that if there are no Senior Lien Term Loan Claims outstanding, the Junior Lien Term Loan Agent shall be the Designated Term Loan Agent, or if the Junior Lien Pari Passu Intercreditor Agreement is then in effect, the “Applicable Authorized Representative” as defined therein.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“DIP Financing Liens” shall have the meaning set forth in Section 6.1.

“Discharge of ABL Claims” shall mean, except to the extent otherwise provided in Section 5.7 hereof, (i) payment in full in cash (except for (x) contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made and (y) ABL Claims constituting ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations) of all Obligations in respect of all outstanding ABL Claims and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the ABL Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit thereunder, and (ii) with respect to ABL Claims constituting ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations, the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations, as applicable; provided that the Discharge of ABL Claims shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or ABL Claims, subject to compliance with Section 9.3 hereof. In the event the ABL Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other applicable Debtor Relief Law, the ABL Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

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“Discharge of Junior Lien Term Loan Claims” shall mean, except to the extent otherwise provided in Section 5.7 hereof, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Junior Lien Term Loan Claims and, with respect to letters of credit outstanding under any Credit Agreement relating to Future Secured Term Indebtedness, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit thereunder; provided that the Discharge of Junior Lien Term Loan Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Junior Lien Term Loan Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or Junior Lien Term Loan Claims, subject to compliance with Section 9.3. In the event the Junior Lien Term Loan Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other applicable Debtor Relief Law, the Junior Lien Term Loan Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Senior Lien Term Loan Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Senior Lien Term Loan Claims and, with respect to letters of credit outstanding under any Credit Agreement relating to Future Secured Term Indebtedness, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit thereunder; provided that the Discharge of Senior Lien Term Loan Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lien Term Loan Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or Senior Lien Term Loan Claims, subject to compliance with Section 9.3. In the event the Senior Lien Term Loan Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other applicable Debtor Relief Law, the Senior Lien Term Loan Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Term Loan Claims” shall mean, collectively, the Discharge of Senior Lien Term Loan Claims and the Discharge of Junior Lien Term Loan Claims.

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“English ABL Floating Charge” shall mean each floating charge granted by an English Grantor to secure any of the ABL Claims.

“English Grantor” shall mean each Grantor which is incorporated in England or Wales.

“English Term Floating Charge” shall mean each floating charge granted by an English Grantor to secure any of the Term Loan Claims.

“Excess ABL Debt” shall mean the amount equal to: (a) the sum of: (i) the portion of the principal amount of the loans outstanding under the ABL Credit Agreement, plus (ii) the undrawn amount of all outstanding letters of credit issued pursuant to the ABL Credit Agreement, plus (iii) the unreimbursed amount of all draws under such letters of credit that, in the aggregate for amounts described in clauses (i), (ii) and (iii), is in excess of the Maximum ABL Amount, plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans and letters of credit described in clause (a); provided, that, interest, fees, costs and expenses (excluding the interest and fees described in clause (b) above) shall not constitute Excess ABL Debt regardless of whether such amounts are added to the principal balance of the loans pursuant to the ABL Loan Documents and in no event shall the term Excess ABL Debt be construed to include ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations.

“Excess Term Loan Debt” shall mean the amount equal to (a) the portion of the principal amount of the loans outstanding under the Term Loan Agreements that is (x) in the case of the principal amount of the loans under the Senior Lien Term Loan Documents, in excess of the Maximum Senior Lien Term Loan Amount or (y) in the case of the principal amount of the loans under the Junior Lien Term Loan Documents, in excess of the Maximum Junior Lien Term Loan Amount, plus (b) without duplication, the portion of accrued and unpaid interest on account of such portion of the loans described in clause (a); provided, that, interest, fees, costs and expenses shall not constitute Excess Term Loan Debt regardless of whether such amounts are added to the principal balance of the loans pursuant to the Term Loan Documents.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Lender of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, Part V of the PPSA, the Civil Code of Quebec, the Mortgages Act or other applicable law;

(b) the exercise by any Lender of any remedy provided to a secured creditor on account of a Lien under any of the ABL Loan Documents or the Term Loan Documents, as applicable, under applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

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(c) the taking of any action by any Lender or the exercise of any right or remedy by any Lender in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the proceeds thereof;

(d) the appointment, directly or on the application of a Lender, of a trustee, receiver, receiver and manager, interim receiver or similar official of all or part of the Common Collateral or the appointment of an administrator of an English Grantor;

(e) the sale, lease, license or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Lender or by any other means at the direction of a Lender permissible under applicable law (including, for the avoidance of doubt, any sale, transfer or other disposition effected pursuant to Section 5.1(a)(2) or 5.1(b)(2) hereof);

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code, Part V of the PPSA, the Civil Code of Quebec, the Mortgages Act or under provisions of similar effect or other applicable law; and

(g) the exercise by a Lender of any voting rights relating to any Capital Stock included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection, (ii) the exercise of rights pursuant to Section 2.24 of the ABL Credit Agreement (or any substantially similar provision in any other ABL Credit Agreement) by the ABL Lenders during the continuance of a Dominion Period (as defined in the ABL Credit Agreement), including the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Administrative Agent in accordance with Section 2.24 of the ABL Credit Agreement (or any substantially similar provision in any other ABL Credit Agreement), (iii) the consent by the ABL Lenders to a going out of business sale or other disposition by any Grantor of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits by any ABL Agent and the ABL Lenders, or (v) the imposition of Reserves (as defined in the ABL Credit Agreement) by the applicable ABL Agent.

“First Priority Agent” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Agents and (b) any Term Loan Priority Collateral, the Designated Term Loan Agent.

“First Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Claims and (b) any Term Loan Priority Collateral, the Term Loan Claims.

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“First Priority Collateral” shall mean, with respect to (a) the Term Loan Agents and the Term Loan Lenders, the ABL Priority Collateral and (b) the ABL Agents and the ABL Lenders, the Term Loan Priority Collateral.

“First Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Loan Documents and (b) any Term Loan Priority Collateral, the Term Loan Documents.

“First Priority Lenders” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Lenders and (b) any Term Loan Priority Collateral, the Term Loan Lenders.

“Fraudulent Conveyances Proceeding” means any application or other proceeding seeking relief pursuant to the Assignment and Preferences Act (Ontario), the Fraudulent Conveyances Act (Ontario), sections 95 to 101 inclusive of the BIA or any other like, equivalent or analogous legislation of any jurisdiction, domestic or foreign.

“Future Secured Term Indebtedness” shall mean secured Indebtedness or Obligations (other than Term Loan Claims contemplated by clause (i) of the definition of “Term Loan Claims” and ABL Claims) of the Borrower and its Subsidiaries that is to be equally and ratably secured with the Senior Lien Term Loan Claims or Junior Lien Term Loan Claims (including (i) secured Permitted Term Loan Refinancing Indebtedness, (ii) secured Incremental Equivalent Debt, (iii) any Refinancing Indebtedness in respect of any of the foregoing and (iv) guarantee Obligations by the Grantors in respect of each of the foregoing, as each term used in clauses (i), (ii), and (iii) is defined in the applicable Term Loan Credit Agreement) is so designated by the Borrower at the time of incurrence thereof as Future Secured Term Indebtedness hereunder in accordance with Section 9.3; provided that such Indebtedness is incurred in compliance with (a) Section 6.2(h) or (p) of the ABL Credit Agreement and the Liens securing such Future Secured Term Indebtedness are granted in compliance with Section 6.3(l) or (t) of the ABL Credit Agreement and (b) Section 6.2 of the Term Loan Credit Agreements and the Liens securing such Future Secured Term Indebtedness are granted in compliance with Section 6.3 of the Term Loan Credit Agreements, in each case as in effect on the date hereof (or as amended after the date hereof to the extent such amendment increases such maximum permitted principal amount); provided, further, that the holders of such Future Secured Term Indebtedness (or a Term Loan Agent on their behalf) shall enter into an Intercreditor Agreement Joinder pursuant to Section 9.3.

“Grantors” shall mean Holdings, Mid-Holdings, the Borrower, any other ABL Borrower, the other ABL Loan Parties and the other Term Loan Parties.

“Holdings” shall have the meaning set forth in the preamble to this Agreement.

“Indebtedness” shall have the meaning provided in any ABL Credit Agreement, any Senior Lien Term Loan Credit Agreement and any Junior Lien Term Loan Credit Agreement as in effect on the date hereof.

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“Insolvency or Liquidation Proceeding” shall mean any voluntary or involuntary case or proceeding under any Debtor Relief Laws, including, for the avoidance of doubt, administration in respect of any English Grantor.

“Intellectual Property” shall have the meaning set forth in the ABL Guarantee and Collateral Agreement in effect on the date hereof (whether or not such agreement is then in effect).

“Intercreditor Agreement Joinder” shall mean, with respect to any Grantor or any New ABL Agent or New Term Loan Agent, an agreement substantially in the form of Exhibit A hereto, executed by the applicable Grantor, New ABL Agent or New Term Loan Agent and delivered by it to each Term Loan Agent and each ABL Agent.

“Inventory” shall have the meaning set forth in the ABL Credit Agreement in effect on the date hereof (whether or not such agreement is then in effect).

“Junior Lien Pari Passu Intercreditor Agreement” shall mean an agreement among Holdings, Mid-Holdings, the Borrower and certain other subsidiaries of Mid-Holdings party thereto, the Junior Lien Term Loan Agent, any initial additional authorized representative party thereto and each additional authorized representative from time to time party thereto, substantially in the form of the Senior Lien Pari Passu Intercreditor Agreement with such changes as may be agreed.

“Junior Lien Term Loan Agent” shall have the meaning set forth in the preamble to this Agreement.

“Junior Lien Term Loan Claims” means Term Loan Claims with respect to the Junior Lien Term Loan Credit Agreement or any Future Secured Term Indebtedness that is secured by a second lien on the Term Loan Priority Collateral and a third lien on the ABL Priority Collateral.

“Junior Lien Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Junior Lien Term Loan Guarantee and Collateral Agreement” shall have the meaning assigned to that term in the recitals.

“Junior Lien Term Loan Guarantors” shall mean the “Guarantors” as defined in the Junior Lien Term Loan Guarantee and Collateral Agreement.

“Junior Lien Term Loan Obligations” shall mean the “Obligations” as defined in the Junior Lien Term Loan Credit Agreement.

“Lenders” shall mean the collective reference to the ABL Lenders and the Term Loan Lenders.

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“Lien” shall mean any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, hypothec or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself constitute a Lien.

“Maximum ABL Amount” is defined in the definition of “ABL Claims”.

“Maximum Junior Lien Term Loan Amount” is defined in the definition of “Term Loan Claims”.

“Maximum Senior Lien Term Loan Amount” is defined in the definition of “Term Loan Claims”.

“Mortgages Act” means the Mortgages Act (Ontario) as from time to time in effect in the Province of Ontario or any equivalent legislation in any other applicable province or territory of Canada.

“New ABL Agent” shall have the meaning set forth in Section 9.3(d).

“New Term Loan Agent” shall have the meaning set forth in Section 9.3(d).

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any ABL Loan Document or Term Loan Document include the obligations to pay principal, reimbursement obligations under letters of credit, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding to the extent that a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any ABL Lender or Term Loan Lender, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

“Patent” shall have the meaning set forth in the ABL Guarantee and Collateral Agreement in effect on the date hereof (whether or not such agreement is then in effect).

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-of-Credit Rights, Deposit Accounts, Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Common Collateral.

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“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Collateral” shall mean the Common Collateral in the possession of an ABL Agent (or its agents or bailees) or a Term Loan Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code, the PPSA or other applicable law.

“PPSA” means the Personal Property Security Act (Ontario) as from time to time in effect in the Province of Ontario; provided that if, by reason of mandatory provisions of law, perfection or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Personal Property Security Act as in effect in a jurisdiction other than Ontario or by the Civil Code of the Province of Quebec. “PPSA” means such Personal Property Security Act or the Civil Code of the Province of Quebec as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Lenders” shall mean, with respect to any Credit Agreement, those Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Credit Agreement).

“Second Priority Agent” shall mean, with respect to (a) any ABL Priority Collateral, the Designated Term Loan Agent and (b) any Term Loan Priority Collateral, the ABL Agents.

“Second Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan Claims and (b) any Term Loan Priority Collateral, the ABL Claims.

“Second Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan Documents and (b) any Term Loan Priority Collateral, the ABL Loan Documents.

“Second Priority Lenders” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan Lenders and (b) any Term Loan Priority Collateral, the ABL Lenders.

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“Senior Lien Pari Passu Intercreditor Agreement” shall mean an agreement among Holdings, Mid-Holdings, certain subsidiaries of Mid-Holdings party thereto, the Borrower, the Senior Lien Term Loan Agent, any initial additional authorized representative party thereto and each additional authorized representative from time to time party thereto, the form of which is provided as Exhibit F-3 to the Senior Lien Term Loan Credit Agreement.

“Senior Lien Term Loan Agent” shall have the meaning set forth in the preamble to this Agreement.

“Senior Lien Term Loan Claims” means Term Loan Claims with respect to the Senior Lien Term Loan Credit Agreement or any Future Secured Term Indebtedness that is secured by a first lien on the Term Loan Priority Collateral and a second lien on the ABL Priority Collateral.

“Senior Lien Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Senior Lien Term Loan Documents” shall mean (i) the Senior Lien Term Loan Credit Agreement, the Senior Lien Term Loan Guarantee and Collateral Agreement and each of the other “Loan Documents” as defined in the Senior Lien Term Loan Credit Agreement, and (ii) any other related document or instrument executed or delivered pursuant to any document in subclause (i) at any time or otherwise evidencing or securing any Obligation arising under any such Senior Lien Term Loan Document.

“Senior Lien Term Loan Guarantee and Collateral Agreement” shall have the meaning assigned to that term in the recitals.

“Senior Lien Term Loan Guarantors” shall mean the “Guarantors” as defined in the Senior Lien Term Loan Guarantee and Collateral Agreement.

“Senior Lien Term Loan Lenders” shall have the meaning set forth in the preamble to this Agreement.

“Senior Lien Term Loan Obligations” shall mean the “Obligations” as defined in the Senior Lien Term Loan Obligations.

“Specified ABL Hedging Agreement” shall mean a “Specified Hedge Agreement” as such term is defined in the ABL Credit Agreement as in effect on the date hereof.

“STA” means the Securities Transfer Act, 2006 (Ontario) as from time to time in effect in the Province of Ontario or any equivalent legislation in any other applicable province or territory of Canada.

“Subsidiary” shall mean any “Subsidiary” of Mid-Holdings under (and as defined in) each of the Credit Agreements.

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“Term Declined Lien” shall have the meaning set forth in Section 2.3 hereof.

“Term Loan Agents” shall mean, collectively, the Senior Lien Term Loan Agent, the Junior Lien Term Loan Agent and each collateral agent, any holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec), security trustee or other agent or representative for any Future Secured Term Indebtedness or the holders thereof or lenders thereunder.

“Term Loan Claims” shall mean (i) the principal amount of all Indebtedness incurred under each of the Term Loan Credit Agreements to the extent such principal amount is (x) in the case Indebtedness under Senior Lien Term Loan Documents, permitted to be incurred pursuant to Section 6.2(h)(x) of the ABL Credit Agreement, as in effect on the date hereof (or as amended after the date hereof to the extent such amendment increases such maximum permitted principal amount) (the “Maximum Senior Lien Term Loan Amount”), or (y) in the case Indebtedness under Junior Lien Term Loan Documents, permitted to be incurred pursuant to Section 6.2(h)(y) of the ABL Credit Agreement, as in effect on the date hereof (or as amended after the date hereof to the extent such amendment increases such maximum permitted principal amount) (the “Maximum Junior Lien Term Loan Amount”), in each case, together with any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, each of the Term Loan Credit Agreements or the Term Loan Documents related thereto or any of them, including all fees and expenses of the applicable Term Loan Agent thereunder, plus (ii) the principal amount of all Future Secured Term Indebtedness and the face amount of all letters of credit incurred under any related Credit Agreement plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Term Loan Documents related to such Future Secured Term Indebtedness, including all fees and expenses of the collateral agent for any Future Secured Term Indebtedness, plus, in each case, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Term Loan Document to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Term Loan Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to any Term Loan Agent under any of the Term Loan Collateral Documents.

“Term Loan Collateral Documents” shall mean the Term Loan Guarantee and Collateral Agreements and any security agreement, Deed of Hypothec, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Term Loan Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Term Loan Credit Agreements” shall mean, collectively, the Senior Lien Term Loan Credit Agreement and the Junior Lien Term Loan Credit Agreement.

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“Term Loan Documents” shall mean (i) the Term Loan Credit Agreements, the Term Loan Collateral Documents and each of the other “Loan Documents” as defined under the Term Loan Credit Agreements, (ii) any Credit Agreement or other document or instrument evidencing or governing any Future Secured Term Indebtedness and any related collateral documents, (iii) each Term Loan Intercreditor Agreement, the Senior Lien Pari Passu Intercreditor Agreement and the Junior Lien Pari Passu Intercreditor Agreement, and (iv) any other related document or instrument executed or delivered pursuant to any document in subclause (i), (ii), or (iii) at any time or otherwise evidencing or securing any Obligation arising under any such Term Loan Document.

“Term Loan Guarantee and Collateral Agreements” shall mean, collectively, the Senior Lien Term Loan Guarantee and Collateral Agreement and the Junior Lien Term Loan Guarantee and Collateral Agreement.

“Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the date hereof among the Senior Lien Term Loan Agent, the Junior Lien Term Loan Agent and the Grantors.

“Term Loan Lenders” shall mean the Persons holding Term Loan Claims, including the Term Loan Agents.

“Term Loan Obligations” shall mean, collectively, the Senior Lien Term Loan Obligations and the Junior Lien Term Loan Obligations.

“Term Loan Parties” shall mean the “Loan Parties” as defined in each of the Term Loan Credit Agreements.

“Term Loan Priority Collateral” shall mean all Common Collateral other than ABL Priority Collateral, and all collateral security and guarantees with respect to any Term Loan Priority Collateral and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as proceeds of any Term Loan Priority Collateral.

“Term Loan Recovery” shall have the meaning set forth in Section 6.5 hereof.

“Term Loan Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Trademark” shall have the meaning set forth in the Term Loan Guarantee and Collateral Agreements and the ABL Guarantee and Collateral Agreement, each as in effect on the date hereof.

“UK Insolvency Act” shall mean the Insolvency Act 1986 of the United Kingdom, as now and hereafter in effect, or any successor statute.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of mandatory provisions of law, perfection or the effect of perfection or non-perfection or

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the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

1.2. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, substitutions, joinders and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Except as otherwise provided herein, any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. For all purposes of the interpretation or construction of this Agreement under the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

1.3. UCC/PPSA Definitions. The following terms which are defined in uncapitalized form or otherwise used in the Uniform Commercial Code and/or the PPSA are used herein as so defined or used, as the context requires: Chattel Paper, Deposit Account, Document, Document of Title, Electronic Chattel Paper, Financial Asset, General Intangible, Letter-of-Credit Right, Money, Payment Intangible, Records, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

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Section 2. Priority of Liens.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agents for the benefit of the ABL Lenders on the Common Collateral or of any Liens granted to the Term Loan Agents for the benefit of the Term Loan Lenders on the Common Collateral, (ii) any provision of the UCC, the PPSA, the Mortgages Act, the Bankruptcy Code, or any applicable Debtor Relief Law or other law or the ABL Loan Documents or the Term Loan Documents, (iii) whether an ABL Agent or a Term Loan Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, hereby agrees that:

(a) any Lien on the ABL Priority Collateral securing any ABL Claims now or hereafter held by or on behalf of an ABL Agent or any ABL Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Term Loan Claims,

(b) any Lien on the ABL Priority Collateral securing any Term Loan Claims now or hereafter held by or on behalf of a Term Loan Agent, any Term Loan Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims,

(c) any Lien on the Term Loan Priority Collateral securing any Term Loan Claims now or hereafter held by or on behalf of a Term Loan Agent, any Term Loan Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Term Loan Priority Collateral securing any ABL Claims,

(d) any Lien on the Term Loan Priority Collateral securing any ABL Claims now or hereafter held by or on behalf of an ABL Agent or any ABL Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Claims, and

(e) as between the English ABL Floating Charges and the English Term Floating Charges, the English ABL Floating Charges shall be deemed to be the prior floating charges for the purposes of paragraph 15 of Schedule B1 to the UK Insolvency Act.

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All Liens on the ABL Priority Collateral securing any ABL Claims shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Loan Claims for all purposes, whether or not such Liens securing any ABL Claims are subordinated to any Lien securing any other obligation of the Borrower, any ABL Borrower, any other Grantor or any other Person, and all Liens on the Term Loan Priority Collateral securing any Term Loan Claims shall be and remain senior in all respects and prior to all Liens on the Term Loan Priority Collateral securing any ABL Claims for all purposes, whether or not such Liens securing any Term Loan Claims are subordinated to any Lien securing any other obligation of the Borrower, any ABL Borrower, any other Grantor or any other Person. Each ABL Agent and each Term Loan Agent hereby cedes priority and preference of rank of its Liens to the other’s Liens to give effect to the provisions of this Section 2.1.

2.2. Prohibition on Contesting Liens. Each ABL Agent, for itself and on behalf of each ABL Lender, and each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding or Fraudulent Conveyance Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any ABL Claims held (or purported to be held) by or on behalf of any ABL Agent or any of the ABL Lenders or any agent, any holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) or trustee therefor in any Common Collateral or (b) a Lien securing any Term Loan Claims held (or purported to be held) by or on behalf of any Term Loan Lender in any Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed (x) to prevent or impair the rights of an ABL Agent or any ABL Lender to enforce this Agreement (including the priority of the Liens securing the ABL Claims as provided in Section 2.1 with respect to any ABL Priority Collateral) or any of the ABL Loan Documents or (y) to prevent or impair the rights of a Term Loan Agent or any Term Loan Lender to enforce this Agreement (including the priority of the Liens securing the Term Loan Claims as provided in Section 2.1 with respect to any Term Loan Priority Collateral) or any of the Term Loan Documents.

2.3. No New Liens.

(a) So long as the Discharge of ABL Claims has not occurred, each Term Loan Agent agrees, for itself and on behalf of each applicable Term Loan Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower, any ABL Borrower or any other Grantor, that it shall not, except as otherwise provided herein, acquire or hold any Lien on any assets of the Borrower, any other ABL Borrower or any other Grantor securing any Term Loan Claims that, to the extent permissible under applicable law, are not also subject to the Liens in respect of the ABL Claims under the ABL Loan Documents; provided that this provision will not be violated with respect to any ABL Obligations if the ABL Agent is given a reasonable opportunity to accept a Lien on any asset or property and such ABL Agent states in writing that the ABL Loan Documents in respect thereof prohibit such ABL Agent from accepting a Lien on such asset or property or such ABL Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, an “ABL Declined Lien”). If a Term Loan Agent or any Term Loan Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject

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to the Liens in respect of the ABL Claims under the ABL Loan Documents (other than an ABL Declined Lien), then the applicable Term Loan Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of any ABL Agent as security for the ABL Claims (subject to the Lien priority and other terms hereof) and shall promptly notify each ABL Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the ABL Agents to assign or release such Liens to the applicable ABL Agent (and/or its designees) as security for the ABL Claims.

(b) So long as the Discharge of Term Loan Claims has not occurred, each ABL Agent agrees, for itself and on behalf of each applicable ABL Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower, any other ABL Borrower or any other Grantor, that it shall not, except as otherwise provided herein, acquire or hold any Lien on any assets of the Borrower, any other ABL Borrower or any other Grantor securing any ABL Claims that, to the extent permissible under applicable law, are not also subject to the Liens in respect of the Term Loan Claims under the Term Loan Documents; provided that this provision will not be violated with respect to any Term Loan Obligations if the applicable Term Loan Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Term Loan Agent states in writing that the Term Loan Documents in respect thereof prohibit such Term Loan Agent from accepting a Lien on such asset or property or such Term Loan Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Term Declined Lien”). If an ABL Agent or any ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Liens in respect of the Term Loan Claims under the Term Loan Documents (other than a Term Declined Lien), then the applicable ABL Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Term Loan Agents as security for the Term Loan Claims (in each case, subject to the Lien priority and other terms hereof) and shall promptly notify each Term Loan Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the Term Loan Agents to assign or release such Liens to the applicable Term Loan Agent (and/or its designees) as security for the applicable Term Loan Claims.

Notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure (x) ABL Obligations consisting of reimbursement obligations in respect of Letters of Credit (as such term is defined in the ABL Credit Agreement) or of ABL Lender Hedging Obligations (as permitted under the ABL Loan Documents) and (y) Obligations with respect to Future Secured Term Indebtedness consisting of reimbursement obligations in respect of letters of credit, in each case without granting a Lien thereon to secure any Term Loan Obligations (other than, with respect to prong (y), obligations in respect of such letters of credit).

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2.4. Perfection of Liens. With respect to any portion of the Common Collateral, neither the First Priority Agent nor the First Priority Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agent and the Second Priority Lenders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Lenders as a class on the one hand, and the Term Loan Lenders, as a class on the other hand, and shall not impose on the ABL Agents, the Term Loan Agents, the ABL Lenders, the Term Loan Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5. Waiver of Marshalling.

(a) Until the Discharge of ABL Claims, each Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the ABL Priority Collateral.

(b) Until the Discharge of Term Loan Claims, each ABL Agent, on behalf of itself and the ABL Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term Loan Priority Collateral.

Section 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of ABL Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower, any ABL Borrower or any other Grantor, subject to Section 5.6, (i) no Term Loan Agent or Term Loan Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff or recoupment) with respect to any ABL Priority Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the ABL Priority Collateral by an ABL Agent or any ABL Lender in respect of the ABL Claims, the exercise of any right by an ABL Agent or any ABL Lender (or any agent or sub-agent on their behalf) in respect of the ABL Claims, or any other exercise by any such party, of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise in respect of ABL Claims, or (z) object to the forbearance by the ABL Lenders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the ABL Priority Collateral in respect of ABL Claims and (ii) except as otherwise provided herein, the ABL Agents and the ABL Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to

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credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Term Loan Agent or any Term Loan Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower, any ABL Borrower or any other Grantor, a Term Loan Agent may file a proof of claim or statement of interest with respect to the applicable Term Loan Claims, (B) a Term Loan Agent may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Claims, or the rights of the ABL Agents or the ABL Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the ABL Priority Collateral and (C) a Term Loan Agent may appoint an administrator of an English Grantor in the circumstances contemplated by Section 2.1(e); provided, further, that a Term Loan Agent or any Term Loan Lender may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which a Term Loan Agent declared the existence of an “Event of Default” under the applicable Term Loan Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Term Loan Obligations, and demanded payment thereof and (ii) the date on which each of the ABL Agents have received notice thereof from such Term Loan Agent; provided, further, however, that neither any Term Loan Agent nor any other Term Loan Lender shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, the ABL Agents or the other ABL Lenders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term Loan Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Term Loan Agents and the Term Loan Lenders may not pursuant to this Section 3.1(a)(ii) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Term Loan Standstill Period”); provided further, however, that after the expiration of the Term Loan Standstill Period, so long as neither any ABL Agent nor any other ABL Lenders have commenced any action to enforce their Lien on any material portion of the ABL Priority Collateral, in the event that and for so long as the Term Loan Lenders (or the Term Loan Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the ABL Priority Collateral to the extent permitted hereunder and are diligently pursuing in good faith such actions, neither the ABL Lenders nor the ABL Agents shall take any action of a similar nature with respect to such ABL Priority Collateral without the prior written consent of the Term Loan Agents; provided that all other provisions of this Agreement are complied with. In exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Agents and the ABL Lenders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of the ABL Loan Documents. Such exercise and enforcement shall include the rights of an agent or any holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) appointed by them to sell or otherwise dispose of ABL Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code, the PPSA or the Mortgages Act and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

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(b) So long as the Discharge of Term Loan Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower, any ABL Borrower or any other Grantor, subject to Section 5.6, (i) no ABL Agent or ABL Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff or recoupment) with respect to any Term Loan Priority Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure but excluding any exercise of cash dominion), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Term Loan Priority Collateral by a Term Loan Agent or any Term Loan Lender in respect of the Term Loan Claims, the exercise of any right by a Term Loan Agent or any Term Loan Lender (or any agent or sub-agent on their behalf) in respect of the Term Loan Claims, or any other exercise by any such party, of any rights and remedies relating to the Term Loan Priority Collateral under the Term Loan Documents or otherwise in respect of Term Loan Claims, or (z) object to the forbearance by the Term Loan Lenders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the Term Loan Priority Collateral in respect of Term Loan Claims and (ii) except as otherwise provided herein, the Term Loan Agents and the Term Loan Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Term Loan Priority Collateral without any consultation with or the consent of any ABL Agent or any ABL Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower , any ABL Borrower or any other Grantor, an ABL Agent may file a proof of claim or statement of interest with respect to the applicable ABL Claims and (B) an ABL Agent may take any action (not adverse to the prior Liens on the Term Loan Priority Collateral securing the Term Loan Claims, or the rights of the Term Loan Agents or the Term Loan Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Term Loan Priority Collateral; provided, further, that an ABL Agent or any ABL Lender may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which an ABL Agent declared the existence of an “Event of Default” under the applicable ABL Loan Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Claims under the ABL Credit Agreement, and demanded payment thereof and (ii) the date on which each of the Term Loan Agents have received notice thereof from such ABL Agent; provided, further, however, that neither any ABL Agent nor any other ABL Lender shall exercise any rights or remedies with respect to the Term Loan Priority Collateral if, notwithstanding the expiration of such 180-day period, the Term Loan Agents or the other Term Loan Lenders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the Term Loan Priority Collateral (prompt written notice of such exercise to be given to the ABL Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the ABL Agents and the ABL Lenders may not pursuant to this Section 3.1(b)(ii) exercise any rights, powers, or remedies with respect to the Term Loan Priority Collateral, the “ABL Standstill Period”); provided further, however, that

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after the expiration of the ABL Standstill Period, so long as neither any Term Loan Agent nor any other Term Loan Lenders have commenced any action to enforce their Lien on any material portion of the Term Loan Priority Collateral, in the event that and for so long as the ABL Lenders (or the ABL Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the Term Loan Priority Collateral to the extent permitted hereunder and are diligently pursuing in good faith such actions, neither the Term Loan Lenders nor the Term Loan Agents shall take any action of a similar nature with respect to such Term Loan Priority Collateral without the prior written consent of the ABL Agents; provided that all other provisions of this Agreement are complied with. In exercising rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Agents and the Term Loan Lenders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of the Term Loan Documents. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Loan Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code, PPSA or the Mortgages Act of any applicable jurisdiction and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

(c) So long as the Discharge of ABL Claims has not occurred, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any ABL Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(a), the sole right of each Term Loan Agent and the Term Loan Lenders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Claims has occurred. So long as the Discharge of Term Loan Claims has not occurred, each ABL Agent, on behalf of itself and each applicable ABL Lender, agrees that it will not take or receive any Term Loan Priority Collateral or any proceeds of Term Loan Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Term Loan Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(b), the sole right of each ABL Agent and the ABL Lenders with respect to the Term Loan Priority Collateral is to hold a Lien on the Term Loan Priority Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan Claims has occurred.

(d) Subject to the provisos in clause (ii) of Section 3.1(a) above and Section 5.6, (i) each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, agrees that the Term Loan Agents and the Term Loan Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any ABL Agent or the ABL Lenders with respect to the ABL Priority Collateral under the ABL Loan Documents, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral,

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whether by foreclosure or otherwise, and (ii) each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, hereby waives any and all rights it or any such Term Loan Lender may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agents or the ABL Lenders seek to enforce or collect the ABL Claims with respect to the ABL Priority Collateral or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agents or ABL Lenders is adverse to the interests of the Term Loan Lenders. Subject to the provisos in clause (ii) of Section 3.1(b) above and Section 5.6, (i) each ABL Agent, for itself and on behalf of each applicable ABL Lender, agrees that the ABL Agents and the ABL Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any Term Loan Agent or the Term Loan Lenders with respect to the Term Loan Priority Collateral under the Term Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Term Loan Priority Collateral, whether by foreclosure or otherwise, and (ii) each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby waives any and all rights it or any ABL Lender may have as a junior lien creditor or otherwise to object to the manner in which the Term Loan Agents or the Term Loan Lenders seek to enforce or collect the Term Loan Claims with respect to the Term Loan Priority Collateral or the Liens granted in any of the Term Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Loan Agents or Term Loan Lenders is adverse to the interests of the ABL Lenders.

(e) Each Term Loan Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of the ABL Agents or the ABL Lenders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents. Each ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan Agents or the Term Loan Lenders with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents.

3.2. Cooperation.

(a) Subject to the provisos in clause (ii) of Section 3.1(a), each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, agrees that, unless and until the Discharge of ABL Claims has occurred, it will not commence, or join with any Person (other than the ABL Lenders and the ABL Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Priority Collateral under any of the applicable Term Loan Documents or otherwise in respect of the applicable Term Loan Claims relating to the ABL Priority Collateral.

(b) Subject to the provisos in clause (ii) of Section 3.1(b), each ABL Agent, on behalf of itself and each ABL Lender, agrees that, unless and until the Discharge of Term Loan Claims has occurred, it will not commence, or join with any Person (other than the Term Loan Lenders and the Term Loan Agents, upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Term Loan Priority Collateral under any of the applicable ABL Loan Documents or otherwise in respect of the applicable ABL Claims relating to the Term Loan Priority Collateral.

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3.3. Actions Upon Breach.

(a) If any Term Loan Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the ABL Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(a)(ii)), this Agreement shall create an irrebuttable presumption and admission by such Term Loan Lender that relief against such Term Loan Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Lenders, it being understood and agreed by each applicable Term Loan Agent on behalf of each applicable Term Loan Lender that (i) the ABL Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Lender waives any defense that the Grantors and/or the ABL Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(b) If any ABL Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Term Loan Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(b)(ii)), this Agreement shall create an irrebuttable presumption and admission by such ABL Lender that relief against such ABL Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term Loan Lenders, it being understood and agreed by each ABL Agent on behalf of each applicable ABL Lender that (i) the applicable Term Loan Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Lender waives any defense that the Grantors, the Term Loan Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Payments.

4.1. Revolving Nature of ABL Claims.

(a) Each Term Loan Agent, for and on behalf of itself and each applicable Term Loan Lender, expressly acknowledges and agrees that (i) as of the date hereof, the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the applicable ABL Agent under the ABL Credit Agreement and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by any ABL Agent upon any portion of the Common Collateral in connection with a permitted disposition under the ABL Credit Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the ABL Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Claims may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Claims may be increased and, subject to Section 9.3, replaced or Refinanced, in each event, without notice to or consent by the Term Loan Lenders and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by any ABL Agent

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may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Claims at any time; provided, however, that from and after the date on which an ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by any ABL Agent or any ABL Lender in respect of any ABL Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the ABL Claims, the Term Loan Claims, or any portion thereof, in each case, in accordance with Section 9.3 (to the extent applicable).

(b) Each ABL Agent, for and on behalf of itself and each applicable ABL Lender, expressly acknowledges and agrees that (i) Future Secured Term Indebtedness may include a revolving commitment, that in the ordinary course of business the applicable Term Loan Agent and the Term Loan Lenders may apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by any Term Loan Agent upon any portion of the Common Collateral in connection with a permitted disposition under any such Future Secured Term Indebtedness shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the Term Loan Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Term Loan Claims may be modified, extended or amended from time to time, and that the aggregate amount of the Term Loan Claims may be increased and, subject to Section 9.3, replaced or Refinanced, in each event, without notice to or consent by the ABL Lenders and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by any Term Loan Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the Term Loan Claims at any time; provided, however, that from and after the date on which a Term Loan Agent (or any Term Loan Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by any Term Loan Agent or any Term Loan Lender in respect of any Term Loan Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the Term Loan Claims, the ABL Claims, or any portion thereof, in each case, in accordance with Section 9.3 (to the extent applicable).

4.2. Application of Proceeds of ABL Priority Collateral. Each ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, hereby agrees that the ABL Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon the Exercise of Any Secured Creditor Remedies, shall be applied:

first, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred,

second, to the payment of the Term Loan Claims in accordance with the Term Loan Documents until a Discharge of Term Loan Claims has occurred,

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third, to the Excess ABL Debt in accordance with the ABL Loan Documents until such obligations are paid in full in cash;

fourth, to the Excess Term Loan Debt in accordance with the Term Loan Documents until such obligations are paid in full in cash; and

fifth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.3. Application of Proceeds of Term Loan Priority Collateral. Each ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, hereby agrees that the Term Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan Priority Collateral upon the Exercise of Any Secured Creditor Remedies, shall be applied:

first, to the payment of the Term Loan Claims in accordance with the Term Loan Documents until a Discharge of Term Loan Claims has occurred,

second, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred,

third, to the Excess Term Loan Debt in accordance with the Term Loan Documents until such obligations are paid in full in cash;

fourth, to the Excess ABL Debt in accordance with the ABL Loan Documents until such obligations are paid in full in cash; and

fifth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.4. Payments Over.

(a) Any ABL Priority Collateral or proceeds thereof received by a Term Loan Agent or any Term Loan Lender in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the ABL Priority Collateral in contravention of this Agreement or otherwise in a manner which is not consistent with the order of priority of Liens established by Section 2.1 above shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for each Term Loan Agent or any such Term Loan Lender. This authorization is coupled with an interest and is irrevocable.

(b) Any Term Loan Priority Collateral or proceeds thereof received by an ABL Agent or any ABL Lender in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Term Loan Priority Collateral in contravention of this Agreement or otherwise in a manner which is not consistent with the order of priority of

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Liens established by Section 2.1 above shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Term Loan Agent (and/or its designees) for the benefit of the Term Loan Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Term Loan Agent is hereby authorized to make any such endorsements as agent for each ABL Agent or any such ABL Lender. This authorization is coupled with an interest and is irrevocable.

(c) Promptly upon the Discharge of ABL Claims, the ABL Agents shall deliver written notice confirming the same to the Term Loan Agents; provided that the failure to give any such notice shall not result in any liability of the ABL Agents or the ABL Lenders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term Loan Claims, the Term Loan Agents shall deliver written notice confirming the same to the ABL Agents; provided that the failure to give any such notice shall not result in any liability of the Term Loan Agents or the Term Loan Lenders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

4.5. Application of Proceeds of Mixed Collateral. Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Loan Priority Collateral, in the event that Proceeds of Common Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Common Collateral that involves a combination of ABL Priority Collateral and Term Loan Priority Collateral, the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts, which amount shall be equal to the face amount of such Accounts). In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Loan Priority Collateral, to the extent Proceeds of Common Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any Subsidiary that is a Grantor or all or substantially all of the assets of any such Subsidiary, such Proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts (excluding any rights to payment for any property which specifically constitutes Term Loan Priority Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of) and the net book value of the Inventory owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Term Loan Priority Collateral. In the event that amounts are received in respect of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of ABL Priority Collateral and Term Loan Priority Collateral and shall be allocated as Proceeds of ABL Priority Collateral and Term Loan Priority Collateral in proportion to the ABL Priority Collateral and Term Loan Priority Collateral owned at such time by the issuer of such Capital Stock (with such proportion to be determined in the same manner as is set forth in the immediately preceding sentence as it relates to a sale or disposition of Capital Stock).

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Section 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Grantor or the holder of any ABL Claim delivers notice to the Term Loan Agents that any ABL Priority Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of Capital Stock in any Subsidiary, any ABL Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) or any other release of ABL Priority Collateral has occurred under Section 9.15 of the ABL Credit Agreement:

(i) in a transaction permitted under the ABL Credit Agreement and the Term Loan Credit Agreements; or

(ii) during the existence of any Event of Default under (and as defined in) the ABL Credit Agreement by the owner of such ABL Priority Collateral (to the extent the applicable ABL Agents have consented to such sale, transfer or disposition) or by an ABL Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Term Loan Lenders upon such ABL Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Priority Collateral securing ABL Claims are released and discharged. Upon delivery to each Term Loan Agent of a notice from the ABL Agent stating that any release of Liens by the ABL Agents securing or supporting the ABL Claims on any ABL Priority Collateral has become effective (or shall become effective upon each Term Loan Agent’s release), each Term Loan Agent will promptly execute, file and deliver such instruments, releases, termination statements, certificates of non-crystallization or other documents (including UCC-3 termination statements, PPSA financing change statements or discharges or registrations, mortgage releases and termination of USPTO and copyright filings) confirming such release or non-crystallization on customary terms at the expense of the Borrower.

Each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, hereby irrevocably constitutes and appoints each ABL Agent and any officer or agent of such ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Term Loan Agent or such Term Loan Lender (as applicable) or in such ABL Agent’s own name, from time to time in such ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments and make filings that may be necessary or desirable to accomplish the purposes of this Section 5.1(a), including filing any termination statements, PPSA financing change statements, discharges or registrations, endorsements or other instruments of transfer, discharge or release; provided that the applicable ABL Agent shall not exercise such power of attorney unless the Term Loan Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the applicable ABL Agent.

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(b) Subject to Section 5.6, if, at any time any Grantor or the holder of any Term Loan Claim delivers notice to the ABL Agents that any specified Term Loan Priority Collateral (including all or substantially all of the Capital Stock of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of Capital Stock in any Subsidiary, any Term Loan Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of or any other release of Term Loan Priority Collateral has occurred under Section 9.15 of any Term Loan Credit Agreement:

(i) in a transaction permitted under the Term Loan Credit Agreements and the ABL Credit Agreement; or

(ii) during the existence of any Event of Default under (and as defined in) the Term Loan Credit Agreements (or any other Credit Agreement governing Future Secured Term Indebtedness) by the owner of such Term Loan Priority Collateral (to the extent the applicable Term Loan Agents have consented to such sale, transfer or disposition) or by a Term Loan Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the ABL Lenders upon such Term Loan Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Term Loan Priority Collateral securing Term Loan Claims (and, as applicable, the guarantee granted by any ABL Guarantor that, as a result of such sale, transfer or other disposition is no longer a Subsidiary of a Borrower) are released and discharged. Upon delivery to each ABL Agent of a notice from the applicable Term Loan Agent stating that any release of Liens by the Term Loan Agents securing or supporting the Term Loan Claims on any Term Loan Priority Collateral has become effective (or shall become effective upon each ABL Agent’s release), each ABL Agent will promptly execute, file and deliver such instruments, discharges, releases, termination statements, debt assignments or transfers or other documents (including UCC-3 termination statements, PPSA financing change statements or discharges or registrations, mortgage releases and termination of USPTO and copyright filings) confirming such release on customary terms at the expense of the Borrower.

Each ABL Agent, for itself and on behalf of each ABL Lender, hereby irrevocably constitutes and appoints each Term Loan Agent and any officer or agent of such Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such ABL Agent or such ABL Lender or in such Term Loan Agent’s own name, from time to time in such Term Loan Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments and make any filings that may be necessary or desirable to accomplish the purposes of this Section 5.1(b), including filing any termination statements, PPSA financing change statements, discharges or registrations, endorsements or other instruments of transfer, discharge or release; provided that the applicable Term Loan Agent shall not exercise such power of attorney unless the ABL Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the applicable Term Loan Agent.

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(c) Unless and until the Discharge of ABL Claims has occurred, each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, hereby consents to the application, whether prior to or after a default, of proceeds of ABL Priority Collateral to the repayment of ABL Claims pursuant to the ABL Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Term Loan Agents or the Term Loan Lenders to receive proceeds in connection with the Term Loan Claims not otherwise in contravention of this Agreement.

(d) Unless and until the Discharge of Term Loan Claims has occurred, each ABL Agent, for itself and on behalf of each ABL Lender, hereby consents to the application, whether prior to or after a default, of proceeds of Term Loan Priority Collateral to the repayment of Term Loan Claims pursuant to the Term Loan Credit Agreements; provided that nothing in this Section 5.1(d) shall be construed to prevent or impair the rights of the ABL Agents or the ABL Lenders to receive proceeds in connection with the ABL Claims not otherwise in contravention of this Agreement.

5.2. Insurance.

(a) Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of casualty insurance proceeds.

(b) Unless and until the Discharge of ABL Claims has occurred, the ABL Agents and the ABL Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term Loan Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Loan Priority Collateral, and if the ABL Agents and the applicable Term Loan Agent(s) are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of ABL Claims has occurred, all proceeds of any such policy and any such award if in respect of the ABL Priority Collateral shall be paid in accordance with the terms of Section 4.2. If a Term Loan Agent or any Term Loan Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.4.

(c) Unless and until the Discharge of Term Loan Claims has occurred, the Term Loan Agents and the Term Loan Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan Documents, to adjust settlement for any insurance policy covering the Term Loan Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Term Loan Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term Loan Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Loan Priority Collateral, and if the ABL

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Agents and the applicable Term Loan Agents are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of Term Loan Claims has occurred, all proceeds of any such policy and any such award if in respect of the Term Loan Priority Collateral shall be paid in accordance with the terms of Section 4.3. If an ABL Agent or any ABL Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the applicable Term Loan Agent in accordance with the terms of Section 4.4.

5.3. Amendments to ABL Loan Documents and Term Loan Documents.

(a) Each Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders, hereby agrees that, without affecting the obligations of the Term Loan Agents, the Term Loan Lenders hereunder, each ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to a Term Loan Agent or any Term Loan Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to a Term Loan Agent or any Term Loan Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew or alter or increase all or any of the Obligations under the ABL Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the ABL Loan Documents or any of the ABL Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the ABL Claims, and in connection therewith to enter into any additional ABL Loan Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Claims;

(iv) subject to Section 5.1, release its Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the ABL Borrowers, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Claims; and

(vii) otherwise manage and supervise the ABL Claims as the applicable ABL Agent shall deem appropriate.

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(b) Each ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agents and the ABL Lenders hereunder, each Term Loan Agent and the Term Loan Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to an ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to an ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Term Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the Term Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Term Loan Documents or any of the Term Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the Term Loan Claims, and in connection therewith to enter into any additional Term Loan Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Loan Claims;

(iv) subject to Section 5.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Borrower, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Loan Claims; and

(vii) otherwise manage and supervise the Term Loan Claims as the applicable Term Loan Agent shall deem appropriate.

(c) The ABL Claims and the Term Loan Claims may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Loan Document or any Term Loan Document) of the ABL Agents, the ABL Lenders, the Term Loan Agents or the Term Loan Lenders, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) comply with Section 9.3 (to the extent applicable), and any such Refinancing transaction shall be in accordance with any applicable provisions of the ABL Loan Documents and the Term Loan Documents.

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(d) In the event that an ABL Agent or the ABL Lenders enter into any amendment, waiver or consent in respect of or replace any of the ABL Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Collateral Document or changing in any manner the rights of the ABL Agents, the ABL Lenders, any ABL Borrower or any other Grantor thereunder in respect of the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Term Loan Collateral Document (but solely as to ABL Priority Collateral) without the consent of any Term Loan Agent or any Term Loan Lender and without any action by the Term Loan Lenders, the Borrower or any other Grantor; provided that such amendment, waiver or consent may not materially adversely affect the rights of the applicable Term Loan Lenders or the interests of the applicable Term Loan Lenders in the ABL Priority Collateral unless the rights and interests of all other creditors of such ABL Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like or similar manner (without regard to the fact that the Lien of such ABL Collateral Document is senior to the Lien of the comparable Term Loan Collateral Document). The ABL Agent shall give written notice of such amendment, waiver or consent to the Term Loan Agents; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Term Loan Collateral Document as set forth in this Section 5.3(d).

(e) In the event that a Term Loan Agent or the Term Loan Lenders enter into any amendment, waiver or consent in respect of or replace any of the Term Loan Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Collateral Document or changing in any manner the rights of the Term Loan Agents, the Term Loan Lenders, the Borrower or any other Grantor thereunder in respect of the Term Loan Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable ABL Collateral Document (but solely as to Term Loan Priority Collateral) without the consent of any ABL Agent or any ABL Lender and without any action by the ABL Lenders, the ABL Borrowers or any other Grantor; provided that such amendment, waiver or consent may not materially adversely affect the rights of the ABL Lenders or the interests of the ABL Lenders in the Term Loan Priority Collateral unless the rights and interests of all other creditors of the Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like or similar manner (without regard to the fact that the Lien of such Term Loan Collateral Document is senior to the Lien of the comparable ABL Collateral Document). The applicable Term Loan Agent shall give written notice of such amendment, waiver or consent to the ABL Agents; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any ABL Collateral Document as set forth in this Section 5.3(e).

5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Lenders may exercise rights and remedies as an unsecured creditor against Holdings, Mid-Holdings, the Borrower, any ABL Borrower or any Subsidiary that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Lender of the

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required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Lender of rights or remedies as a secured creditor in respect of that portion of the Common Collateral on which the Second Priority Agents and the Second Priority Lenders have a Second Priority Claim or (b) enforcement in contravention of this Agreement or any other applicable intercreditor agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Lender becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agents or the ABL Lenders may have with respect to the ABL Priority Collateral, or any rights or remedies the Term Loan Agents or the Term Loan Lenders may have with respect to the Term Loan Priority Collateral.

5.5. First Priority Agent as Gratuitous Bailee for Perfection.

(a) Each ABL Agent agrees to hold the Pledged Collateral that is part of the ABL Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Term Loan Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Term Loan Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provision of the PPSA, the STA or other applicable law). Each Term Loan Agent agrees to hold the Pledged Collateral that is part of the Term Loan Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provisions of the PPSA, the STA or other applicable law).

(b) Each ABL Agent agrees to hold the Deposit Account Collateral that is part of the Collateral and controlled by such ABL Agent as gratuitous agent for each Term Loan Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term Loan Collateral Documents, subject to the terms and conditions of this Section 5.5 and the Term Loan Agent will not deliver or require any English Grantor to deliver any notice or direction to any third party (including, without limitation, any bank, insurance company or contract counterparty) or seek to enter into any direct agreement with any such third party to the extent that such third party’s involvement relates to any ABL Collateral.

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(c) Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of ABL Claims has occurred, each ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens under the Term Loan Collateral Documents did not exist. The rights of each Term Loan Agent and the Term Loan Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement. Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of Term Loan Claims has occurred, each Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents as if the Liens under the ABL Collateral Documents did not exist. The rights of each ABL Agent and the ABL Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Priority Agent shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Lender to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Lenders.

(e) The First Priority Agent shall not have by reason of the Second Priority Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Lender and the Second Priority Agent and the Second Priority Lenders hereby waive and release the First Priority Agent from all claims and liabilities arising pursuant to the First Priority Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the applicable portion of the Common Collateral.

(f) Upon the Discharge of ABL Claims, the applicable ABL Agent shall deliver to the Designated Term Loan Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting ABL Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Designated Term Loan Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The ABL Borrowers shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each ABL Agent for loss or damage suffered by such ABL Agent as a result of such transfer except for loss or damage suffered by such ABL Agent as a result of its own willful misconduct, gross negligence or bad faith. No ABL Agent has any obligation to follow instructions from a Term Loan Agent in contravention of this Agreement.

(g) Upon the Discharge of Term Loan Claims, each Term Loan Agent shall deliver to the ABL Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting Term Loan Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Term Loan Agent for loss or damage suffered by such Term Loan Agent as a result of such transfer except for loss or damage suffered by such Term Loan Agent as a result of its own willful misconduct, gross negligence or bad faith. No Term Loan Agent has any obligation to follow instructions from an ABL Agent in contravention of this Agreement.

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5.6. Access to Premises and Cooperation.

(a) If an ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, each Term Loan Agent and the Term Loan Lenders (i) shall cooperate with such ABL Agent (at the sole cost and expense of such ABL Agent and the ABL Lenders and subject to the condition that the Term Loan Agents and the Term Loan Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to a Term Loan Agent or the Term Loan Lenders) in its efforts to enforce its security interest in the ABL Priority Collateral and to allow such ABL Agent to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take any action that could reasonably be expected to hinder or restrict in any respect such ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral and (iii) shall permit such ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Lenders and upon reasonable advance notice, to use the Term Loan Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) Intellectual Property, in each case only to the extent and for so long as required to effect an enforcement action with respect to the ABL Priority Collateral), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (B) selling any or all of the ABL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing and transporting any or all of the ABL Priority Collateral located in or on such Term Loan Priority Collateral, if any, (D) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, or (E) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Agents and the ABL Lenders in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agents or the Term Loan Lenders from selling, assigning or otherwise transferring any Term Loan Priority Collateral prior to the expiration of such 180-day period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.6. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been imposed by applicable law (including in connection with any Insolvency or Liquidation Proceeding affecting any ABL Borrower or other Grantor) or entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. In connection with the use of Intellectual Property constituting Term Loan Priority Collateral pursuant to clause (iii)(y) above in the first sentence of this clause (a), each Term Loan Agent (and any purchaser, assignee or transferee of assets as provided in the proviso to the first sentence of this clause (a)) (1) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to each ABL Agent of a non-exclusive royalty-free license to use any Patent, Trademark or proprietary information of such Grantor that is subject to a Lien held by such Term Loan Agent (or any Patent, Trademark or proprietary information acquired by such purchaser, assignee or transferee

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from any Grantor, as the case may be) and (2) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to each ABL Agent a non-exclusive royalty-free license to use any Patent, Trademark or proprietary information that is subject to a Lien held by such Term Loan Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case for the purposes set forth in clauses (A) through (E) of this paragraph.

(b) During the period of actual use or control by an ABL Agent or its agents or representatives of any Term Loan Priority Collateral, such ABL Agent and the ABL Lenders shall (i) be responsible for the ordinary course third party expenses related thereto, and (ii) be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting directly from such use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such use or control, ordinary wear and tear excepted. Each ABL Agent and the ABL Lenders jointly and severally agree to pay, indemnify and hold each Term Loan Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of such ABL Agent or any of its agents, representatives or invitees in its or their operation of such Term Loan Priority Collateral. Notwithstanding the foregoing, in no event shall any ABL Agent or the ABL Lenders have any liability to the Term Loan Agents or the Term Loan Lenders pursuant to this Section 5.6 as a result of the condition of any Term Loan Priority Collateral existing prior to the date of the exercise by such ABL Agent and the ABL Lenders of their rights under this Section 5.6, and the ABL Agents and the ABL Lenders shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the applicable ABL Agents, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by the ABL Agents in the manner and for the time periods specified under this Section 5.6. Without limiting the rights granted in this paragraph, each ABL Agent and the ABL Lenders shall cooperate with the Term Loan Agents and the Term Loan Lenders in connection with any efforts made by the Term Loan Agents and the Term Loan Lenders to sell the Term Loan Priority Collateral.

(c) If a Term Loan Agent takes any enforcement action with respect to the Term Loan Priority Collateral, each ABL Agent and the ABL Lenders (i) shall reasonably cooperate with such Term Loan Agent (at the sole cost and expense of such Term Loan Agent and the applicable Term Loan Lenders and subject to the condition that the ABL Agents and the ABL Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Agents or the ABL Lenders) in its efforts to enforce its security interest in the Term Loan Priority Collateral and assemble the Term Loan Priority Collateral and (ii) shall not take any action that could reasonably be expected to hinder or restrict in any respect such Term Loan Agent from enforcing its security interest in the Term Loan Priority Collateral or from assembling the Term Loan Priority Collateral.

(d) Each Term Loan Agent agrees that if an ABL Agent shall require rights available under any permit or license controlled by such Term Loan Agent in order to realize on any ABL Priority Collateral, such Term Loan Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and

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reasonably requested by the ABL Agent to make such rights available to such ABL Agent, subject to the Liens of the Term Loan Agents and the Term Loan Lenders. Each ABL Agent agrees that if a Term Loan Agent shall require rights available under any permit or license controlled by such ABL Agent in order to realize on any Term Loan Priority Collateral, such ABL Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the applicable Term Loan Agent to make such rights available to such Term Loan Agent, subject to the Liens of the ABL Agents and the ABL Lenders.

5.7. No Release If Event of Default; Reinstatement.

(a) If, concurrently with (or after) the Discharge of ABL Claims has occurred, any ABL Borrower incurs any ABL Claims in accordance with Section 9.3, then such Discharge of ABL Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Term Loan Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of ABL Claims), and the applicable agreement governing such ABL Claims shall automatically be treated as the ABL Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable ABL Agent of amendments, waivers and consents hereunder.

(b) If, concurrently with (or after) the Discharge of Term Loan Claims has occurred, the Borrower incurs any Term Loan Claims in accordance with Section 9.3 hereof, then such Discharge of Term Loan Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by an ABL Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of Term Loan Claims), and the applicable agreement governing such Term Loan Claims shall automatically be treated as a Term Loan Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable Term Loan Agent of amendments, waivers and consents hereunder.

5.8. Legends. Each party hereto agrees that each Credit Agreement, the Term Loan Guarantee and Collateral Agreements and the ABL Guarantee and Collateral Agreement shall contain the applicable provisions set forth on Schedule I hereto, or similar provisions approved by the ABL Agents and the Term Loan Agents, which approval shall not be unreasonably withheld or delayed.

Section 6. Insolvency or Liquidation Proceedings.

6.1. DIP Financing. If the Borrower, any ABL Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Debtor Relief Laws, then each Second Priority Agent, on behalf of itself and each Second Priority Lender, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing, the Liens on First Priority Collateral securing such DIP Financing (the

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“DIP Financing Liens”) or the use of cash collateral that constitutes First Priority Collateral, in each case unless the First Priority Agent or the First Priority Lenders shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and will not object on the basis of lack of adequate protection or any other relief in connection therewith and, to the extent the Liens securing the First Priority Claims under the applicable Credit Agreement or, if no such Credit Agreement exists, under the other First Priority Documents are subordinated or pari passu with such DIP Financing Liens, will subordinate (and will be deemed by virtue of this Agreement to have subordinated) its Liens on the First Priority Collateral to such DIP Financing Liens on the same basis as the other Liens on First Priority Collateral securing the Second Priority Claims are so subordinated to Liens securing First Priority Claims under this Agreement, (b) any motion for relief from the automatic stay or any other stay or from any injunction against foreclosure or enforcement in respect of First Priority Claims made by the First Priority Agent or any holder of First Priority Claims, (c) any lawful exercise by any holder of First Priority Claims of the right to credit bid First Priority Claims at any sale in foreclosure of First Priority Collateral, (d) any other request for judicial relief made in any court by any holder of First Priority Claims relating to the lawful enforcement of any Lien on First Priority Collateral or (e) any order relating to a sale of First Priority Collateral for which the First Priority Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the ABL Agents or the Term Loan Agents in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

6.2. Relief from the Automatic Stay. Until the Discharge of ABL Claims has occurred, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agents and the Required Lenders under the ABL Credit Agreement. Until the Discharge of Term Loan Claims has occurred, each ABL Agent, on behalf of itself and each ABL Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Loan Priority Collateral, without the prior written consent of the Term Loan Agents and the Required Lenders under each of the Term Loan Credit Agreements (and any other Credit Agreements governing Future Secured Term Indebtedness, if applicable).

6.3. Adequate Protection.

(a) Each Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to consent):

(i) any request by any ABL Agent or the ABL Lenders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Term Loan Priority Collateral); or

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(ii) any objection by any ABL Agent or any ABL Lender to any motion, relief, action or proceeding based on such ABL Agent or such ABL Lender claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) Each ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to consent):

(i) any request by any Term Loan Agent or the other Term Loan Lenders for adequate protection with respect to the Term Loan Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or

(ii) any objection by any Term Loan Agent or any Term Loan Lender to any motion, relief, action or proceeding based on such Term Loan Agent or such Term Loan Lender claiming a lack of adequate protection with respect to the Term Loan Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i) no Term Loan Agent or Term Loan Lender shall be entitled (and each Term Loan Agent and Term Loan Lender shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral; provided, however, subject to Section 6.1, the Term Loan Agents and the Term Loan Lenders may seek and obtain adequate protection in the form of an additional or replacement Lien on Common Collateral so long as (i) the ABL Agents and the ABL Lenders have been granted adequate protection in the form of a replacement Lien on such Common Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Common Collateral granted as adequate protection for the ABL Agents and the ABL Lenders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agents in such Common Collateral and such other collateral on the same basis as the other Liens of the Term Loan Agents on ABL Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by each ABL Agent in its sole and absolute discretion);

(ii) no ABL Agent or ABL Lender shall be entitled (and each ABL Agent and each ABL Lender shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

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(1) to seek or otherwise be granted any type of adequate protection in respect of Term Loan Priority Collateral except as may be consented to in writing by each Term Loan Agent in its sole and absolute discretion; provided, however, the ABL Agents and ABL Lenders may seek and obtain adequate protection in the form of an additional or replacement Lien on Common Collateral so long as (i) the Term Loan Agents and Term Loan Lenders have been granted adequate protection in the form of a replacement lien on such Common Collateral, and (ii) any such Lien on Term Loan Priority Collateral (and on any Common Collateral granted as adequate protection for the Term Loan Agents and Term Loan Lenders in respect of their interest in such Term Loan Priority Collateral) is subordinated to the Liens of the Term Loan Agents in such Common Collateral on the same basis as the other Liens of the ABL Agents on Term Loan Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of Term Loan Priority Collateral (except as may be consented to in writing by each Term Loan Agent in its sole and absolute discretion).

(d) With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Term Loan Agents and the Term Loan Lenders from seeking adequate protection with respect to their rights in the Term Loan Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Term Loan Priority Collateral, nothing herein shall limit the rights of the ABL Agents or the ABL Lenders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of Term Loan Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4. Post-Petition Interest.

(a) Neither the Term Loan Agents nor any Term Loan Lender shall oppose or seek to challenge any claim by any ABL Agent or any ABL Lender for allowance in any Insolvency or Liquidation Proceeding of ABL Claims consisting of post-petition interest, fees or expenses to the extent of the value of such ABL Agent’s Lien on the ABL Priority Collateral, without regard to the existence of the Liens of the Term Loan Agents on behalf of the applicable Term Loan Lenders on the ABL Priority Collateral. Neither the ABL Agents nor any ABL Lender shall oppose or seek to challenge any claim by any Term Loan Agent or any Term Loan Lender for allowance in any Insolvency or Liquidation Proceeding of Term Loan Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Liens of the Term Loan Agents on behalf of the applicable Term Loan Lenders on the ABL Priority Collateral (after taking into account the Lien of the ABL Lenders on the ABL Priority Collateral).

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(b) Neither the ABL Agents nor any ABL Lender shall oppose or seek to challenge any claim by any Term Loan Agent or any Term Loan Lender for allowance in any Insolvency or Liquidation Proceeding of Term Loan Claims consisting of post-petition interest, fees or expenses to the extent of the value of such Term Loan Agent’s Lien on the Term Loan Priority Collateral, without regard to the existence of the Lien of the ABL Agents on behalf of the ABL Lenders on the Term Loan Priority Collateral. Neither the Term Loan Agents nor any Term Loan Lender shall oppose or seek to challenge any claim by any ABL Agent or any ABL Lender for allowance in any Insolvency or Liquidation Proceeding of ABL Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the ABL Agents on behalf of the ABL Lenders on the Term Loan Priority Collateral (after taking into account the Lien of the Term Loan Lenders on the Term Loan Priority Collateral).

6.5. Avoidance Issues.

(a) If any ABL Lender is required in any Insolvency or Liquidation Proceeding, Fraudulent Conveyance Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (an “ABL Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the ABL Claims shall be deemed to be reinstated to the extent of such ABL Recovery and to be outstanding as if such payment had not occurred and the ABL Lenders shall be entitled, to the extent they are entitled hereunder, to a Discharge of ABL Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(b) If any Term Loan Lender is required in any Insolvency or Liquidation Proceeding, Fraudulent Conveyance Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (an “Term Loan Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Term Loan Claims shall be deemed to be reinstated to the extent of such Term Loan Recovery and to be outstanding as if such payment had not occurred and the Term Loan Lenders shall be entitled to a Discharge of Term Loan Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Term Loan Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.6. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to the provisions of Section 6.1 hereof with respect to any DIP Financing.

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6.7. Waivers. Until the Discharge of ABL Claims has occurred, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code or similar provision of other Debtor Relief Laws senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Claims for costs or expenses of preserving or disposing of any ABL Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any ABL Lender of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision of other Debtor Relief Laws with respect to any ABL Priority Collateral. Until the Discharge of Term Loan Claims has occurred, each ABL Agent, on behalf of itself and each applicable ABL Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code or similar provision of other Debtor Relief Laws senior to or on a parity with the Liens on Term Loan Priority Collateral securing the Term Loan Claims for costs or expenses of preserving or disposing of any Term Loan Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Term Loan Lender of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision of other Debtor Relief Laws with respect to any Term Loan Priority Collateral.

6.8. Separate Grants of Liens. Each Term Loan Lender and each ABL Lender acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Loan Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Loan Claims are fundamentally different from the ABL Claims and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lenders and the Term Loan Lenders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Lenders and the Term Loan Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Claims, on the one hand, and the Term Loan Claims, on the other hand, against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient, the ABL Lenders or the Term Loan Lenders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from that portion of the Common Collateral in which each of the ABL Lenders and the Term Loan Lenders, respectively, have a First Priority Claim, before any distribution is made in respect of the claims held by the other Lenders from such Collateral, with the other Lenders hereby acknowledging and agreeing to turn over to the respective other Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

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6.9. Asset Sales.

(a) Each Term Loan Agent agrees, on behalf of itself and the Term Loan Lenders, that it will not oppose any sale consented to by the ABL Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the applicable Term Loan Agent, for the benefit of the Term Loan Lenders, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the ABL Claims in accordance with Section 4.2 or 4.3, as applicable, and Section 4.5 hereof).

Each ABL Agent agrees, on behalf of itself and the ABL Lenders, that it will not oppose any sale consented to by the Term Loan Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the applicable ABL Agent, for the benefit of the ABL Lenders, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the Term Loan Claims in accordance with Section 4.2 or 4.3, as applicable, and Section 4.5 hereof).

Section 7. Purchase Options

7.1. Notice of Exercise. (a) Upon the earlier of (i) the occurrence and during the continuance of an “Event of Default” under the ABL Credit Agreement, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies, (ii) the date of the termination of the commitments and the acceleration of the final maturity of any loans under the ABL Credit Agreement and (iii) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the ABL Credit Agreement, all or a portion of the Term Loan Lenders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Agents to purchase all, but not less than all, of the ABL Obligations from the ABL Lenders. Such notice from such Term Loan Lenders to the ABL Agents shall be irrevocable.

(b) Upon the earlier of (i) the occurrence and during the continuance of an “Event of Default” under a Term Loan Credit Agreement or any other Credit Agreement, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite applicable Term Loan Lenders have not agreed to forbear from the exercise of remedies, (ii) the date of the acceleration of the final maturity of the loans under the applicable Term Loan Credit Agreement or other Credit Agreement, and (iii) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the applicable Term Loan Credit Agreement or other Credit Agreement, all or a portion of the ABL Lenders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the applicable Term Loan Agent to purchase all, but not less than all, of the Obligations (as defined in the applicable Term Loan Credit Agreement or Credit Agreement, or any similar term) from the applicable Term Loan Lenders. Such notice from such ABL Lenders to the applicable Term Loan Agent shall be irrevocable.

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7.2. Purchase and Sale. (a) On the date specified by the relevant Term Loan Lenders in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Agents of the notice of the relevant Term Loan Lender’s election to exercise such option), the ABL Lenders shall sell to the relevant Term Loan Lenders, and the relevant Term Loan Lenders shall purchase from the ABL Lenders, the ABL Obligations; provided that the ABL Agents and the ABL Lenders shall retain all rights to be indemnified or held harmless by the ABL Loan Parties in accordance with the terms of the ABL Loan Documents but shall not retain any rights to the security therefor.

(b) On the date specified by the relevant ABL Lenders in the notice contemplated by Section 7.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the applicable Term Loan Agent of the notice of the relevant ABL Lender’s election to exercise such option), the applicable Term Loan Lenders shall sell to the relevant ABL Lenders, and the relevant ABL Lenders shall purchase from the applicable Term Loan Lenders, the Obligations (as defined in the applicable Term Loan Credit Agreement or other Credit Agreement, or any similar term), provided that the applicable Term Loan Agent and the applicable Term Loan Lenders shall retain all rights to be indemnified or held harmless by the applicable Term Loan Parties in accordance with the terms of the applicable Term Loan Documents but shall not retain any rights to the security therefor.

7.3. Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Loan Lenders or the relevant ABL Lenders, as applicable, shall (a) pay to the applicable ABL Agent for the benefit of the ABL Lenders (with respect to a purchase of the ABL Obligations) or to the applicable Term Loan Agent for the benefit of the applicable Term Loan Lenders (with respect to a purchase of the Obligations (as defined in the applicable Term Loan Credit Agreement) or a purchase of Future Secured Term Indebtedness) as the purchase price therefor the full amount of all the ABL Obligations or Obligations (as defined in the applicable Term Loan Credit Agreement or other Credit Agreement, or any similar term), as applicable, then outstanding and unpaid (including 100% of the principal amount thereof or, in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such time, and all accrued and unpaid, interest and fees thereon, as well as all expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) with respect to a purchase of the ABL Obligations, furnish cash collateral to the applicable ABL Agent in a manner and in such amounts as such ABL Agent determines is reasonably necessary to secure the ABL Agents, the ABL Lenders, letter of credit issuing banks and applicable Affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Loan Documents (and undertake such obligations to the applicable Term Loan Agent with respect to a purchase of Term Loan Obligations if such Obligations include any letters of credit), (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Agents, the ABL Lenders and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which such ABL Agent has not yet received final payment (and undertake such obligations to the applicable Term Loan

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Agent with respect to a purchase of Term Loan Obligations if such Obligations include any letters of credit), (d) agree to reimburse the ABL Lenders or the Term Loan Lenders, as applicable, and with respect to a purchase of the ABL Obligations, letter of credit issuing banks, in respect of indemnification obligations of the ABL Loan Parties or the Term Loan Parties, as applicable, as to matters or circumstances known to the applicable ABL Agent, or the applicable Term Loan Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Lenders, the Term Loan Lenders or letter of credit issuing banks, as applicable, and (e) agree to indemnify and hold harmless the ABL Lenders or the Term Loan Lenders, as applicable, and with respect to a purchase of the ABL Obligations, letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Obligations (as defined in the applicable Term Loan Credit Agreement), as applicable, as a direct result of any acts by any ABL Lender or any Term Loan Lender, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the applicable ABL Agent or the applicable Term Loan Agent, as applicable, may designate in writing for such purpose.

7.4. Limitation on Representations and Warranties. Any purchase under this Section 7 shall be expressly made without representation or warranty of any kind by any selling party (or the applicable ABL Agent or the applicable Term Loan Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Obligations (as defined in the applicable Term Loan Credit Agreement), as applicable, being purchased from it, (b) that such ABL Lender or Term Loan Lender, as applicable, owns the ABL Obligations or Obligations (as defined in the applicable Term Loan Credit Agreement), as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Lender or Term Loan Lender, as applicable, has the right to assign such ABL Obligations or Obligations (as defined in the applicable Term Loan Credit Agreement), as applicable, and the assignment is duly authorized.

Section 8. Reliance; Waivers; etc.

8.1. Reliance. The consent by the First Priority Lenders to the execution and delivery of the Second Priority Documents to which the First Priority Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Borrower, any ABL Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Agent, on behalf of itself and each applicable Second Priority Lender, acknowledges that it and the applicable Second Priority Lenders are not entitled to rely on any credit decision or other decisions made by the First Priority Agent or any First Priority Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

8.2. No Warranties or Liability. Except as set forth in Section 9.14, neither the First Priority Agent nor any First Priority Lender shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the

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ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Lenders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Priority Agent nor any First Priority Lender shall have any duty to any Second Priority Agent or any Second Priority Lender to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower, any ABL Borrower or any Subsidiary (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Term Loan Agent or an ABL Agent, as applicable, on the grounds that any sale, transfer or other disposition by such Term Loan Agent or ABL Agent (as applicable) was not commercially reasonable to the extent required by the Uniform Commercial Code, the PPSA, the Mortgages Act or other applicable law. Except as expressly set forth in this Agreement, the First Priority Agent, the First Priority Lenders, the Second Priority Agent and the Second Priority Lenders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Claims, the Second Priority Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Borrower’s or other grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

8.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agent and the First Priority Lenders, and the Second Priority Agent and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including, subject to Sections 4.2 and 4.3 hereof, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Loan Document or of the terms of the Term Loan Credit Agreements or any other Term Loan Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower, any ABL Borrower or any other Grantor; or

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(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower, any ABL Borrower or any other Grantor in respect of the First Priority Claims, or of any Second Priority Agent or any Second Priority Lenders in respect of this Agreement.

Section 9. Miscellaneous.

9.1. Conflicts. Subject to Section 9.18 and Section 9.19, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term Loan Document, the provisions of this Agreement shall govern. Solely as among the Term Loan Lenders, in the event of any conflict between this Agreement and the Term Loan Intercreditor Agreement, the Term Loan Intercreditor Agreement shall govern and control

9.2. Term of this Agreement; Severability. (a) This is a continuing agreement of lien subordination and the First Priority Lenders may continue, at any time and without notice to the Second Priority Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower, any ABL Borrower or any other Grantor constituting First Priority Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the ABL Agents, the ABL Lenders and the ABL Claims, upon the Discharge of ABL Claims, subject to the rights of the ABL Lenders under Section 6.5; and

(ii) with respect to the Term Loan Agents, the Term Loan Lenders and the Term Loan Claims, upon the Discharge of Term Loan Claims, subject to the rights of the Term Loan Lenders under Section 6.5.

9.3. Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agents or the Term Loan Agents shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent (on instructions of the applicable Required Lenders), if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrower and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except in the case of any amendment or waiver that could reasonably be expected to be adverse to the interests, rights, liabilities or privileges of any Grantor or imposes additional duties or obligations on any Grantor, which shall require the written consent of the Borrower. The ABL Agents and the Term Loan Agents shall give written notice of any amendment, modification or waiver of any provision of this Agreement to the ABL Lenders, the Term Loan Lenders and the Grantors; provided that the failure to give such notice shall not affect the effectiveness of such amendment, modification or waiver.

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(b) Subject to compliance with Section 9.3(d) below, upon any Refinancing in full of the ABL Credit Agreement, a Term Loan Credit Agreement or any other Credit Agreement as then in effect, the Grantors will be permitted to designate the agreement which Refinances the ABL Credit Agreement, such Term Loan Credit Agreement or such other Credit Agreement as a replacement ABL Credit Agreement, Term Loan Credit Agreement or other Credit Agreement in which case such designated agreement shall thereafter constitute the ABL Credit Agreement, a Term Loan Credit Agreement or other Credit Agreement, as the case may be, for purposes hereof; provided that each predecessor ABL Credit Agreement, Term Loan Credit Agreement and/or other Credit Agreement shall continue to be bound by (and entitled to the benefits of) the provisions hereof (including, without limitation, Section 6.5 hereof) as applied to such agreements, the related agreements and all obligations thereunder prior to the Refinancing thereof.

(c) Subject to compliance with the following clauses (d) through (g), notwithstanding anything in this Section 9.3 to the contrary, this Agreement may be amended from time to time at the request of the Borrower in accordance with clauses (d) through (g) below, at the Borrower’s expense, and without the consent of any ABL Agent or Term Loan Agent to (i) add other parties holding Future Secured Term Indebtedness to the extent such Indebtedness (and the Liens thereon) are not prohibited by the Term Loan Credit Agreements or the ABL Credit Agreement, (ii) in the case of Future Secured Term Indebtedness that is equally and ratably secured with the Senior Lien Term Loan Claims, (1) establish that the Lien on the ABL Priority Collateral securing such Future Secured Term Indebtedness shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims and shall share in the benefits of the ABL Priority Collateral equally and ratably with all Liens on the ABL Priority Collateral securing any Senior Lien Term Loan Claims, and (2) provide to the holders of such Future Secured Term Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agents) as are provided to the holders of Senior Lien Term Loan Claims under this Agreement, and (iii) in the case of Future Secured Term Indebtedness that is equally and ratably secured with the Junior Lien Term Loan Claims, (1) establish that the Lien on the ABL Priority Collateral securing such Future Secured Term Indebtedness shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims and shall share in the benefits of the ABL Priority Collateral equally and ratably with all Liens on the ABL Priority Collateral securing any Junior Lien Term Loan Claims, and (2) provide to the holders of such Future Secured Term Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agents) as are provided to the holders of Junior Lien Term Loan Claims under this Agreement.

(d) Upon the execution and delivery of any ABL Credit Agreement or Term Loan Credit Agreement (as contemplated by preceding clause (b)) or any Credit Agreement with respect to any Future Secured Term Indebtedness (as contemplated by preceding clause (c)):

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(i) the Borrower shall deliver to each ABL Agent and each Term Loan Agent an officer’s certificate stating that the applicable Grantors (x) in the case of preceding clause (b), intend to enter or have entered into a Refinancing, in whole or in part, of the ABL Credit Agreement, a Senior Lien Term Loan Credit Agreement, a Junior Lien Term Loan Credit Agreement or any other Credit Agreement, as the case may be, that such agreement shall thereafter (upon any such Refinancing in full) constitute the ABL Credit Agreement, the Senior Lien Term Loan Credit Agreement, the Junior Lien Term Loan Credit Agreement or another Credit Agreement, as the case may be, and certifying that the issuance or incurrence of such Refinancing is permitted by the ABL Credit Agreement, the Senior Lien Term Loan Credit Agreement, the Junior Lien Term Loan Credit Agreement and each other Credit Agreement (exclusive of any such agreement which is then being Refinanced in full), or (y) in the case of preceding clause (c), intend to enter or have entered into a Credit Agreement with respect to such Future Secured Term Indebtedness, and certifying that the issuance or incurrence of such Future Secured Term Indebtedness and the Liens securing such Future Secured Term Indebtedness are permitted by the ABL Credit Agreement, the Term Loan Credit Agreements and each other Credit Agreement. Any ABL Agent or Term Loan Agent shall be entitled to rely conclusively on the determination of the Borrower that such issuance and/or incurrence does not violate the provisions of the ABL Loan Documents or the Term Loan Documents; provided, however, that such determination will not affect whether or not the each applicable Grantor has complied with its undertakings in the ABL Loan Documents or the Term Loan Documents; and

(ii) (x) in the case of the preceding clause (b), the Borrower shall provide written notice to each then existing ABL Agent and Term Loan Agent of the new ABL Credit Agreement, Senior Lien Term Loan Credit Agreement, Junior Lien Term Loan Credit Agreement or other Credit Agreement, as the case may be, together with copies thereof, and identifying the new ABL Agent or Term Loan Agent (as applicable) thereunder (such new collateral agent, the “New ABL Agent” or “New Term Loan Agent,” as the case may be), and providing its notice information for purposes hereof, and the New ABL Agent or New Term Loan Agent, as the case may be, shall execute and deliver an Intercreditor Agreement Joinder, or (y) in the case of an amendment to this Agreement with respect to Future Secured Term Indebtedness as contemplated by the preceding clause (c), the Senior Lien Term Loan Agent or Junior Lien Term Loan Agent (as applicable) for such Future Secured Term Indebtedness shall execute and deliver to each ABL Agent and each other Term Loan Agent (1) an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to Term Loan Lenders and (2) such intercreditor agreements (including a Senior Lien Pari Passu Intercreditor Agreement, a Junior Lien Pari Passu Intercreditor Agreement or a Term Loan Intercreditor Agreement (as applicable)) as are required under the terms of the Term Loan Documents or as may be required by the other Term Loan Agents.

(e) In each case above, each Term Loan Agent and each ABL Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the Borrower, any other Term Loan Agent or ABL Agent (but no other Lender) may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

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(f) In the case of a designation of a new Term Loan Credit Agreement or other Credit Agreement with respect to Future Secured Term Indebtedness pursuant to preceding clause (b) or (c), each ABL Agent and any other Term Loan Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Term Loan Agent shall reasonably request in order to provide to the New Term Loan Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) in the case of clause (b) only, deliver to the New Term Loan Agent any Pledged Collateral (to the extent constituting Term Loan Priority Collateral) held by such ABL Agent or (subject to the terms of the applicable Term Loan Intercreditor Agreement) such other Term Loan Agent, together with any necessary endorsements (or otherwise allow the New Term Loan Agent to obtain control of such Pledged Collateral). The New Term Loan Agent shall agree to be bound by the terms of this Agreement. If the new Term Loan Claims under the new Term Loan Documents are secured by assets of the Grantors of the type constituting Term Loan Priority Collateral that do not also secure the ABL Claims, then the ABL Claims shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Collateral Documents with respect to the other Term Loan Priority Collateral. If the new Term Loan Claims under the new Term Loan Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Claims, then the ABL Claims shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Collateral Documents with respect to the other ABL Priority Collateral.

(g) It is understood that the ABL Collateral Agent and the Designated Term Loan Agent, without the consent of any other ABL Lender or Term Loan Lender, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional Indebtedness or other obligations of any of the Grantors become Term Loan Obligations or ABL Obligations, as the case may be, under this Agreement (such Indebtedness or other obligations, “Additional Debt”), which supplemental agreement shall, if applicable, specify whether such Additional Debt constitutes Term Loan Obligations or ABL Obligations; provided that such Additional Debt is permitted to be incurred under any ABL Credit Agreement and any Term Loan Credit Agreement then extant in accordance with the terms thereof. Each such supplemental agreement (x) shall be in form and substance reasonably satisfactory to the ABL Collateral Agent and the Designated Term Loan Agent, (y) shall be executed by the agent with respect to the applicable series of Additional Debt (and, upon the effectiveness of such supplemental agreement, such agent shall become an “ABL Agent” or a “Term Loan Agent”, as the case may be, hereunder) and (z) shall provide, in a manner satisfactory to the ABL Collateral Agent and the Designated Term Loan Agent, that the agent with respect to any applicable series of Additional Debt and each holder of such series of Additional Debt shall be subject to and bound by the provisions of this Agreement, as so supplemented, in its capacity as a holder of such series of Additional Debt.

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9.4. Information Concerning Financial Condition of the Borrower, the ABL Borrowers and the Subsidiaries. No ABL Agent nor any ABL Lender shall have any obligation to any Term Loan Agent or any Term Loan Lender to keep any Term Loan Agent or any Term Loan Lender informed of, and each Term Loan Agent and the Term Loan Lenders shall not be entitled to rely on, any ABL Agent or the ABL Lenders with respect to, (a) the financial condition of the Borrower, the ABL Borrowers and the Grantors and all endorsers and/or guarantors of the ABL Claims or the Term Loan Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term Loan Claims. No Term Loan Agent or any Term Loan Lender shall have any obligation to any ABL Agent or any ABL Lender to keep any ABL Agent or any ABL Lender informed of, and each ABL Agent and the ABL Lenders shall not be entitled to rely on, any Term Loan Agent or the Term Loan Lenders with respect to, (a) the financial condition of the Borrower, the ABL Borrowers and the Grantors and all endorsers and/or guarantors of the ABL Claims or the Term Loan Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term Loan Claims. The ABL Agents, the ABL Lenders, the Term Loan Agents and the Term Loan Lenders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any ABL Agent, any ABL Lender, any Term Loan Agent or any Term Loan Lender, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party (and the Borrower acknowledges that any such party may do so), it or they shall be under no obligation (w) to make, and the ABL Agents, the ABL Lenders, the Term Loan Agents and the Term Loan Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Grantors agree that any information provided to the ABL Agents, the Term Loan Agents, any other ABL Lender or any other Term Loan Lender may be shared by such person with any of the other Lenders notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and each of the Term Loan Credit Agreements, as applicable.

9.5. Subrogation. Each Term Loan Agent, for and on behalf of itself and the applicable Term Loan Lenders, agrees that no payment to any ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle such Term Loan Agent or any Term Loan Lender to exercise any rights of subrogation in respect thereof until the Discharge of ABL Claims shall have occurred. Following the Discharge of ABL Claims, each ABL Agent agrees to execute such documents, agreements, and instruments as any Term Loan Agent or any Term Loan Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Claims resulting from payments to the applicable ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. Each ABL Agent, for and on behalf of itself and the applicable ABL Lenders, agrees that no payment to any Term Loan Agent or any Term Loan Lender pursuant to the provisions of this Agreement shall entitle such ABL Agent or any ABL Lender to exercise any

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rights of subrogation in respect thereof until the Discharge of Term Loan Claims shall have occurred. Following the Discharge of Term Loan Claims, each Term Loan Agent agrees to execute such documents, agreements, and instruments as any ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Claims resulting from payments to the applicable Term Loan Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term Loan Agent are paid by such Person upon request for payment thereof.

9.6. Application of Payments.

(a) Except as otherwise provided herein, all payments received by the ABL Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Claims as the ABL Lenders, in their sole discretion, deem appropriate, consistent with the terms of the ABL Loan Documents. Except as otherwise provided herein, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, assents to any such extension or postponement of the time of payment of the ABL Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the ABL Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

(b) Except as otherwise provided herein, all payments received by the Term Loan Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Term Loan Claims as the Term Loan Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Term Loan Documents. Except as otherwise provided herein, each ABL Agent, on behalf of itself and each applicable ABL Lender, assents to any such extension or postponement of the time of payment of the Term Loan Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Term Loan Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

56

9.8. Notices. All notices to the ABL Lenders and the Term Loan Lenders permitted or required under this Agreement may be sent to the applicable ABL Agent or the applicable Term Loan Agent as provided in the ABL Credit Agreement or the applicable Term Loan Credit Agreement. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties and as otherwise provided in the ABL Loan Documents and the Term Loan Documents. Each First Priority Agent hereby agrees to promptly notify each Second Priority Agent upon payment in full in cash of all Indebtedness under the applicable First Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

9.9. Further Assurances. Each ABL Agent, on behalf of itself and each applicable ABL Lender, and each Term Loan Agent, on behalf of itself and each Term Loan Lender, agrees that each of them shall take such further action and shall execute and deliver to each ABL Agent, the ABL Lenders, each Term Loan Agent and the Term Loan Lenders such additional documents and instruments (in recordable form, if requested) as each ABL Agent, the ABL Lenders, each Term Loan Agent or the Term Loan Lenders may reasonably request, at the expense of the Borrower, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.10. Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

9.11. Specific Performance. Each First Priority Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Lender, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Priority Agent.

9.12. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

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9.13. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document.

9.14. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each ABL Agent represents and warrants that this Agreement is binding upon the applicable ABL Lenders. Each Term Loan Agent represents and warrants that this Agreement is binding upon the applicable Term Loan Lenders.

9.15. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of ABL Claims and Term Loan Claims. No other Person shall have or be entitled to assert rights or benefits hereunder; provided, that, the Borrower and the other Grantors shall be express third party beneficiaries of, and shall be entitled to rely on and enforce the provisions of, Sections 6.1, 6.3(d), 6.9 and 9.3. Without limiting the generality of the foregoing, any person to whom a Lender assigns or otherwise transfers all or any portion of the ABL Claims or the Term Loan Claims, as applicable, in accordance with the applicable ABL Loan Documents or Term Loan Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Lenders, without any further consent or action of the other Lenders.

9.16. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower, any ABL Borrower or any other Grantor shall include the Borrower, such ABL Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower, such ABL Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

9.17. ABL Agents and Term Loan Agents. It is understood and agreed that (i) Credit Suisse is entering into this Agreement in its capacity as administrative agent under the ABL Credit Agreement and the provisions of Article IX of the ABL Credit Agreement applicable to Credit Suisse as administrative agent thereunder shall also apply to Credit Suisse as an ABL Agent hereunder, (ii) Bank of America is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement and the provisions of Article IX of the ABL Credit Agreement applicable to Bank of America as collateral agent thereunder shall also apply to Bank of America as an ABL Agent hereunder and (iii) Credit Suisse is entering into this Agreement in its capacities as administrative agent under each of the Term Loan Credit Agreements and the provisions of Article IX of the Term Loan Credit Agreements applicable to Credit Suisse as administrative agent thereunder shall also apply to Credit Suisse as a Term Loan Agent hereunder.

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9.18. Limitation on Term Loan Agents’ and ABL Agents’ Responsibilities.

(a) The Term Loan Agents and the ABL Agents may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(b) Neither the Term Loan Agents nor the ABL Agents shall be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default (under, and as defined in, any Credit Agreement) unless and until the applicable Term Loan Agents or the applicable ABL Agents (as applicable) shall have received a written notice of such Event of Default or a written notice from any Grantor or any Lender to such Person in such capacity indicating that such an Event of Default has occurred. Neither the Term Loan Agents nor the ABL Agents shall have any obligation either prior to or after receiving such notice to inquire whether such an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

9.19. Relationship with Other Intercreditor Agreements. (a) The purpose of this Agreement is to define the relative rights and priorities between the ABL Lenders as one class and the Term Loan Lenders as another class. This Agreement is the “ABL Intercreditor Agreement” referred to in each of the ABL Credit Agreement and the Term Loan Credit Agreements.

(b) Solely as among the Term Loan Lenders holding Senior Lien Term Loan Claims, the Term Loan Intercreditor Agreement shall define the relative rights and priorities of such Term Loan Lenders (as amongst each other) with respect to the Collateral. As among the Term Loan Lenders holding Future Secured Term Indebtedness, the Senior Lien Pari Passu Intercreditor Agreement shall define the relative rights and priorities of such Term Loan Lenders (vis a vis the Term Loan Lenders holding Senior Lien Term Loan Claims) with respect to the Common Collateral. As among the Term Loan Lenders holding Future Secured Term Indebtedness, the Junior Lien Pari Passu Intercreditor Agreement shall define the relative rights and priorities of such Term Loan Lenders (vis a vis the Term Loan Lenders holding Junior Lien Term Loan Claims) with respect to the Common Collateral. As among the Term Loan Lenders, nothing herein (including, without limitation, Section 6.8) is intended to alter their relative rights and obligations, which shall continue to be governed by the Term Loan Intercreditor Agreements, or to require that such rights and obligations be treated as a single class in any Insolvency or Liquidation Proceeding.

9.20. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(d) or (e)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the ABL Credit Agreement, the Term Loan Credit Agreements or any other ABL Loan Document or Term Loan Document or permit Holdings, Mid-Holdings, the Borrower, any ABL Borrower or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Loan Documents or the Term Loan Credit Agreements or any other Term Loan Document, (b) change the relative priorities of the ABL Claims or the Liens granted under the ABL Loan Documents on the Common Collateral (or any other assets) as among the ABL Lenders or

59

change the relative priorities of the Term Loan Claims or the Liens granted under the Term Loan Documents on the Common Collateral (or any other assets) as among the Term Loan Lenders, (c) otherwise change the relative rights of the ABL Lenders in respect of the Common Collateral as among such ABL Lenders or the relative rights of the Term Loan Lenders in respect of the Common Collateral as among such Term Loan Lenders or (d) obligate Holdings, Mid-Holdings, the Borrower, any ABL Borrower or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Loan Document or the Term Loan Credit Agreements or any other Term Loan Document. None of Holdings, the Borrower, any ABL Borrower or any Subsidiary shall have any rights hereunder except as expressly set forth herein (including as set forth in Section 9.3).

9.21. Additional Grantors. The Borrower will promptly cause each Person that becomes a Grantor to execute and deliver to the ABL Agents and the Term Loan Agents party hereto an acknowledgment to this Agreement substantially in the form of Exhibit A, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Parties and the Grantors hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

9.22. Jersey Security Law Provisions.

(a) Each of the parties hereto agrees to waive any right it may have to receive a notice of sale or appropriation pursuant to Article 44 of the Security Interests (Jersey) Law 2012 (the “Jersey Security Law”) if any other party exercises any of its enforcement rights in accordance with this Agreement.

(b) The Financing Statement or a Financing Change Statement (as applicable) shall be registered recording (i) the subordination of unlimited duration of each Term Loan Document to the extent securing ABL Priority Collateral in favor of the ABL Collateral Agent and (ii) the subordination of unlimited duration of each ABL Loan Document to the extent securing Term Loan Priority Collateral in favor of the Term Loan Agents.

(c) Upon written request by any Term Loan Agent, the ABL Agents shall provide a copy of any Verification Statement recording any such subordination to the Term Loan Agents, and upon written request by any ABL Agent, the Term Loan Agents shall provide a copy of any Verification Statement recording any such subordination to the ABL Agents.

(d) Subject to clause (d) below, each Term Loan Agent and each ABL Agent may request any such registration of any such subordination at all times until the Discharge of ABL Claims, Discharge of Junior Lien Term Loan Claims or Discharge of Senior Lien Term Loan Claims, as applicable.

(e) Any ABL Agent or any Term Loan Agent may register a Financing Change Statement discharging a registration of a Financing Statement relating to any ABL Loan Document or Term Loan Document, as applicable, when any such ABL Loan Document or Term Loan Document has been released and discharged.

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(f) Each Term Loan Agent irrevocably waives any present or future right it has to redeem any collateral which is secured pursuant to any ABL Collateral Document pursuant to Article 54 of the Jersey Security Law and undertakes that it will not at any time exercise or seek to exercise any such right. Each ABL Agent irrevocably waives any present or future right it has to redeem any collateral which is secured pursuant to any Term Loan Collateral Document pursuant to Article 54 of the Jersey Security Law and undertakes that it will not at any time exercise or seek to exercise any such right.

(g) Nothing in this Agreement will create, or be deemed to create, a security interest for the purposes of Article 10 of the Jersey Security Law.

(h) Notwithstanding any other provision of this Agreement, each ABL Agent and each Term Loan Agent, may, in its sole discretion, make one or more payments into court pursuant to Article 50 of the Jersey Security Law.

(i) Each Term Loan Agent agrees to endorse a memorandum of this Agreement on each Term Loan Collateral Document entered into, or to be entered into, in its favor, and acknowledges the right of each ABL Agent to the production and delivery of a copy of any such Term Loan Collateral Document as soon as reasonably practicable after any ABL Agent requests the same. Each ABL Agent agrees to endorse a memorandum of this Agreement on each ABL Collateral Document entered into, or to be entered into, in its favor, and acknowledges the right of each Term Loan Agent to the production and delivery of a copy of any such ABL Collateral Document as soon as reasonably practicable after any Term Loan Agent requests the same.

(j) Title Documents.

(i) The First Priority Agent is entitled, but not obliged, to hold Title Documents. The Second Priority Agent must not exercise any right under the Second Priority Documents in conflict with this clause (j)(i).

(ii) Upon a Discharge of First Priority Claims, the First Priority Agent must deliver the Title Documents which are subject to the First Priority Claims directly to the Second Priority Agent (or as it may direct).

(k) Definitions. For the purposes of this Section 9.22:

(i) a reference to “Financing Statement”, “Financing Change Statement “ or a “Verification Statement” will have the meaning given to such terms in the Jersey Security Law;

(ii) “Jersey Security Law” means the Security Interests (Jersey) Law 2012; and

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(iii) “Title Documents” means all:

i.	certificates embodying the right to or representing investment securities; and

ii.	title or other documents relating to any property, subject to the First Priority Claims or the Second Priority Claims (as the case may be).

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior Lien Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

Address:

Facsimile:

[Signature Page - ABL Intercreditor Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Junior Lien Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

Address:

Facsimile:

[Signature Page - ABL Intercreditor Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Address:

Facsimile:

[Signature Page - ABL Intercreditor Agreement]

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Address:	901 Main Street, 11th Floor Mail Code TX1-492-11-23 Dallas, TX 75202

Facsimile:

[Signature Page - ABL Intercreditor Agreement]

ACKNOWLEDGMENT

The Borrower and each Guarantor hereby acknowledge that they have received a copy of this Agreement as in effect on the date hereof and consents thereto, agree to recognize all rights granted thereby to the ABL Agents, the ABL Lenders, the Term Loan Agents, and the Term Loan Lenders (including pursuant to Section 9.4 hereof) and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof. The Borrower and each Guarantor further acknowledges and agrees that (except as set forth in Section 9.15 hereof) they are not intended beneficiaries or third party beneficiaries under this Agreement and (i) as between the ABL Lenders, the Borrower and Guarantors, the ABL Loan Documents remain in full force and effect as written and are in no way modified hereby and (ii) as between the Term Loan Lenders, the Borrower and Guarantors, the Term Loan Documents remain in full force and effect as written and are in no way modified hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

LSF9 CONCRETE LTD

By
Name:
Title:

LSF9 CONCRETE HOLDINGS LTD

By
Name:
Title:

LSF9 CONCRETE MID-HOLDINGS LTD

By
Name:
Title:

LSF9 CONCRETE UK LTD

Name:
Title:

STARDUST FINANCE HOLDINGS, INC.

By
Name:
Title:

STARDUST HOLDINGS (USA), LLC

By
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

HANSON BRICK AMERICA, INC.
HANSON BRICK EAST, LLC
HANSON PIPE & PRECAST LLC
HANSON PRESSURE PIPE, INC.
HANSON BRICK LTD.
HANSON PIPE & PRECAST, LTD.
HANSON PRESSURE PIPE INC.

By
Name:
Title:

HANSON BUILDING PRODUCTS LIMITED

By
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

SCHEDULE I

to the ABL Intercreditor Agreement

Provision for Credit Agreements:

“Reference is made to the Intercreditor Agreement dated as of March 13, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Credit Suisse AG, as ABL Administrative Agent (as defined therein), Bank of America, N.A., as ABL Collateral Agent (as defined therein), Credit Suisse AG, as Senior Lien Term Loan Agent (as defined therein), Credit Suisse AG, as Junior Lien Term Loan Agent (as defined therein), Stardust Finance Holdings, Inc., LSF9 Concrete Ltd, LSF9 Concrete Holdings Ltd and each other party from time to time party thereto. Each Lender hereunder (a) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the ABL Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the ABL Credit Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for Security Documents:

“Reference is made to the Intercreditor Agreement dated as of March 13, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Credit Suisse AG, as ABL Administrative Agent (as defined therein), Bank of America, N.A., as ABL Collateral Agent (as defined therein), Credit Suisse AG, as Senior Lien Term Loan Agent (as defined therein), Credit Suisse AG, as Junior Lien Term Loan Agent (as defined therein), Stardust Finance Holdings, Inc., LSF9 Concrete Ltd, LSF9 Concrete Holdings Ltd and each other party from time to time party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent] [Administrative Agent], for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent] [Administrative Agent] and the other Secured Parties are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the ABL Intercreditor Agreement and this Agreement, the provisions of the ABL Intercreditor Agreement shall control.”

Schedule I-1

EXHIBIT A

to the ABL Intercreditor Agreement

[FORM OF]

ABL INTERCREDITOR AGREEMENT JOINDER

Reference is made to the ABL Intercreditor Agreement, dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between CREDIT SUISSE AG (“Credit Suisse”), in its capacity as administrative agent (together with its successors and assigns in such capacities, the “ABL Administrative Agent”) for (i) the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders”) and (ii) any ABL Hedge Banks and ABL Cash Management Banks, BANK OF AMERICA, N.A., in its capacity as collateral agent (together with its successors and assigns in such capacities, the “ABL Collateral Agent”) and the ABL Lenders, CREDIT SUISSE AG, in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Senior Lien Term Loan Agent”) for the financial institutions, lenders and investors party from time to time to the Senior Lien Term Loan Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees under any Senior Lien Term Loan Credit Agreement, the “Senior Lien Term Loan Lenders”), CREDIT SUISSE AG, in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Junior Lien Term Loan Agent”) for the financial institutions, lenders and investors party from time to time to the Junior Lien Term Loan Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees under any Junior Lien Term Loan Credit Agreement, the “Junior Lien Term Loan Lenders”), LSF9 CONCRETE LTD, a Borrower incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (“Holdings”), LSF9 CONCRETE HOLDINGS LTD, a Borrower incorporated under the laws of Jersey with registered number 117752 (“Mid-Holdings”), STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), as the borrower under each Term Loan Credit Agreement and a borrower under the ABL Credit Agreement and each Subsidiary of Mid-Holdings that becomes a party thereto and certain other Persons party or that may become party thereto from time to time. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This ABL Intercreditor Agreement Joinder, dated as of [•] [•], 201[•] (this “Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1. Joinder. The undersigned, [•], [as a Grantor]1[as a [[New ABL Agent, on behalf of itself and the applicable ABL Lenders][New Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders][]2, to become party to the Intercreditor Agreement as a [Grantor][New ABL Lender][New Term Loan Lender] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

[1]	Include if signing as Grantor.
[2]	Include if signing as New ABL Agent or a New Term Loan Agent pursuant to Section 9.3 of the Intercreditor Agreement.

2. Agreements. The undersigned [Grantor][New ABL Lender][New Term Loan Lender] hereby agrees, for the enforceable benefit of all existing and future ABL Lenders and all existing and future Term Loan Lenders that the undersigned is [(and the [ABL Lenders][Term Loan Lenders] represented by it are)]3 bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3. Notice Information. The address of the undersigned [Grantor][New ABL Lender][New Term Loan Lender] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [•], Attention of [•] (Facsimile No. [•][, electronic mail address: [•]]).

4. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Loan Document. This Joinder shall constitute a [Loan Document], under and as defined in, each Credit Agreement.

7. Miscellaneous. The provisions of Section 9 of the Intercreditor Agreement will apply with like effect to this Joinder.

[Signature Pages Follow]

[3]	Include if signing as a New ABL Agent or New Term Loan Agent and select appropriate secured party reference.

A-2

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and each ABL Agent and each Term Loan Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF GRANTOR/ADDITIONAL
SECURED PARTY], as [ ]

By:
Name:
Title:

[Signature Page - ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Senior Lien Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

Address: [ ]
Facsimile: [ ]

[Signature Page - ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Junior Lien Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

Address: [ ]
Facsimile: [ ]

[Signature Page - ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as ABL Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Address: [ ]
Facsimile: [ ]

[Signature Page - ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

BANK OF AMERICA, N.A., as ABL Collateral Agent

By:
Name:
Title:

Address: [ ]
Facsimile: [ ]

[Signature Page - ABL Intercreditor Agreement Joinder]

EXHIBIT F-2

to the Senior Lien Term Loan

Credit Agreement

FORM OF SENIOR/JUNIOR INTERCREDITOR AGREEMENT

[See attached.]

Execution Version

INTERCREDITOR AGREEMENT

dated as of

March 13, 2015,

among

CREDIT SUISSE AG,

as Initial Senior Lien Agent,

CREDIT SUISSE AG,

as Initial Junior Lien Agent,

STARDUST FINANCE HOLDINGS, INC.,

as Borrower,

LSF9 CONCRETE LTD,

as Holdings,

LSF9 CONCRETE HOLDINGS LTD,

as Mid-Holdings,

the Subsidiaries of Mid-Holdings

from time to time party hereto, and

each other party from time to time party hereto.

THIS IS THE SENIOR/JUNIOR INTERCREDITOR AGREEMENT REFERRED TO IN (A) ANY SENIOR LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG HOLDINGS, MID-HOLDINGS, THE BORROWER, CERTAIN SUBSIDIARIES OF MID-HOLDINGS AND THE SENIOR LIEN AGENT, (B)

ANY JUNIOR LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG HOLDINGS, MID-HOLDINGS, THE BORROWER, CERTAIN SUBSIDIARIES OF MID-HOLDINGS AND THE JUNIOR LIEN AGENT AND (C) ANY SENIOR LIEN CREDIT AGREEMENT, ANY JUNIOR LIEN CREDIT AGREEMENT (AS DEFINED HEREIN) AND THE OTHER SECURITY DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENTS.

[CS&M Ref. No. 7865-146]

THIS INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 13, 2015, among (a) CREDIT SUISSE AG (“CS”), in its capacities as administrative agent and collateral agent and trustee (together with its successors and assigns in such capacities, the “Initial Senior Lien Agent”) for the financial institutions, lenders and investors party from time to time to any Senior Lien Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees under any Senior Lien Credit Agreement, the “Senior Lien Lenders”) (such Senior Lien Lenders, together with the Senior Lien Agent and any other secured parties under any Senior Lien Credit Agreement, the “Senior Lien Secured Parties”), (b) CREDIT SUISSE AG, in its capacities as administrative agent and collateral agent and trustee (together with its successors and assigns in such capacities, the “Initial Junior Lien Agent”) for the financial institutions, lenders and investors party from time to time to any Junior Lien Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, the “Junior Lien Lenders”) (such Junior Lien Lenders, together with the Junior Lien Agent and any other secured parties under any Junior Lien Credit Agreement, the “Junior Lien Secured Parties”), (c) LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), (d) LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), (e) STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (including its permitted successors, the “Borrower”), (f) each other Subsidiary of Mid Holdings from time to time party hereto pursuant to Section 7.19 hereof and (g) each Additional Senior Pari Passu Agent and Additional Junior Pari Passu Agent from time to time party hereto pursuant to Section 7.20 hereof.

RECITALS

A. Pursuant to that certain Senior Lien Credit Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, the Senior Lien Lenders and the Initial Senior Lien Agent (the “Initial Senior Lien Credit Agreement”), the Senior Lien Lenders have agreed to make certain loans to the Borrower.

B. Pursuant to the Senior Lien Guarantee and Collateral Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, certain Subsidiaries of Mid-Holdings and the Initial Senior Lien Agent (the “Senior Lien Guarantee and Collateral Agreement”), the Senior Lien Guarantors have agreed to guarantee, inter alia, the payment and performance of the Borrower’s obligations under the Senior Lien Documents.

C. As a condition to the effectiveness of the Initial Senior Lien Credit Agreement and to secure the obligations of the Borrower and the Senior Lien Guarantors (the Borrower, the Senior Lien Guarantors and each other direct or indirect subsidiary or parent of the Borrower or any of their affiliates that is now or hereafter becomes a party to any Senior Lien Document, collectively, the “Senior Lien Credit Parties”) under and in connection with the Senior Lien Documents, the Senior Lien Credit Parties have granted to the Initial Senior Lien Agent (for the benefit of the Senior Lien Secured Parties) Liens on the Collateral.

D. Pursuant to that certain Junior Lien Credit Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, the Junior Lien Lenders, and the Initial Junior Lien Agent (the “Initial Junior Lien Credit Agreement”), the Junior Lien Lenders have agreed to make certain loans to the Borrower.

E. Pursuant to the Junior Lien Guarantee and Collateral Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, certain Subsidiaries of Mid-Holdings and the Initial Junior Lien Agent (the “Junior Lien Guarantee and Collateral Agreement”), the Junior Lien Guarantors have agreed to guarantee, inter alia, the payment and performance of the Borrower’s obligations under the Junior Lien Documents.

F. As a condition to the effectiveness of the Initial Junior Lien Credit Agreement and to secure the obligations of the Borrower and the Junior Lien Guarantors (the Borrower, the Junior Lien Guarantors and each other direct or indirect subsidiary or parent of the Borrower or any of their affiliates that is now or hereafter becomes a party to any Junior Lien Document, collectively, the “Junior Lien Credit Parties”) under and in connection with the Junior Lien Documents, the Junior Lien Credit Parties have granted to the Initial Junior Lien Agent (for the benefit of the Junior Lien Secured Parties) Liens on the Collateral.

G. Each of the Senior Lien Agent (on behalf of the Senior Lien Secured Parties) and the Junior Lien Agent (on behalf of the Junior Lien Secured Parties) and, by their acknowledgment hereof, the Senior Lien Credit Parties and the Junior Lien Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 UCC/PPSA Definitions. The following terms which are defined in uncapitalized form or otherwise used in the Uniform Commercial Code and/or PPSA are used herein as so defined or used, as the context requires: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Document of Title, Electronic Chattel Paper, Commodities Account, Commodities Contract, Financial Asset, Fixtures, Futures Account, Futures Contract, General Intangible, Instrument, Intangible, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible, Promissory Note, Records, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

Section 1.2 Other Definitions. Subject to Section 1.1 hereof, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Credit Agreement” means that certain ABL Credit Agreement dated as of the date hereof among Holdings, Mid-Holdings, the Borrower, the other borrowers party thereto, the lenders party thereto, CS, as administrative agent, and Bank of America, N.A., as collateral agent.

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“Additional Junior Lien Credit Agreement” means any agreement relating to any incremental credit facility under the Junior Lien Credit Agreement or any “Incremental Equivalent Debt” (as defined in the Junior Lien Credit Agreement) secured on a pari passu basis to the Junior Lien Obligations, and any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding or refinancing (including any Permitted Pari Passu Secured Refinancing Debt or any Permitted Junior Secured Refinancing Debt (as defined in the Senior Lien Credit Agreement) (in each case, to the extent permitted hereunder)) all or any portion of the Junior Lien Obligations (including any such incremental credit facility, Incremental Equivalent Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt), in each case secured on a pari passu basis to the Junior Lien Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder.

“Additional Junior Pari Passu Agent” means the Person appointed to act as an “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Collateral Trustee” or similar term under any Additional Junior Lien Credit Agreement or representative for the holders of any obligations under an Additional Junior Lien Credit Agreement, including any holder of an irrevocable power of attorney (fondé de pouvoir, within the meaning of Article 2692 of the Civil Code of the Province of Quebec) it being understood and agreed that no Additional Junior Pari Passu Agent (if other than the Junior Lien Agent) shall hold any Lien on Collateral.

“Additional Senior Lien Credit Agreement” means any agreement relating to any incremental credit facility under the Initial Senior Lien Credit Agreement or any “Incremental Equivalent Debt” (as defined in the Senior Lien Credit Agreement) and any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding or refinancing (including any Permitted Pari Passu Secured Refinancing Debt) (in each case, to the extent permitted hereunder) all or any portion of the Senior Lien Obligations (including any such incremental credit facility, Incremental Equivalent Debt or Permitted Pari Passu Secured Refinancing Debt), whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder, in each case secured on a pari passu basis to the Senior Lien Obligations.

“Additional Senior Pari Passu Agent” means the Person appointed to act as an “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Collateral Trustee” or similar term under any Additional Senior Lien Credit Agreement or representative for the holders of any obligations under an Additional Senior Lien Credit Agreement, it being understood and agreed that no Additional Senior Pari Passu Agent (if other than the Senior Lien Agent) shall hold any Lien on Collateral.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

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“Agent(s)” means individually the Senior Lien Agent or the Junior Lien Agent and collectively means both the Senior Lien Agent and the Junior Lien Agent.

“Agreement” has the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“BIA” means the Bankruptcy and Insolvency Act (Canada) as from time to time in effect in Canada.

“Borrower” has the meaning assigned to that term in the recitals to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) as from time to time in effect in Canada.

“Collateral” means all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to any Senior Lien Agent or any Junior Lien Agent under any of the Senior Lien Collateral Documents or Junior Lien Collateral Documents, respectively, together with all rents, issues, profits, products and Proceeds thereof.

“Comparable Junior Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any Senior Lien Collateral Document, the Junior Lien Collateral Document that creates a Lien on the same Collateral, granted by the same Credit Party.

“Control Collateral” means any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code or the STA), Commodities Account, Commodities Contract, Deposit Account, Futures Account, Futures Contract, Instruments, Investment Property and any other Collateral as to which a Lien may be perfected through possession or control by the secured party or any agent therefor.

“Credit Documents” means, collectively, the Senior Lien Documents and the Junior Lien Documents.

“Credit Parties” means, collectively, the Senior Lien Credit Parties and the Junior Lien Credit Parties.

“CS” has the meaning assigned to that term in the introduction to this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions

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from time to time in effect and affecting the rights of creditors generally, including any provision of any statute governing the existence of any artificial legal person permitting that legal person to propose a compromise or an arrangement with respect to any class of its creditors, including plans of arrangement under applicable corporation law statutes.

“Deed of Hypothec”: means a Quebec law movable and immovable Deed of Hypothec in favor of the Senior Lien Agent, for the benefit of the Senior Lien Secured Parties from any Senior Lien Loan Party, together with a corresponding bond, bond pledge and bond pledge agreement.

“Defaulting Creditor” has the meaning set forth in Section 8.6(c) hereof.

“DIP Financing” has the meaning set forth in Section 6.1(a) hereof.

“Discharge of Senior Lien Obligations” means, subject to reinstatement pursuant to Section 5.4, the time at which all the Senior Lien Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto) have been paid in full in cash and all Commitments (or commitments defined by reference to a similar term) (as defined in any Senior Lien Credit Agreement) have been terminated.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including convertible securities but excluding debt securities convertible or exchangeable into any of the foregoing.

“Event of Default” means an “Event of Default” or similar term under and as defined in any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, as applicable.

“Excluded Subsidiary” means (a) with respect to Senior Lien Guarantors, any “Excluded Subsidiary” or similar term under and as defined in any Senior Lien Credit Agreement and (b) with respect to the Junior Lien Guarantors, any “Excluded Subsidiary” or similar term under and as defined in any Junior Lien Credit Agreement.

“Exercise of Any Secured Creditor Remedies”, “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, Part V of the PPSA, the Mortgages Act or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

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(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party of a trustee, receiver, receiver and manager or interim receiver or similar official of all or part of the Collateral or a monitor for any of the Senior Lien Credit Parties or the appointment of an administrator of an English Loan Party;

(e) the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of any Secured Party permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code, Part V of the PPSA, the Mortgages Act or under provisions of similar effect under other applicable law in respect of the applicable Secured Party’s Senior Lien Obligations or Junior Lien Obligations;

(g) the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral; and

(h) commencing or joining with any Person in commencing, or petitioning for or voting in favor of any resolution for, any action or proceeding described in clauses (a) through (g) above.

For the avoidance of doubt, the filing of a proof of claim in any Insolvency Proceeding, the seeking of adequate protection or the taking of any other action expressly permitted under Section 2.3(b) hereof (other than clause (vi) of such Section 2.3(b)) shall not be deemed to constitute an Exercise of Any Secured Creditor Remedies or an Exercise of Secured Creditor Remedies.

“Fraudulent Conveyances Proceeding” means any application or other proceeding seeking relief pursuant to the Assignment and Preferences Act (Ontario), the Fraudulent Conveyances Act (Ontario), sections 95 to 101 inclusive of the BIA or any other like, equivalent or analogous legislation of any jurisdiction, domestic or foreign.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means any of the Senior Lien Guarantors or Junior Lien Guarantors.

“Holdings” has the meaning assigned to that term in the introduction to this Agreement.

“Indebtedness” has the meaning provided in any Senior Lien Credit Agreement and any Junior Lien Credit Agreement as in effect on the date hereof.

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“Initial Junior Lien Agent” has the meaning assigned to that term in the introduction to this Agreement.

“Initial Junior Lien Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Initial Senior Lien Agent” has the meaning assigned to that term in the introduction to this Agreement.

“Initial Senior Lien Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Insolvency Proceeding” means (a) any case, action or proceeding (including the filing of any proposal or intent to file a proposal) before any court or other Governmental Authority relating to bankruptcy, reorganization, arrangement, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors, or (c) the giving of written notice by any person (who is entitled to do so) of its intention to appoint an administrator of any English Guarantor; in each case covered by clauses (a), (b), or (c) undertaken under any Debtor Relief Laws.

“Junior Lien Agent” means (a) the Initial Junior Lien Agent and any successor thereto and (b) any Junior Pari Passu Agent designated as such pursuant to any Junior Lien Pari Passu Intercreditor Agreement, as applicable.

“Junior Lien Collateral Documents” means all “Security Documents” (or similar documents defined by reference to any similar term) as defined in any Junior Lien Credit Agreement (including any Junior Lien Guaranty), and all other security agreements, mortgages, deeds of trust, Deed of Hypothec and other collateral documents executed and delivered by one or more Junior Lien Credit Parties in connection with any Junior Lien Credit Agreement (including any intercreditor or joinder agreement among holders of Junior Lien Obligations). For purposes of clarity, any Junior Lien Credit Agreement and any notes or other instruments issued thereunder shall not constitute a Junior Lien Collateral Document, unless such Junior Lien Credit Agreement or any such note or other instrument purports to create a security interest in any Collateral for the benefit of the Junior Lien Secured Parties.

“Junior Lien Credit Agreement” means individually or collectively, (a) the Initial Junior Lien Credit Agreement and (b) any Additional Junior Lien Credit Agreement.

“Junior Lien Credit Parties” has the meaning assigned to that term in the recitals to this Agreement.

“Junior Lien Documents” means any Junior Lien Credit Agreement, any Junior Lien Guaranty, any Junior Lien Collateral Document and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Junior Lien Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Junior Lien Agent or any other Junior Lien Secured Party, in connection with any of the foregoing or any Junior Lien Credit Agreement.

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“Junior Lien Guarantee and Collateral Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Junior Lien Guarantors” means the collective reference to (a) Holdings, Mid-Holdings, and each Subsidiary of Mid-Holdings, other than any Excluded Subsidiary and other than the Borrower, and (b) any other Person that becomes a guarantor under any Junior Lien Guaranty. The term “Junior Lien Guarantors” shall include all “Guarantors” under and as defined in any Junior Lien Credit Agreement in effect on the date hereof.

“Junior Lien Guaranty” means the guaranty of the Junior Lien Obligations by the Junior Lien Guarantors under any Junior Lien Guarantee and Collateral Agreement and also includes any other guaranty made by a Junior Lien Guarantor guaranteeing, inter alia, the payment and performance of any Junior Lien Obligations.

“Junior Lien Lenders” has the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or “holder” or “investor” or similar term under any Junior Lien Credit Agreement.

“Junior Lien Obligations” means any and all obligations of every nature of each Junior Lien Credit Party from time to time owed to the Junior Lien Secured Parties, or any of them, under, in connection with, or evidenced or secured by any Junior Lien Document, including all “Obligations” (or obligations defined by reference to any similar term) as defined in any Junior Lien Credit Agreement, and whether for principal, interest (including interest that, but for the filing of a petition or application in bankruptcy with respect to such Junior Lien Credit Party, would have accrued on any Junior Lien Obligation, whether or not a claim is allowed against such Junior Lien Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Junior Lien Document.

“Junior Lien Pari Passu Intercreditor Agreement” means an agreement among Holdings, Mid-Holdings, certain subsidiaries of Mid-Holdings party thereto, the Borrower, the Junior Lien Agent, any initial additional authorized representative party thereto and each additional authorized representative from time to time party thereto, the form of which is provided as Exhibit F-3 to the Initial Junior Lien Credit Agreement.

“Junior Lien Secured Parties” has the meaning assigned to that term in the introduction to this Agreement.

“Junior Pari Passu Agents” means, collectively, the Initial Junior Lien Agent and each Additional Junior Pari Passu Agent, or, individually, a “Junior Pari Passu Agent”.

“Lenders” means, collectively, all of the Senior Lien Lenders and the Junior Lien Lenders.

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“Lien” means any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, Deed of Hypothec or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself constitute a Lien.

“Lien Priority” means, with respect to any Lien of the Senior Lien Secured Parties or the Junior Lien Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1 hereof.

“Maximum Senior Lien Amount” means the sum of (a) the aggregate principal amount of all loans outstanding under any Senior Lien Credit Agreement on the date of this Agreement, plus (b) the aggregate principal amount of one or more incremental term loans incurred by the Senior Lien Credit Parties pursuant to and in accordance with any Senior Lien Credit Agreement as in effect on the date of this Agreement or pari passu incremental equivalent debt incurred by the Senior Lien Credit Parties in accordance with any Senior Lien Credit Agreement as in effect on the date of this Agreement (without giving effect to any amendments, waivers or consents thereto), plus (c) 20.0% of the amounts in clauses (a) and (b).

“Mortgages Act” means the Mortgages Act (Ontario) as from time to time in effect in the Province of Ontario or any equivalent legislation in any other applicable province or territory of Canada.

“New Senior Lien Agent” has the meaning set forth in Section 5.3 hereof.

“New Senior Lien Loan Documents” has the meaning set forth in Section 5.3 hereof.

“Party” means the Senior Lien Agent or the Junior Lien Agent, and “Parties” means both the Senior Lien Agent and the Junior Lien Agent.

“Permitted Junior Secured Refinancing Debt” means any “Permitted Junior Secured Refinancing Debt” as defined in any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, as applicable.

“Permitted Pari Passu Secured Refinancing Debt” means any “Permitted Pari Passu Secured Refinancing Debt” as defined in any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, as applicable.

“Permitted Refinancing” means any “Permitted Refinancing” as defined in any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, as applicable.

“Person” means an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

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“PPSA” means the Personal Property Security Act (Ontario) as from time to time in effect in the Province of Ontario; provided that if, by reason of mandatory provisions of law, perfection or the effect of perfection or non perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Personal Property Security Act as in effect in a jurisdiction other than Ontario or by the Civil Code of the Province of Quebec. “PPSA” means such Personal Property Security Act or the Civil Code of the Province of Quebec as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection or priority or availability of such remedy, as the case may be.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code or the PPSA with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Date” has the meaning set forth in Section 8.2(e) hereof.

“Purchase Event” has the meaning set forth in Section 8.1 hereof.

“Purchase Notice” has the meaning set forth in Section 8.1 hereof.

“Purchase Obligations” has the meaning set forth in Section 8.1 hereof.

“Purchase Price” has the meaning set forth in Section 8.3 hereof.

“Purchasing Creditors” has the meaning set forth in Section 8.2 hereof.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement or license and any other right to use or occupy real property.

“Reorganization Securities” has the meaning set forth in Section 6.9 hereof.

“Secured Parties” means, collectively, the Senior Lien Secured Parties and the Junior Lien Secured Parties.

“Senior Lien Agent” means (a) the Initial Senior Lien Agent and any successor thereto and (b) any Senior Pari Passu Agent designated as such pursuant to any Senior Lien Pari Passu Intercreditor Agreement, as applicable.

“Senior Lien Collateral Documents” means all “Security Documents” (or similar documents defined by a similar term) as defined in any Senior Lien Credit Agreement (including any Senior Lien Guaranty), and all other security agreements, mortgages, deeds of trust, Deeds of Hypothec and other collateral documents executed and delivered by one or more Senior Lien Credit Parties in connection with any Senior Lien Credit Agreement (including any intercreditor or joinder agreement among holders of Senior Lien Obligations). For purposes of clarity, any Senior Lien Credit Agreement and any notes or other instruments issued thereunder shall not constitute a Senior Lien Collateral Document, unless such Senior Lien Credit Agreement or any such note or other instrument purports to create a security interest in any Collateral for the benefit of the Senior Lien Secured Parties.

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“Senior Lien Credit Agreement” means, individually or collectively, (a) the Initial Senior Lien Credit Agreement and (b) any Additional Senior Lien Credit Agreement.

“Senior Lien Credit Parties” has the meaning assigned to that term in the recitals to this Agreement.

“Senior Lien Documents” means any Senior Lien Credit Agreement, any Senior Lien Guaranty, any Senior Lien Collateral Document and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Senior Lien Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Senior Lien Agent or any other Senior Lien Secured Party, in connection with any of the foregoing or any Senior Lien Credit Agreement.

“Senior Lien Guarantee and Collateral Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Senior Lien Guarantors” means the collective reference to (a) Holdings, Mid-Holdings, and each Subsidiary of Mid-Holdings, other than any Excluded Subsidiary and other than the Borrower, and (b) any other Person that becomes a guarantor under any Senior Lien Guaranty.

“Senior Lien Guaranty” means the guaranty of the Senior Lien Obligations by the Senior Lien Guarantors under any Senior Lien Guarantee and Collateral Agreement and also includes any other guaranty made by a Senior Lien Guarantor guaranteeing, inter alia, the payment and performance of any Senior Lien Obligations.

“Senior Lien Lenders” has the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or “holder” or “investor” (or Person defined by a similar term) under any Senior Lien Credit Agreement.

“Senior Lien Obligations” means any and all obligations of every nature of each Senior Lien Credit Party from time to time owed to the Senior Lien Secured Parties, or any of them, under, in connection with, or evidenced or secured by any Senior Lien Document, including all “Obligations” (or obligations defined by reference to a similar term) as defined in any Senior Lien Credit Agreement, and whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to such Senior Lien Credit Party, would have accrued on any Senior Lien Obligation, whether or not a claim is allowed against such Senior Lien Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Senior Lien Document. Notwithstanding the foregoing, if the aggregate principal amount of loans outstanding under any Senior Lien Credit Agreement is in excess of the Maximum Senior Lien Amount, then only that portion of such principal amount equal to the Maximum Senior Lien Amount shall be included in “Senior Lien Obligations”.

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“Senior Lien Pari Passu Intercreditor Agreement” means an agreement among Holdings, Mid-Holdings, certain subsidiaries of Mid-Holdings party thereto, the Borrower, the Senior Lien Agent, any initial additional authorized representative party thereto and each additional authorized representative from time to time party thereto, the form of which is provided as Exhibit F-3 to the Initial Senior Lien Credit Agreement.

“Senior Lien Recovery” shall have the meaning set forth in Section 5.4 hereof.

“Senior Lien Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Senior Pari Passu Agents” means, collectively, the Initial Senior Lien Agent and each Additional Senior Pari Passu Agent, or, individually, a “Senior Pari Passu Agent”.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or, in each case, any Permitted Refinancing thereof), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“STA” means the Securities Transfer Act, 2006 (Ontario) as from time to time in effect in the Province of Ontario or any equivalent legislation in any other applicable province or territory of Canada.

“Standstill Period” has the meaning assigned to such term in Section 2.3(a) hereof.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Term/ABL Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof, by and among the Senior Lien Agent, the Junior Lien Agent, Credit Suisse AG, as administrative agent for the ABL Credit Agreement (as defined therein), Bank of America, N.A., as collateral agent for the ABL Credit Agreement (as defined therein), and the other parties thereto.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of mandatory provisions of law, perfection or the effect of perfection or non perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection or priority or availability of such remedy, as the case may be.

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“United States” means the United States of America.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause and schedule references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, substitutions, joinders and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Except as otherwise provided herein, any reference herein to the repayment in full of an obligation means the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

Section 1.4 Quebec Interpretation. For all purposes of the interpretation or construction of this Agreement under the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the Uniform Commercial Code or PPSA shall include publication under the Civil Code of the Province of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

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ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Senior Lien Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Junior Lien Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Senior Lien Agent or the Junior Lien Agent (or Senior Lien Secured Parties or Junior Lien Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, PPSA, Mortgages Act, Debtor Relief Laws or any other applicable law, or of the Senior Lien Documents or the Junior Lien Documents (in each case, other than the provisions of this Agreement), (iv) whether the Senior Lien Agent or the Junior Lien Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the Senior Lien Obligations or the Junior Lien Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the Senior Lien Agent or the other Senior Lien Lenders or the Junior Lien Agent or the other Junior Lien Lenders securing any of the Senior Lien Obligations or Junior Lien Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Junior Lien Obligations or the Senior Lien Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, the Senior Lien Agent, on behalf of itself and the Senior Lien Secured Parties, and the Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, hereby agree that:

(1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Junior Lien Agent or any Junior Lien Secured Party that secures all or any portion of the Junior Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the Senior Lien Agent and the other Senior Lien Secured Parties in the Collateral to secure all or any portion of the Senior Lien Obligations; and

(2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Lien Agent or any Senior Lien Secured Party that secures all or any portion of the Senior Lien Obligations shall in all respects be senior and prior to all Liens granted to the Junior Lien Agent or any Junior Lien Secured Party in the Collateral to secure all or any portion of the Junior Lien Obligations.

(b) Notwithstanding any failure by any Senior Lien Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the Senior Lien Secured Parties, the priority and rights as between the Senior Lien Secured Parties and the Junior Lien Secured Parties with respect to the Collateral shall be as set forth herein.

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(c) The Junior Lien Agent, for and on behalf of itself and the Junior Lien Secured Parties, acknowledges and agrees that, concurrently herewith, the Senior Lien Agent, for the benefit of itself and the Senior Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Junior Lien Agent has been granted Liens and the Junior Lien Agent hereby consents thereto. The Senior Lien Agent, for and on behalf of itself and the Senior Lien Secured Parties, acknowledges and agrees that, concurrently herewith, the Junior Lien Agent, for the benefit of itself and the Junior Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Senior Lien Agent has been granted Liens and the Senior Lien Agent hereby consents thereto. The subordination of Liens by the Junior Lien Agent in favor of the Senior Lien Agent as set forth herein shall not be deemed to subordinate the Junior Lien Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person. With respect to any Deed of Hypothec held by the Junior Lien Agent, the Junior Lien Agent hereby cedes priority and preference of rank of its Liens to the Senior Lien Agent’s Liens to give effect to the provisions of this Section 2.1

Section 2.2 Waiver of Right to Contest Liens.

(a) The Junior Lien Agent, for and on behalf of itself and the Junior Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding or Fraudulent Conveyance Proceeding), the validity, priority, enforceability or perfection of the Liens of the Senior Lien Agent and the other Senior Lien Secured Parties in respect of the Collateral or the provisions of this Agreement. The Junior Lien Agent, for itself and on behalf of the Junior Lien Secured Parties, agrees that none of the Junior Lien Agent or the other Junior Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Senior Lien Agent or any Senior Lien Secured Party under the Senior Lien Documents with respect to the Collateral, other than as expressly permitted by this Agreement. The Junior Lien Agent, for itself and on behalf of the Junior Lien Secured Parties, hereby waives any and all rights it or the Junior Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which the Senior Lien Agent or any Senior Lien Lender seeks to enforce its Liens in any Collateral. The foregoing shall not be construed to prohibit the Junior Lien Agent from enforcing the provisions of this Agreement or any claims it, or any other Junior Lien Secured Party, may have against the Senior Lien Agent or any other Senior Lien Secured Party that are not the subject matter of this Agreement.

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(b) The Senior Lien Agent, for and on behalf of itself and the Senior Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding or Fraudulent Conveyance Proceeding), the validity, priority, enforceability or perfection of the Liens of the Junior Lien Agent or the other Junior Lien Secured Parties in respect of the Collateral or the provisions of this Agreement. The foregoing shall not be construed to prohibit the Senior Lien Agent or any other Senior Lien Secured Party from enforcing the provisions of this Agreement.

Section 2.3 Remedies Standstill.

(a) The Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Senior Lien Obligations shall have occurred, neither the Junior Lien Agent nor any Junior Lien Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the Collateral without the prior written consent of the Senior Lien Agent, and will not take, receive or accept any Proceeds of Collateral; provided, however, that the Junior Lien Agent may Exercise Any Secured Creditor Remedies after a period of 120 days has elapsed since the date on which the Junior Lien Agent has delivered to the Senior Lien Agent written notice of the acceleration of the Indebtedness outstanding under the Junior Lien Documents (the “Standstill Period”); provided further, however, that (i) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Junior Lien Agent or any other Junior Lien Secured Party Exercise Any Secured Creditor Remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any Exercise of Any Secured Creditor Remedies, if the Senior Lien Agent or any other Senior Lien Secured Party shall have commenced, and shall be diligently pursuing in good faith (or shall have sought or requested (and not have been denied) relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), the Exercise of Any Secured Creditor Remedies and (ii) after the expiration of the Standstill Period, so long as neither the Senior Lien Agent nor the other Senior Lien Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Junior Lien Secured Parties (or the Junior Lien Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently pursuing in good faith such actions, neither the Senior Lien Secured Parties nor the Senior Lien Agent shall take any action of a similar nature with respect to such Collateral without the prior written consent of the Junior Lien Agent; provided that all other provisions of this Agreement (including the turnover provisions of Section 3.6) are complied with.

(b) The foregoing shall not be construed to prevent the Junior Lien Agent or any Junior Lien Secured Party from (i) filing a claim, proof of claim, statement of interest or any similar form with respect to the Junior Lien Obligations owed to it in any Insolvency Proceeding commenced by or against any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the Senior Lien Agent or the other Senior Lien Secured Parties on the Collateral or the rights of the Senior Lien Agent or any of the Senior Lien Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any

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Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading or action filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of the Junior Lien Agent or any Junior Lien Secured Party, (iv) exercising rights and remedies as unsecured creditors, as provided in Section 2.9, (v) inspecting or appraising the Collateral or receiving reports with respect to the Collateral so long as such actions do not interfere in any material respect with the rights of the Senior Lien Secured Parties hereunder and (vi) subject to Section 2.2 and clause (i) of the second proviso of Section 2.3(a) (and subject, generally, to the Lien Priority provisions and application of proceeds provisions set forth herein), enforcing any of its rights and exercising any of its remedies with respect to the Collateral after termination of the Standstill Period. Except for the actions set forth in clauses (i) through (vi) of this Section 2.3(b), unless and until the Discharge of the Senior Lien Obligations, the sole right of the Junior Lien Agent and the other Junior Lien Secured Parties with respect to the Collateral shall be to receive the Proceeds of the Collateral, if any, remaining after Discharge of Senior Lien Obligations has occurred and in accordance with the Junior Lien Documents and applicable law.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. Except as expressly set forth in this Agreement, each Senior Lien Secured Party shall have the exclusive right to enforce any and all rights and exercise remedies with respect to the Collateral as it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies, in each case without any consultation with or the consent of the Junior Lien Agent or any other Junior Lien Secured Party; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the provisions of this Agreement. The Senior Lien Agent may enforce the provisions of the Senior Lien Documents and may Exercise Any Secured Creditor Remedies, all in such order and in such manner as it may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law, and such enforcement and exercise shall include the rights of an agent appointed by the Senior Lien Agent to dispose of Collateral upon foreclosure, to incur expenses in connection with any such disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the PPSA, the Mortgages Act, any Debtor Relief Law, any relevant Security Document or any other applicable law. Each of the Junior Lien Agent and each Junior Lien Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding, Fraudulent Conveyance Proceeding or other proceeding any claim against either the Senior Lien Agent or any other Senior Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral that is permitted by (or not otherwise prohibited by) the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken. Each of the Senior Lien Agent and each Senior Lien Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding, Fraudulent Conveyance Proceeding or other proceeding any claim against either the Junior Lien Agent or any other Junior Lien Secured Party seeking damages from or other relief by way of specific performance,

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instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral that is permitted by (or not otherwise prohibited by) the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

(b) Release of Junior Priority Liens. In the event of (i) any private or public sale of all or any portion of the Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Senior Lien Agent (other than in connection with a refinancing as described in Section 5.2(c) hereof), or (ii) any sale, transfer or other disposition of all or any portion of the Collateral (other than in connection with a refinancing as described in Section 5.2(c) hereof), so long as, in the case of this clause (ii), such sale, transfer or other disposition is then permitted by the Senior Lien Documents (or consented to by the requisite Senior Lien Lenders) and the Junior Lien Documents (or consented to by the requisite Junior Lien Lenders), irrespective of whether an Event of Default has occurred, the Junior Lien Agent agrees, on behalf of itself and the Junior Lien Secured Parties that, so long as the Junior Lien Agent, for the benefit of the Junior Lien Secured Parties, shall retain a Lien on the Proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the Senior Lien Obligations as provided in Section 4.1(b) hereof), such sale, transfer or other disposition will be free and clear of the Liens on such Collateral (but not the Proceeds thereof) securing the Junior Lien Obligations, and the Junior Lien Agent’s and the Junior Lien Secured Parties’ Liens with respect to the Collateral (but not the Proceeds thereof) so sold, transferred or disposed (and any Junior Lien Guaranty by any Credit Party that, as a result of such sale, transfer or other disposition, is no longer a Subsidiary of the Borrower) shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Senior Lien Secured Parties’ Liens on such Collateral (and, as applicable, of the Senior Lien Guaranty by such Credit Party). In furtherance of, and subject to, the foregoing, the Junior Lien Agent agrees that it will promptly execute any and all Lien releases, certificates of noncrystallisation, debt assignments or transfers or other comparable documents reasonably requested by the Senior Lien Agent in connection therewith, in each case in customary form (and in no event on terms less favorable to the Junior Lien Secured Parties than the comparable document with respect to the Senior Lien Secured Parties). The Junior Lien Agent hereby appoints the Senior Lien Agent and any officer or duly authorized person of the Senior Lien Agent, until the date upon which the Discharge of Senior Lien Obligations shall have occurred, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Lien Agent and in the name of the Junior Lien Agent or in the Senior Lien Agent’s own name, from time to time, in the Senior Lien Agent’s sole discretion, for the purposes of carrying out the express terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the express purposes of this paragraph, including any financing statements, financing change statements, endorsements, assignments, releases, discharges or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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(c) Release of Senior Priority Liens. In the event of any private or public sale of all or any portion of the Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Junior Lien Agent after the expiration of the Standstill Period that is permitted in accordance with clause (ii) to the second proviso in Section 2.3(a) (other than in connection with a refinancing as described in Section 5.2(c) hereof), the Senior Lien Agent agrees, on behalf of itself and the Senior Lien Secured Parties that, so long as the Senior Lien Agent, for the benefit of the Senior Lien Secured Parties, shall retain a Lien on the Proceeds of such sale, transfer or other disposition, such sale, transfer or other disposition will be free and clear of the Liens on such Collateral (but not the Proceeds thereof) securing the Senior Lien Obligations, and the Senior Lien Agent’s and the Senior Lien Secured Parties’ Liens with respect to the Collateral (but not the Proceeds thereof) so sold, transferred or disposed (and any Senior Lien Guaranty by any Credit Party that, as a result of such sale, transfer or other disposition is no longer a Subsidiary of the Borrower) shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Junior Lien Secured Parties’ Liens on such Collateral (and, as applicable, of the Junior Lien Guaranty by such Credit Party); provided that so long as the Discharge of Senior Lien Obligations has not occurred, the Proceeds of, or payments with respect to, any such release that are received by the Junior Lien Agent or any other Junior Lien Secured Party shall be segregated and held in trust and forthwith transferred or paid over to the Senior Lien Agent for the benefit of the Senior Lien Secured Parties in accordance with Section 3.6. In furtherance of, and subject to, the foregoing, the Senior Lien Agent agrees that it will promptly execute any and all Lien releases certificates of non-crystallisation, debt assignments or transfers or other comparable documents reasonably requested by the Junior Lien Agent in connection therewith, in each case in customary form (and in no event on terms less favorable to the Senior Lien Secured Parties than the comparable document with respect to the Junior Lien Secured Parties). The Senior Lien Agent hereby appoints the Junior Lien Agent and any officer or duly authorized person of the Junior Lien Agent, until the time at which all the Junior Lien Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Persons entitled thereto) have been paid in full in cash and all Commitments (or commitments defined by reference to a similar term) (as defined in any Junior Lien Credit Agreement) have been terminated, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Senior Lien Agent and in the name of the Senior Lien Agent or in the Junior Lien Agent’s own name, from time to time, in the Junior Lien Agent’s sole discretion, for the purposes of carrying out the express terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the express purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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Section 2.5 No New Liens.

(a) It is the anticipation of the parties that, until the date upon which the Discharge of Senior Lien Obligations shall have occurred, no Junior Lien Secured Party shall acquire or hold any consensual Lien on any assets securing any Junior Lien Obligation which assets are not also subject to the Lien of the Senior Lien Agent under the Senior Lien Documents. If any Junior Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Junior Lien Obligation which assets are not also subject to the Lien of the Senior Lien Agent under the Senior Lien Documents, then the Junior Lien Agent (or the relevant Junior Lien Secured Party) shall, without the need for any further consent of any other Junior Lien Secured Party, the Borrower, any Junior Lien Guarantor or any other Person and notwithstanding anything to the contrary in any other Junior Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Senior Lien Agent as security for the Senior Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Senior Lien Agent in writing of the existence of such Lien upon becoming aware thereof. Without limiting any other right or remedy available to the Senior Lien Agent or the Senior Lien Secured Parties, the Junior Lien Agent, on behalf of the Junior Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.5(a) shall be subject to the turnover provisions in Section 3.6.

(b) It is the anticipation of the parties that, until the date upon which the Discharge of Senior Lien Obligations shall have occurred, no Senior Lien Secured Party shall acquire or hold any consensual Lien on any assets securing any Senior Lien Obligation which assets are not also subject to the Lien of the Junior Lien Agent under the Junior Lien Documents (other than as set forth in Section 2.1(d)). If any Senior Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Senior Lien Obligation which assets are not also subject to the Lien of the Junior Lien Agent under the Junior Lien Documents (other than as set forth in Section 2.1(d)), then the Senior Lien Agent (or the relevant Senior Lien Secured Party) shall, without the need for any further consent of any other Senior Lien Secured Party, the Borrower, any Senior Lien Guarantor or any other Person and notwithstanding anything to the contrary in any other Senior Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Junior Lien Agent as security for the Junior Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Junior Lien Agent in writing of the existence of such Lien upon becoming aware thereof.

Section 2.6 Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the Collateral subject to Liens securing the Senior Lien Obligations and the Collateral subject to Liens securing the Junior Lien Obligations be identical. In furtherance of the foregoing, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any reasonable request by the Senior Lien Agent or the Junior Lien Agent, the specific assets included in the Collateral subject to Liens securing the Senior Lien Obligations and the Collateral subject to Liens securing the Junior Lien Obligations, the steps taken to perfect the Liens securing the Senior Lien Obligations thereon and the Liens securing the Junior Lien Obligations thereon and the identity of the respective parties obligated under the Senior Lien Documents and the Junior Lien Documents; and

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(b) that the documents, agreements and instruments creating or evidencing the Collateral subject to the Liens securing the Junior Lien Obligations (and such Liens) shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Collateral subject to the Liens securing the Senior Lien Obligations (and such Liens), other than with respect to the senior priority and junior priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

Section 2.7 Waiver of Marshalling. Until the Discharge of Senior Lien Obligations, the Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law; provided, however, that the Junior Lien Secured Parties shall have the rights expressly provided by Section 2.3(b)(v).

Section 2.8 No Waiver by Senior Lien Secured Parties. Other than with respect to the actions permitted under clauses (i) through (vi) of Section 2.3(b) hereof, nothing contained herein shall prohibit or in any way limit the Senior Lien Agent or any other Senior Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding, Fraudulent Conveyance Proceeding or otherwise, any action taken, or any claim made, by the Junior Lien Agent or any other Junior Lien Secured Party, including any request by the Junior Lien Agent or any other Junior Lien Secured Party for adequate protection or any exercise by the Junior Lien Agent or any other Junior Lien Secured Party of any of its rights and remedies under the Junior Lien Documents or otherwise.

Section 2.9 Rights as Unsecured Creditors. The Junior Lien Agent and the other Junior Lien Secured Parties may, in accordance with the terms of the Junior Lien Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Junior Lien Guarantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Junior Lien Agent or any other Junior Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Lien Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Junior Lien Agent or any other Junior Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Lien securing the Junior Lien Obligations (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor, to the extent such judgment lien applies to Collateral).

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ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The Junior Lien Agent may make such demands or file such claims in respect of the Junior Lien Obligations as it reasonably deems necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Junior Lien Agent or any Junior Lien Secured Party of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations so long as such receipt is in accordance with and not prohibited by, and not the direct or indirect result of the exercise by the Junior Lien Agent or any Junior Lien Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Collateral or enforcement in contravention of, this Agreement of any Lien held by any of them.

Section 3.2 Agent for Perfection. The Senior Lien Agent, for and on behalf of itself and each Senior Lien Secured Party, agrees to hold all Collateral in its possession, custody or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC or within the meaning of the STA) (or in the possession, custody or control of its agents or bailees) as gratuitous bailee for the Junior Lien Agent solely for the purpose of perfecting or maintaining the perfection of the security interest granted to the Junior Lien Agent in such Collateral, subject to the terms and conditions of this Section 3.2. None of the Senior Lien Agent or the other Senior Lien Secured Parties shall have any obligation whatsoever to the Junior Lien Agent or the other Junior Lien Secured Parties to assure that the Collateral is genuine or owned by the Borrower, any Guarantor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the Senior Lien Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee and/or agent for the Junior Lien Agent for purposes of perfecting the Lien held by the Junior Lien Agent. So long as the Discharge of Senior Lien Obligations has not occurred, the Senior Lien Agent shall be entitled to deal with the Control Collateral in accordance with the terms of this Agreement and the other Senior Lien Documents as if the Liens in favor of the Junior Lien Secured Parties did not exist. The Senior Lien Agent is not and shall not be deemed to be a fiduciary of any kind for the Junior Lien Secured Parties or any other Person. In addition, the Junior Lien Agent, on behalf of the Junior Lien Secured Parties, hereby agrees and acknowledges that other than with respect to Collateral that may be perfected through the filing of a UCC or PPSA financing statement or other applicable public filing, the Senior Lien Agent’s Liens may be perfected on certain items of Collateral with respect to which the Junior Lien Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and the Junior Lien Agent, on behalf of the Junior Lien Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement.

Section 3.3 Sharing of Information and Access. In the event that the Junior Lien Agent shall, in the exercise of its rights under any of the Junior Lien Collateral Documents or otherwise, receive possession or control of any books and records of any Senior Lien Credit Party which contain information identifying or pertaining to any of

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the Collateral, the Junior Lien Agent shall, upon request from the Senior Lien Agent and as promptly as practicable thereafter (at the sole expense of the Credit Parties), either make available to the Senior Lien Agent such books and records for inspection and duplication or provide the Senior Lien Agent copies thereof.

Section 3.4 Insurance and Condemnation Awards. Proceeds of Collateral include insurance proceeds and condemnation awards and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds and condemnation awards. The Senior Lien Agent and the Junior Lien Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, as applicable. The Senior Lien Agent shall have the sole and exclusive right, as against the Junior Lien Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of Collateral. All proceeds of such insurance and any such award, or any payments with respect to a deed in lieu of condemnation, shall be remitted to the Senior Lien Agent, and each of the Senior Lien Agent and Junior Lien Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds or any such awards or payments in accordance with Section 4.1 hereof.

Section 3.5 No Additional Rights For the Credit Parties Hereunder. If any Senior Lien Secured Party or Junior Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any Senior Lien Secured Party or Junior Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Lien Secured Party or Junior Lien Secured Party.

Section 3.6 Payments Over. So long as the Discharge of Senior Lien Obligations has not occurred, any Collateral or Proceeds thereof or payment with respect thereto received by the Junior Lien Agent or any Junior Lien Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), other than Reorganization Securities, in contravention of this Agreement or otherwise in a manner which is not consistent with the Lien Priority (or, after the termination of the Standstill Period, in connection with any enforcement of rights or exercise of remedies with respect to the Collateral by the Junior Lien Agent or any other Junior Lien Secured Party) shall be segregated and held in trust and forthwith paid over to the Senior Lien Agent for the benefit of the Senior Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Lien Obligations occurs, the Junior Lien Agent, for itself and on behalf of each other Junior Lien Secured Party, hereby appoints the Senior Lien Agent, and any officer or duly authorized person of the Senior Lien Agent, with full power of substitution, as the true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of each Junior Lien Secured Party in the name of the Junior Lien Agent or in the

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Senior Lien Agent’s own name, from time to time, in the Senior Lien Agent’s sole discretion, for the purpose of carrying out the provisions of this Section 3.6 and taking any and all appropriate action and executing and delivering any and all documents and instruments that the Senior Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 3.6 (which appointment, being coupled with an interest, is irrevocable).

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Nature of Certain Senior Lien Obligations. The Junior Lien Agent, for and on behalf of itself and the Junior Lien Secured Parties, expressly acknowledges and agrees that (i) any Senior Lien Credit Agreement may include a revolving commitment, that the Senior Lien Agent or any applicable Senior Pari Passu Agent and the other applicable Senior Lien Lenders will apply payments and make advances thereunder; and that no application of any Collateral or the release of any Lien by the Senior Lien Agent upon any portion of the Collateral in connection with a permitted disposition by the Senior Lien Credit Parties under any Senior Lien Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the Senior Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Lien Obligations may be modified, extended or amended from time to time to the extent permitted hereunder, and that the aggregate amount of the Senior Lien Obligations may be increased or refinanced to the extent permitted hereunder, in each event, without notice to or consent by the Junior Lien Secured Parties and without affecting the provisions hereof; and (iii) all Collateral received by the Senior Lien Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the Senior Lien Obligations at any time; provided, however, that from and after the date on which the Senior Lien Agent (or any Senior Lien Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the Senior Lien Agent or any Senior Lien Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, renewal, restatement or refinancing of the Senior Lien Obligations or any portion thereof.

(b) Application of Proceeds of Collateral. The Senior Lien Agent and the Junior Lien Agent hereby agree that, so long as the Discharge of Senior Lien Obligations has not occurred, all Collateral and all Proceeds thereof received by the Senior Lien Agent (or any other Senior Lien Secured Party) or the Junior Lien Agent (or any other Junior Lien Secured Party) in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of reasonable and documented out-of-pocket costs and expenses of the Senior Lien Agent (or, in relation to an English Loan Party or any English Security, any receiver or any agent, delegate, attorney or co-trustee) in connection with such Exercise of Secured Creditor Remedies, and second, to the payment of the Senior Lien Obligations in accordance with the Senior Lien Documents. All

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Collateral and all Proceeds received by the Senior Lien Agent after the Discharge of Senior Lien Obligations has occurred shall be forthwith paid over, in kind or funds and currency received, to the Junior Lien Agent for application to the payment of the Junior Lien Obligations in accordance with the Junior Lien Documents.

(c) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Lien Agent shall have no obligation or liability to the Junior Lien Agent or to any Junior Lien Secured Party regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by the Senior Lien Agent under the terms of this Agreement.

(d) Turnover of Collateral After Discharge. Upon the Discharge of Senior Lien Obligations, the Senior Lien Agent shall deliver to the Junior Lien Agent or shall execute such documents as the Junior Lien Agent may reasonably request to enable the Junior Lien Agent to have control over any Control Collateral still in the Senior Lien Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2 Specific Performance. Each of the Senior Lien Agent and the Junior Lien Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the Senior Lien Agent, for and on behalf of itself and the Senior Lien Secured Parties, and the Junior Lien Agent, for and on behalf of itself and the Junior Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 4.3 Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding, Fraudulent Conveyance Proceeding or other proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Junior Lien Agent and the other Junior Lien Secured Parties agree that any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof (other than Reorganization Securities) shall (for so long as the Discharge of Senior Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the Senior Lien Agent for the benefit of the Senior Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Junior Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of Senior Lien Obligations has occurred. Until the Discharge of Senior Lien Obligations occurs, the Junior Lien Agent, for itself and on behalf of each other Junior Lien Secured Party, hereby appoints the Senior Lien Agent, and any officer or agent of the Senior Lien Agent, with full power of substitution, the attorney-in-fact of

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each Junior Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that the Senior Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.3, which appointment is irrevocable and coupled with an interest.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All Senior Lien Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Senior Lien Agent or any Senior Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation or non-payment of all or any part of the Senior Lien Obligations. All Junior Lien Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Senior Lien Agent, on behalf of itself and the Senior Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Junior Lien Agent or any Junior Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation or non-payment of all or any part of the Junior Lien Obligations.

(b) None of the Senior Lien Agent, any Senior Lien Secured Party or any of their respective Affiliates, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Senior Lien Agent or any Senior Lien Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any Senior Lien Credit Agreement or any of the other Senior Lien Documents, whether the Senior Lien Agent or any Senior Lien Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Junior Lien Credit Agreement or any other Junior Lien Document or an act, condition or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Senior Lien Agent or any Senior Lien Secured Party otherwise should exercise any of its contractual rights or remedies under any Senior Lien Documents (subject to the express terms and conditions hereof), neither the Senior Lien Agent nor any Senior Lien Secured Party shall have any liability whatsoever to the Junior Lien Agent or any Junior Lien Secured Party as a result of such action, omission or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Senior Lien Agent and the other Senior Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any Senior Lien Credit Agreement and any of the other Senior Lien Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit

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without regard to any rights or interests that the Junior Lien Agent or any of the Junior Lien Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees that neither the Senior Lien Agent nor any Senior Lien Secured Party shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the Senior Lien Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) If the Junior Lien Agent or any Junior Lien Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any Junior Lien Credit Agreement or any of the other Junior Lien Documents, whether the Junior Lien Agent or any Junior Lien Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Senior Lien Credit Agreement or any other Senior Lien Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Junior Lien Agent or any Junior Lien Secured Party otherwise should exercise any of its contractual rights or remedies under the Junior Lien Documents (subject to the express terms and conditions hereof), neither the Junior Lien Agent nor any Junior Lien Secured Party shall have any liability whatsoever to the Senior Lien Agent or any Senior Lien Secured Party as a result of such action, omission or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Junior Lien Agent and the other Junior Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Junior Lien Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Senior Lien Agent or any Senior Lien Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement.

Section 5.2 Modifications to Senior Lien Documents and Junior Lien Documents.

(a) The Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, hereby agrees that, without affecting the obligations of the Junior Lien Agent and the other Junior Lien Secured Parties hereunder, the Senior Lien Agent and the other Senior Lien Secured Parties may, at any time and from time to time but subject to Section 5.2(c) hereof, in their sole discretion without the consent of or notice to the Junior Lien Agent or any Junior Lien Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Section 5.2), and without incurring any liability to the Junior Lien Agent or any Junior Lien Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, refinance, extend, consolidate, restructure or otherwise modify any of the Senior Lien Documents in any manner whatsoever; provided that, without the consent of the Required Lenders (or other required percentage of lenders defined by reference to any similar term) (as defined in any Junior Lien Credit Agreement), no such amendment, restatement, supplement, refinancing, extension, consolidation, restructuring or other modification (or successive amendments, restatements, supplements, refinancings, extensions, consolidations,

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restructurings or other modifications) shall (i) contravene any provision of this Agreement, (ii) result in the aggregate principal amount of the Indebtedness (together with unused commitments) outstanding under any Senior Lien Credit Agreement exceeding the Maximum Senior Lien Amount, (iii) increase the all-in interest rate (including original issue discount and interest rate floors, but excluding fluctuations in the underlying rate indices, customary non-recurrent market-based fees (including any customary and market amendment, consent or waiver fees, and underwriting or arrangement fees) and the imposition of a default rate of 2.00% per annum) applicable to the Senior Lien Obligations by more than 3.00% per annum above the rates as are in effect on the date hereof, (iv) extend the scheduled final maturity date of the Senior Lien Obligations beyond the scheduled final maturity date of the Junior Lien Obligations or (v) alter the definition of Permitted English Business Sale (as defined in the Senior Lien Credit Agreement on the date hereof), including any section referenced therein or the mandatory prepayment provisions relating thereto (including any waiver by the Required Lenders (as defined in any Senior Lien Credit Agreement) of any mandatory prepayment otherwise required thereby (but not, for the avoidance of doubt, the election by any Senior Lien Lender to decline any mandatory prepayment of its term loans thereunder).

(b) The Senior Lien Agent, on behalf of itself and the Senior Lien Secured Parties, hereby agrees that, without affecting the obligations of the Senior Lien Agent and the other Senior Lien Secured Parties hereunder, the Junior Lien Agent and the other Junior Lien Secured Parties may, at any time and from time to time but subject to Section 5.2(c) hereof, in their sole discretion without the consent of or notice to the Senior Lien Agent or any Senior Lien Secured Party (except to the extent such consent is required pursuant to the express provisions of this Section 5.2), and without incurring any liability to the Senior Lien Agent or any Senior Lien Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, refinance, extend, consolidate, restructure or otherwise modify any of the Junior Lien Documents in any manner whatsoever; provided that, without the prior written consent of the Required Lenders (or other required percentage of lenders defined by reference to any similar term) (as defined in any Senior Lien Credit Agreement), no such amendment, restatement, supplement, refinancing, extension, consolidation, restructuring or other modification (or successive amendments, restatements, supplements, refinancings, extensions, consolidations, restructurings or other modifications) shall (i) contravene the provisions of this Agreement, (ii) increase the all-in interest rate (including original issue discount and interest rate floors, but excluding fluctuations in the underlying rate indices, customary non-recurrent market-based fees (including any customary and market amendment, consent or waiver fees, and underwriting or arrangement fees) and the imposition of a default rate of 2.00% per annum) applicable to the Junior Lien Obligations by more than 3.00% per annum above the rates as are in effect on the date hereof, (iii) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Junior Lien Documents, (iv) change any negative covenant, default or event of default provisions set forth in the Junior Lien Documents to be more restrictive than the negative covenants, defaults and events of default with respect to the Senior Lien Obligations or add any financial covenant or (v) change the mandatory redemption or prepayment provisions set forth in the Junior Lien Documents in a manner that would require the applicable Junior Lien Obligations to be mandatorily

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redeemed or prepaid prior to the date(s), if any, set forth in the applicable Junior Lien Document as in effect as of the date hereof (and, if there are no such dates, prior to the final maturity date with respect to the Junior Lien Obligations set forth therein), other than (w) upon the occurrence of an asset sale or other disposition or casualty event (subject to (1) reinvestment rights that are in the aggregate no less favorable to the Borrower than those under the Junior Lien Documents as in effect on the date hereof and (2) the application of the net cash proceeds thereof to the prior prepayment of, or offer to prepay, any applicable Senior Lien Obligations then outstanding), (x) upon the occurrence of a change of control event, (y) customary acceleration rights following an event of default (subject to the limitations in clause (iv) of this paragraph) and (z) upon the incurrence of Indebtedness that is not permitted thereunder (subject to the application of the net cash proceeds thereof to the prior prepayment of, or offer to prepay, any applicable Senior Lien Obligations then outstanding) or (vi) add to the Collateral (or similar term as defined in the Junior Lien Documents) other than as specifically provided by this Agreement.

(c) Subject to the express limitations set forth in Sections 5.2(a) and 5.2(b), the Senior Lien Obligations and the Junior Lien Obligations may be refinanced, in whole or in part, from time to time, in each case, without notice to, or the consent (except to the extent a consent is required to permit such refinancing transaction under any Senior Lien Document or any Junior Lien Document) of the Senior Lien Agent, the Senior Lien Secured Parties, the Junior Lien Agent or the other Junior Lien Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof; provided, however, that the holders of any class or series of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Senior Lien Agent or the Junior Lien Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Senior Lien Agent or the Junior Lien Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the Senior Lien Documents and the Junior Lien Documents (to the extent such documents survive the refinancing).

(d) In the event that the Senior Lien Agent or the other Senior Lien Secured Parties and the relevant Credit Party enter into any amendment, modification, waiver or consent in respect of any of the Senior Lien Collateral Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Junior Lien Collateral Document, in each case, without the consent of any Junior Lien Secured Party and without any action by the Junior Lien Agent, the Borrower or any other Credit Party; provided that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Liens securing the Junior Lien Obligations or release any such Liens, except to the extent that such release is permitted or required by Section 2.4(b) hereof and provided that there is a concurrent release of the corresponding Liens securing the Senior Lien Obligations, (B) amend, modify or otherwise affect the rights or duties of the Junior Lien Agent without its prior written consent or (C) permit Liens on the Collateral (other than Liens securing any DIP Financing) which are not permitted under the terms of the Junior Lien Documents and (ii) notice of such amendment, modification, waiver or consent shall have been given to the Junior Lien Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

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(e) Each of the Borrower and the Junior Lien Agent agrees that any Junior Lien Credit Agreement and each Junior Lien Collateral Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the Senior Lien Agent, which approval shall not be unreasonably withheld or delayed. Each of the Borrower and the Junior Lien Agent further agrees that each Junior Lien Collateral Document covering any Collateral that is comprised of Real Property shall contain such other language as the Senior Lien Agent may reasonably request to reflect the subordination of such Junior Lien Collateral Document to the Senior Lien Collateral Document covering such Collateral pursuant to this Agreement.

Section 5.3 Effect of Refinancing of Indebtedness under Senior Lien Documents. If the Borrower refinances, in whole or in part, any Indebtedness outstanding under any of the Senior Lien Documents and provided that (a) such refinancing is permitted hereby and (b) the Borrower gives to the Junior Lien Agent written notice electing the application of the provisions of this Section 5.3 to such refinancing Indebtedness, then (i) the Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement notwithstanding anything to the contrary herein, (ii) such refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New Senior Lien Obligations”) shall automatically be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien Priority and rights in respect of Collateral set forth herein, (iii) the credit agreement, indenture or other agreement and the security documents and the other related financing documents evidencing such refinancing Indebtedness (the “New Senior Lien Loan Documents”) shall automatically be treated as a Senior Lien Credit Agreement and the Senior Lien Documents and, in the case of New Senior Lien Loan Documents that are security documents, as the Senior Lien Collateral Documents for all purposes of this Agreement, (iv) the collateral agent under the New Senior Lien Loan Documents (the “New Senior Lien Agent”) shall be deemed to be the Senior Lien Agent for all purposes of this Agreement, except as otherwise provided in clause (ii) of the definition of Senior Lien Agent and (v) the lenders under the New Senior Lien Loan Documents shall be deemed to be the Senior Lien Lenders for all purposes of this Agreement. Upon receipt of the New Senior Lien Loan Documents, the Junior Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as are reasonably necessary to provide to the New Senior Lien Agent the rights and powers expressly contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the New Senior Lien Agent is appointed to provide that the New Senior Lien Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.5 hereof (but subject to Section 2.1(d)), if the New Senior Lien Obligations are secured by assets of the Credit Parties that do not also secure the Junior Lien Obligations, the applicable Credit Parties shall promptly grant a valid and perfected Lien on such assets to secure the Junior Lien Obligations (subject to the Lien Priority).

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Section 5.4 Reinstatement and Continuation of Agreement. If the Senior Lien Agent or any Senior Lien Secured Party is required in any Insolvency Proceeding, Fraudulent Conveyance Proceeding or other applicable proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor or any other Person any payment made in satisfaction of all or any portion of the Senior Lien Obligations (a “Senior Lien Recovery”), then the Senior Lien Obligations shall be reinstated to the extent of such Senior Lien Recovery. If this Agreement shall have been terminated prior to such Senior Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such Senior Lien Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements and obligations of the Senior Lien Agent, the Junior Lien Agent, the Senior Lien Secured Parties and the Junior Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion or dismissal of, any Insolvency Proceeding by or against either or the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of, either or the Borrower or any Guarantor in respect of the Senior Lien Obligations or the Junior Lien Obligations. No priority or right of the Senior Lien Agent or any Senior Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of either or the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions or covenants of any of the Senior Lien Documents, regardless of any knowledge thereof which the Senior Lien Agent or any Senior Lien Secured Party may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Senior Lien Obligations, and the Senior Lien Agent or the other Senior Lien Secured Parties shall seek to provide the Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be on commercially reasonable terms under the circumstances and secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws, including section 50.6 of the BIA), would be Collateral), then the Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such

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DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Junior Lien Agent securing the Junior Lien Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Collateral except as permitted by Section 6.3(b)(i) hereof), so long as (i) the Junior Lien Agent retains its Lien on the Collateral to secure the Junior Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and (ii) all Liens on Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Senior Lien Agent and the other Senior Lien Secured Parties securing the Senior Lien Obligations on Collateral.

(b) All Liens granted to the Senior Lien Agent or the Junior Lien Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief From Stay. Until the Discharge of Senior Lien Obligations has occurred, the Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees not to seek relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral, any Proceeds thereof or any Lien in respect of the Junior Lien Obligations, in each case without the Senior Lien Agent’s express prior written consent.

Section 6.3 No Contest; Adequate Protection.

(a) The Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees that, prior to the Discharge of Senior Lien Obligations, none of them shall seek or accept any form of adequate protection under any or all of Section 361, 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, except as set forth in this Section 6.3 or as may otherwise be consented to in writing by the Senior Lien Agent in its sole and absolute discretion. The Junior Lien Agent, on behalf of itself and the Junior Lien Secured Parties, agrees that, prior to the Discharge of Senior Lien Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Senior Lien Agent or any Senior Lien Secured Party for adequate protection of its interest in the Collateral, (ii) any proposed provision of DIP Financing by the Senior Lien Agent or the other Senior Lien Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the Senior Lien Agent) (unless in contravention of Section 6.1(a) hereof) or (iii) any objection by the Senior Lien Agent or any Senior Lien Secured Party to any motion, relief, action or proceeding based on a claim by the Senior Lien Agent or any Senior Lien Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Lien Agent as adequate protection of its interests are subject to this Agreement.

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(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i) if the Senior Lien Secured Parties (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of additional collateral (even if such collateral is not of a type that would otherwise have constituted Collateral), then the Senior Lien Agent, on behalf of itself and the Senior Lien Secured Parties, agrees that the Junior Lien Agent, on behalf of itself or any of the Junior Lien Secured Parties, may seek or request (and the Senior Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Senior Lien Obligations on the same basis as the Liens of the Junior Lien Agent on the Collateral; and

(ii) in the event the Junior Lien Agent, on behalf of itself or any of the Junior Lien Secured Parties, is granted adequate protection in respect of the Collateral in the form of additional collateral, then the Junior Lien Agent, on behalf of itself and any of the Junior Lien Secured Parties, agrees that the Senior Lien Agent, on behalf of itself or any of the Senior Lien Secured Parties, shall be granted adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be senior to the Liens securing the Junior Lien Obligations on the same basis as the Liens of the Senior Lien Agent on the Collateral.

(c) Except as otherwise expressly set forth in Section 6.1 hereof, nothing herein shall limit the rights of the Senior Lien Agent or the other Senior Lien Secured Parties from seeking adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

(d) Notwithstanding the foregoing, the applicable provisions of Sections 6.1 and 6.3(a) shall only be binding on the Junior Lien Secured Parties with respect to any DIP Financing to the extent the aggregate principal amount of such DIP Financing does not exceed the sum of (i) to the extent refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the pre-petition Senior Lien Obligations (plus, without duplication, the amount of any unused commitments under any Senior Lien Credit Agreement immediately prior to the commencement of the applicable Insolvency Proceeding), (ii) the aggregate amount of ABL Claims (as such term is defined in the Term/ABL Intercreditor Agreement on the date hereof) outstanding under the ABL Credit Agreement (plus, without duplication, the amount of any unused commitments under any ABL Credit Agreement immediately prior to the commencement of the applicable Insolvency Proceeding), and (iii) 20.0% of the amounts set forth in clauses (i) and (ii).

Section 6.4 Asset Sales. The Junior Lien Agent agrees, on behalf of itself and the Junior Lien Secured Parties, that it will not oppose any sale consented to by the Senior Lien Agent of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign

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Debtor Relief Laws) so long as the Junior Lien Agent, for the benefit of the Junior Lien Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the Senior Lien Obligations in accordance with Section 4.1(b) hereof).

Section 6.5 Post-Petition Interest.

(a) The Junior Lien Agent, for itself and on behalf of the other Junior Lien Secured Parties, agrees that no Junior Lien Secured Party shall oppose or seek to challenge any claim by the Senior Lien Agent or any other Senior Lien Secured Party for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens securing the Senior Lien Obligations (it being understood and agreed that such value shall be determined without regard to the existence of the Liens securing the Junior Lien Obligations on the Collateral).

(b) The Senior Lien Agent, for itself and on behalf of the other Senior Lien Secured Parties, agrees that no Senior Lien Secured Party shall oppose or seek to challenge any claim by the Junior Lien Agent or any other Junior Lien Secured Party for allowance in any Insolvency Proceeding of Junior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens securing the Junior Lien Obligations (it being understood and agreed that such value shall be determined taking into account the Liens securing the Senior Lien Obligations on the Collateral).

Section 6.6 Certain Waivers by the Junior Lien Secured Parties. The Junior Lien Agent, for itself and on behalf of the other Junior Lien Secured Parties, waives any claim any Junior Lien Secured Party may hereafter have against any Senior Lien Secured Party arising out of (a) the election by any Senior Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding.

Section 6.7 Separate Grants of Security and Separate Classification. Each Senior Lien Secured Party and each Junior Lien Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Lien Collateral Documents and the Junior Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Senior Lien Obligations are fundamentally different from the Junior Lien Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Senior Lien Secured Parties and the Junior Lien Secured Parties hereby acknowledge and agree that

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all distributions shall be made as if there were separate classes of Senior Lien Obligation claims and Junior Lien Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Senior Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is available from the Collateral for Senior Lien Secured Parties before any distribution is made in respect of the claims held by the Junior Lien Secured Parties from such Collateral, with the Junior Lien Secured Parties hereby acknowledging and agreeing to turn over to the Senior Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.8 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code and all other applicable Debtor Relief Laws.

Section 6.9 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan (the “Reorganization Securities”) on account of both the Senior Lien Obligations and the Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.10 Senior Lien Obligations Unconditional. All rights of the Senior Lien Agent hereunder, and all agreements and obligations of the Junior Lien Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lien Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Lien Obligations (it being specifically acknowledged that a portion of the Senior Lien Obligations may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed), or, subject to Sections 5.2(a) and 5.2(c) hereof, any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding or restatement of any Senior Lien Document;

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(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or, subject to Sections 5.2(a) and 5.2(c) hereof, any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding, restatement or increase of all or any portion of the Senior Lien Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Lien Obligations, or of any of the Junior Lien Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.11 Junior Lien Obligations Unconditional. All rights of the Junior Lien Agent hereunder, and all agreements and obligations of the Senior Lien Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Junior Lien Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Junior Lien Obligations, or, subject to Sections 5.2(b) and 5.2(c) hereof, any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding or restatement of any Junior Lien Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or, subject to Sections 5.2(b) and 5.2(c) hereof, any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding, restatement or increase of all or any portion of the Junior Lien Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Junior Lien Obligations, or of any of the Senior Lien Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. The Junior Lien Agent, for and on behalf of itself and the Junior Lien Secured Parties, agrees that no payment to the Senior Lien Agent or any Senior Lien Secured Party pursuant to the provisions of this Agreement shall entitle the Junior Lien Agent or any Junior Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Senior Lien Obligations shall have occurred. Following the Discharge of Senior Lien Obligations, the Senior Lien Agent agrees to execute such documents, agreements and instruments as the Junior Lien Agent or any Junior Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Lien Obligations resulting from payments to the Senior Lien Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Senior Lien Agent are paid by such Person upon request for payment thereof.

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Section 7.2 Further Assurances. The Parties will, at the sole expense of the Credit Parties and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Lien Agent or the Junior Lien Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The Junior Lien Agent represents and warrants to the Senior Lien Agent that it has the requisite power and authority under the Junior Lien Documents to enter into, execute, deliver and carry out the terms of this Agreement on behalf of itself and the Junior Lien Secured Parties and that this Agreement shall be a binding obligation of the Junior Lien Agent and the other Junior Lien Secured Parties, enforceable against the Junior Lien Agent and the other Junior Lien Secured Parties in accordance with its terms. The Senior Lien Agent represents and warrants to the Junior Lien Agent that it has the requisite power and authority under the Senior Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Senior Lien Secured Parties and that this Agreement shall be a binding obligation of the Senior Lien Agent and the other Senior Lien Secured Parties, enforceable against the Senior Lien Agent and the other Senior Lien Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by any Party hereto shall be effective unless it is in a written agreement executed by the Senior Lien Agent and the Junior Lien Agent (at the direction of the requisite Senior Lien Lenders as required under any Senior Lien Credit Agreement and the requisite Junior Lien Lenders as required under any Junior Lien Credit Agreement, respectively) and, in the case of any amendment or waiver that could reasonably be expected to be adverse to the interests, rights, liabilities or privileges of any Credit Party or imposes additional duties or obligations on any Credit Party, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. It is understood that the Senior Lien Agent and the Junior Lien Agent, without the consent of any other Senior Lien Secured Party or Junior Lien Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional Indebtedness or other obligations of any of the Credit Parties become Senior Lien Obligations or Junior Lien Obligations, as the case may be, under this Agreement

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(such Indebtedness or other obligations, “Additional Debt”), which supplemental agreement shall, if applicable, specify whether such Additional Debt constitutes Senior Lien Obligations or Junior Lien Obligations; provided that such Additional Debt is permitted to be incurred under any Senior Lien Credit Agreement and any Junior Lien Credit Agreement then extant in accordance with the terms thereof. Each such supplemental agreement (x) shall be in form and substance reasonably satisfactory to the Senior Lien Agent and the Junior Lien Agent, (y) shall be executed by the Senior Representative with respect to the applicable series of Additional Debt (and, upon the effectiveness of such supplemental agreement, such Senior Representative shall become an “Agent” hereunder) and (z) shall provide, in a manner satisfactory to the Senior Lien Agent and the Junior Lien Agent, that the Senior Representative with respect to applicable series of Additional Debt and each holder of such series of Additional Debt shall be subject to and bound by the provisions of this Agreement, as so supplemented, in its capacity as a holder of such series of Additional Debt.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five Business Days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties and as otherwise provided in the Senior Lien Documents and the Junior Lien Documents.

Senior Lien Agent:	Credit Suisse AG
11 Madison Avenue
New York, NY 10010
Attention: Agency Group
Facsimile: (212) 325-8304

Junior Lien Agent:	Credit Suisse AG
11 Madison Avenue
New York, NY 10010
Attention: Agency Group
Facsimile: (212) 325-8304

Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Section 7.7 Continuing Agreement; Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of Senior Lien Obligations shall have occurred (subject to Section 5.4 hereof), (b) be binding upon the Parties and their successors and assigns and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Except as set forth in Section 7.4 hereof, nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the Senior Lien Agent, any Senior Lien Secured Party, the Junior Lien Agent or any Junior Lien Secured Party may assign or otherwise transfer all or any portion of the Senior Lien Obligations or the Junior Lien Obligations in accordance with any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, in each case, as applicable, to any other Person (other than the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor (in each case except as provided in such Senior Lien Credit Agreement or such Junior Lien Credit Agreement, as applicable)), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the Senior Lien Agent, the Junior Lien Agent, any Senior Lien Secured Party or any Junior Lien Secured Party, as the case may be, herein or otherwise. The Senior Lien Secured Parties and the Junior Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8 GOVERNING LAW; ENTIRE AGREEMENT. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Senior Lien Agent, Senior Lien Secured Parties, Junior Lien Agent and Junior Lien Secured Parties. Nothing herein shall be construed to limit the relative rights and obligations as among the Senior Lien Secured Parties or as among the Junior

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Lien Secured Parties. Nothing herein shall be construed to limit the relative rights and obligations as among the parties to the Term/ABL Intercreditor Agreement; as among such Persons, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Term/ABL Intercreditor Agreement. Except as set forth in Section 7.4 hereof, no other Person (including the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor (in each case except as provided in any Senior Lien Credit Agreement or any Junior Lien Credit Agreement, as applicable)) shall be deemed to be a third party beneficiary of this Agreement; provided, that, the Borrower and the other Credit Parties shall be express third party beneficiaries of, and shall be entitled to rely on and enforce the provisions of, Sections 6.1(a), 6.3(a), 6.4 and 7.4.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.13 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR LIEN SECURED PARTY OR ANY JUNIOR LIEN SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY SENIOR LIEN DOCUMENTS OR ANY JUNIOR LIEN DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.*

Section 7.14 Senior/Junior Intercreditor Agreement. This Agreement is the “Senior/Junior Intercreditor Agreement” referred to in any Senior Lien Credit Agreement and any Junior Lien Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (a) any Senior Lien Secured Party to the obligations due to any Junior Lien Secured Party or (b) any Junior Lien Secured Party to the obligations due to any Senior Lien Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

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Section 7.15 No Warranties or Liability. The Senior Lien Agent and the Junior Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Senior Lien Document or any other Junior Lien Document. Except as otherwise provided in this Agreement, the Senior Lien Agent and the Junior Lien Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.16 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lien Document or any Junior Lien Document, the provisions of this Agreement shall govern.

Section 7.17 Costs and Expenses. All costs and expenses incurred by the Senior Lien Agent and the Junior Lien Agent hereunder shall be reimbursed by the Borrower and the Credit Parties as provided in Section 9.3 (or any similar provision) of any Senior Lien Credit Agreement and Section 9.3 (or any similar provision) of any Junior Lien Credit Agreement.

Section 7.18 Reliance; Information Concerning Financial Condition of the Credit Parties. Each of the Senior Lien Agent, for itself and on behalf of the Senior Lien Secured Parties, and the Junior Lien Agent, for itself and on behalf of the Junior Lien Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the Senior Lien Secured Parties, any Junior Lien Secured Party and, in the case of the Junior Lien Secured Parties, any Senior Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Credit Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the Senior Lien Secured Parties, any Junior Lien Secured Party and, in the case of the Junior Lien Secured Parties, any Senior Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Credit Document to which they are party. Each of the Senior Lien Agent and the Junior Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Junior Lien Obligations. The Senior Lien Agent and the Junior Lien Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Senior Lien Agent or the Junior Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (i) it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine or (C) to disclose

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any other information, (ii) it makes no expressed or implied representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein and (iii) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.19 Additional Credit Parties. The Borrower will promptly cause each Person that becomes a Credit Party to deliver to the parties hereto an executed counterpart hereto, whereupon such Person shall thereby become a party hereto and be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Parties and the Credit Parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Credit Party at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Credit Party party hereto and had complied with the requirements of the immediately preceding sentence.

Section 7.20 Additional Pari Passu Agents. To the extent, but only to the extent, permitted by the provisions of the Senior Lien Documents and the Junior Lien Documents, the Borrower and/or any of its Affiliates may incur or issue and sell one or more series or classes of Indebtedness under credit agreements, debt facilities, indentures, securities purchase agreements or similar agreements and/or commercial paper facilities that the Issuer designates as an Additional Senior Lien Credit Agreement or Additional Junior Lien Credit Agreement. In order to so designate any such Indebtedness as an Additional Senior Pari Passu Credit Agreement or Additional Junior Pari Passu Credit Agreement, as applicable, such Indebtedness must satisfy: (i) in the case of an Additional Senior Lien Credit Agreement, the requirements of the definition of “Additional Senior Lien Credit Agreement” or (ii) in the case of an Additional Junior Lien Credit Agreement, the related obligations must satisfy the definition of “Additional Junior Lien Credit Agreement”. Additionally the Additional Senior Pari Passu Agent under any such Additional Senior Lien Credit Agreement or the Additional Junior Pari Passu Agent under any such Additional Junior Lien Credit Agreement, as applicable, shall have delivered an executed counterpart hereto, whereby such new Agent shall thereby become a party hereto and agrees to be bound by the terms of this Agreement (including Section 2.5) and represents and warrants that such Additional Senior Lien Credit Agreement or Additional Junior Lien Credit Agreement, as applicable, provides that the Secured Parties thereunder will be subject to and bound by the provisions of this Agreement.

Section 7.21 Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the Parties hereto. All covenants, agreements, representations and warranties made by any Party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall

43

continue in full force and effect, in any Insolvency Proceeding. The Junior Lien Agent, for itself and on behalf of the other Junior Lien Secured Parties, hereby waives any and all rights the Junior Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

ARTICLE 8

PURCHASE OF SENIOR LIEN OBLIGATIONS

BY JUNIOR LIEN SECURED PARTIES

Section 8.1 Purchase Right. If there is an acceleration of the Senior Lien Obligations in accordance with any Senior Lien Credit Agreement (a “Purchase Event”), then the Junior Lien Secured Parties (on a pro rata basis based on their outstanding Junior Lien Obligations, unless otherwise agreed among such Junior Lien Secured Parties) may purchase, by submitting a notice (a “Purchase Notice”) within 15 Business Days of any such Purchase Event, all, but not less than all, of (x) the Senior Lien Obligations and (y) all obligations that would have been Senior Lien Obligations but for the last sentence of the definition of “Senior Lien Obligations” (the obligations referred to in clauses (x) and (y), collectively, the “Purchase Obligations”) for the Purchase Price. Such purchase shall:

(a) include all principal of, and all accrued and unpaid interest, fees, indemnities, costs and expenses in respect of, all Purchase Obligations outstanding at the time of purchase;

(b) be made pursuant to an assignment agreement in the form of Exhibit E-1 to any Senior Lien Credit Agreement; and

(c) otherwise be subject to the terms and conditions of this Article 8.

Each Senior Lien Lender will retain all rights to indemnification provided in the relevant Senior Lien Documents for all claims and other amounts relating to periods prior to the purchase of the Purchase Obligations pursuant to this Article 8 and such rights shall be secured by the Liens securing the Senior Lien Obligations.

Section 8.2 Purchase Notice. The Junior Lien Secured Parties desiring to purchase all the Purchase Obligations (the “Purchasing Creditors”) will deliver a Purchase Notice to the Senior Lien Agent that:

(a) is signed by the Purchasing Creditors;

(b) states that it is a Purchase Notice under this Article 8;

(c) states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Article 8, the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors;

44

(d) represents and warrants that the Purchase Notice is in conformity with the Junior Lien Documents and any other binding agreement among Junior Lien Secured Parties; and

(e) designates a date on which the purchase will occur (the “Purchase Date”), that is (x) at least five but not more than ten Business Days after the Senior Lien Agent’s receipt of the Purchase Notice and (y) not more than twenty-five Business Days after the Purchase Event.

Upon the Senior Lien Agent’s receipt of an effective Purchase Notice conforming to this Section 8.2, the Purchasing Creditors will be irrevocably obligated to purchase, and the Senior Lien Secured Parties will be irrevocably obligated to sell, the Purchase Obligations in accordance with and subject to this Article 8.

Section 8.3 Purchase Price. The purchase price (the “Purchase Price”) for the Purchase Obligations will equal the sum of (a) the principal amount of all loans, advances, or similar extensions of credit included in the Purchase Obligations, and all accrued and unpaid interest thereon through the Purchase Date (excluding any acceleration prepayment penalties or premiums); and (b) all accrued and unpaid fees, expenses, indemnities and other amounts owed to the Senior Lien Secured Parties under the Senior Lien Documents on the Purchase Date.

Section 8.4 Purchase Closing. On the Purchase Date, (a) the Purchasing Creditors and the Senior Lien Agent will execute and deliver the assignment agreement referenced in Section 8.1 hereof, (b) the Purchasing Creditors will pay the Purchase Price to the Senior Lien Agent by wire transfer of immediately available funds, and (c) each of the Purchasing Creditors will execute and deliver to the Senior Lien Agent a waiver and release of all claims arising out of this Agreement, the relationship between the Senior Lien Secured Parties and the Junior Lien Secured Parties in connection with the Senior Lien Documents and the Junior Lien Documents, and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article 8.

Section 8.5 Actions After Purchase Closing.

(a) Promptly after the closing of the purchase of all Senior Lien Obligations pursuant to this Article 8, the Senior Lien Agent will distribute the Purchase Price to the Senior Lien Secured Parties in accordance with the terms of the Senior Lien Documents.

(b) After the closing of the purchase of all Purchase Obligations pursuant to this Article 8, the Purchasing Creditors may request that the Senior Lien Agent immediately resign as administrative agent and collateral agent under the Senior Lien Documents and the Senior Lien Agent will immediately resign if so requested. Upon such resignation, a new administrative agent and a new collateral agent will be elected or appointed in accordance with the Senior Lien Documents.

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Section 8.6 No Recourse or Warranties; Defaulting Creditors.

(a) The Senior Lien Secured Parties will be entitled to rely on the statements, representations and warranties in the Purchase Notice without investigation, even if the Senior Lien Secured Parties are notified that any such statement, representation or warranty is not or may not be true.

(b) The purchase and sale of the Purchase Obligations under this Article 8 will be without recourse and without any representation or warranty whatsoever by the Senior Lien Secured Parties, except that Senior Lien Secured Parties represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, the Senior Lien Secured Parties own the Purchase Obligations free and clear of all Liens (other than participation interests not prohibited by any Senior Lien Credit Agreement, in which case the Purchase Price will be appropriately adjusted so that the Purchasing Creditors do not pay amounts represented by participation interest) and have the right to convey whatever claims and interests they may have in respect of the Purchase Obligations.

(c) The obligations of Senior Lien Secured Parties to sell their respective Purchase Obligations under this Article 8 are several and not joint. If a Senior Lien Secured Party breaches its obligations to sell its Purchase Obligations under this Article 8 (a “Defaulting Creditor”), no other Senior Lien Secured Party will be obligated to purchase the Defaulting Creditor’s Purchase Obligations for resale to the holders of the Junior Lien Obligations. A Senior Lien Secured Party that complies with this Article 8 will not be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this paragraph will affect the Purchasing Creditors’ obligation to purchase all of the Purchase Obligations. Each Credit Party irrevocably consents to any assignment effected to one or more Purchasing Creditors pursuant to this Article 8.

ARTICLE 9

JERSEY SECURITY PROVISIONS

Section 9.1 Registration of Subordination in Jersey.

(a) The Financing Statement or a Financing Change Statement (as applicable) shall be registered recording the subordination of unlimited duration of each of the Junior Lien Documents to the extent securing Junior Lien Obligations.

(b) Upon written request by the Senior Lien Agent, the Junior Lien Agent shall provide a copy of any Verification Statement recording any such subordination to the Senior Lien Agent.

(c) Subject to clause (d) below, the Senior Lien Agent may request any such registration of any such subordination at all times until the Discharge of Senior Lien Obligations.

(d) The Junior Lien Agent may register a Financing Change Statement discharging a registration of a Financing Statement relating to any Junior Lien Document, when any such Junior Lien Document has been released and discharged.

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Section 9.2 Jersey Security Law Waivers. The Junior Lien Agent irrevocably waives any present or future right it has to redeem any collateral which is secured pursuant to any Senior Lien Document pursuant to Article 54 of the Jersey Security Law and undertakes that it will not at any time exercise or seek to exercise any such right.

Section 9.3 Title Documents.

(a) The Senior Lien Agent is entitled, but not obliged, to hold Title Documents. The Junior Lien Agent must not exercise any right under the Junior Lien Documents in conflict with this Section 9.

(b) When the Senior Lien Obligations are irrevocably discharged, the Senior Lien Agent must deliver the Title Documents which are subject to the Junior Lien Obligations directly to the Junior Lien Agent (or as it may direct).

Section 9.4 No Security. Nothing in this Agreement will create, or be deemed to create, a security interest for the purposes of Article 10 of the Jersey Security Law.

Section 9.5 Payments Into Court. Notwithstanding any other provision of this Agreement, the Senior Lien Agent may, in its sole discretion, make one or more payments into court pursuant to Article 50 of the Jersey Security Law.

Section 9.6 Endorsement on Junior Lien Documents. The Junior Lien Agent agrees to endorse a memorandum of this Agreement on each Junior Lien Document entered into, or to be entered into, in its favor, and acknowledges the right of the Senior Lien Agent to the production and delivery of a copy of any such Junior Lien Document as soon as reasonably practicable after the Senior Lien Agent requests the same.

Section 9.7 Definitions. For the purposes of this Section 9:

(a) a reference to “Financing Statement”, “Financing Change Statement” or a “Verification Statement” will have the meaning given to such terms in the Jersey Security Law;

(b) “Jersey Security Law” means the Security Interests (Jersey) Law 2012; and

(c) “Title Documents” means all:

i.	certificated embodying the right to or representing investment securities; and

ii.	title or other documents relating to any property, subject to the Senior Lien Obligations.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Senior Lien Agent, for and on behalf of itself and the Senior Lien Secured Parties, and the Junior Lien Agent, for and on behalf of itself and the Junior Lien Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, in its capacity as the Senior Lien Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Senior/Junior Intercreditor Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, in its capacity as the Junior Lien Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Senior/Junior Intercreditor Agreement]

ACKNOWLEDGMENT

The Borrower and each Guarantor hereby acknowledge that they have received a copy of this Agreement as in effect on the date hereof and consents thereto, agree to recognize all rights granted thereby to the Senior Lien Agent, the Senior Lien Secured Parties, the Junior Lien Agent, and the Junior Lien Secured Parties (including pursuant to Section 7.17 hereof) and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof. The Borrower and each Guarantor further acknowledges and agrees that (except as set forth in Sections 6.1(a), 6.3(a), 6.4, 7.4 and 7.10 hereof) they are not intended beneficiaries or third party beneficiaries under this Agreement and (i) as between the Senior Lien Secured Parties, the Borrower and Guarantors, the Senior Lien Documents remain in full force and effect as written and are in no way modified hereby and (ii) as between the Junior Lien Secured Parties, the Borrower and Guarantors, the Junior Lien Documents remain in full force and effect as written and are in no way modified hereby. The Borrower and each Guarantor also hereby acknowledge that they are bound under Sections 7.17, 7.18 and 7.19 of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page – Senior/Junior Intercreditor Agreement]

LSF9 CONCRETE LTD

By
Name:
Title:

LSF9 CONCRETE HOLDINGS LTD

By
Name:
Title:

LSF9 CONCRETE MID-HOLDINGS LTD

By
Name:
Title:

LSF9 CONCRETE UK LTD

By
Name:
Title:

[Signature Page – Senior/Junior Intercreditor Agreement]

STARDUST FINANCE HOLDINGS, INC.

By
Name:
Title:

STARDUST HOLDINGS (USA), LLC

By
Name:
Title:

[Signature Page – Senior/Junior Intercreditor Agreement]

HANSON BRICK AMERICA, INC.
HANSON BRICK EAST, LLC
HANSON PIPE & PRECAST LLC
HANSON PRESSURE PIPE, INC.
HANSON BRICK LTD.
HANSON PIPE & PRECAST, LTD.
HANSON PRESSURE PIPE INC.

By
Name:
Title:

HANSON BUILDING PRODUCTS LIMITED

By
Name:
Title:

[Signature Page – Senior/Junior Intercreditor Agreement]

Annex I

to the Senior/Junior Intercreditor Agreement

Provision for any Junior Lien Credit Agreement:

“Reference is made to the Intercreditor Agreement dated as of March 13, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior/Junior Intercreditor Agreement”), among Credit Suisse AG, as Senior Lien Agent (as defined therein), Credit Suisse AG, as Junior Lien Agent (as defined therein), Stardust Finance Holdings, Inc., LSF9 Concrete Ltd, LSF9 Concrete Holdings Ltd and each other party from time to time party thereto. Each Lender hereunder (a) acknowledges that it has received a copy of the Senior/Junior Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Senior/Junior Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Senior/Junior Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the Senior/Junior Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under any Senior Lien Credit Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for any Junior Lien Collateral Documents:

“Reference is made to the Intercreditor Agreement dated as of March 13, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior/Junior Intercreditor Agreement”), among Credit Suisse AG, as Senior Lien Agent (as defined therein), Credit Suisse AG, as Junior Lien Agent (as defined therein), Stardust Finance Holdings, Inc., LSF9 Concrete Ltd, LSF9 Concrete Holdings Ltd and each other party from time to time party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Senior/Junior Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Senior/Junior Intercreditor Agreement and this Agreement, the provisions of the Senior/Junior Intercreditor Agreement shall control.”

EXHIBIT F-3

to the Senior Lien Term Loan

Credit Agreement

FORM OF SENIOR PARI PASSU INTERCREDITOR AGREEMENT

[See attached.]

EXHIBIT F-3

to the Senior Lien Credit Agreement

[FORM OF]

SENIOR PARI PASSU INTERCREDITOR AGREEMENT

dated as of

[•], 20[_]

among

STARDUST FINANCE HOLDINGS, INC.,

LSF9 CONCRETE LTD,

LSF9 CONCRETE HOLDINGS LTD,

the Subsidiaries of LSF9 CONCRETE HOLDINGS LTD party hereto,

CREDIT SUISSE AG,

as Administrative Agent for the Senior Lien Secured Parties and

as Authorized Representative for the Credit Agreement Secured Parties

[         ]

as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

THIS IS THE “SENIOR PARI PASSU INTERCREDITOR AGREEMENT” OR “SENIOR LIEN PARI PASSU INTERCREDITOR AGREEMENT” REFERRED TO IN (A) ANY SENIOR LIEN SECURITY DOCUMENTS (AS DEFINED HEREIN), (B) ANY CREDIT AGREEMENT (AS DEFINED HEREIN) AND (C) ANY ADDITIONAL SENIOR LIEN DOCUMENTS (AS DEFINED HEREIN).

[CS&M Ref. No.: 7865-146]

		Page

	ARTICLE I

	DEFINITIONS

SECTION 1.01.	Certain Defined Terms	1

SECTION 1.02.	Terms Generally	8

SECTION 1.03.	Impairments	8

	ARTICLE II

	PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01.	Priority of Claims	9

SECTION 2.02.	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	10

SECTION 2.03.	No Interference; Payment Over	11

SECTION 2.04.	Automatic Release of Liens; Amendments to Senior Lien Security Documents	12

SECTION 2.05.	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	14

SECTION 2.06.	Reinstatement	15

SECTION 2.07.	Insurance	15

SECTION 2.08.	Refinancings	15

SECTION 2.09.	Possessory Agent as Gratuitous Bailee for Perfection	15

	ARTICLE III

	EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

SECTION 3.01.	Determinations with Respect to Amounts of Liens and Obligations	16

	ARTICLE IV

	THE ADMINISTRATIVE AGENT

SECTION 4.01.	Appointment and Authority	17

SECTION 4.02.	Rights as a Senior Lien Secured Party	18

i

ii

SENIOR PARI PASSU INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”) and STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of Mid-Holdings from time to time party hereto, CREDIT SUISSE AG, as administrative agent and collateral agent and trustee for the Senior Lien Secured Parties (as defined below) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Authorized Representative for the Initial Additional Senior Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Additional Senior Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Senior Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Senior Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.

Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement, the Senior Lien Security Agreement or, if defined in the UCC and not otherwise defined herein, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means the “ABL Intercreditor Agreement” as defined in the Senior Lien Credit Agreement.

“Additional Senior Lien Documents” means, with respect to any Series of Additional Senior Lien Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional Senior Lien Documents and each other agreement entered into for the purpose of securing any Series of Additional Senior Lien Obligations.

“Additional Senior Lien Obligations” means, with respect to any Series of Additional Senior Lien Obligations, all amounts owing to the applicable Additional Senior Lien Secured Parties (including the Initial Additional Senior Lien Secured Party) pursuant to the terms of any Additional Senior Lien Document (including the Initial Additional Senior Lien

Agreement) including, without limitation, (a) all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional Senior Lien Documents, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) all other amounts payable to such Additional Senior Lien Secured Parties under the related Additional Senior Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Lien Secured Party” means the holders of any Additional Senior Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional Senior Lien Secured Parties.

“Additional Senior Lien Security Documents” means, with respect to any Series of Additional Senior Lien Obligations, any security agreements or any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure such Additional Senior Lien Obligations.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Section 8.9 of the Senior Lien Credit Agreement or such similar provision of any Replacement Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Senior Lien Obligations or the Initial Additional Senior Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional Senior Lien Obligations or Additional Senior Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

2

“Collateral” means all assets and properties subject to Liens created pursuant to any Senior Lien Security Document to secure one or more Series of Senior Lien Obligations.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Senior Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means (i) that certain Senior Lien Credit Agreement (the “Senior Lien Credit Agreement”) dated as of March 13, 2015, among the Borrower, Holdings, Mid-Holdings, certain subsidiaries of Mid-Holdings party thereto, the lenders from time to time party thereto and the Administrative Agent and (ii) any Replacement Credit Agreement.

“Credit Agreement Obligations” means, with respect to the Senior Lien Credit Agreement, the “Obligations” as defined in the Senior Lien Security Agreement and, with respect to any Replacement Credit Agreement, all amounts owing by any grantor pursuant to the terms of the Replacement Credit Agreement, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the Replacement Credit Agreement, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts pursuant to such Replacement Credit Agreement.

“Credit Agreement Secured Parties” means, with respect to the Senior Lien Credit Agreement, the “Secured Parties” as defined in the Senior Lien Security Agreement and, with respect to a Replacement Credit Agreement, any holders of Credit Agreement Obligations.

“Credit Agreement Security Documents” means the Senior Lien Security Agreement, the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Administrative Agent for the purpose of securing any Credit Agreement Obligations.

“Debtor Relief Laws”: the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the UK Insolvency Act and other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, compromise, arrangement or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, and including the statutory arrangement provisions of any corporations statute having similar effect.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

3

“Discharge” means, with respect to any Shared Collateral and any Series of Senior Lien Obligations, the date on which such Series of Senior Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Senior Lien Obligations secured by such Shared Collateral under a Replacement Credit Agreement.

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document.

“Grantors” means the Borrower and each Guarantor which has granted a security interest pursuant to any Senior Lien Security Document to secure any Series of Senior Lien Obligations.

“Guarantors” means the “Guarantors” as defined in the Senior Lien Security Agreement.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional Senior Lien Agreement” means that certain [[Indenture/Loan Agreement] dated as of [     ], 20[     ], among the Borrower, [the Guarantors identified therein,] [         ], as [trustee/agent], and the Initial Additional Authorized Representative, as [paying agent, registrar and transfer agent]].

“Initial Additional Senior Lien Documents” means the Initial Additional Senior Lien Agreement and any notes, security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Senior Lien Obligations.

“Initial Additional Senior Lien Obligations” means the Additional Senior Lien Obligations pursuant to the Initial Additional Senior Lien Documents.

“Initial Additional Senior Lien Secured Parties” means the holders of any Initial Additional Senior Lien Obligations and the Initial Additional Authorized Representative.

4

“Insolvency or Liquidation Proceeding” means:

(i) any case commenced by or against the Borrower or any other Grantor under any Debtor Relief Laws, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to any Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(ii) any liquidation, dissolution, marshalling of assets or liabilities, administration or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(iii) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit I hereof.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Senior Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Senior Lien Obligations (other than Credit Agreement Obligations) with respect to such Shared Collateral.

“Mid-Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Senior Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Applicable Authorized Representative’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Senior Lien Document under which

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such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Senior Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Senior Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Senior Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of an Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, promissory notes, chattel paper and Instruments, in each case, delivered to or in the possession of an Authorized Representative under the terms of the Senior Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Replacement Credit Agreement” means any credit agreement, indenture, notes or other issuance of indebtedness that Refinances in whole the then extant Credit Agreement on the terms set forth in Section 2.08.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional Senior Lien Document and (iii) each Additional Senior Lien Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

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“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the Senior Lien Secured Parties under the Senior Lien Security Documents.

“Senior Lien Credit Agreement” is defined in the definition of “Credit Agreement”.

“Senior Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Senior Lien Obligations.

“Senior Lien Recovery” has the meaning assigned to such term in Section 2.06.

“Senior Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional Senior Lien Secured Parties with respect to each Series of Additional Senior Lien Obligations.

“Senior Lien Security Agreement” means the Senior Lien Guarantee and Collateral Agreement dated as of March 13, 2015 among the Borrower, Holdings, Mid-Holdings, the certain subsidiaries of Mid-Holdings party thereto from time to time and the Administrative Agent.

“Senior Lien Security Documents” means, collectively, (a) the Credit Agreement Security Documents, (b) the Additional Senior Lien Security Documents, (c) the ABL Intercreditor Agreement and (d) the Senior/Junior Intercreditor Agreement.

“Senior/Junior Intercreditor Agreement” means the “Senior/Junior Intercreditor Agreement” as defined in the Senior Lien Credit Agreement.

“Series” means (a) with respect to the Senior Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Senior Lien Secured Parties (in their capacity as such) and (iii) the Additional Senior Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Senior Lien Secured Parties) and (b) with respect to any Senior Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Senior Lien Obligations and (iii) the Additional Senior Lien Obligations incurred pursuant to any Additional Senior Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Senior Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Senior Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time; provided that, for avoidance of doubt, amounts deposited under the Additional Senior Lien Documents to discharge or defease the notes issued under the Additional Senior Lien Agreement shall not be deemed to be Shared Collateral so long as such discharge or defeasance is permitted under each then extant Secured Credit Documents. If more than two Series of Senior Lien Obligations are outstanding at any time and the holders of

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less than all Series of Senior Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Senior Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“UK Insolvency Act” means the Insolvency Act 1986 of the United Kingdom, as now and hereafter in effect, or any successor statute.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements and modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03. Impairments. It is the intention of the Senior Lien Secured Parties of each Series that the holders of Senior Lien Obligations of such Series (and not the Senior Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Senior Lien Obligations), (y) any of the Senior Lien Obligations of such Series does not have an enforceable security interest in any of the Collateral securing any other Series of Senior Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Senior Lien Obligations) on a basis ranking prior to the security interest of such Series of Senior Lien Obligations but junior to the security interest of any other Series of Senior Lien Obligations or (ii) the existence of any Collateral for any other Series of Senior Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Senior Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Senior Lien Obligations, the results of such Impairment shall be borne solely by the holders of

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such Series of Senior Lien Obligations, and the rights of the holders of such Series of Senior Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Senior Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Senior Lien Obligations subject to such Impairment. Additionally, in the event the Senior Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Senior Lien Obligations or the Senior Lien Documents governing such Senior Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Senior Lien Obligations granted on the Shared Collateral or the existence of any intervening third party Liens and notwithstanding any provisions of the Uniform Commercial Code of any jurisdictions, any applicable real estate laws, or any other circumstance whatsoever (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and (i) the Applicable Authorized Representative or any Senior Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any Bankruptcy Case or other Insolvency or Liquidation Proceeding of any Borrower or any other Grantor or (iii) any Senior Lien Secured Party receives any payment pursuant to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral (including any amount paid under any title insurance policy or any insurance policy or in connection with any condemnation or eminent domain proceeding) by any Senior Lien Secured Party or received by the Applicable Authorized Representative or any Senior Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral (including any amount paid under any title insurance policy) and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which any Senior Lien Secured Parties are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied:

(i) FIRST, to the payment of all amounts owing to each Authorized Representative (in its capacity as such) pursuant to the terms of any Secured Credit Document,

(ii) SECOND, subject to Section 1.03, to the payment in full of the Senior Lien Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents and

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(iii) THIRD, after payment of all Senior Lien Obligations, to whosoever may be lawfully entitled to receive the same pursuant to the Senior/Junior Intercreditor Agreement, ABL Intercreditor Agreement or otherwise, or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Senior Lien Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of Senior Lien Obligations, after giving effect to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Senior Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Senior Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the Senior Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced in accordance with Section 2.08 or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Senior Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Senior Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any applicable real estate laws, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Senior Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Senior Lien Secured Party hereby agrees that the Liens securing each Series of Senior Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Authorized Representative shall act or refrain from acting with respect to the Shared Collateral (including with respect to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Authorized Representative shall not follow any instructions with respect to such Shared Collateral (including with respect to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Senior Lien Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Authorized Representative or other Senior Lien Secured Party (other than the Controlling Secured Parties) shall or shall instruct the Applicable Authorized Representative to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator, administrator or similar official appointed for or over, attempt any action to

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take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), whether under any Senior Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, acting on the instructions of the Controlling Secured Parties, if applicable, and in accordance with the applicable Senior Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral (and each Non-Controlling Authorized Representative and Non-Controlling Secured Parties shall be deemed to have waived any right, power, or remedy, whether under any agreement or any applicable law (including in equity) to the contrary). Notwithstanding the equal priority of the Liens, the Applicable Authorized Representative (acting on the instructions of the Controlling Secured Parties) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will (and shall be deemed to have waived any right to) contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Administrative Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies (including any non-judicial foreclosure) relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so on any ground, including in the case of non-judicial foreclosure of any personal property collateral, that such foreclosure will not result in a commercially reasonable disposition of the Collateral. The foregoing shall not be construed to limit the rights and priorities of any Senior Lien Secured Party, Administrative Agent or other Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of Senior Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional Senior Lien Document) other than as permitted by the Senior Lien Security Documents and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Senior Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Senior Lien Security Documents applicable to it.

(c) Each of the Senior Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Senior Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Administrative Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03. No Interference; Payment Over. (a) Each Senior Lien Secured Party agrees that (i) it will not (and shall be deemed to have waived any right to) challenge, contest, or question, or support any other Person in challenging, contesting, or questioning, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or

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enforceability of any Senior Lien Obligations of any Series or any Senior Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Senior Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other Senior Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral) or (B) consent to the exercise by the Applicable Authorized Representative or any other Senior Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other Senior Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other Senior Lien Secured Party shall be liable for any action taken or omitted to be taken by such Applicable Authorized Representative or other Senior Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Authorized Representative or any other Senior Lien Secured Party to enforce this Agreement.

(b) Each Senior Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Senior Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), at any time prior to the Discharge of each of the Senior Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Senior Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01(a) hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to Senior Lien Security Documents. (a) If, at any time, (i) the Borrower or any other Grantor delivers notice to the Authorized Representatives that any Shared Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of equity interests in any subsidiary, any Shared Collateral held by such subsidiary or any direct or indirect subsidiary thereof) or any other release of Shared Collateral has occurred under and as permitted by the Senior Lien Credit Agreement and any Additional Senior Lien Documents, or (ii) the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared

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Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Authorized Representatives (and the guaranty granted by any Guarantor that, as a result of such sale or disposition is no longer a Subsidiary of the Borrower), for the benefit of each Series of Senior Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(a) hereof.

(b) Each Non-Controlling Authorized Representative agrees, on behalf of itself and its respective Non-Controlling Secured Parties, that it will not oppose any sale consented to by the Applicable Authorized Representative of any Shared Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws); provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(a) hereof.

(c) If, at any time the Applicable Authorized Representative (i) executes, on commercial terms, subordination, non-disturbance, attornment and estoppel agreements with tenants in properties owned or leased by the Company and the Restricted Subsidiaries, then each other Authorized Representative shall, upon written request and at the expense of the Borrower, promptly subordinate its Lien in such Shared Collateral or enter into non-disturbance, attornment and estoppel agreements on the same terms and pursuant to the documents substantially in the same form as the documents executed by the Applicable Authorized Representative in connection therewith. Each Senior Lien Secured Party agrees that if the Applicable Authorized Representative enters into any amendment to any Senior Lien Security Document relating to the Series of Senior Lien Obligations for which the Applicable Authorized Representative is acting, the Borrower may require each other Authorized Representative to enter into corresponding amendments to the Senior Lien Security Documents governing the Series of Senior Lien Obligations for which such Authorized Representative is acting so long as (w) the effect of such amendments are consistent with the effect to the Senior Lien Security Documents for the Series of Senior Lien Obligations for which the Applicable Authorized Representative is acting, (y) the effect of such amendment is not to release or subordinate the Liens securing such Series of Senior Lien Obligations or is otherwise adverse to the holders of such Series of Senior Lien Obligations (except to the extent already permitted by the Secured Credit Documents governing such Series of Senior Lien Obligations) and (z) the Borrower delivers a certificate of an executive officer of the Borrower to such Authorized Representative stating that the requirements of this sentence have been satisfied.

(d) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations, lien releases, terminations and other instruments and to return to the Grantors any possessory collateral as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral or amendment to any Senior Lien Security Document provided for in this Section.

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SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings, Mid-Holdings, the Borrower or any of their respective Subsidiaries.

(b) If the Borrower and/or any of the Grantors shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Laws or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Laws, each Senior Lien Secured Party agrees that it will raise no objection and shall be deemed to have consented to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Senior Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Senior Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Senior Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Senior Lien Secured Parties (other than any Liens of the Senior Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Senior Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Senior Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Senior Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Senior Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any Senior Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the Senior Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Senior Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that all Senior Lien Secured Parties shall have the right to seek and receive the adequate protection permitted by this Section 2.05(b); and provided, further, that all Senior Lien Secured Parties receiving adequate protection shall not object to (or support any other party in objecting to) any other Senior Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Senior Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

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SECTION 2.06. Reinstatement. If the Administrative Agent or any Senior Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the Borrower, any Grantor or any other Person any payment made in satisfaction of all or any portion of the Senior Lien Obligations (a “Senior Lien Recovery”), then the Senior Lien Obligations shall be reinstated to the extent of such Senior Lien Recovery. If this Agreement shall have been terminated prior to such Senior Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such Senior Lien Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements and obligations of the Administrative Agent and the Senior Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion or dismissal of, any Insolvency or Liquidation Proceeding by or against either or the Borrower or any Grantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of, either or the Borrower or any Grantor in respect of the Senior Lien Obligations. No priority or right of the Administrative Agent or any Senior Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of either or the Borrower or any Grantor or by the noncompliance by any Person with the terms, provisions or covenants of any of the Senior Lien Documents, regardless of any knowledge thereof which the Administrative Agent or any Senior Lien Secured Party may have.

SECTION 2.07. Insurance. As between the Senior Lien Secured Parties, the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The Senior Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Senior Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness (with such changes as may be reasonably approved by each Authorized Representative) and complied with Section 5.13.

SECTION 2.09. Possessory Agent as Gratuitous Bailee for Perfection. (a) The Applicable Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Senior Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09;

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provided that at any time the Administrative Agent is not the Applicable Authorized Representative, the Administrative Agent shall, at the request of the Applicable Authorized Representative, promptly deliver all Possessory Collateral to the Applicable Authorized Representative together with any necessary endorsements (or otherwise allow the Applicable Authorized Representative to obtain control of such Possessory Collateral). Pending delivery to the Applicable Authorized Representative, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Senior Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Applicable Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Senior Lien Secured Party for purposes of perfecting the Lien held by such Senior Lien Secured Parties therein.

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever the Applicable Authorized Representative or any other Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Senior Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Authorized Representative or other Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Applicable Authorized Representative and each other Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Senior Lien Secured Party or any other person as a result of such determination.

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ARTICLE IV

THE ADMINISTRATIVE AGENT

SECTION 4.01. Appointment and Authority. (a) Each of the Senior Lien Secured Parties hereby irrevocably appoints and authorizes the Applicable Authorized Representative to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Authorized Representative by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Senior Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Each of the Senior Lien Secured Parties recognizes that the Applicable Authorized Representative, at the request of the Borrower, has entered into (i) the Senior/Junior Intercreditor Agreement in such capacity as “Senior Lien Agent” and all such references therein to the Senior Lien Agent shall be deemed to refer to the Applicable Authorized Representative, as appointed from time to time hereunder and (ii) the ABL Intercreditor Agreement in such capacity as “Senior Lien Term Loan Agent” and all such references therein to the Senior Lien Term Loan Agent shall be deemed to refer to the Applicable Authorized Representative, as appointed from time to time hereunder. Each of the Senior Lien Secured Parties authorizes the Applicable Authorized Representative, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Senior Lien Agent by the terms of the Senior/Junior Intercreditor Agreement, the Senior Lien Term Loan Agent by the ABL Intercreditor Agreement or by the equivalent capacity in any other intercreditor agreement with respect to any Shared Collateral, together with such powers and discretion as are reasonably incidental thereto. With respect to any provision in the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral that gives Senior Lien Secured Parties authority and discretion thereunder, the Senior Lien Secured Parties hereby irrevocably authorize the Applicable Authorized Representative to exercise such authority and discretion on their behalf in accordance with the terms of this Agreement. In this connection, the Applicable Authorized Representative and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Authorized Representative pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Senior Lien Security Documents, or for exercising any rights and remedies thereunder or under the Senior/Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Section 8 of the Credit Agreement and the equivalent provision of any Additional Senior Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Applicable Authorized Representative” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the Senior Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Senior Lien Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Senior Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Authorized Representative or any other Senior Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Senior Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Senior Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of

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proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Senior Lien Secured Parties waives any claim it may now or hereafter have against the Applicable Authorized Representative or the Authorized Representative of any other Series of Senior Lien Obligations or any other Senior Lien Secured Party of any other Series arising out of (i) any actions which the Applicable Authorized Representative, any Authorized Representative or any Senior Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Lien Security Documents or any other agreement related thereto or to the collection of the Senior Lien Obligations or the valuation, use, protection or release of any security for the Senior Lien Obligations, other than any claims for breach of this Agreement, (ii) any election by any Applicable Authorized Representative or any holders of Senior Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Laws by, Holdings, Mid-Holdings, the Borrower or any of their respective Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Authorized Representative shall not accept any Shared Collateral in full or partial satisfaction of any Senior Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code (or any similar provision or power available with respect to the foreclosure of any Lien or security interest in, to, or otherwise relating to any real property) of any jurisdiction, without the consent of each Authorized Representative representing holders of Senior Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Exhibit I by an additional Authorized Representative, the Applicable Authorized Representative and each Grantor in accordance with Section 5.13, the Applicable Authorized Representative will continue to act in its capacity as Applicable Authorized Representative in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 4.02. Rights as a Senior Lien Secured Party. The Person serving as the Applicable Authorized Representative hereunder shall have the same rights and powers in its capacity as a Senior Lien Secured Party under any Series of Senior Lien Obligations that it holds as any other Senior Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized Representative and the term “Senior Lien Secured Party” or “Senior Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional Senior Lien Secured Party” or “Additional Senior Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative hereunder and without any duty to account therefor to any other Senior Lien Secured Party.

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SECTION 4.03. Exculpatory Provisions. The Applicable Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other Senior Lien Security Documents. Without limiting the generality of the foregoing, the Applicable Authorized Representative:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Senior Lien Security Documents that the Applicable Authorized Representative is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Applicable Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or that is contrary to any Senior Lien Security Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Senior Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of Senior Lien Obligations unless and until notice describing such Event Default is given to the Applicable Authorized Representative by the Authorized Representative of such Senior Lien Obligations or the Borrower; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Senior Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Senior Lien Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Authorized Representative;

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(f) shall have the same rights and powers in its capacity as a Senior Lien Secured Party under any Series of Senior Lien Obligations that it holds as any other Senior Lien Secured Party of such Series and may exercise the same as though it were not an Applicable Authorized Representative; and

(g) may (and any of its Affiliates may) accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or Affiliate thereof as if such Person were not such an Applicable Authorized Representative and without any duty to any other Senior Lien Secured Party, including any duty to account therefor.

SECTION 4.04. Reliance by Applicable Authorized Representative. The Applicable Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Authorized Representative may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Applicable Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other Senior Lien Security Document by or through any one or more sub-agents appointed by the Applicable Authorized Representative. The Applicable Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and any such sub-agent.

SECTION 4.06. Non-Reliance on Applicable Authorized Representative and Other Senior Lien Secured Parties. Each Senior Lien Secured Party acknowledges that it has, independently and without reliance upon the Applicable Authorized Representative, any Authorized Representative or any other Senior Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Senior Lien Secured Party also acknowledges that it will, independently and without reliance upon the Applicable Authorized Representative, any other Authorized Representative or any other Senior Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

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SECTION 4.07. Collateral and Guaranty Matters. Each of the Senior Lien Secured Parties irrevocably authorizes the Applicable Authorized Representative, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Applicable Authorized Representative under any Senior Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Grantor from its obligations under the Senior Lien Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Administrative Agent or the Applicable Authorized Representative, to it at [Credit Suisse AG, as Administrative Agent, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attention of Agency Manager (Facsimile No. 212-322-2291; Email: agency.loanops@credit-suisse.com)];

(b) if to the Initial Additional Authorized Representative, to it at [         ];

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Applicable Authorized Representative and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or

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further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the consent of the Borrower or which could reasonably be expected to be materially adverse to the interests, rights, liabilities or privileges of any Grantor or imposes additional duties or obligations on any Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any Senior Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional Senior Lien Secured Parties and Additional Senior Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Senior Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Senior Lien Secured Party, the Applicable Authorized Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Lien Obligations in compliance with the Credit Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Senior Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Applicable Authorized Representative and each other Authorized Representative, on behalf of itself and the Senior Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Senior Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Senior Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Senior Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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SECTION 5.10. Headings. Article, Section and Exhibit headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Senior Lien Security Documents or Additional Senior Lien Documents the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Senior Lien Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Senior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional Senior Lien Documents, the Borrower and the other Grantors may incur Additional Senior Lien Obligations. Any such additional class or series of Additional Senior Lien Obligations (the “Senior Class Debt”) may be secured by a Lien by the Grantors on the Collateral and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(a) such Senior Class Debt Representative, the Applicable Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Exhibit I (with such changes as may be reasonably approved by the Applicable Authorized Representative and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

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(b) the Borrower shall have (x) delivered to the Applicable Authorized Representative true and complete copies of each of the Additional Senior Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower and (y) certified that such Additional Senior Lien Obligations are permitted to be incurred and secured on a pari passu basis with the Liens of the then-existing Senior Lien Obligations and by the terms of the then-existing Secured Credit Documents;

(c) all filings, recordations and/or amendments or supplements to the Senior Lien Security Documents necessary or desirable in the reasonable judgment of the Applicable Authorized Representative to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Applicable Authorized Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Applicable Authorized Representative); and

(d) the Additional Senior Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Applicable Authorized Representative, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14. Additional Grantors. The Grantors agree that, if any Person shall become a Guarantor after the date hereof (an “Additional Guarantor”), the Grantors will promptly cause such Additional Guarantor to become party hereto by executing and delivering a supplement in the form of Exhibit II. Upon such execution and delivery, such Person will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such supplement shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. Integration. This Agreement, together with the other Secured Credit Documents and the Senior Lien Security Documents, represents the agreement of each of the Grantors, and the Senior Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Applicable Authorized Representative, any or any other Senior Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Senior Lien Security Documents.

SECTION 5.16. Specific Performance. Each Authorized Representative may demand specific performance of this Agreement. Each Authorized Representative, on behalf of itself and its respective Senior Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Authorized Representative.

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SECTION 5.17. Jersey Security Provisions.

(a) Each of the parties hereto agrees to waive any right it may have to receive a notice of sale or appropriation pursuant to Article 44 of the Security Interests (Jersey) Law 2012 (the “Jersey Security Law”) if any other party exercises any of its enforcement rights in accordance with this Agreement.

(b) Any Authorized Representative may register a financing change statement (as defined in the Jersey Security Law) discharging a registration of a financing statement (as defined in the Jersey Security Law) relating to any Senior Lien Security Documents, as applicable, when any such Senior Lien Security Document has been released and discharged.

(c) Nothing in this Agreement will create, or be deemed to create, a security interest for the purposes of Article 10 of the Jersey Security Law.

(d) Notwithstanding any other provision of this Agreement, each Authorized Representative, may, in its sole discretion, make one or more payments into court pursuant to Article 50 of the Jersey Security Law.

(e) Each Authorized Representative agrees to endorse a memorandum of this Agreement on each Senior Lien Security Document or Additional Senior Lien Security Document entered into, or to be entered into, in its favor, and acknowledges the right of each other Authorized Representative to the production and delivery of a copy of any such Senior Lien Security Document or Additional Senior Lien Security Document as soon as reasonably practicable after any Authorized Representative requests the same.

(f) Each of the parties hereto irrevocably waives any present or future right it has to redeem any collateral which is secured pursuant to any Senior Lien Document pursuant to Article 54 of the Jersey Security Law and undertakes that it will not at any time exercise or seek to exercise any such right.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent for the Senior
Lien Secured Parties under the Senior Lien
Security Documents,

by:
Name:
Title:

LSF9 CONCRETE LTD

by:
Name:
Title:

LSF9 CONCRETE HOLDINGS LTD

by:
Name:
Title:

STARDUST FINANCE HOLDINGS, INC.

by:
Name:
Title:

Add other Guarantors as per other Intercreditor Agreements.

[ ][1]

by:
Name:
Title:

[ ]
as Initial Additional Authorized Representative

by
Name:
Title:

[1]	Additional Grantors to be added as needed.

EXHIBIT I

to the Senior Pari Passu Intercreditor Agreement

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 20[ ] to the SENIOR PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “Senior Lien Intercreditor Agreement”), among LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”) and STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (including its permitted successors, the “Borrower”), certain subsidiaries of Mid-Holdings from time to time party thereto, CREDIT SUISSE AG, as administrative agent and collateral agent for the Senior Lien Secured Parties under the Senior Lien Security Documents (in such capacity, the “Administrative Agent”) and as Authorized Representative under the Credit Agreement, [ ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Senior Lien Intercreditor Agreement.

B. As a condition to the ability of any Borrower to incur Additional Senior Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Senior Lien Intercreditor Agreement. Section 5.13 of the Senior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Senior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Lien Intercreditor Agreement and the Senior Lien Security Documents.

Accordingly, the Administrative Agent, in its capacity as the Applicable Authorized Representative, and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Senior Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Senior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Senior Lien Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional Senior Lien Secured Parties. Each reference to an “Authorized Representative” in the Senior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Senior Lien Intercreditor Agreement is hereby incorporated herein by reference.

Exhibit I-1

SECTION 2. The New Representative represents and warrants to the Applicable Authorized Representative and the other Senior Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Senior Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Senior Lien Intercreditor Agreement as Additional Senior Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Applicable Authorized Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Senior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Senior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Applicable Authorized Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, disbursements and other charges of counsel for the Applicable Authorized Representative.

Exhibit I-2

IN WITNESS WHEREOF, the New Representative and the Applicable Authorized Representative have duly executed this Representative Supplement to the Senior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

Exhibit I-3

Acknowledged by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent for the Senior Lien Secured Parties under the Senior Lien Security Documents,

by
Name:
Title:

Exhibit I-4

LSF9 CONCRETE LTD

by:
Name:
Title:

LSF9 CONCRETE HOLDINGS LTD

by:
Name:
Title:

STARDUST FINANCE HOLDINGS, INC.

by:
Name:
Title:

[ ][2]

by:
Name:
Title:

[ ]
As Initial Additional Authorized Representative

by
Name:
Title:

[2]	Additional Grantors to be added as needed.

Exhibit I-5

EXHIBIT II

to the Senior Pari Passu Intercreditor Agreement

[FORM OF] SUPPLEMENT NO. dated as of , to the SENIOR PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “Senior Lien Intercreditor Agreement”), among LSF9 CONCRETE LTD, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 CONCRETE HOLDINGS LTD, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”) and STARDUST FINANCE HOLDINGS, INC., a Delaware corporation (including its permitted successors, the “Borrower”), certain subsidiaries of Mid-Holdings from time to time party thereto, CREDIT SUISSE AG, as administrative agent and collateral agent for the Senior Lien Secured Parties under the Senior Lien Security Documents (in such capacity, the “Administrative Agent”) and as Authorized Representative under the Credit Agreement, [ ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Lien Intercreditor Agreement.

B. The Grantors have entered into the Senior Lien Intercreditor Agreement. Section 5.14 of the Senior Lien Intercreditor Agreement provides that any Additional Guarantor may become party to the Senior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Additional Guarantor (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Lien Intercreditor Agreement.

Accordingly, the Administrative Agent, in its capacity as the Applicable Authorized Representative, and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.14 of the Senior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Senior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Senior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Senior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Senior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Applicable Authorized Representative and the other Senior Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Applicable Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Exhibit II-1

SECTION 4. Except as expressly supplemented hereby, the Senior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Senior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Senior Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Applicable Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Applicable Authorized Representative.

Exhibit II-2

IN WITNESS WHEREOF, the New Grantor and the Applicable Authorized Representative have duly executed this Supplement to the Senior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By
Name:
Title:

Acknowledged by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

[ ], as Initial Additional Authorized Representative,

By:
Name:
Title:

Exhibit II-3

EXHIBIT G

to the Senior Lien Term Loan

Credit Agreement

FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York
[ ]

FOR VALUE RECEIVED, the undersigned, Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), hereby unconditionally promises to pay to [         ] (the “Lender”) or its registered assigns at the office of the Administrative Agent specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) [             ] DOLLARS ($[             ]), or, if less, (b) the aggregate unpaid principal amount of all Term Loans owing by the Borrower to the Lender pursuant to the Credit Agreement. The principal amount shall be paid in the applicable amounts and on the applicable dates specified in the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable rates and on the applicable dates specified in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed absent manifest error. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the Notes referred to in the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753, LSF9 Concrete Holdings Ltd, a company incorporated under the laws of the Jersey with registered number 117752, the Borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the

“Administrative Agent”), (b) is subject to the provisions of the Credit Agreement, which are hereby incorporated herein by reference and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

The principal balance of the Term Loans owing to the Lender, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or any error therein shall not in any manner affect the obligation of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note.

Upon the occurrence and during the continuation of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.4 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties have hereby caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

Schedule A

to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Amount of
		Amount	Principal of	Amount of ABR	Unpaid Principal
	Amount of ABR	Converted to	ABR Loans	Loans Converted to	Balance of ABR	Notation Made
Date	Loans	ABR Loans	Repaid	Eurocurrency Loans	Loans	By

G

Schedule A

Schedule B

to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Interest Period and Adjusted LIBO Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

G

Schedule B

EXHIBIT H-1

to the Senior Lien Term Loan

Credit Agreement

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[ ]

H-1

EXHIBIT H-2

to the Senior Lien Term Loan

Credit Agreement

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms for each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

H-2-1

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

H-2-2

EXHIBIT H-3

to the Senior Lien Term Loan

Credit Agreement

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

H-3

EXHIBIT H-4

to the Senior Lien Term Loan

Credit Agreement

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

H-4-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

H-4-2

EXHIBIT I

to the Senior Lien Term Loan

Credit Agreement

FORM OF BORROWING REQUEST

[Date]

Credit Suisse AG,

as Administrative Agent

7033 Louis Stephens Drive

P.O. Box 110047

Research Triangle Park 27709 NC

United States

Att. Mr. Sean L Portrait

With a copy to:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attn: Agency Manager

Phone: 919-994-6369

Fax: 212-322-2291

Email: agency.loanops@credit-suisse.com

Stardust Finance Holdings, Inc.

Ladies and Gentlemen:

Pursuant to Section 2.2 of that certain Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”), the Borrower hereby requests a Term Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Term Loan:

I-1

1. The requested date for the borrowing of the proposed Term Loan is [            , 20     ] (the “Borrowing Date”).1

2. The Type of the proposed Term Loan is a [ABR Loan] [Eurocurrency Loan].

3. The aggregate amount of the proposed Term Loan is US $[    ].2

[4. The initial Interest Period for the proposed Term Loan is     month[s].]3

5. [Insert location and number of the account to which the funds requested pursuant to this Borrowing Request are to be disbursed.]4

Very truly yours,

STARDUST FINANCE HOLDINGS, INC.

By:
Name:
Title:

[1]	The Borrowing Request shall be delivered not later than 11:00 a.m., New York City time, one Business Day before the Closing Date. The Borrowing Date shall be a Business Day.
[2]	Term Loans only available in US Dollars.
[3]	Do not include if requesting an ABR Borrowing. Interest Periods may be one, two, three or six months (or, if made available by all participating Lenders, 12 months).
[4]	The account must be an account of the Borrower maintained with the Administrative Agent in New York City (or such other account reasonably approved by the Administrative Agent).

I-2

EXHIBIT J

to the Senior Lien Term Loan

Credit Agreement

FORM OF SOLVENCY CERTIFICATE

March 13, 2015

This Solvency Certificate is being executed and delivered pursuant to Section 4.1(e) of that certain Senior Lien Term Loan Credit Agreement by and among LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753, LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (“Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation, as borrower, Credit Suisse AG, as administrative agent and collateral agent (together with its successors and permitted assigns in such capacity, the “Senior Lien Administrative Agent”) and the lenders from time to time party thereto (the “Senior Lien Lenders”), which provides for a term loan facility in the aggregate principal amount of up to $635,000,000 (the “Credit Agreement”; the terms defined therein being used herein as therein defined).

I, [            ], a Responsible Officer of Mid-Holdings (after giving effect to the Transactions), in such capacity and not in an individual capacity, hereby certify on behalf of Mid-Holdings as follows:

1. The sum of the debt and liabilities (subordinated, contingent or otherwise) of Mid-Holdings and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of Mid-Holdings and its Subsidiaries, on a consolidated basis.

2. The capital of Mid-Holdings and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as conducted or contemplated to be conducted on the date hereof.

3. The present fair saleable value of the assets of Mid-Holdings and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities), on a consolidated basis, of Mid-Holdings and its subsidiaries as they become absolute and matured.

4. Mid-Holdings and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5. For purposes of this Solvency Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

6. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein and such other documents deemed relevant and (ii) made such other investigations and inquiries as the undersigned has deemed appropriate. The undersigned is familiar with the financial performance and prospects of Mid-Holdings and its Subsidiaries.

7. The undersigned confirms and acknowledges that the Senior Lien Administrative Agent and the Senior Lien Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the Commitments and Loans under the Credit Agreement.

[Signature page follows]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

LSF9 CONCRETE HOLDINGS LTD

By:
Name:
Title: [Responsible Officer]

EXHIBIT K

to the Senior Lien Term Loan

Credit Agreement

FORM OF NOTICE OF ADDITIONAL GUARANTOR

Credit Suisse AG,

as Administrative Agent

7033 Louis Stephens Drive

P.O. Box 110047

Research Triangle Park 27709 NC

United States

Att. Mr. Sean L Portrait

With a copy to:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attn: Agency Manager

Phone: 919-994-6369

Fax: 212-322-2291

Email: agency.loanops@credit-suisse.com

LSF9 CONCRETE HOLDINGS LTD

Ladies and Gentlemen:

This Notice of Additional Guarantor is delivered pursuant to Section 9.20 of that certain Senior Lien Term Loan Credit Agreement, dated March 13, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), LSF9 Concrete Ltd, a company incorporated under the laws of the Bailiwick of Jersey (“Jersey”) with registered number 117753 (including its permitted successors, “Holdings”), LSF9 Concrete Holdings Ltd, a company incorporated under the laws of Jersey with registered number 117752 (including its permitted successors, “Mid-Holdings”), Stardust Finance Holdings, Inc., a Delaware corporation (including its permitted successors, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacity, the “Administrative Agent”), and reference is made thereto for full particulars of the matters described therein.

Mid-Holdings hereby provides notice that it hereby elects to add [            ], effective as of [            ], 20[     ]1, a [jurisdiction] [type of entity] (the “Additional Guarantor”), a Group Member which is currently an Excluded Subsidiary, as a Discretionary Guarantor under the Credit Agreement.

[1]	To be no earlier than 15 Business Days after the date of the notice.

K-1

Mid-Holdings and the Additional Guarantor shall deliver the documents required by Section 5.9 of the Credit Agreement in accordance with the requirements of Section 9.20 of the Credit Agreement, with respect to the Additional Guarantor.

[Pursuant to Section 9.20 of the Credit Agreement, Mid-Holdings hereby requests that the Administrative Agent consent to the addition of the Additional Guarantor as a Discretionary Guarantor, such consent to be evidenced by the Administrative Agent’s signature hereto.]2

In accordance with Section 9.20(d) of the Credit Agreement, the effectiveness of this Notice of Additional Guarantor is conditioned upon the receipt by the Administrative Agent of (a) opinions, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered to the Administrative Agent under Section 4.1 of the Credit Agreement and (b) all other documentation and other information reasonably requested in writing by the Administrative Agent within ten Business Days following receipt of this Notice of Additional Guarantor to satisfy requirements under applicable “know your customer” and anti-money-laundering rules and regulations.

This Notice of Additional Guarantor shall constitute a Loan Document under the Credit Agreement.

THIS NOTICE OF ADDITIONAL GUARANTOR SHALL BE CONSTRUED BY, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

[2]	To be included only if the consent of the Administrative Agent is required; pursuant to Section 9.20, no such consent is required if the Additional Guarantor is organized in a Qualified Jurisdiction.

K-2

IN WITNESS WHEREOF, the undersigned has caused this Notice of Additional Guarantor to be duly executed and delivered as of the date first above written.

LSF9 CONCRETE HOLDINGS LTD

By:
Name:
Title:

[Notice of Additional Guarantor]

[Consented to:]1

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent]

By
Name:
Title:
Date

[1]	To be included only if the consent of the Administrative Agent is required.

[Notice of Additional Guarantor]